EXECUTION VERSION
ELEVENTH AMENDMENT TO CREDIT AGREEMENT AND
FIRST AMENDMENT TO AMENDED AND RESTATED GUARANTY AGREEMENT
This ELEVENTH AMENDMENT TO CREDIT AGREEMENT AND FIRST AMENDMENT TO AMENDED AND RESTATED GUARANTY AGREEMENT (this “Eleventh Amendment”), dated as of December 20, 2022, by and among AXALTA COATING SYSTEMS DUTCH HOLDING B B.V. (f/k/a Flash Dutch 2 B.V.), a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) organized and established under the laws of the Netherlands, having its corporate seat in Amsterdam, the Netherlands, registered with the Trade Register of the Netherlands under number 55948308 (the “Parent Borrower”), AXALTA COATING SYSTEMS U.S. HOLDINGS, INC. (f/k/a U.S. Coatings Acquisition Inc.), a corporation organized under the laws of Delaware (the “U.S. Borrower” and, together with the Parent Borrower, collectively, the “Borrowers”), AXALTA COATING SYSTEMS U.S., INC. (f/k/a Coatings Co. U.S. Inc.), a corporation organized under the laws of Delaware (“U.S. Holdings”), AXALTA COATING SYSTEMS LTD., a Bermuda exempted company incorporated with limited liability (“Holdings”), the Lenders party hereto, the Guarantors party hereto and BARCLAYS BANK PLC, as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”). Unless otherwise indicated, all capitalized terms used herein but not otherwise defined shall have the respective meanings provided to such terms in the Amended Credit Agreement (as defined below).
W I T N E S S E T H:
WHEREAS, the Borrowers, U.S. Holdings, Holdings, the Lenders from time to time party thereto (the “Lenders”), the Administrative Agent and the Collateral Agent are parties to a Credit Agreement dated as of February 1, 2013, as amended by that certain Amendment No. 1 to the Credit Agreement, dated as of May 24, 2013, that certain Second Amendment to Credit Agreement, dated as of February 3, 2014, that certain Third Amendment to Credit Agreement, dated as of August 1, 2016, that certain Fourth Amendment to Credit Agreement, dated as of December 15, 2016, that certain Fifth Amendment to Credit Agreement, dated as of June 1, 2017, that certain Sixth Amendment to Credit Agreement, dated as of April 11, 2018, that certain Seventh Amendment to Credit Agreement, dated as of October 31, 2018, that certain Eighth Amendment to Credit Agreement, dated as of June 28, 2019, that certain Ninth Amendment to Credit Agreement, dated as of November 10, 2020, and that certain Tenth Amendment to Credit Agreement, dated as of May 11, 2021 (as otherwise amended, modified or supplemented prior to the date hereof, the “Credit Agreement” and, as amended by this Eleventh Amendment, the “Amended Credit Agreement”);
WHEREAS, the Guarantors party thereto are parties to an Amended and Restated Guaranty Agreement dated as of October 31, 2018, in favor of the Administrative Agent on behalf of the Secured Parties (as amended, modified or supplemented prior to the date hereof, the “Guaranty” and, as amended and restated, as contemplated by this Eleventh Amendment, the “Second Amended and Restated Guaranty”);
WHEREAS, the Borrowers, and with respect to the clause (c) below, the Borrowers and the other Guarantors party hereto, desire to (a) obtain a New Term Facility in an aggregate principal amount of $2,000,000,000 (the “Term B-4 Dollar Facility”), the proceeds of which will be applied, together with cash on hand of the Borrowers, to repay in full all Term B-3 Dollar Loans outstanding under the Credit Agreement as of the Eleventh Amendment Effective Date (as defined below), (b) amend the Credit Agreement to establish the Term B-4 Dollar Facility and effect certain other changes to the Credit Agreement as set forth in the Amended Credit Agreement and (c) amend the Guaranty to effect certain changes to the Guaranty as set forth in the Second Amended and Restated Guaranty;
WHEREAS, pursuant to Section 2.14 of the Credit Agreement, the Borrowers may obtain New Term Loans by, among other things, entering into an amendment in accordance with the terms and conditions of the Credit Agreement;

WHEREAS, on the Eleventh Amendment Effective Date (as defined below), the Borrowers shall borrow, on a joint and several basis, New Term Loans under the Term B-4 Dollar Facility denominated in Dollars in an aggregate principal amount of $2,000,000,000 from the party to this Eleventh Amendment designated as the “Term B-4 Dollar Lender” on such party’s signature page hereto (the “Term B-4 Dollar Lender”) incurred as a new tranche of term loans (the “Term B-4 Dollar Loans”) under and in accordance with Section 2.14 of the Credit Agreement, and the Term B-4 Dollar Lender is willing to fund Term B-4 Dollar Loans in an aggregate principal amount equal to the amount set forth opposite its name under the heading “Term B-4 Dollar Commitment” on Schedule I attached hereto (the “Term B-4 Dollar Commitment”);
WHEREAS, the Loan Parties and the Lenders party hereto, constituting the Required Lenders under the Credit Agreement (determined as of the Eleventh Amendment Effective Date, immediately after the consummation of the transactions set forth in Section 1), desire to amend the Credit Agreement and the Guaranty, in each case as set forth in Sections 2 and 3, as applicable, below, pursuant to Section 10.01 of the Credit Agreement, on the Eleventh Amendment Effective Date;
WHEREAS, pursuant to Section 9.11 of the Credit Agreement, the Borrower Representative has requested that the Administrative Agent release from under the Guaranty each of the Guarantors set forth on Schedule III hereto (the “Released Entities”);
WHEREAS, each of Barclays Bank PLC, Deutsche Bank Securities Inc., JPMorgan Chase Bank, N.A., BofA Securities, Inc., Citigroup Global Markets Inc., Credit Suisse Loan Funding LLC, Goldman Sachs Bank USA and Truist Securities, Inc. is acting as a joint lead arranger (together, the “Eleventh Amendment Lead Arrangers”) with respect to this Eleventh Amendment.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows:
SECTION 1    Funding.
(a)    Pursuant to and in accordance with Section 2.14 of the Credit Agreement and subject to the satisfaction (or waiver by the Administrative Agent in its sole discretion) of the conditions set forth in Section 4 hereof, on the Eleventh Amendment Effective Date, the Term B-4 Dollar Lender agrees to make Term B-4 Dollar Loans to the Borrowers in Dollars in an aggregate principal amount equal to the Term B-4 Dollar Lender’s Term B-4 Dollar Commitment.
(b)    Upon the effectiveness of this Eleventh Amendment, the Term B-3 Dollar Loans outstanding immediately prior to the Eleventh Amendment Effective Date shall be prepaid in full by the Borrowers on the Eleventh Amendment Effective Date, together with all accrued and unpaid interest thereon and other amounts owing in respect thereof under the Credit Agreement.
(c)    Promptly following the Eleventh Amendment Effective Date, all Notes, if any, evidencing the applicable Term B-3 Dollar Loans shall be cancelled, and the Term B-4 Dollar Lender may request that its Term B-4 Dollar Loans be evidenced by a Note pursuant to Section 2.11(a) of the Credit Agreement.
(d)    Notwithstanding anything to the contrary contained in the Credit Agreement, all proceeds of the Term B-4 Dollar Loans will be used solely to repay all outstanding Term B-3 Dollar Loans and any accrued interest and other amounts described in clause (b) above and fees and expenses incurred in connection with the transactions contemplated in this Eleventh Amendment, in each case, on the Eleventh Amendment Effective Date.
(e)    For the avoidance of doubt, on the Eleventh Amendment Effective Date (after giving effect to this Eleventh Amendment), (i) the aggregate Outstanding Amount of the Term B-3 Dollar Loans shall be $0 and (ii) the aggregate Outstanding Amount of the Term B-4 Dollar Loans shall be $2,000,000,000.00.
SECTION 2    Release of Guarantors.
(a)    The Administrative Agent acknowledges and agrees that, on and as of the Eleventh Amendment Effective Date, the obligations of each of the Released Entities as a Guarantor under the Guaranty are hereby automatically forever and irrevocably satisfied, released and discharged.
(b)    The Administrative Agent hereby agrees to execute and deliver to Holdings and each of the Released Entities all such releases, instruments and documents as Holdings and such Released Entities may reasonably request to effectuate, evidence or confirm the release provided for in this Eleventh Amendment, all at the sole cost and expense of Holdings.
(c)    Holdings and each of the Lenders party hereto hereby acknowledges that the release in paragraph (a) above is being made without recourse to, or any representation or warranty by, the Administrative Agent.
SECTION 3    Amendments to the Credit Agreement and the Guaranty.
(a)    Subject to the satisfaction (or waiver) of the conditions set forth in Section 4 hereof, the parties hereto agree that, as of the Eleventh Amendment Effective Date, (a) the Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) and to modify the stricken and/or double-underlined text (indicated textually in the same manner as the following example: ~~stricken text~~ and/or double underlined text) as set forth in Annex A hereto, (b) Exhibits A-1, A-2, B, C-1, C-2, C-3, D, E-1, E-2, F, I, L-1, L-2, L-3, L-4, M-1, M-2 and O to the Credit Agreement are hereby amended and replaced in their entirety with the exhibits attached to this Eleventh Amendment as Annex B, and (c) Schedules 1, 1.01(e), 5.08(b), 5.12, 5.16, 6.16, 6.18, 7.01, 7.02, 7.03, 7.09 and 10.02 to the Credit Agreement are hereby amended and replaced in their entirety with the schedules attached to this Eleventh Amendment as Annex C.
(b)    Subject to the satisfaction (or waiver) of the conditions set forth in Section 4 hereof, the parties hereto agree that, as of the Eleventh Amendment Effective Date, the Guaranty is hereby amended and restated in its entirety as set forth in Annex D hereto.
(c)    The amendment of the Credit Agreement and the Guaranty shall be deemed to occur immediately following the incurrence of the Term B-4 Dollar Loans as described in Section 1 hereof.
SECTION 4    Conditions of Effectiveness of this Eleventh Amendment. This Eleventh Amendment shall become effective on the date (such date, the “Eleventh Amendment Effective Date”) when the following conditions shall have been satisfied (or waived in the sole discretion of the Administrative Agent):
(a)    Executed Counterparts: Each of the Borrowers, U.S. Holdings, Holdings, the Administrative Agent, the Collateral Agent, the Term B-4 Dollar Lender and Lenders collectively constituting the Required Lenders under the Credit Agreement (determined as of the Eleventh Amendment Effective Date, immediately after the consummation of the transactions set forth in Section 1), and the other Guarantors party hereto shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of .pdf or other electronic transmission) a copy of the same to Cravath, Swaine & Moore LLP, counsel to the Administrative Agent;
(b)    Fees, Costs and Expenses: The Borrowers shall have paid, by wire transfer of immediately available funds, (i) to the Administrative Agent and/or the Eleventh Amendment

Lead Arrangers, all fees payable pursuant to any fee or engagement letter related to this Eleventh Amendment among the Borrowers, the Administrative Agent and the Eleventh Amendment Lead Arrangers, (ii) all expenses due to the Administrative Agent, the Eleventh Amendment Lead Arrangers and the Lenders required to be paid on the Eleventh Amendment Effective Date (including, without limitation, expenses required to be paid pursuant to Section 5 below), and (iii) any other compensation payable to the Administrative Agent, the Eleventh Amendment Lead Arrangers and each Lender to the extent then due, in each case to the extent invoiced at least two (2) Business Days prior to the Eleventh Amendment Effective Date;
(c)    No Default; Representations and Warranties: (i) No Default or Event of Default shall exist on the Eleventh Amendment Effective Date, or shall result immediately after giving effect to this Eleventh Amendment on the Eleventh Amendment Effective Date, and (ii) all representations and warranties of the Borrowers and each other Loan Party contained in Article V of the Credit Agreement or any other Loan Document shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) on and as of the Eleventh Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) as of such earlier date, and except that (x) the representations and warranties contained in Sections 5.05(a) and 5.05(b) of the Credit Agreement shall be deemed to refer to the most recent financial statements furnished pursuant to Sections 6.01(a) and (b) of the Credit Agreement, respectively and (y) the representations and warranties contained in Section 5.07 shall be deemed to be those as set forth in the Amended Credit Agreement;
(d)    Officer’s Certificate: The Administrative Agent shall have received from (i) the U.S. Borrower, acting in its capacity as Borrower Representative, a certificate executed by a Responsible Officer of the U.S. Borrower, certifying compliance with the requirements of preceding clause (c), and (ii) the U.S. Borrower, acting in its capacity as Borrower Representative, a certificate executed by a Responsible Officer of the U.S. Borrower, as required by Section 9.11 of the Credit Agreement, certifying that the transactions set forth in Section 2 above have been consummated in compliance with the requirements of the Credit Agreement and the other Loan Documents;
(e)    Solvency Certificate: The Administrative Agent shall have received from the chief financial officer or similar officer or manager of Holdings, on behalf of itself and its Restricted Subsidiaries (on a consolidated basis) a solvency certificate (immediately after giving effect to the Eleventh Amendment on the Eleventh Amendment Effective Date and the borrowing of the Term B-4 Dollar Loans and the application of the proceeds thereof) substantially in the form of Exhibit I to the Credit Agreement;
(f)    Organizational Proceedings, Documents, Etc.: There shall have been delivered to the Administrative Agent (A) a copy of each Organization Document of each Domestic Loan Party certified, to the extent applicable, as of a recent date by the applicable Governmental Authority, (B) copies of resolutions of the board of directors, or similar governing body, of each of the Domestic Loan Parties approving and authorizing the execution, delivery and performance of this Eleventh Amendment, the Amended Credit Agreement and the Second Amended and Restated Guaranty, certified as of the Eleventh Amendment Effective Date by a Responsible Officer as being in full force and effect without modification or amendment and (C) good standing certificates, or the equivalent thereof, for the Domestic Loan Parties from the jurisdiction in which they are organized;
(g)    Legal Opinions: The Administrative Agent shall have received opinions from (i) Latham & Watkins LLP, special legal counsel to the Borrowers and Holdings, (ii) Walkers (Bermuda) Limited, Bermuda legal counsel to Holdings, (iii) Maynard, Cooper & Gale, legal counsel to the Loan Parties as to Alabama law, and (iv) Clifford Chance LLP, Dutch legal counsel to the Administrative Agent, each addressed to the Administrative Agent, the Collateral Agent and the Lenders party hereto, in form and substance reasonably satisfactory to the Administrative Agent;
(h)    Organizational Documents for Parent Borrower and Holdings: the Administrative Agent shall have received the following documents in relation to the Parent Borrower and Holdings:
(i)    A copy of the articles of association (statuten) and deed of incorporation (oprichtingsakte) of the Parent Borrower, as well as an extract (uittreksel) from the Dutch Commercial Register (Handelsregister) of the Parent Borrower;
(ii)    A copy of the certificate of incorporation, memorandum of association and by-laws of Holdings;
(iii)    A copy of a resolution of the board of managing directors of each of the Parent Borrower and Holdings, approving the terms of, and the transactions contemplated by, the Loan Documents to which it is a party and resolving that it execute the Loan Documents to which it is a party; and
(iv)    A copy of the resolution of the shareholder(s) of the Parent Borrower.
(i)    PATRIOT Act and Beneficial Ownership Certification: To the extent requested by a Lender party hereto in writing not less than five (5) Business Days prior to the Eleventh Amendment Effective Date, the Administrative Agent shall have received, prior to the effectiveness of this Eleventh Amendment, (i) all documentation and other information with respect to the Borrowers required by regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act and (ii) a certification regarding beneficial ownership in respect of the Borrowers as required by 31 C.F.R. § 1010.230;
(j)    Mortgages: With respect to each improved Mortgaged Property, a “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination;
(k)    Borrowing Notice: The Administrative Agent shall have received a duly completed Committed Loan Notice, substantially in the form of Exhibit A-1 to the Amended Credit Agreement, requesting the Borrowing of the Term B-4 Dollar Loans on the Eleventh Amendment Effective Date in accordance with the requirements of Section 2.02(a) of the Amended Credit Agreement (provided that such Term B-4 Dollar Loans shall have an initial Interest Period ending on March 31, 2023 and the Term SOFR Reference Rate used in the calculation of Term SOFR shall be the Term SOFR Reference Rate for a three-month tenor);
(l)    Prepayment Notice: The Administrative Agent shall have received a duly completed notice of prepayment, substantially in the form of Exhibit M-1 to the Credit Agreement, with respect to the Term B-3 Dollar Loans in accordance with the requirements of Section 2.05(a) of the Credit Agreement; and
(m)    Second Amended and Restated Guaranty: Each of the Guarantors party thereto and the Administrative Agent shall have signed a counterpart (whether the same or different counterparts) of the Second Amended and Restated Guaranty, as set forth as Annex D hereto, and shall have delivered (including by way of .pdf or other electronic transmission) a copy of the same to Cravath, Swaine & Moore LLP, counsel to the Administrative Agent.
The Administrative Agent shall notify the Borrowers and the Lenders of the Eleventh Amendment Effective Date, and such notice shall be conclusive and binding.

SECTION 5    Costs and Expenses. Each of the Loan Parties hereby reconfirms its obligations pursuant to Section 10.04 of the Credit Agreement to pay and reimburse the Administrative Agent for all reasonable costs and expenses (including, without limitation, reasonable fees of Cravath, Swaine & Moore LLP) incurred in connection with the negotiation, preparation, execution and delivery of this Eleventh Amendment and all other documents and instruments delivered in connection herewith.
SECTION 6    Remedies. This Eleventh Amendment shall constitute a Loan Document for all purposes of the Amended Credit Agreement and the other Loan Documents.
SECTION 7    Representations and Warranties. To induce the Administrative Agent and the Lenders party hereto to enter into this Eleventh Amendment, each of the Loan Parties party hereto represents and warrants to the Administrative Agent and the Lenders party hereto on and as of the Eleventh Amendment Effective Date that, in each case:
(a)    this Eleventh Amendment has been duly authorized, executed and delivered by it and each of this Eleventh Amendment and the Credit Agreement constitute its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general applicability relating to or limiting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law and (ii) the need for filings and registrations necessary to create or perfect the Liens on Collateral granted by the Loan Parties in favor of the Collateral Agent; and
(b)    no Default or Event of Default exists as of the Eleventh Amendment Effective Date, both immediately before and after giving effect to this Eleventh Amendment.
SECTION 8    Post-Effectiveness Undertakings. On or prior to the applicable dates set forth on Schedule II hereto (as such dates may be extended by the Administrative Agent in its reasonable discretion), Holdings shall, and shall cause each other Loan Party to, take the actions set forth on Schedule II hereto.
SECTION 9    Reference to and Effect on the Credit Agreement and the Loan Documents.
(a)    On and after the Eleventh Amendment Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Credit Agreement and any reference to the Credit Agreement in any Loan Document shall mean and be a reference to the Amended Credit Agreement.
(b)    On and after the Eleventh Amendment Effective Date, each reference in the Guaranty to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Guaranty shall mean and be a reference to the Second Amended and Restated Guaranty and any reference to the Guaranty in any Loan Document shall mean and be a reference to the Second Amended and Restated Guaranty.
(c)    The Credit Agreement, as specifically amended by this Eleventh Amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. Each of the Collateral Documents and all other Loan Documents shall continue in full force and effect and are hereby in all respects ratified and confirmed. Other than as modified by this Eleventh Amendment and the Amended Credit Agreement and without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of the Obligations (including obligations in respect of Term B-4 Dollar Loans), and such other obligations and liabilities expressed or purported to be secured pursuant to such Collateral Documents, with all Liens continuing in full force and effect after giving effect to this Eleventh Amendment.

(d)    The execution, delivery and effectiveness of this Eleventh Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents. This Eleventh Amendment shall not constitute a novation of the Credit Agreement or the other Loan Documents.
SECTION 10    Acknowledgment and Confirmation. Each of the Borrowers and other Loan Parties party hereto acknowledges the terms of this Eleventh Amendment and hereby agrees and/or confirms, for the benefit of the Secured Parties, with respect to each Loan Document to which it is a party, immediately after giving effect to this Eleventh Amendment:
(a)    all of its obligations, liabilities and indebtedness under each such Loan Document, including guarantee and indemnity obligations and any new obligations, liabilities and indebtedness arising as a result of this Eleventh Amendment, shall remain in full force and effect on a continuous basis;
(b)    all of its guarantee obligations, subject to any limitations set forth in the Second Amended and Restated Guaranty applicable to such Guarantor, and all of its indemnity obligations contained in each Loan Document extend to any new obligations assumed by it under the Loan Documents as a result of this Eleventh Amendment (including, but not limited to, under the Amended Credit Agreement and the Second Amended and Restated Guaranty); and
(c)    other than as modified by this Eleventh Amendment and the Amended Credit Agreement, all of the Liens and security interests created and arising under each such Loan Document are hereby expressly confirmed and remain in full force and effect on a continuous basis, and the perfected status and priority to the extent provided for in Section 5.18 of the Amended Credit Agreement of each such Lien and security interest continues in full force and effect on a continuous basis, unimpaired, uninterrupted and undischarged, as collateral security for its obligations, liabilities and indebtedness under the Amended Credit Agreement and under its guarantees in the Loan Documents and such other liabilities and obligations expressed or purported to be secured pursuant to such Loan Document to the extent provided in such Loan Documents.
SECTION 11    Governing Law; Jurisdiction; Etc. THIS ELEVENTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF, BUT INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW. IN ADDITION, THE PROVISIONS OF SECTIONS 10.15(b), 10.15(c), 10.16 AND 10.17 OF THE CREDIT AGREEMENT SHALL BE DEEMED TO BE INCORPORATED HEREIN BY REFERENCE, MUTATIS MUTANDIS.
SECTION 12    Counterparts. This Eleventh Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the U.S. Borrower and the Administrative Agent.
SECTION 13    Electronic Execution. The words “execution,” “signed,” “signature,” and words of like import in this Eleventh Amendment or any amendment or other modification hereof or thereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Any signature to this Eleventh Amendment or any amendment or other modification hereof or thereof (including waivers and consents) may be delivered by facsimile, electronic mail (including .pdf) or any electronic signature complying with the U.S. Federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method (including, but not limited to, Uniform Electronic Transactions Act, or other applicable Law, e.g., www.docusign.com) and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable Law.
SECTION 14    U.S. Federal Income Tax Treatment. All of the Term B-4 Dollar Loans (whether issued for cash or in exchange for Term B-3 Dollar Loans) will be treated as one fungible tranche for U.S. federal income tax purposes.
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IN WITNESS WHEREOF, the parties hereto have caused this Eleventh Amendment to be duly executed as of the date first above written.
AXALTA COATING SYSTEMS LTD., as Holdings

By: /s/ Sean Lannon
    Name:     Sean Lannon
    Title:     Senior Vice President and
            Chief Financial Officer

AXALTA COATING SYSTEMS DUTCH HOLDING B B.V., as Parent Borrower

By: /s/ Tobias Kamphausen
    Name:     Tobias Kamphausen
    Title:     Authorized Signatory

    Signature Page to Eleventh Amendment to Axalta Credit Agreement

AXALTA COATING SYSTEMS U.S., INC., as
U.S. Holdings

By: /s/ Sean Lannon
    Name:     Sean Lannon
    Title:     Senior Vice President and
            Chief Financial Officer

AXALTA COATING SYSTEMS U.S. HOLDINGS, INC., as U.S. Borrower

By: /s/ Sean Lannon
    Name:     Sean Lannon
    Title:     Senior Vice President and
            Chief Financial Officer

    Signature Page to Eleventh Amendment to Axalta Credit Agreement

AXALTA COATING SYSTEMS IP CO. LLC
AXALTA COATING SYSTEMS U.S.A., LLC
AXALTA COATING SYSTEMS USA HOLDINGS, INC.
AXALTA COATING SYSTEMS, LLC
AXALTA POWDER COATING SYSTEMS USA, LLC
U-POL US CORPORATION
DURA COAT PRODUCTS OF ALABAMA, INC.
DURA COAT PRODUCTS, INC.

By: /s/ Sean Lannon
    Name:     Sean Lannon
    Title:     Senior Vice President and
            Chief Financial Officer

AXALTA COATING SYSTEMS BELGIUM BV

By: /s/ Sean Lannon
    Name:     Sean Lannon
    Title:     Director

AXALTA COATING SYSTEMS BERMUDA FINANCE 1 LTD.

By: /s/ Sean Lannon
    Name:     Sean Lannon
    Title:     Director

AXALTA COATING SYSTEMS BERMUDA FINANCE LTD.

By: /s/ Sean Lannon
    Name:     Sean Lannon
    Title:     Director

AXALTA COATING SYSTEMS CANADA COMPANY

By: /s/ Brent Jamieson
    Name:     Brent Jamieson
    Title:     President

    Signature Page to Eleventh Amendment to Axalta Credit Agreement

AXALTA COATING SYSTEMS DEUTSCHLAND HOLDING GMBH & CO. KG
represented by its general partner
AXALTA COATING SYSTEMS VERWALTUNGS GMBH

By: /s/ Tobias Kamphausen
    Name:     Tobias Kamphausen
    Title:     Prokurist
By: /s/ Götz-Georg Tautz
    Name:     Götz-Georg Tautz
    Title:     Prokurist

AXALTA COATING SYSTEMS GERMANY BETEILIGUNGS GMBH

By: /s/ Tobias Kamphausen
    Name:     Tobias Kamphausen
    Title:     Prokurist
By: /s/ Götz-Georg Tautz
    Name:     Götz-Georg Tautz
    Title:     Managing Director

AXALTA COATING SYSTEMS GERMANY GMBH & CO. KG
represented by its general partner
AXALTA COATING SYSTEMS DEUTSCHLAND HOLDING GMBH & CO. KG
itself represented by its general partner
AXALTA COATING SYSTEMS VERWALTUNGS GMBH

By: /s/ Tobias Kamphausen
    Name:     Tobias Kamphausen
    Title:     Prokurist
By: /s/ Götz-Georg Tautz
    Name:     Götz-Georg Tautz
    Title:     Prokurist

    Signature Page to Eleventh Amendment to Axalta Credit Agreement

AXALTA COATING SYSTEMS VERWALTUNGS GMBH

By: /s/ Tobias Kamphausen
    Name:     Tobias Kamphausen
    Title:     Prokurist
By: /s/ Götz-Georg Tautz
    Name:     Götz-Georg Tautz
    Title:     Managing Director

AXALTA COATING SYSTEMS FINANCE 1 S.À R.L.

By: /s/ Tobias Kamphausen
    Name:     Tobias Kamphausen
    Title:     Manager

AXALTA COATING SYSTEMS FINANCE 2 S.À R.L.

By: /s/ Tobias Kamphausen
    Name:     Tobias Kamphausen
    Title:     Manager

AXALTA COATING SYSTEMS FINANCE 3 S.À R.L.

By: /s/ Tobias Kamphausen
    Name:     Tobias Kamphausen
    Title:     Manager

AXALTA COATING SYSTEMS LUXEMBOURG HOLDING 2 S.À R.L.

By: /s/ Tobias Kamphausen
    Name:     Tobias Kamphausen
    Title:     Manager

AXALTA COATING SYSTEMS LUXEMBOURG HOLDING S.À R.L.

By: /s/ Tobias Kamphausen
    Name:     Tobias Kamphausen
    Title:     Manager

    Signature Page to Eleventh Amendment to Axalta Credit Agreement

AXALTA COATING SYSTEMS ASIA HOLDING B.V.

By: /s/ Tobias Kamphausen
    Name:     Tobias Kamphausen
    Title:     Authorized Signatory

AXALTA COATING SYSTEMS BENELUX B.V.

By: /s/ Engelien Tempelman
    Name:     Engelien Tempelman
    Title:     Authorized Signatory

AXALTA COATING SYSTEMS DUTCH HOLDING A B.V

By: /s/ Tobias Kamphausen
    Name:     Tobias Kamphausen
    Title:     Authorized Signatory

AXALTA COATING SYSTEMS EMEA HOLDING B.V.

By: /s/ Engelien Tempelman
    Name:     Engelien Tempelman
    Title:     Authorized Signatory

AXALTA COATING SYSTEMS LA HOLDING II B.V.

By: /s/ Tobias Kamphausen
    Name:     Tobias Kamphausen
    Title:     Authorized Signatory

METALAK B.V.

By: /s/ Engelien Tempelman
    Name:     Engelien Tempelman
    Title:     Authorized Signatory

    Signature Page to Eleventh Amendment to Axalta Credit Agreement

AXALTA COATING SYSTEMS SWITZERLAND GMBH

By: /s/ James Muse
    Name:     James Muse
    Title:     President

AXALTA COATING SYSTEMS GMBH

By: /s/ Klaus-Georg Gast
    Name:     Klaus-Georg Gast
    Title:     President of the Management

AXALTA COATING SYSTEMS U.K. (2) LIMITED

By: /s/ James Ian Blenkinsopp
    Name:     James Ian Blenkinsopp
    Title:     Director

AXALTA COATING SYSTEMS UK HOLDING LIMITED

By: /s/ James Ian Blenkinsopp
    Name:     James Ian Blenkinsopp
    Title:     Director

AXALTA COATING SYSTEMS UK LIMITED

By: /s/ James Ian Blenkinsopp
    Name:     James Ian Blenkinsopp
    Title:     Director

AXALTA POWDER COATING SYSTEMS UK LIMITED

By: /s/ James Ian Blenkinsopp
    Name:     James Ian Blenkinsopp
    Title:     Director

U-POL FINCO LIMITED

By: /s/ James Ian Blenkinsopp
    Name:     James Ian Blenkinsopp
    Title:     Director

U-POL BIDCO LIMITED

By: /s/ James Ian Blenkinsopp
    Name:     James Ian Blenkinsopp
    Title:     Director
    Signature Page to Eleventh Amendment to Axalta Credit Agreement

U-POL ACQUISITION LIMITED

By: /s/ James Ian Blenkinsopp
    Name:     James Ian Blenkinsopp
    Title:     Director

U-POL BOND LIMITED

By: /s/ James Ian Blenkinsopp
    Name:     James Ian Blenkinsopp
    Title:     Director

U-POL MEZZANINE LIMITED

By: /s/ James Ian Blenkinsopp
    Name:     James Ian Blenkinsopp
    Title:     Director

U-POL PRODUCTS LIMITED

By: /s/ James Ian Blenkinsopp
    Name:     James Ian Blenkinsopp
    Title:     Director

U-POL LIMITED

By: /s/ James Ian Blenkinsopp
    Name:     James Ian Blenkinsopp
    Title:     Director

U-POL HOLDINGS LIMITED

By: /s/ James Ian Blenkinsopp
    Name:     James Ian Blenkinsopp
    Title:     Director

    Signature Page to Eleventh Amendment to Axalta Credit Agreement

BARCLAYS BANK PLC, as Administrative Agent, Collateral Agent and a Lender

By: /s/ Kevin Crealese
    Name:     Kevin Crealese
    Title:     Managing Director

BARCLAYS BANK PLC, as Term B-4 Dollar Lender

By: /s/ Kevin Crealese
    Name:     Kevin Crealese
    Title:     Managing Director

    Signature Page to Eleventh Amendment to Axalta Credit Agreement

Schedule I

[on file with the Administrative Agent]

Schedule II

[on file with the Administrative Agent]

Schedule III

[on file with the Administrative Agent]

[[5960741]]

Annex A

[See attached.]

~~UNOFFICIAL~~

CONFORMED COPY;
reflecting the First Amendment dated as of May 24, 2013;
the Second Amendment dated as of February 3, 2014;
the Third Amendment dated as of August 1, 2016;
the Fourth Amendment dated as of December 15, 2016;
the Fifth Amendment dated as of June 1, 2017;
the Sixth Amendment dated as of April 11, 2018;
the Seventh Amendment dated as of October 31, 2018;
the Eighth Amendment dated as of June 28, 2019;
the Ninth Amendment dated as of November 10, 2020; ~~and~~
the Tenth Amendment dated as of May 11, 2021; and

~~THIS UNOFFICIAL COPY OF THE CREDIT AGREEMENT CONFORMED TO AMENDMENTS 1, 2, 3, 4, 5, 6, 7, 8, 9 and 10 IS FOR ADMINISTRATIVE PURPOSES ONLY. THE EXECUTED CREDIT AGREEMENT AND EACH AMENDMENT SHOULD BE USED FOR ALL OTHER PURPOSES.~~
the Eleventh Amendment dated as of December 20, 2022

CREDIT AGREEMENT
Dated as of February 1, 2013
among
AXALTA COATING SYSTEMS DUTCH HOLDING B B.V. (f/k/a FLASH DUTCH 2 B.V.)
and
AXALTA COATING SYSTEMS U.S. HOLDINGS, INC. (f/k/a U.S. COATINGS ACQUISITION INC.),
As Borrowers,
AXALTA COATING SYSTEMS LTD.,
as Holdings,
AXALTA COATING SYSTEMS U.S., INC. (f/k/a COATINGS CO. U.S. INC.),
As U.S. Holdings,
BARCLAYS BANK PLC,
as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer,
The Other Lenders Party Hereto,

BARCLAYS BANK PLC,
CREDIT SUISSE SECURITIES (USA) LLC,
CITIGROUP GLOBAL MARKETS INC.,
CITIBANK, N.A.,
CITICORP USA, INC.,
CITICORP NORTH AMERICA, INC.,
DEUTSCHE BANK SECURITIES INC.,
MORGAN STANLEY SENIOR FUNDING, INC.,
UBS SECURITIES LLC,
JEFFERIES FINANCE LLC
and
SUMITOMO MITSUI BANKING CORPORATION,

as Joint Lead Arrangers and Joint Bookrunners,
CITIGROUP GLOBAL MARKETS INC.,
CITIBANK, N.A.,
CITICORP USA, INC.
and
CITICORP NORTH AMERICA, INC.,
collectively, as Syndication Agent
and
DEUTSCHE BANK SECURITIES INC.,
and
CREDIT SUISSE SECURITIES (USA) LLC,
as Co~~-~~-Documentation Agents

TABLE OF CONTENTS
Page
ARTICLE I. ~~Definitions and Accounting Terms~~DEFINITIONS AND ACCOUNTING TERMS    1
Section 1.01    Defined Terms    1
Section 1.02    Other Interpretive Provisions    ~~62~~89
Section 1.03    Netherlands Terms ~~64~~; Luxembourg Terms    91
Section 1.04    Accounting Term    ~~65~~93
Section 1.05    Rounding    ~~65~~94
Section 1.06    References to Agreements and Laws    ~~65~~94
Section 1.07    Times of Day    ~~65~~94
Section 1.08    Timing of Payment or Performance    ~~65~~94
Section 1.09    Currency Equivalents Generally    ~~65~~94
Section 1.10    Change in Currency    ~~66~~95
Section 1.11    Letter of Credit Amounts    ~~66~~95
Section 1.12    Pro Forma Calculations    ~~66~~95
Section 1.13    Calculation of Baskets    ~~67~~96
Section 1.14    Certain Guaranty and Security Principles    ~~67~~96
Section 1.15    Borrower Representative    ~~67~~97
Section 1.16    Foreign Guarantor Provisions~~.    67~~ 97
Section 1.17    Australian Code of Banking Practice~~..    67~~ 97
Section 1.18    Divisions    97
Section 1.19    Certain Tests    97
ARTICLE II. ~~The Commitments and Credit Extensions    67~~THE COMMITMENTS AND CREDIT EXTENSIONS 99
Section 2.01    The Loans    ~~67~~99
Section 2.02    Borrowings, Conversions and Continuations of Loans    ~~70~~100
Section 2.03    Letters of Credit    ~~71~~103
Section 2.04    Swing Line Loans    ~~78~~113
Section 2.05    Prepayments    ~~81~~116
Section 2.06    Termination or Reduction of Commitments    ~~85~~122
Section 2.07    Repayment of Loans    ~~86~~124
Section 2.08    Interest    ~~88~~124
Section 2.09    Fees    ~~89~~ 126
Section 2.10    Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate    ~~89~~126
Section 2.11    Evidence of Indebtedness    ~~90~~127
Section 2.12    Payments Generally; Administrative Agent’s Clawback    ~~90~~128
Section 2.13    Sharing of Payments    ~~92~~130
Section 2.14    Incremental Facilities    ~~93~~131
Section 2.15    Reserved    ~~96~~136
Section 2.16    Reserved    ~~96~~136
Section 2.17    New Incremental Notes    ~~96~~136
Section 2.18    Cash Collateral    ~~97~~138
Section 2.19    Defaulting Lenders    ~~98~~139
Section 2.20    Specified Refinancing Debt    ~~99~~141
~~-~~i~~-~~

Page
ARTICLE III. ~~Taxes, Increased Costs Protection and Illegality    101~~TAXES, INCREASED COSTS PROTECTION AND ILLEGALITY 143
Section 3.01    Taxes    ~~101~~143
Section 3.02    Currency Equivalents    ~~105~~151
Section 3.03    Illegality    ~~105~~151
Section 3.04    Inability to Determine Rates    ~~106~~152
Section 3.05    Increased Cost and Reduced Return; Capital Adequacy    ~~106~~164
Section 3.06    Funding Losses    ~~107~~165
Section 3.07    Matters Applicable to All Requests for Compensation    ~~107~~166
Section 3.08    Replacement of Lenders under Certain Circumstances    ~~108~~167
ARTICLE IV. ~~Conditions Precedent to Credit Extensions    110~~CONDITIONS PRECEDENT TO CREDIT EXTENSIONS 169
Section 4.01    ~~Conditions to the Initial Credit Extension on the Closing Date    110~~[Reserved] 169
Section 4.02    Conditions to All Credit Extensions    ~~113~~169
~~Section 4.03    Conditions to Delayed Draw Term B-2 Dollar Loans.     113~~
ARTICLE V. ~~Representations and Warranties    114~~REPRESENTATIONS AND WARRANTIES 170
Section 5.01    Existence, Qualification and Power; Compliance with Laws    ~~114~~170
Section 5.02    Authorization; No Contravention    ~~114~~170
Section 5.03    Governmental Authorization; Other Consents    ~~114~~171
Section 5.04    Binding Effect    ~~115~~171
Section 5.05    Financial Statements; No Material Adverse Effect    ~~115~~171
Section 5.06    Litigation    ~~115~~172
Section 5.07    Use of Proceeds    ~~115~~172
Section 5.08    Ownership of Property; Liens    ~~116~~172
Section 5.09    Environmental Compliance    ~~116~~172
Section 5.10    Taxes    ~~117~~173
Section 5.11    Employee Benefits Plans    ~~117~~173
Section 5.12    Subsidiaries; Equity Interests    ~~118~~175
Section 5.13    Margin Regulations; Investment Company Act    ~~118~~175
Section 5.14    Disclosure    ~~118~~175
Section 5.15    Compliance with Laws    ~~118~~176
Section 5.16    Intellectual Property; Licenses, Etc.    ~~118~~176
Section 5.17    Solvency    ~~119~~176
Section 5.18    Perfection, Etc.    ~~119~~176
Section 5.19    Anti~~-~~-Terrorism Laws; OFAC    ~~119~~177
Section 5.20    Anti~~-~~-Corruption Laws    ~~120~~177
Section 5.21    Central Administration; COMI    178
ARTICLE VI. ~~Affirmative Covenants    120~~AFFIRMATIVE COVENANTS 178
Section 6.01    Financial Statements    ~~120~~178
Section 6.02    Certificates; Other Information    ~~121~~179
Section 6.03    Notices    ~~123~~182
Section 6.04    Payment of Taxes    ~~123~~182
Section 6.05    Preservation of Existence, Etc ~~123~~.    182
Section 6.06    Maintenance of Properties    ~~123~~182
~~-~~ii~~-~~

Page
Section 6.07    Maintenance of Insurance    ~~124~~183
Section 6.08    Compliance with Laws    ~~124~~183
Section 6.09    Books and Records    ~~124~~183
Section 6.10    Inspection Rights    ~~124~~183
Section 6.11    Use of Proceeds    ~~125~~184
Section 6.12    Covenant to Guarantee Obligations and Give Security    ~~125~~184
Section 6.13    Compliance with Environmental Laws    ~~126~~186
Section 6.14    Further Assurances    ~~127~~186
Section 6.15    Maintenance of Ratings    ~~128~~188
Section 6.16    Post~~-~~-Closing Undertakings    ~~128~~188
Section 6.17    COMI    188
Section 6.18    Transactions with Affiliates    188
ARTICLE VII. ~~Negative Covenants    128~~NEGATIVE COVENANTS 189
Section 7.01    Liens    ~~128~~189
Section 7.02    Investments    ~~132~~194
Section 7.03    Indebtedness    ~~135~~198
Section 7.04    Fundamental Changes    ~~138~~202
Section 7.05    Dispositions    ~~139~~204
Section 7.06    Restricted Payments    ~~141~~207
Section 7.07    Change in Nature of Business    ~~144~~210
Section 7.08    ~~Transactions with Affiliates    144~~[Reserved]    211
Section 7.09    Burdensome Agreements    ~~145~~211
Section 7.10    Reserved    ~~146~~212
Section 7.11    Financial Covenant    ~~146~~212
Section 7.12    Accounting Changes    ~~146~~212
Section 7.13    Prepayments, Etc. of Indebtedness; Amendments    ~~146~~212
ARTICLE VIII. ~~Events of Default and Remedies    147~~EVENTS OF DEFAULT AND REMEDIES 213
Section 8.01    Events of Default    ~~147~~213
Section 8.02    Remedies Upon Event of Default    ~~149~~217
Section 8.03    Right to Cure    ~~150~~217
Section 8.04    Application of Funds    ~~151~~219
ARTICLE IX. ~~Administrative Agent and Other Agents    152~~ADMINISTRATIVE AGENT AND OTHER AGENTS 220
Section 9.01    Appointment and Authorization of Agents    ~~152~~220
Section 9.02    Delegation of Duties    ~~153~~222
Section 9.03    Liability of Agents    ~~153~~222
Section 9.04    Reliance by Agents    ~~154~~223
Section 9.05    Notice of Default    ~~155~~224
Section 9.06    Credit Decision; Disclosure of Information by Agents    ~~155~~224
Section 9.07    Indemnification of Agents    ~~155~~225
Section 9.08    Agents in their Individual Capacities    ~~156~~225
Section 9.09    Successor Agents    ~~156~~226
Section 9.10    Administrative Agent May File Proofs of Claim    ~~157~~227
Section 9.11    Collateral and Guaranty Matters    ~~158~~228
Section 9.12    [Reserved]    ~~159~~229
Section 9.13    [Reserved]    ~~159~~229
~~-~~iii~~-~~

Page
Section 9.14    Other Agents; Arranger and Managers    ~~159~~229
Section 9.15    Secured Cash Management Agreements and Secured Hedge Agreements    ~~159~~229
Section 9.16    Appointment of Supplemental Agents    ~~159~~230
Section 9.17    Withholding Tax    ~~160~~231
Section 9.18    Certain ERISA Matters    231
ARTICLE X. ~~Miscellaneous    160~~MISCELLANEOUS 233
Section 10.01    Amendments, Etc.    ~~160~~233
Section 10.02    Notices; Electronic Communications    ~~163~~236
Section 10.03    No Waiver; Cumulative Remedies; Enforcement    ~~165~~240
Section 10.04    Expenses and Taxes    ~~166~~241
Section 10.05    Indemnification by the Borrowers    ~~166~~241
Section 10.06    Payments Set Aside    ~~167~~243
Section 10.07    Successors and Assigns    ~~167~~243
Section 10.08    Confidentiality    ~~173~~250
Section 10.09    Setoff    ~~174~~252
Section 10.10    Interest Rate Limitation    ~~175~~252
Section 10.11    Counterparts    ~~175~~253
Section 10.12    Integration; Effectiveness    ~~175~~253
Section 10.13    Survival of Representations and Warranties    ~~175~~253
Section 10.14    Severability    ~~176~~253
Section 10.15    Governing Law; Jurisdiction; Etc.    ~~176~~254
Section 10.16    SERVICE OF PROCESS    ~~176~~255
Section 10.17    WAIVER OF RIGHT TO TRIAL BY JURY    ~~177~~255
Section 10.18    Binding Effect    ~~177~~255
Section 10.19    No Advisory or Fiduciary Responsibility    ~~177~~255
Section 10.20    Affiliate Activities    ~~178~~256
Section 10.21    Electronic Execution of Assignments and Certain Other Documents    ~~178~~256
Section 10.22    USA PATRIOT ACT    ~~178~~257
Section 10.23    Joint and Several Liability of the Borrowers    ~~178~~257
Section 10.24    Judgment Currency    ~~180~~259
Section 10.25    Waiver of Sovereign Immunity    ~~180~~260
Section 10.26    Acknowledgment and Consent to Bail-In    260
Section 10.27    Acknowledgement Regarding Any Supported QFCs    261
ARTICLE XI. ~~Lender Loss Sharing Intercreditor Agreement    180~~LENDER LOSS SHARING INTERCREDITOR AGREEMENT 262
Section 11.01    Defined Terms    ~~181~~262
Section 11.02    Special Provisions Applicable to Lenders Upon the Occurrence of a Re~~-~~-Allocation Event    ~~181~~263

SCHEDULES
1    Guarantors
1.01(e)    Contracts Prohibiting Subsidiary Guarantees
1.01(f)    ~~Pro Forma Consolidated Financial Statements~~[Reserved]
1.01(k)    Existing Letters of Credit
~~1.01(l)    Foreign Collateral Documents and Provisions~~
~~1.12    Guaranty and Security Principles~~
~~1.16    Foreign Guarantor Provisions~~
~~-~~iv~~-~~

2.01    Commitments and Pro Rata Shares
4.01(a)(x)    ~~Jurisdictions of Local Counsel Opinions~~[Reserved]
5.08(b)    Owned Real Property
5.09    ~~Environmental Matters~~[Reserved]
5.12    Subsidiaries and Other Equity Investments
5.16    Intellectual Property Matters
6.16    Post~~-~~-Closing Undertakings
6.18    Transactions with Affiliates
7.01    Existing Liens
7.02    Existing Investments
7.03    Existing Indebtedness (Including Existing Letters of Credit)
~~7.08    Transactions with Affiliates~~
7.09    Burdensome Agreements
10.02    Administrative Agent’s Office, Certain Addresses for Notices

EXHIBITS
Form of
A~~-~~-1    Committed Loan Notice
A~~-~~-2    Request for L/C Credit Extension
B    Swing Line Loan Notice
C~~-~~-1    Term B ~~Note~~
~~C~~-~~2    Euro Term~~4 Note
C~~-3~~-2    Revolving Credit Note
C~~-4~~-3    Swing Line Note
D    Compliance Certificate
E~~-~~-1    Assignment and Assumption
~~E-2    Affiliate Lender Assignment and Assumption~~
~~E-3~~
E-2    Administrative Questionnaire

F~~-1    Holdings Guaranty~~
~~F-2    Subsidiary~~     Guaranty
G    Security Agreement
H    Form of Mortgage
I    Solvency Certificate
J    Intercompany Subordination Agreement
~~K    Intercreditor Agreement~~
L-1    U.S. Tax Compliance Certificate
L-2    U.S. Tax Compliance Certificate
L-3    U.S. Tax Compliance Certificate
L-4    U.S. Tax Compliance Certificate
M~~-~~-1    Optional Prepayment of Loans
M~~-~~-2    Optional Prepayment of Swing Line Loans
~~N-1    U.S. Tax Compliance Certificate~~
~~N-2    U.S. Tax Compliance Certificate~~
~~N-3    U.S. Tax Compliance Certificate~~
~~N-4    U.S. Tax Compliance Certificate~~
O     Borrower Assignment and Assumption

~~-~~v~~-~~

This CREDIT AGREEMENT (this “Agreement”), dated as of February 1, 2013, among AXALTA COATING SYSTEMS DUTCH HOLDING B B.V. (f/k/a FLASH DUTCH 2 B.V.), a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) organized and established under the laws of the Netherlands, having its corporate seat in Amsterdam, the Netherlands, registered with the Trade Register of the Netherlands under number 55948308 (the “~~Dutch~~Parent Borrower”) and AXALTA COATING SYSTEMS U.S. HOLDINGS, INC. (f/k/a U.S. COATINGS ACQUISITION INC.), a corporation organized under the laws of Delaware (the “U.S. Borrower” and together with the ~~Dutch~~Parent Borrower, collectively, the “Borrowers”), AXALTA COATING SYSTEMS U.S., INC. (f/k/a COATINGS CO. U.S. INC.), a corporation organized under the laws of Delaware (“U.S. Holdings”), AXALTA COATING SYSTEMS LTD, a Bermuda exempted company incorporated with limited liability ~~company~~ (“Holdings”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), BARCLAYS BANK PLC, CITIGROUP GLOBAL MARKETS INC., CITIBANK, N.A., CITICORP USA, INC., CITICORP NORTH AMERICA, INC., DEUTSCHE BANK SECURITIES INC., CREDIT SUISSE SECURITIES (USA) LLC, MORGAN STANLEY SENIOR FUNDING, INC., UBS SECURITIES LLC, JEFFERIES FINANCE LLC and SUMITOMO MITSUI BANKING CORPORATION, as Joint Lead Arrangers and Joint Bookrunners, CITIGROUP GLOBAL MARKETS INC., CITIBANK, N.A., CITICORP USA, INC. and CITICORP NORTH AMERICA, INC., collectively, as Syndication Agent, DEUTSCHE BANK SECURITIES INC. and CREDIT SUISSE SECURITIES (USA) LLC, as Co~~-~~-Documentation Agents, and BARCLAYS BANK PLC, as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer.
PRELIMINARY STATEMENTS
~~Pursuant to that certain Purchase Agreement, dated August 30, 2012 (together with all exhibits and schedules thereto, collectively, the “Purchase Agreement”), entered into with E.I. du Pont de Nemours and Company, a Delaware corporation (“DuPont”), and Flash Bermuda Co. Ltd., a Bermuda exempted limited liability company and indirect parent of Holdings and the Borrowers (the “Buyer”), the Buyer will acquire (the “Acquisition”), directly or indirectly, certain assets including the outstanding share capital of a group of entities as set forth in the Purchase Agreement (collectively, the “Company”).~~
~~The Borrowers have requested that, upon the satisfaction in full of the conditions precedent set forth in Article IV below, the applicable Lenders (a) make term loans in Dollars to the Borrowers in an aggregate principal amount of $2,300,000,000, (b) make term loans in Euros to the Borrowers in an aggregate principal amount of €400,000,000 and (c) make available to the Borrowers a $400,000,000 multicurrency revolving credit facility for the making, from time to time, of revolving loans and swing line loans and the issuance, from time to time, of letters of credit, in each case on the terms and subject to the conditions set forth in this Agreement.~~
In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
ARTICLE I.~~ARTICLE I.~~
Definitions and Accounting Terms
Section 1.01    Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:
~~“2014 Specified Refinancing Euro Term Lender” has the meaning specified in the Second Amendment.~~
~~“2014 Specified Refinancing Euro Term Loan” has the meaning specified in the Second Amendment.~~
~~“2014 Specified Refinancing Euro Term Loan Commitment” has the meaning specified in the Second Amendment.~~
~~“2014 Specified Refinancing Term B Lender” has the meaning specified in the Second Amendment.~~

~~“2014 Specified Refinancing Term B Loan” has the meaning specified in the Second Amendment.~~
~~“2014 Specified Refinancing Term B Loan Commitment” has the meaning specified in the Second Amendment.~~
~~“2014 Specified Refinancing Term Lender” has the meaning specified in the Second Amendment.~~
~~“2014 Specified Refinancing Term Loan” has the meaning specified in the Second Amendment.~~
~~“2014 Specified Refinancing Term Loan Commitment” has the meaning specified in the Second Amendment.~~
 ~~“2014 Specified Refinancing Term Loan Maturity Date” means, with respect to the 2014 Specified Refinancing Term Loans, the earliest of (i) February 1, 2020, and (ii) the date that the 2014 Specified Refinancing Term Loans are declared due and payable pursuant to Section 8.02.~~
~~“2017 Acquisition” has the meaning specified in the Fifth Amendment.~~
~~“2017 Purchase Agreement” has the meaning specified in the Fifth Amendment.~~
~~“2017 Seller” has the meaning specified in the Fifth Amendment.~~
~~“2017 Specified Purchase Agreement Representations” means the representations made by the 2017 Seller with respect to the 2017 Target in the 2017 Purchase Agreement as are material to the interests of the Term B-2 Dollar Lender, but only to the extent that the Borrowers or any of their Affiliates have the right to terminate the obligations of the Borrowers or their Affiliates under the 2017 Purchase Agreement as a result of a breach of one or more of such representations in the 2017 Purchase Agreement.~~
~~“2017 Specified Representations” means the representations and warranties made solely by the Borrowers and Holdings in Sections 5.01(a) and (b), 5.02(a) (with references in such section to “Loan Document” replaced with “the Fifth Amendment” for purposes of this definition), 5.04 (with references in such section to “Loan Document” replaced with “the Fifth Amendment” for purposes of this definition), 5.13, 5.17 (with references to the “Transaction” in such section replaced with the “2017 Transaction” for purposes of this definition), 5.18 (subject to Section 3(xvi) of the Fifth Amendment), 5.19 and 5.20 (in each case, after giving effect to the 2017 Transaction).~~
~~“2017 Target” has the meaning specified in the Fifth Amendment.~~
~~“2017 Target Material Adverse Effect” shall mean, with respect to the 2017 Target, any change, fact, effect, event, occurrence or development that has or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, operations or financial condition of the Purchased Assets (as defined in the 2017 Purchase Agreement) or the 2017 Target or the ability of 2017 Seller and its subsidiaries to consummate the transactions contemplated by the 2017 Purchase Agreement, excluding, however, the impact of (a) any changes or developments in domestic or any foreign market or domestic, foreign or global economic conditions generally, including (i) any changes or developments in or affecting the domestic or any foreign securities, equity, credit or financial markets or (ii) any changes or developments in or affecting domestic or any foreign interest or exchange rates, (b) changes in GAAP or any official interpretation or enforcement thereof, (c) changes in law or any changes or developments in the official interpretation or enforcement thereof by governmental entities, (d) changes in domestic, foreign or global political conditions (including the outbreak or escalation of war, military actions, or acts of terrorism), including any worsening of such conditions threatened or existing on the date of the Purchase Agreement, (e) changes or developments in the business or regulatory conditions affecting the industries in which the 2017 Seller or its subsidiaries operate the 2017 Target, (f) weather conditions or other acts of God (including storms, earthquakes, tornados, floods or other natural disasters), (g) the failure to meet any projections, guidance, budgets, forecasts or estimates, but not, in any case, including the underlying causes thereof, and (h) any action taken or omitted to be taken by 2017 Seller or any of its subsidiaries at the written request of Axalta Coating Systems; except, with respect to clauses (a), (b), (c), (d), (e) and (f), to the extent that such impact is (or would reasonably be expected to be) disproportionately adverse to 2017 Seller and its subsidiaries, taken as a whole, relative to others in the industry or industries in which 2017 Seller and its subsidiaries operate the 2017 Target.~~
~~“2017 Transaction” shall mean (a) the consummation of the 2017 Acquisition and (b) the borrowing of the Term B-2 Dollar Loans to (i) pay the purchase price in connection with the 2017 Acquisition, (ii) pay the fees, costs and expenses incurred in connection with the 2017 Acquisition and (iii) fund working capital and general corporate purposes.~~

~~“2018 Reorganization Transaction” means those certain transactions undertaken for tax planning and reorganization purposes of Holdings and its Subsidiaries as set forth in that certain step plan delivered to the Administrative Agent on or around October 8, 2018.~~
~~“Acquisition” has the meaning specified in the Preliminary Statements of this Agreement.~~
~~“Acquisition Representations” means the representations made by DuPont with respect to the Company and its Subsidiaries in the Purchase Agreement as are material to the interests of the Lenders, but only to the extent that the Buyer or any of its Affiliates has the right to terminate the obligations of Buyer or any of its Affiliates under the Purchase Agreement (pursuant to the terms thereof) as a result of a breach of one or more of such representations in the Purchase Agreement.~~
“Adjusted Eurocurrency Rate” means, with respect to any Eurocurrency Rate Borrowing for any Interest Period, an interest rate per annum equal to (a) with respect to any Eurocurrency Rate Borrowing denominated in Dollars, the greater of (i) the Eurocurrency Rate based on clause (a) of the definition of “Eurocurrency Rate” with respect to Dollars for such Interest Period, multiplied by the Statutory Reserve Rate~~,~~ and (ii~~) solely with respect to Term B-1 Dollar Loans, 0.75% per annum, (iii) solely with respect to Term B-2 Dollar Loans, 0.00% per annum, (iv) solely with respect to Term B-3 Dollar Loans, 0.00% per annum and (v~~) solely with respect to Revolving Credit Loans, 0.00% per annum, (b) with respect to any Eurocurrency Rate Borrowing denominated in Euros, the greater of (i) the Eurocurrency Rate based on clause (b) of the definition of “Eurocurrency Rate” with respect to Euros for such Interest Period~~,~~ and (ii~~) solely with respect to Term B-1 Euro Loans, 0.75% per annum, and (iii~~) solely with respect to any Revolving Credit Loans, 0.00%, and (c) with respect to any Eurocurrency Rate Borrowing denominated in any Alternative Currency (other than Euros), the greater of (i) the Eurocurrency Rate based on clause (c) of the definition of “Eurocurrency Rate” with respect to such other Alternative Currency for such Interest Period~~,~~ and (ii~~) solely with respect to Initial Term Loans, 1.25% per annum and (iii~~) solely with respect to Revolving Credit Loans, 0.00% per annum. The Adjusted Eurocurrency Rate for any Eurocurrency Rate Borrowing that includes the Statutory Reserve Rate as a component of the calculation will be adjusted automatically with respect to all such Eurocurrency Rate Borrowings then outstanding as of the effective date of any change in the Statutory Reserve Rate~~”~~.
“Adjusted Term SOFR” means, for any Interest Period, the rate per annum equal to Term SOFR for such Interest Period; provided that, solely with respect to the Term B-4 Dollar Loans, if the Adjusted Term SOFR as so determined shall ever be less than 0.50%, then the Adjusted Term SOFR shall be deemed to be 0.50%.
“Administrative Agent” means Barclays, acting through such of its Affiliates or branches as it may designate, in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent permitted by the terms hereof.
“Administrative Agent’s Office” means, with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify the Borrowers and the Lenders.
“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit E~~-3~~-2 or any other form approved by the Administrative Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

~~“Affiliate Lender Assignment and Assumption” has the meaning specified in Section 10.07(i)(ii).~~
~~“Affiliate Lenders” means, collectively, the Sponsor and its respective Affiliates (other than Holdings, the Borrowers and any of their respective Subsidiaries).~~
“Agent~~-~~-Related Persons” means each Agent, together with its Related Parties.
“Agents” means, collectively, the Administrative Agent, the Collateral Agent, the Arrangers, the Syndication Agent, the Co~~-~~-Documentation Agents and the Supplemental Agents (if any).
“Aggregate Commitments” means the Commitments of all the Lenders.
“Agreement” means this Credit Agreement.
“Agreement Currency” has the meaning specified in Section 10.24.
“All-in Yield” means, with respect to any Indebtedness, the yield of such Indebtedness, whether in the form of fixed interest rate, margin, original issue discount, upfront fees, index floors or otherwise, in each case payable by any borrower of such Indebtedness generally to lenders of such Indebtedness; provided that original issue discount and upfront fees shall be equated to the fixed interest rate or margin assuming a four year life to maturity, and shall not include arrangement fees, structuring fees, ticking fees, commitment fees, unused line fees, underwriting fees and any amendment and similar fees (regardless of whether paid in whole or in part to the lenders of such Indebtedness).
“Alternative Currency” means Euros, Australian Dollars, Canadian Dollars, Pounds Sterling and Yen.
“Anticipated Cure Deadline” has the meaning specified in Section 8.03(a).
“Applicable Commitment Fee” means a percentage per annum equal to (a) from the Eighth Amendment Effective Date until the first Business Day that immediately follows the date on which a Compliance Certificate is delivered pursuant to Section 6.02(b) in respect of the first full fiscal quarter ending after the Eighth Amendment Effective Date, 0.25% per annum, and (b) thereafter, the applicable percentage per annum set forth below, as determined by reference to First Lien Net Leverage Ratio, as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b):

Applicable Commitment Fee
Pricing Level	First Lien Net Leverage Ratio	Applicable Commitment Fee
1	< 1.25:1.00	0.20%
2	≥ 1.25:1.00	0.25%

Any increase or decrease in the Applicable Commitment Fee resulting from a change in the First Lien Net Leverage Ratio shall become effective as of the first Business Day immediately following the date the applicable Compliance Certificate is delivered pursuant to Section 6.02(b); provided, however, that “Pricing Level 2” shall apply without regard to the First Lien Net Leverage Ratio (x) at any time after the date on which any annual or quarterly financial statement was required to have been delivered pursuant to Section 6.01(a) or Section 6.01(b) but was not delivered (or the Compliance Certificate related to such financial statements was required to have been delivered pursuant to Section 6.02(b) but was not delivered), commencing with the first Business Day immediately following such date and continuing until the first Business Day immediately following the date on which such financial statements (or, if later, the Compliance Certificate related to such financial statements) are delivered, or (y) at all times if an Event of Default shall have occurred and be continuing.
“Applicable Rate” means a percentage per annum equal to:
(a)    ~~(a)    (i)~~ with respect to the Term B~~-1~~-4 Dollar Loans, ~~2.50~~3.00% per annum for ~~Eurocurrency Rate~~Term SOFR Loans and ~~1.50% per annum for Base Rate Loans, (ii) with respect to the Term B-2 Dollar Loans, 2.00% per annum for Eurocurrency Rate Loans and 1.00% per annum for Base Rate Loans” and (iii) with respect to the Term B-3 Dollar Loans, 1.75% per annum for Eurocurrency Rate Loans and 0.75~~2.00% per annum for Base Rate Loans;
~~(b)     with respect to the Term B-1 Euro Loans, 2.25% per annum for Eurocurrency Rate Loans;~~
~~(c)~~
(b)    [reserved];
(c)    with respect to the Revolving Credit Facility, from the Eighth Amendment Effective Date (i) until the first Business Day that immediately follows the date on which a Compliance Certificate is delivered pursuant to Section 6.02(b) in respect of the first full fiscal quarter ending after the Eighth Amendment Effective Date, (A) 1.50% per annum for Eurocurrency Rate Loans, (B) 0.50% per annum for Base Rate Loans and (C) for SONIA Rate Loans, 1.5326%, and (ii) thereafter, for any day the applicable percentage per annum set forth below, as determined by reference to the First Lien Net Leverage Ratio, as set forth in the then most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b) prior to such day:

Applicable Rate
Pricing Level	First Lien Net Leverage Ratio	Eurocurrency Rate Loans	Base Rate Loans	SONIA Rate Loans
1	< 1.25:1.00	1.50%	0.50%	1.5326%
2	≥ 1.25:1.00 and ≤ 2.25:1.00	1.75%	0.75%	1.7826%
3	> 2.25:1.00	2.00%	1.00%	2.0326%

Any increase or decrease in the Applicable Rate resulting from a change in the First Lien Net Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided, however, that “Pricing Level 2” shall apply without regard to the First Lien Net Leverage Ratio (x) at any time after the date on which any annual or quarterly financial statement was required to have been delivered pursuant to Section 6.01(a) or Section 6.01(b) but was not delivered (or the Compliance Certificate related to such financial statements was required to have been delivered pursuant to Section 6.02(b) but was not delivered), commencing with the first Business Day immediately following such date and continuing until the first Business Day immediately following the date on which such financial statements (or, if later, the Compliance Certificate related to such financial statements) are delivered, or (y) at all times if an Event of Default shall have occurred and be continuing.

Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b).
“Appropriate Lender” means, at any time, (a) with respect to any of ~~the Euro Term Facility,~~ the Term B ~~Facility, the Term B-1~~-4 Dollar Facility~~, the Term B-2 Dollar Facility, the Term B-3 Dollar Facility, the Term B-1 Euro Facility,~~ or the Revolving Credit Facility, a Lender that has a Commitment with respect to such Facility or holds a ~~Euro Term Loan, a~~ Term B ~~Loan, a Term B-1~~-4 Dollar Loan~~, a Term B-2 Dollar Loan, a Term B-3 Dollar Loan, a Term B-1 Euro Loan,~~ or a Revolving Credit Loan, respectively, at such time, (b) with respect to the Letter of Credit Sublimit, (i) each L/C Issuer and (ii) if any Letters of Credit have been issued pursuant to Section 2.03(a), the Revolving Credit Lenders, (c) with respect to the Swing Line Facility, (i) the Swing Line Lender and (ii) if any Swing Line Loans are outstanding pursuant to Section 2.04(a), the Revolving Credit Lenders, (d) with respect to any New Term Facility, a Lender that holds a New Term Loan at such time, and (e) with respect to any Specified Refinancing Debt, a Lender that holds Specified Refinancing Term Loans or Specified Refinancing Revolving Loans.
“Approved Bank” has the meaning specified in clause (d) of the definition of “Cash Equivalents.”
“Approved Fund” means any Fund that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages a Lender.
“Arrangers” means each of Barclays, CS Securities, Citi, Deutsche Bank Securities Inc., MSSF, UBS Securities LLC, Jefferies and SMBC, in their respective capacities as exclusive joint lead arrangers and bookrunners.
“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.
“Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit E~~-~~-1, or otherwise in form and substance reasonably acceptable to the Administrative Agent.
“Attributable Indebtedness” means, on any date, (a) in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.
~~“Audited Financial Statements” means the audited combined balance sheet of the Company for the fiscal years ended December 31, 2009, 2010 and 2011, and the related combined statements of income, equity and comprehensive income, and cash flows for such fiscal years of the Company, including the notes thereto.~~
“Australian Code of Banking Practice” shall mean the Code of Banking Practice published by the Australian Bankers’ Association.
“Australian PPSA” shall mean the Personal Property Securities Act 2009 (Cth) of Australia (as amended from time to time).
“Auto~~-~~-Extension Letter of Credit” has the meaning specified in Section 2.03(c)(iii).

“~~Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date~~AWG” has the meaning specified in Section 5.19.
“Bail-In Action” means the exercise of any Write-Downs and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, the Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bank Levy” means any amount payable by any Recipient or any of its Affiliates on the basis of, or in relation to, its balance sheet or capital base or any part of that person or its liabilities or minimum regulatory capital or any combination thereof, including, without limitation, the bank levy as set out in the Finance Act 2011, and any other levy or tax in any jurisdiction levied on a similar basis or for a similar purpose or any financial activities taxes (or other taxes) of a kind contemplated in the European Commission consultation paper on financial sector taxation dated 22 February 2011 or the Single Resolution Mechanism established by EU Regulation n 806/2014 of July 15, 2014, in each case, to the extent in force and (x) in respect of any Lender party to this Agreement on the Eleventh Amendment Effective Date, at the rates as of the Eleventh Amendment Effective Date or (y) in respect of any Lender not party to this Agreement on the Eleventh Amendment Effective Date, at the rates as of the date such Lender becomes a Lender hereunder.
“Barclays” means Barclays Bank PLC.
“Base Rate” means, for any day, a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate on such day plus 1/2 of 1%, (b) the Prime Lending Rate on such day, (c) ~~the Adjusted~~with respect to Eurocurrency Rate ~~for~~ Loans denominated in Dollars, the Adjusted Eurocurrency Rate published on such day (or if such day is not a Business Day the next previous Business Day) for an Interest Period of one month plus 1%, (d) ~~solely~~ with respect to Term ~~B-1 Dollar~~SOFR Loans, ~~1.75~~the Adjusted Term SOFR published on such day (or if such day is not a Business Day, the next previous Business Day) for an Interest Period of one month plus 1% per annum~~,~~ and (e) solely with respect to Term B-~~2~~4 Dollar Loans, ~~0.00% per annum and (f) solely with respect to Term B-3 Dollar Loans, 0.00~~1.50% per annum.
“Base Rate Loan” means a Loan denominated in Dollars that bears interest based on the Base Rate.

“~~Benchmark” means, initially, USD LIBOR; provided that if a replacement of the Benchmark has occurred pursuant to Section 3.04(c) titled “Benchmark Replacement Setting”, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.~~

~~“Benchmark Replacement” means, for any Available Tenor:~~
~~(1)     For purposes of Section 3.04(c)(i), the first alternative set forth below that can be determined by the Administrative Agent:~~
~~(a)     the sum of: (i) Term SOFR and (ii) 0.11448% (11.448 basis points) for an Available Tenor of one-month’s duration, 0.26161% (26.161 basis points) for an Available Tenor of three-months’ duration, and 0.42826% (42.826 basis points) for an Available Tenor of six-months’ duration, or~~
~~(b)     the sum of: (i) Daily Simple SOFR and (ii) the spread adjustment selected or recommended by the Relevant Governmental Body for the replacement of the tenor of USD LIBOR with a SOFR-based rate having approximately the same length as the interest payment period specified in Section 3.04(c)(i); and~~
~~(2)     For purposes of Section 3.04(c)(ii), the sum of (a) the alternate benchmark rate and (b) an adjustment (which may be a positive or negative value or zero), in each case, that has been selected by the Administrative Agent and the Borrower as the replacement for such Available Tenor of such Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the Relevant Governmental Body, for U.S. dollar-denominated syndicated credit facilities at such time;~~
~~provided that, if the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.~~
~~“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).~~
~~“Benchmark Transition Event” means, with respect to any then-current Benchmark other than USD LIBOR, the occurrence of a public statement or publication of information by or on behalf of the administrator of the then-current Benchmark, the regulatory supervisor for the administrator of such Benchmark, the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark, a resolution authority with jurisdiction over the administrator for such Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark, announcing or stating that (a) such administrator has ceased or will cease on a specified date to provide all Available Tenors of such Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark or (b) all Available Tenors of such Benchmark are or will no longer be representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored~~Base Rate Term SOFR Determination Day” has the meaning assigned to such term in the definition of “Term SOFR”.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“Borrower Assignment and Assumption” means an assignment and assumption agreement entered into by the U.S. Borrower, any New Parent Borrower and acknowledged by the Administrative Agent and the Collateral Agent, in substantially the form of Exhibit O hereto, or otherwise in form and substance reasonably satisfactory to the Administrative Agent, and as amended, supplemented or otherwise modified from time to time.
“Borrower Materials” has the meaning specified in Section 6.02.
“Borrower Parties” means the collective reference to Holdings, the Borrowers, the Guarantors and the other Restricted Subsidiaries, and “Borrower Party” means any one of them.
“Borrower Representative” means the entity appointed to act on behalf of the Borrowers pursuant to Section 1.15.
“Borrowers” has the meaning specified in the introductory paragraph to this Agreement.
“Borrowing” means a Revolving Credit Borrowing, a Swing Line Borrowing or a Term Borrowing, as the context may require.
“Business Day” means:
(i)     ~~(i)~~ any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the jurisdiction where the Administrative Agent’s Office with respect to Loans denominated in Dollars is located; and
(ii)        ~~(ii)    (a)~~ (a) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Dollars, any fundings and disbursements in Dollars in respect of any such Eurocurrency Rate Loan, or any other dealings in Dollars to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means any such day described in clause (i) above that is also a London Banking Day;
(b)    ~~(b)~~ if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in an Alternative Currency other than Euros or Pounds Sterling, any fundings and disbursements in such Alternative Currency and, in respect of any such Eurocurrency Rate Loan, or any other dealings in such Alternative Currency to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means any such day described in clause (i) above which is also a day on which dealings in deposits in such Alternative Currency are conducted by and between banks in the London interbank market;
(c)    ~~(c)~~ if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Euros, any fundings, disbursements, settlements and payments in Euros in respect of any such Eurocurrency Rate Loan, or any other dealings in Euros to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means any such day described in clause (i) above that is also a TARGET Day;
(d)    ~~(d)~~ if such day relates to a Eurocurrency Rate Loan denominated in an Alternative Currency other than Euros or Pounds Sterling, any fundings, disbursements, settlements or payments in such Alternative Currency, or any other dealings in such Alternative Currency to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate

Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency; ~~and~~
(e)    ~~(e)~~ if such day relates to any SONIA Rate Loan denominated in Pounds Sterling under any Loan Document in any respect, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for general business in London~~.~~; and
~~“Buyer” has the meaning specified in the preliminary statements of this Agreement~~
(f)    if such day relates to any Term SOFR Loan, the term “Business Day” shall also exclude any day which is not a U.S. Government Securities Business Day.
“Capital Expenditures” means, as of any date for the applicable period then ended, all capital expenditures of the Borrower Parties on a consolidated basis for such period (whether paid in cash or accrued as liabilities), that are required to be capitalized in accordance with GAAP (including acquisitions of IP Rights made in cash during such period to the extent the cost thereof is treated as a capitalized expense in accordance with GAAP); provided, however, that Capital Expenditures shall not include any such expenditures which constitute (a) an Investment permitted under Section 7.02 (but shall include all Capital Expenditures made with the proceeds of such Investment by a Borrower Party that is the recipient thereof), (b) to the extent permitted by this Agreement, (i) a reinvestment of the Net Cash Proceeds of any Disposition or Casualty Event in accordance with Section 2.05(b)(ii) or (ii) the purchase of property, plant or equipment or software to the extent financed with the proceeds of Dispositions or Casualty Events that are not required pursuant to Section 2.05(b)(ii) to be applied to prepay Loans or to be reinvested, (c) capitalized interest in respect of operating or capital leases, (d) the book value of any asset owned to the extent such book value is included as a capital expenditure as a result of reusing or beginning to reuse such asset during such period without a corresponding expenditure actually having been made in such period, (e) any non~~-~~-cash amounts reflected as additions to property, plant or equipment on Holdings’ consolidated balance sheet and (f) expenditures that are accounted for as capital expenditures by Holdings, the ~~Dutch~~Parent Borrower or any Restricted Subsidiary and that actually are paid for or reimbursed (including by means of the issuance of Equity Interests by Holdings or any Parent Holding Company) by a Person other than Holdings, the ~~Dutch~~Parent Borrower or any Restricted Subsidiary and for which neither Holdings, the ~~Dutch~~Parent Borrower nor any Restricted Subsidiary has provided or is required to provide or incur, directly or indirectly, any consideration or obligation to such Person or any other Person (whether before, during or after such period).
“Capitalized Leases” means all leases that have been or are required to be, in accordance with GAAP, recorded as capitalized leases; provided that obligations or liabilities of any Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations would be required to be classified and accounted for as an operating lease under GAAP as existing on the Closing Date that are recharacterized as Capitalized Leases due to a change in GAAP after the Closing Date shall not be treated as Capitalized Leases for any purpose under this Agreement, but instead shall be accounted for as if they were operating leases for all purposes under this Agreement as determined under GAAP as in effect on the Closing Date.
“Cash~~-~~-Capped Incremental Facility” has the meaning specified in Section 2.14(a).
“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent, L/C Issuer or Swing Line Lender (as applicable) and the Lenders, as collateral for L/C Obligations, Obligations in respect of Swing Line Loans, or obligations of Lenders to fund participations in respect of either thereof (as the context may require), cash or deposit account balances (in the case of L/C Obligations in the respective currency or currencies in which the applicable L/C Obligations are denominated) or, if the Administrative Agent, L/C Issuer or Swing Line Lender benefiting from such collateral shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to (a) the Administrative Agent and (b) the applicable L/C Issuer or the Swing Line Lender, as applicable (which documents are hereby consented to by the Lenders). “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
“Cash Equivalents” means any of the following types of Investments, to the extent owned by Holdings, the ~~Dutch~~Parent Borrower or any of the Restricted Subsidiaries:
(a)    ~~(a)~~ Dollars;
(b)    ~~(b)~~ any Alternative Currency;
(c)    ~~(c)~~ readily marketable obligations issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof having maturities of not more than 12 months from the date of acquisition thereof; provided that the full faith and credit of the United States is pledged in support thereof;
(d)    ~~(d)~~ time deposits with, or insured certificates of deposit or bankers’ acceptances of, any domestic or foreign commercial bank that (i) issues (or the parent of which issues) commercial paper rated at least P~~-~~-2 (or the then equivalent grade) by Moody’s or at least A~~-~~-2 (or the then equivalent grade) by S&P and (ii) has combined capital and surplus of at least $250,000,000 (or the Alternative Currency equivalent as of the date of determination in the case of any non~~-~~-U.S. banks) (any such bank being an “Approved Bank”), in each case with maturities of not more than 360 days from the date of acquisition thereof;
(e)    ~~(e)~~ commercial paper and variable or fixed rate notes issued by an Approved Bank (or by the parent company thereof) or any variable rate note issued by, or guaranteed by a domestic corporation rated A~~-~~-2 (or the equivalent thereof) or better by S&P or P~~-~~-2 (or the equivalent thereof) or better by Moody’s, in each case with maturities of not more than 270 days from the date of acquisition thereof;
(f)    ~~(f)~~ marketable short~~-~~-term money market and similar funds (including such funds investing a portion of their assets in municipal securities) having a rating of at least P~~-~~-2 or A~~-~~-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency selected by the Borrowers);
(g)    ~~(g)~~ repurchase agreements entered into by any Person with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $250,000,000 (or the Alternative Currency equivalent as of the date of determination in the case of any non~~-~~-U.S. banks) for direct obligations issued by or fully guaranteed or insured by the United States government or any agency or instrumentality of the United States in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations;
(h)    ~~(h)~~ Investments, classified in accordance with GAAP as Current Assets of Holdings, the ~~Dutch~~Parent Borrower or any Restricted Subsidiary, in money market investment programs registered under the Investment Company Act of 1940, which are administered by financial institutions having capital of at least $250,000,000 (or the Alternative Currency equivalent as of the date of determination in the case of any non~~-~~-U.S. banks), and the portfolios of which are limited such that at least 95% of such investments are of the character, quality and maturity described in clauses (c) through (g) of this definition;
(i)    ~~(i)~~ investment funds investing at least 95% of their assets in securities of the types (including as to credit quality and maturity) described in clauses (c) through (h) above; and
(j)    ~~(j)~~ solely with respect to any Borrower Party that is a Foreign Subsidiary, (x) such local currencies in those countries in which such Foreign Subsidiary transacts business from time to time in the ordinary course of business and (y) investments of comparable tenor and credit quality to those described in the foregoing clauses (c) through (i) customarily utilized in countries in which such Foreign Subsidiary operates for short term cash management purposes.
“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit, purchasing or debit card, electronic funds transfer and other cash management arrangements to any Loan Party.
“Cash Management Bank” means any Person that (i) at the time it enters into a Cash Management Agreement, is a Lender or an Agent or an Affiliate of a Lender or an Agent, (ii) in the case of any Cash Management Agreement in effect on or prior to the Closing Date, is, as of the Closing Date or within 30 days thereafter, a Lender or an Agent or an Affiliate of a Lender or an Agent and a party to a Cash Management Agreement or (iii) within 30 days after the time it enters into the applicable Cash Management Agreement, becomes a Lender or an Affiliate of a Lender or an Agent, in each case, in its capacity as a party to such Cash Management Agreement.
“Casualty Event” means any event that gives rise to the receipt by Holdings, any Borrower or any Restricted Subsidiary of any casualty insurance proceeds or condemnation awards or that gives rise to a taking by a Governmental Authority in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace, restore or repair, or compensate for the loss of, such equipment, fixed assets or real property.
“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980.
“CERCLIS” means the Comprehensive Environmental Response, Compensation, and Liability Information System maintained by the U.S. Environmental Protection Agency.
“Change of Control” means: (a) for any reason whatsoever Holdings shall cease to own, directly or indirectly, 100% of the Equity Interests of any Borrower~~;~~ or (b) for any reason whatsoever, any “person” or “group” (within the meaning of ~~Rule~~Rules 13d-3 and 13d-5 of the Exchange Act ~~as in effect on the Closing Date) other than the Permitted Holders shall beneficially own~~, but excluding any employee benefit plan and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) shall acquire beneficial ownership of a percentage of the then outstanding Voting Equity Interests of Holdings that is more than ~~the greater of (A) 35~~50% of the outstanding Voting Equity Interests of Holdings ~~and (B) the percentage of such Voting Equity Interests owned, directly or indirectly, beneficially by the Permitted Holders or (c) any “Change of Control” (or any comparable term) in any document pertaining to any Refinancing Notes, any New Incremental Notes, the Senior Notes, the Senior Secured Notes or to the extent incurred by a Loan Party (other than Holdings), any Permitted Ratio Debt or Permitted Secured Ratio Debt, or any Permitted Refinancing of any of the foregoing (or successive Permitted Refinancings thereof), in each case with an aggregate outstanding principal amount at the time of determination in excess of $100,000,000~~.

“Citi” means Citigroup Global Markets Inc., Citibank, N.A., Citicorp USA, Inc., Citicorp North America, Inc. and/or any of their affiliates as Citi shall determine to be appropriate to provide the services contemplated herein.
“Closing Date” means ~~the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with such Section 4.01, and on which the Initial Term Loans are advanced~~February 1, 2013.
“Co~~-~~-Documentation Agents” means Deutsche Bank Securities Inc. and CS Securities.
“Code” means the U.S. Internal Revenue Code of 1986, as amended.
“Collateral” means all of the “Collateral” (or similar term) referred to in the Collateral Documents and all of the other property and assets that are or are required under the terms of the Collateral Documents to be subject to Liens in favor of (i) the Collateral Agent for the benefit of the Secured Parties and/or (ii) the Secured Parties in their capacities as such (or any of them) to the extent required by applicable Law.
“Collateral Agent” means Barclays, acting through such of its Affiliates or branches as it may designate, in its capacity as collateral agent under any of the Loan Documents, or any successor collateral agent permitted by the terms hereof.
“Collateral Documents” means, collectively, (a) the Security Agreement, (b) the Intellectual Property Security Agreement, (c) the Mortgages, ~~those certain foreign~~(d) the security ~~and pledge agreements listed on Schedule 1.01(l) (as such schedule may be amended or supplemented from time to time~~agreements, pledge agreements or other similar agreements to which Holdings or any Foreign Subsidiary is a party that is in place as of the Eleventh Amendment Effective Date that creates or purports to create a Lien in favor of (i) the Collateral Agent for the benefit of the Secured Parties and/or (ii) the Secured Parties in their capacities as such (or any of them) to the extent required by applicable Law, except any such security agreements, pledge agreements or other similar agreements that are to be terminated, discharged or otherwise released in connection with the transactions contemplated by the Eleventh Amendment, (e) each of the mortgages, collateral assignments, Security Agreement Supplements, Intellectual Property Security Agreement Supplements, security agreements, pledge agreements or other similar agreements delivered to the Collateral Agent pursuant to Section 6.12, 6.14 or 6.16~~,~~ and (f) each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of (i) the Collateral Agent for the benefit of the Secured Parties and/or (ii) the Secured Parties in their capacities as such (or any of them) to the extent required by applicable Law.
“Commitment” means a Term Commitment and/or a Revolving Credit Commitment, as the context may require.
~~“Commitment Letter” means the Amended and Restated Commitment Letter dated as of September 14, 2012, among Buyer, Barclays, Credit Suisse, Citi, Deutsche Bank, MSSF, UBS, Jefferies and SMBC.~~
“Committed Loan Notice” means a notice of (a) a Term Borrowing, (b) a Revolving Credit Borrowing, (c) a conversion of Loans from one Type to the other or (d) a continuation of Eurocurrency Rate Loans, Term SOFR Loans or SONIA Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A~~-~~-1.
~~“Company” has the meaning specified in the Preliminary Statements to this Agreement.~~
“Company Competitor” means any Person that competes with the business of Holdings, the Borrowers and their Subsidiaries from time to time.

~~“Company Material Adverse Effect” means any change, event, circumstance, development, or effect that, individually or in the aggregate with other changes, events, circumstances, developments, or effects, (i) has had or would reasonably be expected to have a material adverse effect on the business, assets, results of operations or condition (financial or otherwise) of the DPC Business, taken as a whole, or (ii) has materially impaired or materially delayed, or would reasonably be expected to materially impair or materially delay, the ability of the Sellers to consummate the transactions contemplated by the Purchase Agreement, other than, in each case, to the extent any change, event, circumstance, development or effect that results form, arises out of or is related to:~~
~~(A)    general economic conditions (including changes in (1) financial or market conditions, (2) currency exchange rates, (3) prevailing interest rates or credit markets or (4) the price of commodities or raw materials used in the DPC Business) (except to the extent the DPC Business is materially disproportionately adversely affected by such conditions relative to other participants in industries in which the DPC Business operates (in respect of the business conducted by them in such industries)), changes in global or national political conditions, including the outbreak or escalation of war or acts of terrorism,~~
~~(B)    local, regional, national or international conditions in any of the industries or markets in which the DPC Business is conducted (except to the extent the DPC Business is materially disproportionately adversely affected by such conditions relative to other participants in industries in which the DPC Business operates (in respect of the business conducted by them in such industries)) changes in applicable Law or the interpretation thereof or changes in GAAP or the interpretation thereof,~~
~~(C)    changes in Law or GAAP or the interpretations thereof (except to the extent the DPC Business is materially disproportionately adversely affected by such changes relative to other participants in industries in which the DPC Business operates (in respect of the business conducted by them in such industries)),~~
~~(D)    the Excluded Assets or Retained Liabilities,~~
~~(E)    acts of God or other calamities, national or international political or social conditions, including the engagement by any country in hostilities, whether commenced before or after August 30, 2012, and whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack (except to the extent the DPC Business is materially disproportionately adversely affected by such acts, calamities or conditions relative to other participants in industries in which the DPC Business operates (in respect of the business conducted by them in such industries)),~~
~~(F)    (1) any actions taken or required to be taken by DuPont, Buyer or any of their Affiliates in connection with the obligations of the parties in Section 5.3 of the Purchase Agreement or (2) any actions taken, or failures to take action, or such other changes or events, in each case, to which Buyer has consented or the failure to take actions specified in Section 5.1 of the Purchase Agreement due to Buyer’s failure to consent thereto following the request of DuPont,~~
~~(G)    any failure to meet internal projections relating to the DPC Business or changes in credit ratings (it being understood that the underlying causes of the failure to meet such projections shall be taken into account in determining whether a Material Adverse Effect has occurred, unless such causes are otherwise excepted under this paragraph), or~~
~~(H)    the announcement or pendency of, or the taking of any action contemplated by, the Purchase Agreement and the other agreements contemplated thereby, including by reason of the identity of Buyer or any communication by Buyer regarding the plans or intentions of Buyer with respect to the DPC Business and including the impact of any of the foregoing on relationships with customers, suppliers, lenders, officers, employees or regulators and any suit, action or proceeding arising therefrom or in connection therewith. Capitalized terms in the preceding definition are used as defined in the Purchase Agreement in effect on August 30, 2012.~~
~~Solely for the purposes of this definition of “Company Material Adverse Effect,” the terms “DPC Business,” “Excluded Assets,” “Retained Liabilities,” “Affiliates,” “Dupont,” “Buyer,” and “GAAP” shall have the respective meanings ascribed to such terms in the Purchase Agreement.~~
“Compliance Certificate” means a certificate substantially in the form of Exhibit D or such other form as may be agreed between the Borrower Representative and the Administrative Agent.

“Consolidated Cash Taxes” means, as of any date for the applicable period ending on such date with respect to the Borrower Parties on a consolidated basis, the aggregate of all ~~taxes~~Taxes based on income, profits or capital of Holdings and the Restricted Subsidiaries (including (i) federal, state, franchise, excise and similar ~~taxes~~Taxes and foreign withholding ~~taxes~~Taxes, (ii) penalties and interest related to such ~~taxes~~Taxes or arising from any tax examinations and (iii) ~~taxes~~Taxes in respect of repatriated funds), paid in cash during such period to the extent they exceed the amount of ~~taxes~~Taxes deducted in determining Consolidated Net Income for such period.
“Consolidated Current Assets” means, with respect to any Person, the Current Assets of such Person and its Restricted Subsidiaries on a consolidated basis.
“Consolidated Current Liabilities” means, with respect to any Person and its Restricted Subsidiaries on a consolidated basis, all liabilities in accordance with GAAP that would be classified as current liabilities on the consolidated balance sheet of such Person, but excluding (a) the current portion of Indebtedness (including the Swap Termination Value of any Swap Contracts) to the extent reflected as a liability on the consolidated balance sheet of such Person, (b) the current portion of interest, (c) accruals for current or deferred ~~taxes~~Taxes based on income or profits, (d) accruals of any costs or expenses related to restructuring reserves, (e) deferred revenue, (f) escrow account balances and (g) any L/C Obligations, Swing Line Loans or Revolving Credit Loans and any letter of credit obligations, swing line loans or revolving loans under any other revolving credit facility.
“Consolidated EBITDA” means:
(I) for all purposes set forth in this Agreement or any other Loan Document other than calculating the First Lien Net Leverage Ratio to determine (i) compliance with Section 7.11 of this Agreement, (ii) the Applicable Commitment Fee, (iii) the Applicable Rate with respect to the Revolving Credit Facility and (iv) any other use or application of “Consolidated EBITDA” that is solely related to the Revolving Credit Facility (clauses (i), (ii), (iii) and (iv), collectively, the “Revolving Credit Provisions”) with respect to any Person and its Restricted Subsidiaries on a consolidated basis for any period, the Consolidated Net Income of such Person for such period:
(1)     increased, in each case to the extent deducted and not added back in calculating such Consolidated Net Income (and without duplication), by:
(a)    provision for Taxes based on income, profits or capital, including federal, state, franchise, excise, property and similar Taxes and foreign withholding Taxes paid or accrued, including giving effect to any penalties and interest with respect thereto, and state taxes in lieu of business fees (including business license fees) and payroll tax credits, income tax credits and similar tax credits and including an amount equal to the amount of tax distributions actually made to the holders of Equity Interests of such Person or its Restricted Subsidiaries or any direct or indirect parent of such Person or its Restricted Subsidiaries in respect of such period (in each case, to the extent attributable to the operations of such Person and its Restricted Subsidiaries), which shall be included as though such amounts had been paid as income taxes directly by such Person or its Restricted Subsidiaries; plus
(b)     Consolidated Interest Expense of such Person; plus
(c)     all depreciation and amortization charges and expenses, including amortization or expense recorded for upfront payments related to any contract signing and signing bonus and incentive payments; plus

(d)     the amount of any minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any Restricted Subsidiary of such Person that is not a wholly owned Restricted Subsidiary of such Person; plus
(e)     earn-out obligations incurred in connection with any acquisition or other Investment and paid or accrued during the applicable period; plus
(f)     all charges, costs, expenses, accruals or reserves in connection with the rollover, acceleration or payout of equity interests held by management and all losses, charges and expenses related to payments made to holders of options or other derivative equity interests in the common equity of such Person or any direct or indirect parent of Holdings in connection with, or as a result of, any distribution being made to equity holders of such Person or any of its direct or indirect parents, which payments are being made to compensate such optionholders as though they were equityholders at the time of, and entitled to share in, such distribution; plus
(g)     all non-cash losses, charges and expenses, including any write-offs or write-downs; provided that if any such non-cash charge represents an accrual or reserve for potential cash items in any future four-fiscal quarter period, (i) such Person may determine not to add back such non-cash charge in the period for which Consolidated EBITDA is being calculated and (ii) to the extent such Person does decide to add back such non-cash charge, the cash payment in respect thereof in such future four-fiscal quarter period will be subtracted from Consolidated EBITDA for such future four-fiscal quarter period; plus
(h)     all costs and expenses in connection with pre-opening and opening and closure and/or consolidation of facilities that were not already excluded in calculating such Consolidated Net Income; plus
(i)     restructuring charges, accruals or reserves and business optimization expense, including any restructuring costs and integration costs incurred in connection with any acquisitions, start-up costs (including entry into new market/channels and new service offerings), costs related to the closure, relocation, reconfiguration and/or consolidation of facilities and costs to relocate employees, integration and transaction costs, retention charges, severance, contract termination costs, recruiting and signing bonuses and expenses, future lease commitments, systems establishment costs, conversion costs and excess pension charges and consulting fees, expenses attributable to the implementation of costs savings initiatives, costs associated with tax projects/audits and costs consisting of professional consulting or other fees relating to any of the foregoing; plus
(j)     Pro Forma Cost Savings; plus
(k)     [reserved]; plus
(l)     the amount of loss or discount on sale of receivables and related assets to a Permitted Receivables Subsidiary in connection with a Receivables Financing; plus
(m)     with respect to any joint venture that is not a Restricted Subsidiary, an amount equal to the proportion of those items described in clauses (a), (b) and (c) above relating to such joint venture corresponding to such Person’s and the Restricted Subsidiaries’ proportionate share of such joint venture’s Consolidated Net Income (determined as if such joint venture were a Restricted Subsidiary) solely to the extent Consolidated Net Income was reduced thereby;
(2)     decreased (without duplication and to the extent increasing such Consolidated Net Income for such period) by (i) non-cash gains or income, excluding any non-cash gains that represent the reversal of any accrual of, or cash reserve for, anticipated cash charges that were deducted (and not added back) in the calculation of Consolidated

EBITDA for any prior period ending after the November 24, 2020 and (ii) the amount of any minority interest income consisting of a Subsidiary loss attributable to minority equity interest of third parties in any non-wholly owned Subsidiary (to the extent not deducted from Consolidated Net Income for such period);
(3)     increased (with respect to losses) or decreased (with respect to gains) by, without duplication, any net realized gains and losses relating to (i) amounts denominated in foreign currencies resulting from the application of FASB ASC 830 (including net realized gains and losses from exchange rate fluctuations on intercompany balances and balance sheet items, net of realized gains or losses from related Swap Contracts (entered into in the ordinary course of business or consistent with past practice)) or (ii) any other amounts denominated in or otherwise trued-up to provide similar accounting as if it were denominated in foreign currencies; and
(4)     increased (with respect to losses) or decreased (with respect to gains) by, without duplication, any gain or loss relating to Swap Contracts (excluding Swap Contracts entered into in the ordinary course of business or consistent with past practice);
provided that Holdings may, in its sole discretion, elect to not make any adjustment for any item pursuant to the foregoing clauses (1) through (4) above if any such item individually is less than $1,000,000 in any fiscal quarter; and
(II) solely for the purpose of calculating the First Lien Net Leverage Ratio for the purposes of the Revolving Credit Provisions, as of any date for the applicable period ending on such date with respect to any Person and its Restricted Subsidiaries on a consolidated basis, the sum of:
(a)    ~~(a)~~ Consolidated Net Income;
plus
(b)    ~~(b)~~ an amount which, in the determination of Consolidated Net Income for such period, has been deducted (and not added back) (or, in the case of amounts pursuant to clause (vii) below, not already included in Consolidated Net Income) for, without duplication,
(i)     ~~(i)~~ total interest expense determined in accordance with GAAP (including, to the extent deducted and not added back in computing Consolidated Net Income, (A) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (B) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers’ acceptances, (C) non~~-~~-cash interest payments, (D) the interest component of Capitalized Leases, (E) net payments, if any, made (less net amounts, if any, received) pursuant to interest rate Swap Contracts with respect to Indebtedness, (F) amortization or write~~-~~-off of deferred financing fees, debt issuance costs, commissions, fees and expenses, including commitment, letter of credit and administrative fees and charges with respect to the Facilities and with respect to other Indebtedness permitted to be incurred hereunder and (G) any expensing of bridge, commitment and other financing fees, but excluding total interest expense associated with Synthetic Lease Obligations) and, to the extent not reflected in such total interest expense, any losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, net of interest income or gains on such hedging obligations, and costs of surety bonds in connection with financing activities (whether amortized or immediately expensed),
(ii)     ~~(ii)~~ provision for taxes based on income, profits or capital of Holdings and the Restricted Subsidiaries, including federal, state, franchise, excise and similar taxes and foreign withholding taxes paid or accrued during such period including (A) penalties and interest related to such taxes or arising from any tax examinations and (B) in respect of repatriated funds,
(iii)     ~~(iii)~~ depreciation and amortization expense and impairment charges (including amortization of intangible assets (including goodwill) and deferred financing fees or costs),
(iv)     ~~(iv)~~ unusual or non~~-~~-recurring charges, expenses or losses (including accruals for amounts payable and payments (A) under executive employment agreements, severance costs, relocation costs, signing, retention and completion bonuses~~,~~ and (B) losses realized on disposition of property outside of the ordinary course of business ~~and (C) costs and transition expenses incurred as a direct result of the transition of the business to an independent operating company in connection with the Transactions~~, without duplication of other adjustments under this section (b)),
(v)     ~~(v)~~ other non~~-~~-cash charges, expenses or losses (excluding any such non~~-~~-cash charge, expense or loss to the extent that it represents an accrual of or reserve for cash expenses in any future period, an amortization of a prepaid cash expense that was paid in a prior period, or write~~-~~-off or write~~-~~-down or reserves with respect to current assets but including (A) any non~~-~~-cash increase in expenses resulting from the revaluation of inventory (including any impact of changes to inventory valuation policy methods including changes in capitalization and variances), (B) charges recognized in relation to post~~-~~-retirement benefits as a result of the application of FASB ASC 715 or other charges necessary to adjust the defined benefit pension expense to reflect service cost only, (C) losses on minority interests owned by any Person, (D) the non~~-~~-cash impact of accounting changes or restatements, (E) non~~-~~-cash fair value adjustments in Investments, (F) the non~~-~~-cash portion of “straight line” rent expense and (G) any other non~~-~~-cash losses and expenses resulting from fair value accounting required by the applicable standard under GAAP and related interpretations) all as determined on a consolidated basis,
(vi)     ~~(vi)~~ restructuring charges, accruals or reserves and business optimization expense, including any restructuring costs and integration costs incurred in connection with ~~the Transactions and~~any Permitted Acquisitions after the Closing Date, project start~~-~~-up costs, costs related to the closure, relocation, reconfiguration and/or consolidation of facilities and costs to relocate employees, integration and transaction costs, retention charges, severance, contract termination costs, recruiting and signing bonuses and expenses, future lease commitments, systems establishment costs, conversion costs and excess pension charges and consulting fees, expenses attributable to the implementation of costs savings initiatives, costs associated with tax projects/audits and costs consisting of professional consulting or other fees relating to any of the foregoing,
(vii)     ~~(vii)~~ the amount of net cost savings, operating expense reductions, other operating improvements and acquisition synergies projected by the Borrower Representative in good faith to be realized (calculated on a pro forma basis as though such items had been realized on the first day of such period) as a result of actions taken or to be taken by Holdings or any Restricted Subsidiary, net of the amount of actual benefits realized during such period that are otherwise included in the calculation of Consolidated EBITDA from such actions; provided that (A) a duly completed certificate signed by a Responsible Officer of the Borrower Representative shall be delivered to the Administrative Agent together with the Compliance Certificate required to be delivered pursuant to Section 6.02, certifying that such cost savings, operating expense reductions, other operating improvements and synergies are factually supportable and as determined in good faith by the Borrower Representative and are reasonably anticipated to be realized within 18 months after the consummation of any operational change or the acquisition or disposition which is expected to result in such cost savings, expense reductions, operating improvements or synergies, (B) no cost savings, operating expense reductions, operating improvements and synergies shall be added pursuant to this clause (vii) to the extent duplicative of any expenses or charges otherwise added to Consolidated Net Income, whether through a pro forma adjustment or otherwise, for such period and (C) projected amounts (that are not yet realized) may no longer be added in calculating Consolidated EBITDA pursuant to this clause (vii) to the extent occurring more than six full fiscal quarters after the specified action taken in order to realize such projected cost savings, operating expense reductions, operating improvements and synergies,
(viii)     ~~(viii)~~ non~~-~~-cash expenses resulting from any employee benefit or management compensation plan or the grant of stock and stock options and other equity and equity~~-~~-based interests to employees or other service providers of Holdings, the Borrowers or any Restricted Subsidiary pursuant to a written plan or agreement (including expenses arising from the grant of stock and stock options and other equity and equity~~-~~-based interests prior to the Closing Date) or the treatment of such options and other equity and equity~~-~~-based interests under variable plan accounting,
    ~~(ix)    Transaction Costs,~~
    ~~(x)~~
(ix)    [reserved],
(x)    (A) management, consulting and advisory fees, termination payments, transaction fees and expenses permitted under Section ~~7.08(d)~~6.18 and (B) the amount of expenses, if any relating to payments made to holders of stock options or other compensatory equity~~-~~-based awards in Holdings or any Parent Holding Company in connection with, or as a result of, any distribution being made to equity holders or unit holders of such Person or its direct or indirect parent companies, which payments are being made to compensate such holders of compensatory equity~~-~~-based awards as though they were shareholders or unit holders at the time entitled to share in such distribution, in each case to the extent permitted by this Agreement,
(xi)     ~~(xi)~~ any costs or expenses incurred pursuant to any management equity plan or share or unit option plan or any other management or employee benefit plan or agreement or share or unit subscription or shareholder or similar agreement, to the extent such costs or expenses are funded with cash proceeds contributed to the capital of Holdings or the Net Cash Proceeds of any issuance of Equity Interests (other than Disqualified Equity Interests) of Holdings (or any Parent Holding Company thereof), the proceeds of which are contributed to the capital of Holdings or any Restricted Subsidiary of Holdings,
(xii)     ~~(xii)~~ transaction fees and expenses incurred, or amortization thereof, in connection with, to the extent permitted hereunder, any Investment, any Debt Issuance, any Equity Issuance, any Disposition, any Casualty Event, recapitalization or any amendments or waivers of the Loan Documents, the Senior Notes or the Senior Secured Notes and Permitted Refinancings in connection therewith, in each case, whether or not consummated,
(xiii)     ~~(xiii)~~ proceeds from business interruption insurance (to the extent not reflected as revenue or income in Consolidated Net Income and to the extent that the related loss was deducted in the determination of Consolidated Net Income),
(xiv)     ~~(xiv)~~ charges, losses, lost profits, expenses or write~~-~~-offs to the extent indemnified or insured by a third party, including expenses covered by indemnification provisions in connection with ~~the Transaction,~~ a Permitted Acquisition or any other acquisition permitted by Section 7.02 or any transaction permitted by Section 7.04, in each case, to the extent that coverage has not been denied and so long as such amounts are actually reimbursed to Holdings or any Restricted Subsidiary in cash within one year after the related amount is first added to Consolidated EBITDA pursuant to this clause (xiv) (and if not so reimbursed within one year, such amount shall be deducted from Consolidated EBITDA during the next measurement period),
(xv)     ~~(xv)~~ Synthetic Lease Obligations, to the extent deducted as an expense in such period,
(xvi)     ~~(xvi)~~ any losses realized upon a Disposition of property outside of the ordinary course of business,
(xvii)     ~~(xvii)~~ cash receipts (or any netting arrangements resulting in reduced cash expenses) not included in Consolidated EBITDA in any period to the extent non~~-~~-cash gains relating to such receipts were deducted in the calculation of Consolidated EBITDA pursuant to paragraph (c) below for any previous period and not added back,
(xviii)     ~~(xviii)~~ net realized losses relating to amounts denominated in foreign currencies resulting from the application of FASB ASC 830 (including net realized losses from exchange rate fluctuations on intercompany balances and balance sheet items, net of realized gains from related Swap Contracts) (entered into in the ordinary course of business or consistent with past practice),
(xix)     ~~(xix)~~ cash expenses relating to earn outs and similar obligations,
(xx)     ~~(xx)~~ Initial Public Company Costs,
(xxi)     ~~(xxi)~~ any loss relating to Swap Contracts (excluding Swap Contracts entered into in the ordinary course of business or consistent with past practice); and
(xxii)     ~~(xxii)~~ the amount of any non~~-~~-controlling interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non~~-Wholly Owned~~-wholly owned Subsidiary deducted (and not added back) in such period in calculating Consolidated Net Income, excluding cash distributions in respect thereof.
minus
(c)    ~~(c)~~ an amount which, in the determination of Consolidated Net Income, has been included for,
(i)     ~~(i)~~ all non~~-~~-recurring or unusual gains and non~~-~~-cash income during such period ~~(including income related to any purchase of Loans by any Affiliate Lender)~~,
(ii)     ~~(ii)~~ other non~~-~~-cash income or gains, including (A) any non~~-~~-cash portion of “straight line” rent expense, (B) credits recognized in relation to post~~-~~-retirement benefits as a result of the application of FASB ASC 715 or other credits necessary to adjust the defined benefit pension income to reflect service cost only, (C) gains on minority interests owned by any Person, (D) the non~~-~~-cash impact of accounting changes or restatements and (E) non~~-~~-cash fair value adjustments in Investments but excluding (x) accrual of revenue in the ordinary course, (y) any such items in respect of which cash was received in a prior period or will be received in a future period (and, in the case of cash that was received in a prior period, such amounts previously reduced Consolidated Net Income in a prior period (and would not have been required to be added back pursuant to clause (b) of this definition)) or (z) any such items which represent the reversal in such period of any accrual of, or reserve for, anticipated cash charges in any prior period where such accrual or reserve is no longer required (and where such accrual or reserve previously reduced Consolidated Net Income in a prior period (and would not have been required to be added back pursuant to clause (b) of this definition)) and (F) any other non~~-~~-cash gains and income resulting from fair value accounting required by the applicable standard under GAAP and related interpretations, all as determined on a consolidated basis,
(iii)     ~~(iii)~~ any gains realized upon the Disposition of property outside of the ordinary course of business,
(iv)     ~~(iv)~~ the amount of cash received in such period in respect of any non~~-~~-cash income or gain in a prior period (and such non~~-~~-cash income or gain previously increased Consolidated Net Income in a prior period (and would not have been required to be deducted pursuant to clause (c)(ii) of this definition)),
(v)     ~~(v)~~ net realized gains relating to amounts denominated in foreign currencies resulting from the application of FASB ASC 830 (including net realized gains from exchange rate fluctuations on intercompany balances and balance sheet items, net of realized losses from related Swap Contracts) (entered into in the ordinary course of business or consistent with past practice), and
(vi)     ~~(vi)~~ any gain related to Swap Contracts (excluding Swap Contracts entered into in the ordinary course of business or consistent with past practice).
Notwithstanding anything to the contrary and without duplication of any adjustment provided for in paragraphs (a) to (c) above, ~~(I)~~ to the extent that such amounts were included in the determination of Consolidated Net Income, any calculation of Consolidated EBITDA shall exclude for any period, any income (loss) for such period attributable to the early extinguishment of (i) Indebtedness, (ii) obligations under any Swap Contracts and (iii) other derivative instruments~~; (II) Consolidated EBITDA shall be deemed to be $161,674,000 for the fiscal quarter ended March 31, 2012, $178,824,000 for the fiscal quarter ended June 30, 2012, and $181,579,000 for the fiscal quarter ended September 30, 2012 and (III) Consolidated EBITDA for the fiscal quarter ending December 31, 2012 shall be determined on a Pro Forma Basis based on the actual Consolidated EBITDA for such fiscal quarter of the Company and its Subsidiaries as such amount shall be adjusted in a manner consistent (as reasonably agreed by the Administrative Agent and the Borrowers) with the adjustments to the actual historical information made for the purposes of determining the Consolidated EBITDA amounts set forth in clauses (b) through (d) above~~.
“Consolidated Funded First Lien Indebtedness” means Consolidated Funded Indebtedness that is secured by a first priority Lien on any asset or property of the Borrower Parties; provided that (i) such Consolidated Funded Indebtedness is not expressly subordinated pursuant to a written agreement in right of payment to the Obligations or (ii) is not secured by Liens on the Collateral that are expressly junior to the Liens securing the Obligations.
“Consolidated Funded Indebtedness” means all Indebtedness of the type described in clauses (a), (b)(i) and (f) of the definition of Indebtedness, of a Person and its Restricted Subsidiaries on a consolidated basis, in an amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP (but (x) excluding the effects of any discounting of Indebtedness resulting from the application of purchase accounting in connection with ~~the Transaction or~~ any Permitted Acquisition and (y) any Indebtedness that is issued at a discount to its initial principal amount shall be calculated based on the entire stated principal amount thereof, without giving effect to any discounts or upfront payments), excluding (i) obligations in respect of letters of credit (including Letters of Credit), except to the extent of unreimbursed amounts thereunder and (ii) Attributable Indebtedness of the type described in clause (b) of the definition of Attributable Indebtedness.

“Consolidated Funded Senior Secured Indebtedness” means Consolidated Funded Indebtedness that is secured by a Lien on any asset or property of the Borrower Parties; provided that such Consolidated Funded Indebtedness is not expressly subordinated pursuant to a written agreement in right of payment to the Obligations.
“Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication, of:
(1)    the aggregate interest expense of such Person and its Restricted Subsidiaries for such period, calculated on a consolidated basis in accordance with GAAP, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including pay in kind interest payments, amortization of original issue discount, the interest component of Financing Lease Obligations and net payments and receipts (if any) pursuant to interest rate Swap Contracts (other than in connection with the early termination thereof) but excluding any non-cash interest expense attributable to the movement in the mark-to-market valuation of Indebtedness, Swap Contracts or other derivative instruments, all amortization and write-offs of deferred financing fees, debt issuance costs, commissions, discounts, fees and expenses and expensing of any bridge, commitment or other financing fees, costs of surety bonds, charges owed with respect to letters of credit, bankers’ acceptances or similar facilities, and all discounts, commissions, fees and other charges associated with any Receivables Financing); plus
(2)    consolidated capitalized interest of the referent Person and its Restricted Subsidiaries for such period, whether paid or accrued; less
(3)     interest income of the referent Person and its Restricted Subsidiaries for such period;
provided that in the case of any Person that became a Restricted Subsidiary of such Person after the commencement of such four-quarter period, the interest expense of such Person paid in cash prior to the date on which it became a Restricted Subsidiary of such Person will be disregarded. For purposes of this definition, interest on Financing Lease Obligations will be deemed to accrue at the interest rate reasonably determined by such Person to be the rate of interest implicit in such Financing Lease Obligations in accordance with GAAP.
“Consolidated Net Income” means:
(I) for all purposes set forth in this Agreement or any other Loan Document other than clause (II) of the definition of “Consolidated EBITDA”, with respect to any Person for any period, the aggregate of the net income (or loss) of such Person and its Restricted Subsidiaries for such period, calculated on a consolidated basis in accordance with GAAP and before any reduction in respect of Preferred Equity Interest dividends; provided that (without duplication):
(1)    all net after-tax extraordinary, nonrecurring, infrequent, exceptional or unusual gains, losses, income, expenses and charges, in each case as determined in good faith by such Person, and in any event including, without limitation, all restructuring, severance, relocation, retention and completion payments, consolidation, integration or other similar charges and expenses, contract termination costs, system establishment charges, conversion costs, start-up or closure or transition costs, expenses related to any reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternative uses, fees, expenses or charges relating to curtailments, settlements or modifications to pension and post-retirement employee benefit plans, expenses associated with strategic initiatives, facilities shutdown and opening costs, and any fees, expenses, charges or change in control payments related to any acquisition or Investment permitted hereunder (including any transition-related expenses (including retention or transaction-related bonuses or payments) incurred before, on or after November 24, 2020), will be excluded;
(2)    (i) transaction fees, costs and expenses incurred in connection with the consummation of any equity issuances, investments, acquisition transactions, dispositions, recapitalizations, mergers, amalgamations, option buyouts and the incurrence, modification or repayment of Indebtedness permitted to be Incurred hereunder (including any Permitted Refinancing Indebtedness in respect thereof) or any amendments, waivers or other modifications under the agreements relating to such Indebtedness or similar transactions and (ii) without duplication of any of the foregoing, non-operating or non-recurring professional fees, costs and expenses for such period will be excluded;
(3)    [reserved];
(4)    all net after-tax gain, loss, expense or charge attributable to business dispositions and asset dispositions, including the sale or other disposition of any Equity Interests of any Person, other than in the ordinary course of business (as determined in good faith by such Person) will be excluded;
(5)    all net after-tax income, loss, expense or charge attributable to the early extinguishment or cancellation of Indebtedness, Swap Contracts or other derivative instruments (including deferred financing costs written off and premiums paid) will be excluded;
(6)    all non-cash gains, losses, expenses or charges attributable to the movement in the mark-to-market valuation of Indebtedness, Swap Contracts or other derivative instruments will be excluded;
(7)    any non-cash or unrealized currency translation gains and losses related to changes in currency exchange rates (including remeasurements of Indebtedness and any net loss or gain resulting from Swap Contracts for currency exchange risk), will be excluded;
(8)    (i) the net income for such period of any Person that is not a Restricted Subsidiary of the referent Person or that is accounted for by the equity method of accounting, will be included only to the extent of the amount of dividends or distributions or other payments paid in cash (or converted into cash) with respect to such equity ownership to the referent Person or a Restricted Subsidiary thereof in respect of such period and (ii) the net income for such period will include any ordinary course dividends or distributions or other payments paid in cash (or converted into cash) with respect to such equity ownership received from any such Person during such period in excess of the amounts included in subclause (i) above;
(9)    the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies will be excluded;
(10)    the effects of purchase accounting, fair value accounting or recapitalization accounting adjustments (including the effects of such adjustments pushed down to the referent Person and its Restricted Subsidiaries) resulting from the application of purchase accounting, fair value accounting or recapitalization accounting in relation to any acquisition consummated before or after November 24, 2020, and the amortization, write-down or write-off of any amounts thereof, net of taxes, will be excluded;

(11)    all non-cash impairment charges and asset write-ups, write-downs and write-offs, in each case pursuant to GAAP, and the amortization of intangibles arising from the application of GAAP, will be excluded;
(12)    all non-cash expenses realized in connection with or resulting from equity or equity-linked compensation plans, employee benefit plans or agreements or post-employment benefit plans or agreements, or grants or sales of stock, stock appreciation or similar rights, stock options, restricted stock, preferred stock or other similar rights will be excluded;
(13)    any costs or expenses incurred in connection with the payment of dividend equivalent rights to optionholders pursuant to any management equity plan, stock option plan or any other management or employee benefit plan or agreement or post-employment benefit plan or agreement will be excluded;
(14)    all amortization and write-offs of deferred financing fees, debt issuance costs, commissions, fees and expenses, costs of surety bonds, charges owed with respect to letters of credit, bankers’ acceptances or similar facilities, and expensing of any bridge, commitment or other financing fees (including in connection with a transaction undertaken but not completed), will be excluded;
(15)    all discounts, commissions, fees and other charges (including interest expense) associated with any Permitted Receivables Financing will be excluded;
(16)    (i) the non-cash portion of “straight-line” rent expense will be excluded and (ii) the cash portion of “straight-line” rent expense that exceeds the amount expensed in respect of such rent expense will be included;
(17)    expenses and lost profits with respect to liability or casualty events or business interruption will be disregarded to the extent covered by insurance and actually reimbursed, or, so long as such Person has made a good faith determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer, but only to the extent that such amount (i) has not been denied by the applicable carrier in writing and (ii) is in fact reimbursed within 365 days of the date on which such liability was discovered or such casualty event or business interruption occurred (with a deduction for any amounts so added back that are not reimbursed within such 365-day period); provided that any proceeds of such reimbursement when received will be excluded from the calculation of Consolidated Net Income to the extent the expense or lost profit reimbursed was previously disregarded pursuant to this clause (17);
(18)    losses, charges and expenses that are covered by indemnification or other reimbursement provisions in connection with any asset disposition will be excluded to the extent actually reimbursed, or, so long as such Person has made a determination that a reasonable basis exists for indemnification or reimbursement, but only to the extent that such amount is in fact indemnified or reimbursed within 365 days of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so indemnified or reimbursed within such 365 days);
(19)    non-cash charges or income related to adjustments to deferred tax asset valuation allowances will be excluded;
(20)    cash dividends or returns of capital from Investments (such return of capital not reducing the ownership interest in the underlying Investment), in each case received during such period, to the extent not otherwise included in Consolidated Net Income for that period or any prior period subsequent to November 24, 2020, will be included;
(21)    solely for the purpose of determining Cumulative Credit with respect to cash dividends or returns on Investments, the net income (or loss) for such period of any Restricted Subsidiary (other than a Loan Party) will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that Consolidated Net Income of such Person will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) to such Person or any of its Restricted Subsidiaries in respect of such period, to the extent not already included therein (subject, in the case of a dividend to another Restricted Subsidiary (other than a Loan Party), to the limitation contained in this clause (21));
(22)    all net after-tax income, loss, expense or charge from abandoned, closed or discontinued operations and any net after-tax gain or loss on the disposal of abandoned, closed or discontinued operations (and all related expenses) other than in the ordinary course of business (as determined in good faith by such Person) will be excluded; and
(23)    any non-cash interest expense and non-cash interest income, in each case to the extent there is no associated cash disbursement or receipt, as the case may be, before the earlier of the Term B-4 Dollar Loan Maturity Date and the payment in full of the Term B-4 Dollar Loans and all other Obligations with respect thereto that are accrued and payable and the termination of the Commitments with respect thereto, will be excluded;
provided that Holdings may, in its sole discretion, elect to not make any adjustment for any item pursuant to clauses (1) through (23) above if any such item individually is less than $1,000,000 in any fiscal quarter; and

(II) for the purpose of clause (II) of the definition of “Consolidated EBITDA”, as of any date for the applicable period ending on such date with respect to any Person and its Restricted Subsidiaries on a consolidated basis, net income (excluding, without duplication, (i) extraordinary items, (ii) any amounts attributable to Investments in any non~~-~~-wholly owned Restricted Subsidiary, Unrestricted Subsidiary or Joint Venture (other than a Guarantor or any Person at the Closing Date accounted for by the equity method of accounting, provided that to the extent not already excluded or deducted as minority interest expense, payments made in respect of interests of third parties shall be excluded) to the extent that such amounts have not been distributed in cash or Cash Equivalents to such Person and its Restricted Subsidiaries during such applicable period; (iii)(x) any net unrealized gains and losses resulting from fair value accounting required by FASB ASC 815 (including as a result of the mark~~-~~-to~~-~~-market of obligations of Swap Contracts and other derivative instruments) and (y) any net unrealized gains and losses relating to mark~~-~~-to~~-~~-market of amounts denominated in foreign currencies resulting from the application of FASB ASC 830 (including net unrealized gain and losses from exchange rate fluctuations on intercompany balances and balance sheet items) shall, in each case, to the extent included in Consolidated Net Income, (iv) the income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with any Restricted Subsidiaries (except to the extent required for any calculation of Consolidated

EBITDA on a Pro Forma Basis), (v) for purposes of calculating Cumulative Credit, either during such period or in respect of any future period, net income of any Restricted Subsidiary (other than a Loan Party) for any period to the extent that, during such period, there exists any encumbrance or restriction on the ability of such Restricted Subsidiary to pay dividends or make any other distributions in cash on the Equity Interests of such Restricted Subsidiary held by such Person and its Restricted Subsidiaries, except to the extent of cash actually distributed during such period to such Person or to a Restricted Subsidiary of such Person that is not itself subject to any such encumbrance or restriction, (vi) the cumulative effect of a change in accounting principles during such period) as determined in accordance with GAAP. There shall be excluded from Consolidated Net Income for any period the accounting effects of adjustments to inventory, property and equipment, software and other intangible assets and deferred revenue required or permitted by GAAP and related authoritative pronouncements (including the effects of such adjustments pushed down to the ~~Dutch~~Parent Borrower and/or the Restricted Subsidiaries), as a result of any acquisition consummated prior to the Closing Date, ~~the Transactions and~~ any Permitted Acquisitions (or Investments similar to those made for Permitted Acquisitions) or any Investment permitted under Section 7.02 or the amortization or write--off of any amounts thereof. ~~Notwithstanding the foregoing, for the purpose of calculating the Cumulative Credit only, there shall be excluded from Consolidated Net Income, without duplication, any income consisting of dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries~~Notwithstanding the foregoing, for the purpose of calculating the Cumulative Credit only, there shall be excluded from Consolidated Net Income, without duplication, any income consisting of dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries or Joint Ventures to the ~~Dutch Borrower or a Restricted Subsidiary, and any income consisting of return of capital, repayment or other proceeds from dispositions or repayments of Investments, in each case to the extent such~~ Parent Borrower or a Restricted Subsidiary, and any income consisting of return of capital, repayment or other proceeds from dispositions or repayments of Investments, in each case to the extent such income would be included in Consolidated Net Income and such related dividends, repayments, transfers, return of capital or other proceeds are applied by the Borrower Parties to increase the Cumulative Credit.
Notwithstanding the foregoing, for the purpose of calculating Cumulative Credit only, there shall be excluded from Consolidated Net Income any income arising from the sale or other disposition of an Investment that is not permitted hereunder, from repurchases or redemptions of any Investment that is not permitted hereunder, from repayments of loans or advances which constituted an Investment that is not permitted hereunder or from any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries, in each case to the extent such amounts increase ~~the~~ Cumulative Credit.
“Consolidated Scheduled Funded Debt Payments” means, as of any date for the applicable period ending on such date with respect to the Borrower Parties on a consolidated basis, the sum of all scheduled payments of principal made in cash during such period on Consolidated Funded Indebtedness that constitutes Funded Debt (including the implied principal component of payments due on Capitalized Leases during such period to the extent not deducted in the calculation of Consolidated Net Income), less the reduction in such scheduled payments resulting from voluntary prepayments pursuant to Section 2.05 or mandatory prepayments required pursuant to Section 2.05, in each case as applied pursuant to Section 2.05, as determined in accordance with GAAP.
“Consolidated Total Assets” means, the consolidated total assets of the Borrower Parties as set forth on the consolidated balance sheet of Holdings as of the most recent period for which financial statements were required to have been delivered pursuant to Section 6.01(a) or (b)~~; provided that, at all times prior to the first delivery of financial statements pursuant to Section 6.01(a) or (b), this~~

~~definition shall be applied based on the pro forma consolidated balance sheet of the Company and its Subsidiaries set forth on Schedule 1.01(f) hereto~~.
~~“Consulting Services Agreement” means (A) those certain Consulting Services Agreements in the form made available to the Arrangers on the Closing Date, between Holdings, on the one hand, and the Sponsor, on the other hand, and to be dated as of the Closing Date and (B) those certain Transaction Services Agreements between the Dutch Borrower or any of its Affiliates, on the one hand, and the Sponsor, on the other hand to be entered into on or around the Closing Date, in each case, as such consulting services agreement and Transaction Services Agreement may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, but only to the extent that such amendments, supplements or modifications (i) do not increase the obligation of Holdings or any of its Subsidiaries to make payments thereunder and (ii) are otherwise permitted under the terms of the Loan Documents~~
“Contract Consideration” has the meaning given it in clause (b)(xv) of the definition of “Excess Cash Flow.”
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, loan agreement, indenture, mortgage, deed of trust, lease, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise, and “Controlling” and “Controlled” have meanings correlative thereto.
“Control Investment Affiliate” means, as to any Person, any other Person that (a) directly or indirectly, is in Control of, is Controlled by, or is under common Control with, such Person and (b) is organized by such Person primarily for the purpose of making equity investments in one or more companies.
“Controlled Foreign Subsidiary” means any Subsidiary of the U.S. Borrower or a Domestic Subsidiary that is a “controlled foreign corporation” within the meaning of Section 957 of the Code.
“Covered Party” has the meaning specified in Section 10.27.
“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.
“Credit Suisse” means CS, CS Securities and their respective affiliates, and its successors.
“CS” means Credit Suisse AG acting through such of its affiliates or branches as it deems appropriate, and its successors.
“CS Securities” means Credit Suisse Securities (USA) LLC.
“CTA” means the UK Corporation Tax Act 2009.
“Cumulative Credit” means, at any date, an amount, not less than zero in the aggregate, determined on a cumulative basis equal to the sum of (without duplication):
(a)    ~~(a)~~ $25,000,000, plus

(b)    ~~(b)~~ 50% of Consolidated Net Income for the period (taken as one accounting period) ~~from the first day of the fiscal quarter during which the Closing Date occurs~~beginning January 1, 2013 to the end of the fiscal quarter most recently ended in respect of which a Compliance Certificate has been delivered as required hereunder, or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit, plus
(c)    ~~(c)~~ the Net Cash Proceeds of any Permitted Equity Issuance after the Closing Date (other than Cure Amounts, but including the Net Cash Proceeds of issuances or incurrences of Indebtedness or Disqualified Equity Interests by the Borrower Parties owed or issued, as applicable, to a Person other than the Borrower Parties after the Closing Date which shall have been subsequently exchanged for or converted into Permitted Equity Issuances of Holdings or any Parent Holding Company) at such time Not Otherwise Applied, plus
(d)    ~~(d)~~ in the event that all or a portion of the Cumulative Credit has been applied to make an Investment pursuant to Section 7.02(s) in connection with the designation of a Restricted Subsidiary as an Unrestricted Subsidiary, the acquisition of Equity Interests of an Unrestricted Subsidiary or the acquisition of any Investment, an amount equal to the aggregate amount received by Holdings or any of the Restricted Subsidiaries in cash and Cash Equivalents from: (i) the sale (other than to any of the Restricted Subsidiaries) of any such Equity Interests of any such Unrestricted Subsidiary or any such Investment less any amounts that would be deducted pursuant to clause (a)(ii) of the definition of Net Cash Proceeds if such sale constituted a Disposition, (ii) any dividend or other distribution by any such Unrestricted Subsidiary or received in respect of any such Investment or (iii) interest, returns of principal, repayments and similar payments by any such Unrestricted Subsidiary or received in respect of any such Investment, plus
(e)    ~~(e)~~ in the event that all or a portion of the Cumulative Credit has been applied to make an Investment pursuant to Section 7.02(s) in connection with the designation of a Restricted Subsidiary as an Unrestricted Subsidiary and such Unrestricted Subsidiary is thereafter redesignated as a Restricted Subsidiary or is merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, any of the Restricted Subsidiaries, an amount equal to the fair market value of the Investments of the Restricted Subsidiaries in such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable); plus
(f)    ~~(f)~~ any Declined Amounts;
as such amount shall be reduced dollar for dollar from time to time to the extent that all or a portion of the Cumulative Credit is applied prior to such date to make Investments, Restricted Payments or prepayments of Junior ~~Financing or Unsecured~~ Financing to the extent permitted hereunder.
“Cure Amount” has the meaning specified in Section 8.03.
“Cure Right” has the meaning specified in Section 8.03.
“Current Assets” means, with respect to any Person, all assets of such Person that, in accordance with GAAP, would be classified as current assets on the balance sheet of a company conducting a business the same as or similar to that of such Person, after deducting appropriate and adequate reserves therefrom in each case in which a reserve is proper in accordance with GAAP, but excluding (i) cash, (ii) Cash Equivalents, (iii) Swap Contracts to the extent that the mark~~-~~-to~~-~~-market Swap Termination Value would be reflected as an asset on the consolidated balance sheet of such Person, (iv) deferred financing fees, (v) payment for deferred ~~taxes~~Taxes (so long as the items described in clauses (iv) and (v) are non~~-~~-cash items) and (vi) in the event that a Permitted Receivables Financing is accounted for off balance sheet, (x) gross accounts receivable comprising part of the receivables and other related assets subject to such Permitted Receivables Financing minus (y) collection by such Person against the amounts sold pursuant to clause (x).
~~“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.~~
“DCC” means the Dutch Civil Code (Burgerlijk Wetboek).
~~“Debt Fund Affiliate” means any Affiliate of the Sponsor (other than Holdings and its Subsidiaries~~) ~~that is primarily engaged in, or advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit or securities in the ordinary course and with respect to which the Sponsor does not, directly or indirectly, possess the power to direct or cause the direction of the investment policies of any such Affiliate.~~
“Debt Issuance” means the issuance by any Person of any Indebtedness for borrowed money.
“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Declined Amounts” has the meaning specified in Section 2.05(c).
“Declining Lender” has the meaning specified in Section 2.05(c).
“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
“Default Rate” means an interest rate equal to (after as well as before judgment), (a) with respect to any overdue principal for any Loan, the applicable interest rate for such Loan plus 2.00% per annum (provided that with respect to Eurocurrency Rate Loans or Term SOFR Loans, the determination of the applicable interest rate is subject to Section 2.02(c) to the extent that Eurocurrency Rate Loans or Term SOFR Loans may not be converted to, or continued as, Eurocurrency Rate Loans or Term SOFR Loans, as applicable, pursuant thereto) and (b) with respect to any other overdue amount, including overdue interest, the interest rate applicable to Base Rate Loans that are Term Loans plus 2.00% per annum, in each case, to the fullest extent permitted by applicable Laws.
“Defaulting Lender” means, subject to Section 2.19(b), any Lender that (a) has failed to perform any of its funding obligations hereunder, including in respect of its Loans or participations in respect of Letters of Credit or Swing Line Loans within three Business Days of the date required to be funded by it hereunder, (b) has notified the Borrowers or the Administrative Agent that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or, solely with respect to a Revolving Credit Lender, under other agreements generally in which it commits to extend credit, (c) has failed, within three Business Days after reasonable request by the Administrative Agent, to confirm in a manner satisfactory to the Administrative Agent that it will comply with its funding obligations (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such confirmation by the Administrative Agent) or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it ~~or~~, (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment or (iv) become subject of a Bail-In Action; provided that no Lender shall be a Defaulting Lender solely by virtue of (x) the ownership or acquisition by a Governmental Authority of any Equity Interest in that Lender or any direct or indirect parent company thereof so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender, (y) the occurrence of any of the events described in clause (d)(i), (d)(ii) or (d)(iii) of this definition which in each case has been dismissed or terminated prior to the date of this Agreement or (z) the occurrence of an Undisclosed Administration. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.19(b)) upon delivery of written notice of such determination to the Borrowers, each L/C Issuer, each Swing Line Lender and each Lender.
~~“Delayed Draw Conditions” means the satisfaction of the conditions set forth in Section 4.03(a), (b), (c) and (d).~~
~~“Delayed Draw Funding Date” means any date on or after June 16, 2017, on which each of the conditions in Section 4.03 are satisfied and the Delayed Draw Term B-2 Dollar Loans are funded.~~
~~“Delayed Draw Term B-2 Dollar Commitment” has the meaning specified in the Fifth Amendment.~~
~~“Delayed Draw Term B-2 Dollar Loans” has the meaning specified in the Fifth Amendment.~~
~~“Delayed Draw Termination Date” means June 20, 2017.~~

“Designated Non~~-~~-Cash Consideration” means the fair market value of non~~-~~-cash consideration received by Holdings or any of the Restricted Subsidiaries in connection with a Disposition made pursuant to Section 7.05(s) that is designated as “Designated Non~~-~~-Cash Consideration” on the date received pursuant to a certificate of a Responsible Officer of the Borrower Representative setting forth the basis of such fair market value (with the amount of Designated Non~~-~~-Cash Consideration in respect of any Disposition being reduced for purposes of Section 7.05(s) to the extent Holdings or any of the Restricted Subsidiaries converts the same to cash or Cash Equivalents within 180 days following the closing of the applicable Disposition).
“Designated Preferred Stock” means Preferred Equity Interests of Holdings that are issued after the Eleventh Amendment Effective Date for cash and are so designated as Designated Preferred Equity Interests pursuant to an officer’s certificate on the issuance date thereof.
“Deutsche Bank” means, collectively, Deutsche Bank AG Cayman Islands Branch, Deutsche Bank Securities Inc., and Deutsche Bank AG New York Branch.
“~~Disclosure Schedules~~Direction” has the meaning ~~given it~~assigned to such term in the ~~Purchase Agreement~~definition of “Excluded Taxes”.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition of any property by any Person (including any sale and leaseback transaction and any issuance of Equity Interests by a Restricted Subsidiary of such Person), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith; provided, however, that “Disposition” and “Dispose” shall not be deemed to include any issuance by Holdings of any of its Equity Interests to another Person.
“Disqualified Equity Interests” means any Equity Interest which, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Equity Interests that are not Disqualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), (b) is redeemable at the option of the holder thereof (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable), in whole or in part, (c) provides for the scheduled payments of dividends in cash or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is 91 days after the Latest Maturity Date of the Term Loan Tranches at the time of issuance of the respective Disqualified Equity Interests; provided that if such Equity Interests are issued pursuant to a plan for the benefit of employees or other service providers of Holdings (or any Parent Holding Company), the ~~Dutch~~Parent Borrower or any of the other Restricted Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because they may be required to be repurchased by Holdings, the ~~Dutch~~Parent Borrower or any of the other Restricted Subsidiaries in order to satisfy applicable statutory or regulatory obligations or in connection with such employee’s or other service provider’s termination, death or disability.
“Disqualified Institution” means ~~(a)~~ :
(1)    each ~~bank, financial institution or other institutional lender~~person identified as a “Disqualified Institution” on a list made available by the Borrowers (i) to the Term B-4 Arrangers prior to the general launch of syndication of the Term B-4 Dollar Loans, (ii) to the Term B-4 Arrangers after the general launch of syndication of the Term B-4 Dollar Loans but before the Eleventh Amendment Effective Date, with the consent of the Term B-4 Arrangers (not to be unreasonably withheld, conditioned or delayed) and (iii) to the Administrative Agent from time to time on and after the ~~Closing Date and (b)~~ Eleventh Amendment Effective Date, with the consent of the Administrative Agent (not to be unreasonably withheld, conditioned or delayed),
(2)    any Company Competitor ~~and its Affiliates~~ identified on a list made available to the Administrative Agent by the Borrowers from time to time~~. Notwithstanding the foregoing, any list of Disqualified Institutions shall only be required to be available to the Lenders on the Platform or another similar electronic system to the extent the Borrower desires to prevent any such Disqualified Institution from being a Participant. For the purposes of clause (b), such list shall be made available to the Administrative Agent pursuant to Section 10.02.~~, and
(3)    as to any entity referenced in each of clauses (1) and (2) above (the “Primary Disqualified Institution”), any of such Primary Disqualified Institution’s

Affiliates identified in writing to the Administrative Agent from time to time or otherwise readily identifiable as such by name or Affiliates that are known as such by the Administrative Agent’s operations team, but excluding any Affiliate (other than any Affiliate that has been expressly named as a Disqualified Institution in accordance with clause (2) above) that is primarily engaged in, or that advises funds, or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit or securities in the ordinary course and with respect to which the Primary Disqualified Institution does not, directly or indirectly, direct or cause the direction of such entity;
provided that (a) any additional designation permitted by the foregoing shall not apply retroactively to any prior assignment or participation to any Lender or Participant that was permitted under the terms of this Agreement at the time of such assignment or participation, (b) “Disqualified Institutions” shall exclude any Person that a Borrower has designated as no longer being a “Disqualified Institution” by written notice delivered to the Administrative Agent from time to time, (c) for the avoidance of doubt, any entity that is a Disqualified Institution under clause (1) or (2) above may not become an Eligible Assignee due to the fact that it is an Affiliate of an existing Lender, (d) the list of Disqualified Institutions shall not be disclosed or delivered to any prospective Lender or Participant unless the Parent Borrower otherwise agrees and (e) the list of Disqualified Institutions shall only be required to be delivered to any existing Lender or Participant upon written request by such Lender or Participant to the Administrative Agent if such Lender or Participant is proposing to make an assignment or sell a participation interest. For the purpose of clauses (1) and (2) above, deletions or other modifications to the list of Disqualified Institutions shall become effective within three (3) Business Days after the delivery thereof to the Administrative Agent.
“Dollar” and “$” mean lawful money of the United States.
“Dollar Amount” means, at any time:
(a)    ~~(a)~~ with respect to any Loan denominated in Dollars (including, with respect to any Swing Line Loan, any funded participation therein), the principal amount thereof then outstanding (or in which such participation is held);
(b)    ~~(b)~~ with respect to any Loan denominated in an Alternative Currency, the principal amount thereof then outstanding in the relevant Alternative Currency, converted to Dollars in accordance with Section 1.09; and
(c)    ~~(c)~~ with respect to any L/C Obligation (or any risk participation therein), (A) if denominated in Dollars, the amount thereof and (B) if denominated in an Alternative Currency, the amount thereof converted to Dollars in accordance with Section 1.09(a) and Section 2.21(a).
“Dollar Revolving Credit Commitments” means, as to any Dollar Revolving Credit Lender, its obligation, if any, to (a) make Revolving Credit Loans to the Borrower pursuant to Section 2.01(c), (b) purchase participations in L/C Obligations and (c) purchase participations in Swing Line Loans, in an aggregate principal and/or face Dollar Amount not to exceed the amount set forth under the heading “Dollar Revolving Credit Commitment” opposite such Lender’s name on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender became a party hereto, as applicable, as the same may be adjusted from time to time in accordance with this Agreement. The Dollar Revolving Credit Commitments shall be

$200,000,000 on the Tenth Amendment Effective Date, as such amount may be adjusted from time to time in accordance with the terms of this Agreement.
“Dollar Revolving Credit Lender” means, at any time, any Lender that has a Dollar Revolving Credit Commitment at such time.
“Dollar Tranche” means the Tranche of the Revolving Credit Facility pursuant to which Revolving Credit Loans, Letters of Credit or Swing Line Loans are made under the Dollar Revolving Credit Commitments.
“Domestic Loan Party” means the U.S. Borrower and each Guarantor that is a Domestic Subsidiary.
“Domestic Subsidiary” means any Subsidiary of Holdings that (i) is organized under the laws of the United States, any state thereof or the District of Columbia, (ii) is not a Subsidiary of a Controlled Foreign Subsidiary and (iii) is not a FSHCO.
~~“DuPont” has the meaning specified in the Preliminary Statements to this Agreement.~~
“Dutch Auction” means an auction (an “Auction”) conducted by Holdings or one of its Subsidiaries in order to purchase any Term Loans under a Tranche (the “Purchase”) in accordance with the following procedures or such other procedures as may be agreed to between the Administrative Agent and the Borrower Representative:
(a)    ~~(a)~~ Notice Procedures. In connection with any Auction, the Borrower Representative shall provide notification to the Administrative Agent (for distribution to the Appropriate Lenders) of the Term Loans under such Tranche that will be the subject of the Auction (an “Auction Notice”). Each Auction Notice shall be in a form reasonably acceptable to the Administrative Agent and shall specify (i) the total cash value of the bid, in a minimum amount of $10,000,000 with minimum increments of $2,000,000 in excess thereof (the “Auction Amount”) and (ii) the discounts to par, which shall be expressed as a range of percentages of the par principal amount of the Term Loans under such Tranche at issue (the “Discount Range”), representing the range of purchase prices that could be paid in the Auction.
(b)    ~~(b)~~ Reply Procedures. In connection with any Auction, each applicable Lender may, in its sole discretion, participate in such Auction by providing the Administrative Agent with a notice of participation (the “Return Bid”) which shall be in a form reasonably acceptable to the Administrative Agent and shall specify (i) a discount to par that must be expressed as a price (the “Reply Discount”), which must be within the Discount Range, and (ii) a principal amount of the applicable Loans such Lender is willing to sell, which must be in increments of $2,000,000 or in an amount equal to such Lender’s entire remaining amount of the applicable Loans (the “Reply Amount”). Lenders may only submit one Return Bid per Auction. In addition to the Return Bid, each Lender wishing to participate in such Auction must execute and deliver, to be held in escrow by the Administrative Agent, an assignment and acceptance agreement in a form reasonably acceptable to the Administrative Agent.
(c)    ~~(c)~~ Acceptance Procedures. Based on the Reply Discounts and Reply Amounts received by the Administrative Agent, the Administrative Agent, in consultation with the Borrower Representative, will determine the applicable discount (the “Applicable Discount”) for the Auction, which shall be the lowest Reply Discount for which Holdings or its Subsidiary, as applicable, can complete the Auction at the Auction Amount; provided that, in the event that the Reply Amounts are insufficient to allow Holdings or its Subsidiary, as applicable, to complete a purchase of the entire Auction Amount (any such Auction, a “Failed Auction”), Holdings or such Subsidiary shall either, at its election, (i) withdraw the Auction or (ii) complete the Auction at an Applicable Discount equal to the highest Reply Discount. Holdings or its Subsidiary, as applicable, shall purchase the applicable Loans (or the respective portions thereof) from each applicable Lender with a Reply Discount that is equal to or greater than the Applicable Discount (“Qualifying Bids”) at the Applicable Discount; provided that if the aggregate proceeds required to purchase all applicable Loans subject to Qualifying Bids would exceed the Auction Amount for such Auction, Holdings or its Subsidiary, as applicable, shall purchase such Loans at the Applicable Discount ratably based on the principal amounts of such Qualifying Bids (subject to adjustment for rounding as specified by the Administrative Agent). Each participating Lender will receive notice of a Qualifying Bid as soon as reasonably practicable but in no case later than five Business Days from the date the Return Bid was due.
(d)    ~~(d)~~ Additional Procedures. Once initiated by an Auction Notice, Holdings or its Subsidiary, as applicable, may not withdraw an Auction other than a Failed Auction. Furthermore, in connection with any Auction, upon submission by a Lender of a Qualifying Bid, such Lender will be obligated to sell the entirety or its allocable portion of the Reply Amount, as the case may be, at the Applicable Discount. The Purchase shall be consummated pursuant to and in accordance with Section 10.07 and, to the extent not otherwise provided herein, shall otherwise be consummated pursuant to procedures (including as to timing, rounding and minimum amounts, Interest Periods, and other notices by such Holding Company or such Subsidiary, as applicable) reasonably acceptable to the Administrative Agent and the Borrowers.

“~~Dutch Borrower” has the meaning specified in the introductory paragraph to this Agreement.~~
~~“Early Opt-in Effective Date” means, with respect to any Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Revolving Credit Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Revolving Credit Lenders, written notice of objection to such Early Opt-in Election from Revolving Credit Lenders comprising the Required Revolving Lenders.~~
~~“Early Opt-in Election” means the occurrence of: (1) a notification by the Administrative Agent to (or the request by the Borrower to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding U.S. dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and (2) the joint election by the Administrative Agent and the Borrower to trigger a fallback from USD LIBOR and the provision by the Administrative Agent of written notice of such election to the Revolving Credit Lenders.~~ EBITDA Grower Amount” means Consolidated EBITDA of the Borrower Parties for the most recently ended Test Period.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eighth Amendment” shall mean the Eighth Amendment, dated as of the Eighth Amendment Effective Date, to this Agreement by and among the Borrowers, U.S. Holdings, Successor Holdings, the Administrative Agent, the Collateral Agent and the lenders party thereto.
“Eighth Amendment Effective Date” means June 28, 2019.
“Eleventh Amendment” means the Eleventh Amendment, dated as of the Eleventh Amendment Effective Date, to this Agreement by and among the Borrowers, U.S. Holdings, Holdings, the other Loan Parties party thereto, the Administrative Agent, the Collateral Agent and the lenders party thereto.
“Eleventh Amendment Effective Date” means December 20, 2022.
“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.07(b) (subject to receipt of such consents, if any, as may be required for the assignment of the applicable Loan and/or Commitments to such Person under Section 10.07(b)(iii)).
“EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.
~~“Enforcement Event” has the meaning specified in the Guaranty and Security Principles.~~
“Environmental Laws” means any and all applicable federal, state, local and foreign statutes, laws, including common law, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses or governmental restrictions relating to pollution, the protection of the environment, human health (to the extent relating to exposure to Hazardous Materials) or safety, including those related to Hazardous Materials, air emissions and discharges to public pollution control systems.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, monitoring or oversight by a Governmental Authority, fines, penalties or indemnities), of the Borrowers, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) any actual or alleged violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) human exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other binding consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.
~~“Equity Contribution” has the meaning given to such term in the definition of the Transaction.~~
“Equity Interests” means, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities).
“Equity Issuance” means any issuance for cash by any Person to any other Person of (a) its Equity Interests, (b) any of its Equity Interests pursuant to the exercise of options or warrants,

(c) any of its Equity Interests pursuant to the conversion of any debt securities to equity or (d) any options or warrants relating to its Equity Interests.
“ERISA” means the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder, each as amended or modified from time to time.
“ERISA Affiliate” means any Person who together with any Loan Party is treated as a single employer within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code) or Section 4001 of ERISA.
“ERISA Event” means (a) a Reportable Event with respect to a Plan; (b) the withdrawal of any Loan Party or any ERISA Affiliate from a Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Loan Party or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is ~~in reorganization (within the meaning of Section 4241 of ERISA) or~~ insolvent (within the meaning of Section 4245 of ERISA); (d) the filing of a notice of intent to terminate or the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, respectively, (e) the institution by the PBGC of proceedings to terminate a Plan or Multiemployer Plan; (f) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan; (g) the determination that any Plan is considered an at~~-~~-risk plan within the meaning of Section 430 of the Code or Section 303 of ERISA; (h) the determination that any Multiemployer Plan is considered a plan in endangered or critical status within the meaning of Sections 431 and 432 of the Code or Sections 304 and 305 of ERISA; (i) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or any ERISA Affiliate; (j) the conditions for the imposition of a lien under Section 430(k) of the Code or Section 303(k) of ERISA shall have been met with respect to any Plan; (k) any Foreign Benefit Event or (l) any other event or condition with respect to a Plan or Multiemployer Plan that could result in liability of the Borrowers or any Subsidiary.

“~~Euro Term Commitment” means (a) the Initial Euro Term Commitments and (b) any Term Commitment Increase with respect to the Euro Term Tranche.~~
~~“Euro Term Facility” means the facility in respect of the Euro Term Tranche.~~
~~“Euro Term Lender” means (a) at any time on or prior to the Closing Date, any Lender that has an Initial Euro Term Commitment at such time and (b) at any time after the Closing Date, any Lender that holds Euro Term Loans and/or Euro Term Commitments at such time.~~
~~“Euro Term Loan” means an advance made by a Euro Term Lender under the Euro Term Facility.~~
~~“Euro Term Notes” means a promissory note of the Borrowers payable to any Euro Term Lender or its registered assigns, in substantially the form of Exhibit C-2 hereto, evidencing the indebtedness of the Borrowers to such Euro Term Lender resulting from the Euro Term Loans under the Euro Term Tranche.~~
~~“Euro Term Tranche” means the Euro Term Facility and any Specified Refinancing Debt related thereto~~EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurocurrency Rate” means, for any Interest Period:
(a)    ~~(a)~~ in the case of any Eurocurrency Rate Loan denominated in Dollars:
(i)     ~~(i)~~ the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on the Reuters Screen LIBOR01 (or any successor thereto) for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or, if different, the date on which quotations would customarily be provided by leading banks in the London interbank market for deposits of amounts in Dollars for delivery on the first day of such Interest Period; or
(ii)     ~~(ii)~~ (x) ~~with respect to Term Loans only, if the rate referenced in the preceding clause (a)(i) does not appear on such page or service or such page or service shall not be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or, if different, the date on which quotations would customarily be provided by leading banks in the London interbank market for deposits of amounts in Dollars for delivery on the first day of such Interest Period~~[reserved] or (y) with respect to Revolving Credit Loans only, if the rate referenced in the preceding clause (a)(i) does not appear on such page or service or such page or service shall not be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for the relevant currency) for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or, if different, the date on which quotations would customarily be provided by leading banks in the London interbank market for deposits of amounts in Dollars for delivery on the first day of such Interest Period; or
(iii)     ~~(iii)~~ if the rates referenced in the preceding clauses (a)(i) and (a)(ii) are not available, the rate per annum determined by the Administrative Agent as the rate of interest at which deposits in Dollars for delivery on the first day of such Interest Period in Same Day Funds in the approximate amount of the Eurocurrency Rate Loan being made, continued or converted by the Administrative Agent and with a term equivalent to such Interest Period would be offered by a London Affiliate of the Administrative Agent to major banks in the London interbank market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period or, if different, the date on which quotations would customarily be provided by leading banks in the London interbank market for deposits of amounts in Dollars for delivery on the first day of such Interest Period;
(b)    ~~(b)~~ in the case of any Eurocurrency Rate Loan denominated in Euros:
(i)     ~~(i)~~ the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on Reuters Page EURIBOR01 (or any successor thereto) for deposits in Euros (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (Brussels time) two Business Days prior to the first day of such Interest Period, or, if different, the date on which quotations would customarily be provided by leading banks in the European interbank market for deposits of amounts in Euros for delivery on the first day of such Interest Period; or

(ii)     ~~(ii)~~ if the rate referenced in the preceding clause (b)(i) does not appear on such page or service or such page or service shall not be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average Banking Federation of the European Union Interest Settlement Rate for deposits in Euros (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or, if different, the date on which quotations would customarily be provided by leading banks in the European interbank market for deposits of amounts in Euros for delivery on the first day of such Interest Period; or
(iii)     ~~(iii)~~ if the rates referenced in the preceding clauses (b)(i) and (b)(ii) are not available, the rate per annum determined by the Administrative Agent as the rate of interest at which deposits in Euros for delivery on the first day of such Interest Period in Same Day Funds in the approximate amount of the Eurocurrency Rate Loan being made, continued or converted by the Administrative Agent and with a term equivalent to such Interest Period would be offered by a London Affiliate of the Administrative Agent to major banks in the European interbank market at their request at approximately 11:00 a.m. (Brussels time) two Business Days prior to the first day of such Interest Period or, if different, the date on which quotations would customarily be provided by leading banks in the European interbank market for deposits of amounts in the relevant currency for delivery on the first day of such Interest Period;
(c)    ~~(c)~~ in the case of any Eurocurrency Rate Loan denominated in an Alternative Currency other than Euros or Pounds Sterling:
(i)     ~~(i)~~ (x) ~~with respect to Term Loans only, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on Reuters Page LIBOR01 (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in such Alternative Currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or, if different, the date on which quotations would customarily be provided by leading banks in the London interbank market for deposits of amounts in the relevant currency for delivery on the first day of such Interest Period~~[reserved] or (y) with respect to Revolving Credit Loans only, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on Reuters Page LIBOR01 (or any successor thereto) that displays an average London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for the relevant currency) for deposits in such Alternative Currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or, if different, the date on which quotations would customarily be provided by leading banks in the London interbank market for deposits of amounts in the relevant currency for delivery on the first day of such Interest Period; or
(ii)     ~~(ii)~~ (x) ~~with respect to Term Loans only, if the rate referenced in the preceding clause (c)(i) does not appear on such page or service or such page or service shall not be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in such Alternative Currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or, if different, the date on which quotations would customarily be provided by leading banks in the London interbank market for deposits of amounts in the relevant currency for delivery on the first day of such Interest Period~~[reserved] or (y) with respect to Revolving Credit Loans only, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on Reuters Page LIBOR01 (or any successor thereto) that displays an average London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for the relevant currency) for deposits in such Alternative Currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest

Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or, if different, the date on which quotations would customarily be provided by leading banks in the London interbank market for deposits of amounts in the relevant currency for delivery on the first day of such Interest Period; or
(iii)     ~~(iii)~~ if the rates referenced in the preceding clauses (c)(i) and (c)(ii) are not available, the rate per annum determined by the Administrative Agent as the rate of interest at which deposits in such Alternative Currency for delivery on the first day of such Interest Period in Same Day Funds in the approximate amount of the Eurocurrency Rate Loan being made, continued or converted by the Administrative Agent and with a term equivalent to such Interest Period would be offered by a London Affiliate of the Administrative Agent to major banks in the London interbank market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period or, if different, the date on which quotations would customarily be provided by leading banks in the London interbank market for deposits of amounts in the relevant currency for delivery on the first day of such Interest Period; and
(d)    ~~(d)~~ for any interest calculation with respect to a Base Rate Loan on any date:
(i)     ~~(i)~~ the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on the Reuters Screen LIBOR01 (or any successor thereto) for one~~-~~-month deposits in Dollars offered in the London interbank market (for delivery on the first day of such Interest Period) commencing on such date, determined as of approximately 11:00 a.m. (London time) two Business Days prior to such date; or
(ii)     ~~(ii)~~ (x) ~~with respect to Term Loans only, if the rate referenced in preceding clause (d)(i) does not appear on such page or service or such page or service shall not be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for one-month deposits in Dollars offered in the London interbank market (for delivery on the first day of such Interest Period) commencing on such date, determined as of approximately 11:00 a.m. (London time) two Business Days prior to such date~~[reserved] or (y) with respect to Revolving Credit Loans only, if the rate referenced in preceding clause (d)(i) does not appear on such page or service or such page or service shall not be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for the relevant currency) for one~~-~~-month deposits in Dollars offered in the London interbank market (for delivery on the first day of such Interest Period) commencing on such date, determined as of approximately 11:00 a.m. (London time) two Business Days prior to such date; or
(iii)     ~~(iii)~~ if the rates referenced in preceding clauses (d)(i) and (d)(ii) are not available, the rate per annum determined by the Administrative Agent as the rate of interest at which deposits in Dollars for delivery on the date if determination in Same Day Funds in the approximate amount of the Base Rate Loan being made and with a term equal to one month would be offered by a London Affiliate of the Administrative Agent to major banks in the London interbank market at their request at the date and time of such determination.
“Eurocurrency Rate Loan” means a Loan, whether denominated in Dollars or in an Alternative Currency, which bears interest at a rate based on the applicable Adjusted Eurocurrency Rate.

“Euros” and “EUR” means the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.
“Event of Default” has the meaning specified in Section 8.01.
“Excess Cash Flow” means, with respect to any Excess Cash Flow Period, an amount, not less than zero, equal to:
(a)    ~~(a)~~ the sum, without duplication, of (i) Consolidated Net Income of the Borrower Parties for such Excess Cash Flow Period, plus (ii) the amount of all non~~-~~-cash charges (including depreciation, amortization and deferred ~~tax~~Tax expense) deducted in arriving at such Consolidated Net Income, plus (iii) the aggregate net amount of non~~-~~-cash loss on Dispositions by Holdings and the Restricted Subsidiaries during such Excess Cash Flow Period (other than sales of inventory in the ordinary course of business), to the extent deducted in arriving at such Consolidated Net Income, plus (iv) to the extent not otherwise included in determining Consolidated Net Income, the aggregate amount of cash receipts for such period attributable to Swap Contracts or other derivative instruments (other than commodity Swap Contracts), minus
(b)    ~~(b)~~ the sum, without duplication (in each case, for Holdings and the Restricted Subsidiaries on a consolidated basis), of:
(i)     ~~(i)~~ without duplication of amounts deducted pursuant to clause (xv) below in prior fiscal years, the amount of Capital Expenditures made in cash or accrued during such period, except to the extent that such Capital Expenditures were financed by the issuance or incurrence of Indebtedness by, or the issuance of Equity Interests by, or the making of capital contributions to, Holdings or any of the Restricted Subsidiaries or using the proceeds of any Disposition outside the ordinary course of business or other proceeds not included in Consolidated Net Income;
(ii)     ~~(ii)~~ Consolidated Scheduled Funded Debt Payments (except to the extent financed with the proceeds of Funded Debt other than the Loans) and, to the extent not otherwise deducted from Consolidated Net Income, Consolidated Cash Taxes;
(iii)     ~~(iii)~~ to the extent not deducted in arriving at Consolidated Net Income, Restricted Payments made in cash during such period by the Borrower Parties to the extent that such Restricted Payments are made under Sections 7.06(e), (f), (h) and (j) solely to the extent made, directly or indirectly, with the net cash proceeds from events or circumstances that were included in the calculation of Consolidated Net Income;
(iv)     ~~(iv)~~ the aggregate amount of voluntary or mandatory permanent principal payments or mandatory repurchases of (A) Indebtedness for borrowed money and (B) the principal component of payments in respect of Capitalized Leases of the Borrower Parties (in each case, excluding the Obligations and the Revolving Credit Commitments) made by the Borrower Parties during such period; provided that (A) such prepayments or repurchases are otherwise permitted hereunder, (B) if such Indebtedness consists of a revolving line of credit, the commitments under such line of credit are permanently reduced by the amount of such prepayment or repurchase, and (C) such prepayments or repurchases are not made, directly or indirectly, using (1) proceeds, payments or any other amounts available from events or circumstances that were not included in determining Consolidated Net Income during such period (including any proceeds from Indebtedness) or (2) the Cumulative Credit;
(v)     ~~(v)~~ (A) the aggregate amount of any premium, make~~-~~-whole or penalty payments actually paid in cash by any Borrower Party during such period that are required to be made in connection with any prepayment or satisfaction and discharge of

Indebtedness of any Borrower Party (except to the extent financed with the proceeds of Funded Debt other than the Loans) to the extent that the amount so prepaid, satisfied or discharged is not deducted from Consolidated Net Income for purposes of calculating Excess Cash Flow and (B) to the extent included in determining Consolidated Net Income, the aggregate amount of any income (or loss) for such period attributable to the early extinguishment of Indebtedness, Swap Contracts or other derivative instruments (other than commodity Swap Contracts);
(vi)     ~~(vi)~~ cash payments made by the Borrower Parties during such period (to the extent not deducted in arriving at such Consolidated Net Income) in satisfaction of non~~-~~-current liabilities (excluding payments of Indebtedness for borrowed money) not made directly or indirectly using (1) proceeds, payments or any other amounts available from events or circumstances that were not included in determining Consolidated Net Income during such period (including any proceeds from Indebtedness) or (2) the Cumulative Credit;
(vii)     ~~(vii)~~ to the extent not deducted in arriving at Consolidated Net Income, fees, expenses and purchase price adjustments paid in cash during such period by the Borrower Parties in connection with ~~the Transaction or~~, to the extent permitted hereunder, any Investment permitted under Section 7.02, Equity Issuance or Debt Issuance (whether or not consummated) and any Restricted Payment made in cash by any Borrower Party pursuant to Section 7.06(g) to pay any of the foregoing;
(viii)     ~~(viii)~~ to the extent not deducted in arriving at Consolidated Net Income, the aggregate amount of expenditures actually made in cash by the Borrower Parties during such period (including expenditures for payment of financing fees) to the extent such expenditures are (1) not expensed during such period and (2) made with cash from operations;
(ix)     ~~(ix)~~ without duplication of amounts deducted pursuant to clause (xv) below in prior fiscal years, cash from operations used by the Borrower Parties or committed to be used by the Borrower Parties to consummate a Permitted Acquisition or Investment, in each case, as permitted under Section 7.02;
(x)     ~~(x)~~ the amount of cash payments made in respect of pensions and other postemployment benefits in such period to the extent not deducted in arriving at such Consolidated Net Income;
(xi)     ~~(xi)~~ the amount of cash expenditures in respect of Swap Contracts during such fiscal year to the extent they exceed the amount of expenditures expensed in determining Consolidated Net Income for such period;
(xii)     ~~(xii)~~ the aggregate principal amount of all mandatory prepayments of the Term Facilities made during such Excess Cash Flow Period pursuant to Section 2.05(b)(ii) or any amounts offered pursuant to Section 2.05(c) and constituting Declined Amounts, or reinvestments of Net Cash Proceeds in lieu thereof, to the extent that the applicable Net Cash Proceeds resulted in an increase of Consolidated Net Income (and are not in excess of such increase) for such Excess Cash Flow Period;
(xiii)     ~~(xiii)~~ the amount representing accrued expenses for cash payments (including with respect to retirement plan obligations) that are not paid in cash during such Excess Cash Flow Period; provided that such amounts will be added to Excess Cash Flow for the following Excess Cash Flow Period to the extent not paid in cash within six months after the end of such Excess Cash Flow Period (and no future deduction shall be made for purposes of this definition when such amounts are paid in cash in any future period);

(xiv)     ~~(xiv)~~ the aggregate net amount of any non~~-~~-cash gains and credits to the extent included in arriving at Consolidated Net Income; and
(xv)     ~~(xv)~~ without duplication of amounts deducted from Excess Cash Flow in other periods, the aggregate consideration required to be paid in cash by Holdings or any of the Restricted Subsidiaries pursuant to binding contracts (the “Contract Consideration”) entered into prior to or during such period relating to Permitted Acquisitions (or similar Investments) or Capital Expenditures to be consummated or made during the period of four consecutive fiscal quarters of the ~~Dutch~~Parent Borrower following the end of such period; provided that to the extent that the aggregate amount of cash actually utilized to finance such Permitted Acquisitions (or similar Investments) or Capital Expenditures during such period of four consecutive fiscal quarters (except to the extent financed by the issuance or incurrence of Indebtedness by, or the issuance of Equity Interests by, or the making of capital contributions to, Holdings or any of the Restricted Subsidiaries or using the proceeds of any Disposition outside the ordinary course of business or other proceeds not included in Consolidated Net Income) is less than the Contract Consideration, the amount of such shortfall shall be added to the calculation of Excess Cash Flow, at the end of such period of four consecutive fiscal quarters; minus
(c)    ~~(c)~~ any increase in Net Working Capital during such Excess Cash Flow Period (measured as the excess, if any, of Net Working Capital at the end of such Excess Cash Flow Period minus Net Working Capital at the beginning of such Excess Cash Flow Period) or increases in long term accounts receivable and decreases in the long~~-~~-term portion of deferred revenue for such period (other than any such increases or decreases, as applicable, arising from acquisitions or Dispositions of property by Holdings or the Restricted Subsidiaries during such period), except as a result of the reclassification of items from short term to long term or vice versa; plus
(d)    ~~(d)~~ any decrease in Net Working Capital during such Excess Cash Flow Period (measured as the excess, if any, of Net Working Capital at the beginning of such Excess Cash Flow Period minus Net Working Capital at the end of such Excess Cash Flow Period) or decreases in long~~-~~-term accounts receivable and increases in the long~~-~~-term portion of deferred revenue for such period (other than any such decreases or increases, as applicable, arising from acquisitions or Dispositions of property by Holdings or the Restricted Subsidiaries completed during such period), except as a result of the reclassification of items from short term to long term or vice versa.
“Excess Cash Flow Period” means any fiscal year of the Borrowers, commencing with the fiscal year ending on December 31, 2014.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Exchange Rate” means on any day with respect to any Alternative Currency, the rate at which such currency may be exchanged into Dollars, as set forth at approximately 11:00 a.m. (London time) on such day on the Reuters World Currency Page for such currency; in the event that such rate does not appear on any Reuters World Currency Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrowers, or, in the absence of such agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 10:00 a.m. (New York City time) on such date for the purchase of Dollars for delivery two Business Days later.

“Excluded Property” means~~, with respect to any Domestic Loan Party,~~ (a) (i) any fee~~-~~-owned real property not constituting Material Real Property and any leased or subleased real property and (ii) any portion of Material Real Property that contains improvements located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a “special flood hazard area,” (b) motor vehicles and other assets subject to certificates of title, letter of credit rights (other than letter of credit rights that can be perfected by the filing of a UCC financing statement) with a value not in excess of $7,500,000 in the aggregate and commercial tort claims with a value not in excess of $7,500,000 in the aggregate, (c) assets to the extent a security interest in such assets would result in material adverse tax consequences (including as a result of the operation of Section 956 of the Code or any similar law or regulation in any applicable jurisdiction), (d) pledges of, and security interests in, certain assets, in favor of the Collateral Agent which are prohibited by applicable Law; provided, that (i) any such limitation described in this clause (d) on the security interests granted hereunder shall only apply to the extent that any such prohibition could not be rendered ineffective pursuant to the UCC or any other applicable Law or principles of equity and shall not apply to any proceeds or receivables thereof, the assignment of which is expressly deemed effective under the UCC notwithstanding such prohibition and (ii) in the event of the termination or elimination of any such prohibition contained in any applicable Law, a security interest in such assets shall be automatically and simultaneously granted under the applicable Collateral Documents and shall be included as Collateral, (e) any governmental licenses (but not the proceeds thereof) or state or local franchises, charters and authorizations, to the extent security interests in favor of the Collateral Agent in such licenses, franchises, charters or authorizations are prohibited or restricted thereby after giving effect to the applicable anti~~-~~-assignment provisions of the UCC other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC notwithstanding such prohibition; provided that (i) any such limitation described in this clause (e) on the security interests granted hereunder shall only apply to the extent that any such prohibition or restriction could not be rendered ineffective pursuant to the UCC or any other applicable Law or principles of equity and (ii) in the event of the termination or elimination of any such prohibition or restriction contained in any applicable license, franchise, charter or authorization, a security interest in such licenses, franchises, charters or authorizations shall be automatically and simultaneously granted under the applicable Collateral Documents and shall be included as Collateral, (f) Equity Interests in any Person other than wholly owned Restricted Subsidiaries of Holdings to the extent not permitted by the terms of such Person’s Organization Documents, (g) with respect to a Loan Party organized under the laws of the England and Wales, Germany, Switzerland, the Netherlands, Luxembourg or Belgium, Equity Interests in any Person that is not a Loan Party (other than any such Person organized under the laws of a Security Jurisdiction whose shares were pledged on the Eleventh Amendment Effective Date immediately prior to the effectiveness of the Eleventh Amendment), (h) any lease, license or other agreement or any property subject to a purchase money security interest or similar arrangement in each case permitted to be incurred under this Agreement, to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement or purchase money arrangement or create a right of termination in favor of any other party thereto (other than a Loan Party or their wholly owned Subsidiaries) after giving effect to the applicable anti~~-~~-assignment provisions of the UCC, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC notwithstanding such prohibition, (~~h~~i) “intent~~-~~-to~~-~~-use” trademark applications, (~~i~~j) any assets sold pursuant to a Permitted Receivables Financing, ~~and (j)~~(k) with respect to Domestic Loan Parties, Equity Interests in excess of 65% of the voting capital stock of (A) any Controlled Foreign Subsidiary or (B) any FSHCO and (l) any assets of any Loan Party organized under the laws of Germany, Switzerland, the Netherlands, Belgium, Luxembourg or England and Wales other than the Equity Interests of its direct Subsidiaries organized in any Security Jurisdiction. Other assets shall be deemed to be “Excluded Property” if the Administrative Agent and the Borrowers agree in writing that the cost of obtaining or perfecting a security interest in such assets is excessive in relation to the value of such assets as Collateral. Notwithstanding anything herein or the Collateral Documents to the contrary, Excluded Property shall not include any Proceeds (as defined in the UCC), substitutions or replacements of any Excluded Property (unless such Proceeds, substitutions or replacements would otherwise constitute Excluded Property referred to above).
“Excluded Subsidiary” means any Subsidiary that is (a) an Unrestricted Subsidiary, (b) not wholly owned directly by Holdings, the ~~Dutch~~Parent Borrower, the U.S. Borrower or one or more of their respective wholly owned Restricted Subsidiaries, (c) an Immaterial Subsidiary ~~that is designated in writing to the Administrative Agent as such by the Borrower Representative~~, (d) a FSHCO or Controlled Foreign Subsidiary, (e) established or created pursuant to Section 7.02(x) and meeting the requirements of the proviso thereto; provided that such Subsidiary shall only be an Excluded Subsidiary for the period immediately prior to such acquisition, (f) a non~~-~~-U.S. Subsidiary for which the providing of a guarantee would reasonably be expected to result in a violation or breach of, or conflict with, fiduciary duties of such non~~-~~-U.S. Subsidiary’s officers, directors, or managers, (g) a Subsidiary that is prohibited by applicable Law from guaranteeing the Facilities, or which would require governmental (including regulatory) consent, approval, license or authorization to provide a guarantee unless, such consent, approval, license or authorization has been received, in each case so long as the Administrative Agent shall have received a certification from a Responsible Officer of Holdings as to the existence of such prohibition or consent, approval, license or authorization requirement, (h) a Subsidiary that is prohibited from guaranteeing the Facilities by any Contractual Obligation in existence on the Closing Date and is listed on Schedule 1.01(e) hereto (or, in the case of any newly~~-~~-acquired Subsidiary, in existence at the time of acquisition thereof but not entered into in contemplation thereof), (i) a Subsidiary with respect to which a guarantee by it of the Facilities would result in material adverse tax consequences (other than as a result of Section 956 of the Code or any related provisions) to Holdings, the ~~Dutch~~Parent Borrower or one or more of the Restricted Subsidiaries, as reasonably determined by the Borrower Representative, (j) any Permitted Receivables Financing Subsidiary, (k) not~~-~~-for~~-~~-profit subsidiaries, (l) any ~~Foreign~~ Subsidiary ~~to the extent excluded by application~~of Holdings that is not organized under the laws of ~~the Guaranty and~~a Security ~~Principles~~Jurisdiction, (m) Subsidiaries that are special purpose entities, and (n) any other Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent (confirmed in writing by notice to the Borrower Representative), the cost or other consequences (including any adverse tax consequences) of guaranteeing the Facilities shall be excessive in view of the benefits to be obtained by the Lenders therefrom; provided that if a Borrower Party executes the Guaranty as a “Guarantor,” then it shall not constitute an “Excluded Subsidiary” (unless released from its obligations under the Guaranty as a “Guarantor” in accordance with the terms hereof and thereof); provided further, that no Subsidiary of Holdings shall be an Excluded Subsidiary if such Subsidiary is not an “Excluded Subsidiary” (or comparable term) for the purposes of any Refinancing Notes, any New Incremental Notes, the Senior Notes, Senior Secured Notes, or, to the extent incurred by a Loan Party (other than Holdings), any Permitted Additional Debt, in each case, with an aggregate outstanding principal amount in excess of $50,000,000; provided further, that none of the Borrowers, Holdings or any other entity that (x) directly or indirectly, owns 100% of the Equity Interests of the ~~Dutch~~Parent Borrower or (y) directly owns the Equity Interests of the U.S. Borrower, in each case, may be Excluded Subsidiaries; provided further, that no Subsidiary of Holdings that was or was required to be a Guarantor immediately prior to a transaction contemplated by Section 7.04(a) shall cease to be a Guarantor or become an Excluded Subsidiary as a result of consummation of such transaction; provided, further that a Subsidiary will not become an Excluded Subsidiary solely as a result of a transaction by which such Subsidiary ceases to be a wholly owned Subsidiary unless such transaction is bona fide and not undertaken for the primary purpose of obtaining such release.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by such Recipient’s net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax or (ii) that are imposed as a result of any other present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising solely from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to and/or enforced any Loan Document), (b) in the case of a Lender (other than any Lender becoming a party hereto pursuant to a request by any Loan Party under Section ~~3.07~~3.08), any U.S. federal withholding Taxes imposed pursuant to a Law in effect on the date on which such Lender becomes a party hereto or changes its lending office, except in each case to the extent that, pursuant to Section 3.01, additional amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(g) ~~and~~; (d) any Taxes imposed pursuant to FATCA; (e) in respect of a Loan to a UK Borrower, Taxes suffered or incurred in respect of any Bank Levy (or payment attributable to, or liability arising as a consequence of, a Bank Levy); (f) in respect of a Loan to a UK Borrower, United Kingdom withholding taxes (“UK Tax Deduction”) imposed on amounts payable to or for the account of a Lender if, (i) on the date on which the payment falls due, the payment could have been made without a UK Tax Deduction if the Lender had been a Qualifying Lender, but on that date the Lender is not, or has ceased to be, a Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or UK Treaty or any published practice or published concession of any relevant taxing authority; or (ii) the relevant Lender is a UK Treaty Lender and the Loan Party making the payment can demonstrate that the payment could have been made to the Lender without the UK Tax Deduction had that Lender complied with its obligations under Section 3.01(g)(vii) below; (g) in the case of a Lender in respect of a Loan to a UK Borrower (other than any Lender becoming a party hereto pursuant to a request by any Loan Party under Section 3.07), any UK Tax Deduction imposed pursuant to a Law in effect on the date on which such Lender becomes a party hereto or changes its lending office (provided that the UK Borrower is a party hereto as a Borrower on that date), except in each case to the extent that, pursuant to Section 3.01, additional amounts with respect to such Taxes would have been payable either to such Lender’s assignor or transferor or to such Lender acting through its previous lending office if the assignment, transfer or change had not occurred; (h) the relevant Lender is a Qualifying Lender solely by virtue of paragraph (3) of the definition of “Qualifying Lender” and (i) an officer of H.M. Revenue & Customs has given (and not revoked) a direction (a “Direction”) under section 931 of the ITA which relates to the payment and that Lender has received from the UK Borrower a certified copy of that Direction and (ii) the payment could have been made to the Lender without any Tax Deduction if that Direction had not been made; (i) the relevant Lender is a Qualifying Lender solely by virtue of paragraph (3) of the definition of “Qualifying Lender” and (i) the relevant Lender has not given a Tax Confirmation to the UK Borrower and (ii) the payment could have been made to the Lender without any Tax Deduction if the Lender had given a Tax Confirmation to the UK Borrower, on the basis that the Tax Confirmation would have enabled the UK Borrower to have formed a reasonable belief that the payment was an “excepted payment” for the purpose of section 930 of the ITA; (j) any Luxembourg withholding Taxes required to be deducted or withheld pursuant to the Luxembourg law dated December 23, 2005 as amended on certain payments made to Luxembourg resident individuals; and (i) any Taxes imposed or withheld on the basis of the Dutch conditional interest withholding tax 2021 (Wet bronbelasting 2021).

“Executive Order” means Executive Order No. 13224 of September 23, 2001, entitled Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)).
“Existing L/C Issuer” means Citibank, N.A. or any of its Affiliates, as issuer of the Existing Letters of Credit.
“Existing Letters of Credit” means the letters of credit set forth on Schedule 1.01(k) issued under any credit facility of a Loan Party which has been refinanced as part of the Refinancing.
“Extendable Bridge Loans/Interim Debt” means “bridge” financings (including “bridge” loans), escrow or similar arrangements, which by their terms will be converted (subject to customary conditions to conversion for a debt instrument of a similar type) into loans or other Indebtedness that have, or will be extended such that they have, a maturity date later than the Latest Maturity Date of the Term Facilities then outstanding and a Weighted Average Life to Maturity that is longer than the Term Facilities then outstanding.
“Facility” means the Term Facilities, the Revolving Credit Facility, the Swing Line Sublimit or the Letter of Credit Sublimit, as the context may require.
“FASB ASC” means the Accounting Standard Codifications as promulgated by the Financial Accounting Standards Board, including any renumbering of such standards or any successor or replacement section or sections promulgated by the Financial Accounting Standards Board.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and ~~note~~not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b) of the Code, as of the date of this Agreement (or any amended or successor version described above), any intergovernmental agreement between a non~~-~~-U.S. jurisdiction and the U.S. (and any related law, regulation, or other official administrative practices, requirements or guidance) implementing the foregoing.
“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.
~~“Fee Letter” means the Amended and Restated Fee Letter dated September 14, 2012, among Buyer, Barclays, Credit Suisse, Citi, Deutsche Bank, MSSF, UBS, Jefferies and SMBC.~~
~~“Fifth Amendment” shall mean the Fifth Amendment to this Agreement, dated as of the Fifth Amendment Effective Date, by and among the Borrowers, U.S. Holdings, Holdings, the Administrative Agent, the Collateral Agent and the Term B-2 Dollar Lender.~~
~~“Fifth Amendment Effective Date” means June 1, 2017.~~

~~“Fifth Amendment Effective Date Term B-2 Dollar Commitment” has the meaning specified in the Fifth Amendment.~~
~~“Fifth Amendment Effective Date Term B-2 Dollar Loans” has the meaning specified in the Fifth Amendment.~~
~~“Fifth Amendment Lead Arranger” means Deutsche Bank Securities Inc., in its capacity as Fifth Amendment Lead Arranger.~~
“Finance Party” means any Agent, Arranger or Lender.
“Financial Covenant Event of Default” has the meaning specified in Section 8.01(b).
“Financing Lease Obligation” means, as applied to any Person, any obligation with respect to a Capitalized Lease (and, for the avoidance of doubt, not a straight-line or operating lease). At the time any determination thereof is to be made, the amount of the liability in respect of a Capitalized Lease would be the amount required to be reflected as a liability on such balance sheet (excluding the footnotes thereto) in accordance with GAAP.
“First Lien Net Leverage Ratio” means, on any date of determination, with respect to the Borrower Parties on a consolidated basis, the ratio of (a) Consolidated Funded First Lien Indebtedness (less the unrestricted cash and Cash Equivalents of the Borrower Parties as of such date) of the Borrower Parties on such date to (b) Consolidated EBITDA of the Borrower Parties for the four fiscal quarter period most recently then ended for which financial statements have been delivered pursuant to Section 6.01(a) or (b), as applicable.
“Fitch” means Fitch Ratings, Inc. or any successor to the rating agency business thereof.
“Fixed Charge Coverage Ratio” means, with respect to any Person as of any date, the ratio of (1) Consolidated EBITDA of such Person for the most recent period of four consecutive fiscal quarters for which financial statements have been delivered pursuant to Section 6.01(a) or (b), as applicable, to (2) the Fixed Charges of such Person for such period calculated on a Pro Forma Basis. In the event that Holdings or any of its Restricted Subsidiaries Incurs or redeems or repays any Indebtedness (other than in the case of revolving credit borrowings or revolving advances under any Permitted Receivables Financing unless the related commitments have been terminated and such Indebtedness has been permanently repaid and has not been replaced) or issues or redeems any Preferred Equity Interests or Disqualified Equity Interests subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to, substantially simultaneously with, or in connection with, the event for which the calculation of the Fixed Charge Coverage Ratio is made, then the Fixed Charge Coverage Ratio shall be calculated on a Pro Forma Basis with respect thereto; provided that in the event that Holdings shall classify Indebtedness Incurred on the date of determination as Incurred in part as Permitted Additional Debt and in part pursuant to one or more clauses of Section 7.03 (other than in respect of Section 7.03(b)(xiii)) as provided in Section 1.19, any calculation of Fixed Charges pursuant to this definition on such date (but not in respect of any future calculation following such date) shall not include any such Indebtedness (and shall not give effect to any repayment, repurchase, redemption, defeasance or other acquisition, retirement or discharge of Indebtedness from the proceeds thereof) to the extent Incurred pursuant to any such other clause of such definition.
“Fixed Charges” means, with respect to any Person for any period, the sum of:
(1)    Consolidated Interest Expense of such Person for such period, and

(2)    the product of (a) all cash dividend payments (excluding items eliminated in consolidation) on any series of Preferred Equity Interests or Disqualified Equity Interests of such Person and its Restricted Subsidiaries for such period and (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person and its Restricted Subsidiaries, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.
“Flood Insurance Laws” means, collectively, (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statute thereto, (iii) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto and (iv) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto.
~~“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to USD LIBOR.~~
“Foreign Benefit Event” means, with respect to any Foreign Plan, (a) the existence of unfunded liabilities in excess of the amount permitted under any applicable Law, or in excess of the amount that would be permitted absent a waiver from a Governmental Authority, (b) the failure to make the required contributions or payments, under any applicable Law, on or before the due date for such contributions or payments, (c) the receipt of a notice by a Governmental Authority relating to the intention to terminate any such Foreign Plan or to appoint a trustee or similar official to administer any such Foreign Plan, or alleging the insolvency of any such Foreign Plan, (d) the incurrence of any liability by any of the Subsidiaries of Holdings under applicable Law on account of the complete or partial termination of such Foreign Plan or the complete or partial withdrawal of any participating employer therein or (e) the occurrence of any transaction that is prohibited under any applicable Law and that could reasonably be expected to result in the incurrence of any liability by any of the Subsidiaries of Holdings, or the imposition on any of the Subsidiaries of Holdings of, any fine, excise ~~tax~~Tax or penalty resulting from any noncompliance with any applicable Law.
“Foreign Casualty Event” shall have the meaning assigned to such term in Section 2.05(b)(viii).
“Foreign Disposition” shall have the meaning assigned to such term in Section 2.05(b)(viii).
~~“Foreign Guarantor Provisions” means the Foreign Guarantor Provisions set forth on Schedule 1.16.~~
“Foreign Lender” means a lender that is not a U.S. Person.
“Foreign Plan” means any pension plan, benefit plan, fund (including any superannuation fund) or other similar program that, under the applicable Law of any jurisdiction other than the United States, is required to be funded through a trust or other funding vehicle (other than a trust or funding vehicle maintained exclusively by a Governmental Authority) by a Loan Party primarily for the benefit of employees employed and residing outside the United States.
“Foreign Subsidiary” means any direct or indirect Subsidiary of Holdings that is not a Domestic Subsidiary.

“Fourth Amendment” shall mean the Fourth Amendment, dated as of the Fourth Amendment Effective Date, to this Agreement by and among the Borrowers, U.S. Holdings, Holdings, the Administrative Agent, the Collateral Agent and the lenders party thereto.
“Fourth Amendment Effective Date” means December 15, 2016.
“Fourth Amendment Lead Arrangers” means each of Barclays Bank PLC, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman Sachs Bank USA, JPMorgan Chase Bank, N.A, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley Senior Funding, Inc. in their respective capacities as Fourth Amendment Lead Arrangers.
“Fraudulent Conveyance” has the meaning specified in Section 10.23(b).
“FRB” means the Board of Governors of the Federal Reserve System of the United States.
“Fronting Exposure” means, at any time there is a Defaulting Lender under any Tranche of the Revolving Credit Facility, (a) with respect to an L/C Issuer under such Tranche, such Defaulting Lender’s Pro Rata Share of the outstanding L/C Obligations under such Tranche (other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Non~~-~~-Defaulting Lenders under such Tranche or Cash Collateralized in accordance with the terms hereof) and (b) with respect to the Swing Line Lender under such Tranche, such Defaulting Lender’s Pro Rata Share of Swing Line Loans under such Tranche (other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Non~~-~~-Defaulting Lenders under such Tranche or Cash Collateralized in accordance with the terms hereof).
“FSHCO” means any Subsidiary of the U.S. Borrower (i) that is organized under the laws of the United States, any state thereof or the District of Columbia and (ii) that owns no material assets other than equity interests of one or more Controlled Foreign Subsidiaries.
“Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.
“Funded Debt” of any Person means Indebtedness for borrowed money of such Person that (x) by its terms matures more than one year after the date of its creation or (y) matures within one year from any date of determination but (in the case of this clause (y)) is renewable or extendable, at the option of such Person, to a date more than one year after such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year after such date, including Indebtedness in respect of the Loans.
“GAAP” means (i) generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, as in effect from time to time or (ii) if the ~~Dutch~~Parent Borrower so elects, the International Financial Reporting Standards; provided, however, in each case, that if the Borrower Representative (on behalf of the Borrowers) notifies the Administrative Agent that the Borrowers request an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof (including through the adoption of International Financial Reporting Standards) on the

operation of such provision (or if the Administrative Agent notifies the Borrowers that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof (including through the adoption of International Financial Reporting Standards), then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.
“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
“Granting Lender” has the meaning specified in Section 10.07(g).
“Guarantee” means, as to any Person, without duplication, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance of such Indebtedness or other monetary obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other monetary obligation or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part) or (b) any Lien on any assets of such Person securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or other monetary obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term “Guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary or reasonable indemnity obligations in effect on the Closing Date, or entered into in connection with any acquisition or Disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.
“Guarantors” means, collectively, Holdings and, as of the ~~Seventh~~Eleventh Amendment Effective Date, the Subsidiaries of Holdings listed on Schedule 1 (such Subsidiaries not to include any Excluded Subsidiary) and each other Subsidiary of Holdings that shall be required to execute and deliver a guaranty or guaranty supplement pursuant to Section 6.12 or 6.16.
“Guaranty” means ~~(i) prior to the Seventh Amendment Effective Date collectively, the Holdings Guaranty and the Subsidiary Guaranty and (ii) on or after the Seventh Amendment Effective Date,~~ that certain Second Amended and Restated Guaranty Agreement, dated as of the ~~Seventh~~Eleventh Amendment Effective Date, made by Holdings and ~~any direct or indirect Subsidiary~~the Subsidiaries of Holdings ~~that is a Guarantor as of Seventh Amendment Effective Date~~party thereto in favor of the Administrative Agent on behalf of the Secured Parties, substantially in the form of Exhibit ~~B to the Seventh Amendment~~F, as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, together with each other guaranty and guaranty supplement delivered pursuant to Section 6.12 or 6.16.
~~“Guaranty and Security Principles” means the Guaranty and Security Principles set forth on Schedule 1.12.~~
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, materials or wastes, including petroleum or petroleum distillates, asbestos or asbestos~~-~~-containing materials, toxic mold, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other hazardous or toxic substances or wastes of any nature regulated pursuant to any Environmental Law.
“Hedge Bank” means any Person that (i) at the time it enters into a Swap Contract, is a Lender or an Agent or an Affiliate of a Lender or an Agent, (ii) within 30 days after the time it enters into a Swap Contract, becomes a Lender or an Agent or an Affiliate of a Lender or an Agent, or (iii) with respect to Swap Contracts in effect as of the Closing Date, is, as of the Closing Date or within 30 days after the Closing Date, a Lender or an Agent or an Affiliate of a Lender or an Agent and a party to a Swap Contract, in each case, in its capacity as a party to such Swap Contract.
“Holdings” shall mean (i) prior to the Seventh Amendment Effective Date, Axalta Coating Systems Dutch Holding A B.V. (f/k/a Flash Dutch 1 B.V.), a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) organized and established under the laws of the Netherlands, (ii) on or after the Seventh Amendment Effective Date, Holdings (as defined in the preamble to this Agreement) or (iii) after the Seventh Amendment Effective Date, any other Person or Persons (“New Holdings”) that is (A) a Subsidiary of (or are Subsidiaries of) Holdings or of any direct or indirect parent of Holdings (“Previous Holdings”), (B) an entity incorporated or organized solely for the purpose of reincorporating or reorganizing Holdings in ~~the United Kingdom, the Netherlands, Luxembourg~~any Security Jurisdiction or any other jurisdiction as approved by the Administrative Agent in its reasonable discretion or (C) any other entity incorporated or organized in ~~the United Kingdom, the Netherlands, Luxembourg~~ any Security Jurisdiction or any other jurisdiction as approved by the Administrative Agent in its reasonable discretion that satisfies the requirements set forth in the immediately following proviso; provided that (a) such New Holdings directly or indirectly owns 100% of the Equity Interests of the Borrowers, (b) New Holdings shall expressly assume all the obligations of Previous Holdings under this Agreement and the other Loan Documents pursuant to a supplement hereto or thereto in form and substance reasonably satisfactory to the Administrative Agent and the Borrower Representative, (c) if reasonably requested by the Administrative Agent, an opinion of counsel covering matters reasonably requested by the Administrative Agent shall be delivered on behalf of the Borrowers to the Administrative Agent, (d) all Capital Stock of the Borrowers and substantially all of the other assets of Previous Holdings are contributed or otherwise transferred, directly or indirectly, to such New Holdings and pledged to secure the Obligations, (e) no Event of Default has occurred and is continuing at the time of such substitution and such substitution does not result in any Event of Default, (f) the Administrative Agent shall have received at least five (5) Business Days’ prior written notice (or such shorter period as the Administrative Agent may agree in its reasonable discretion) of the proposed transaction and Previous Holdings, New Holdings and the Borrowers shall promptly and in any event at least two (2) Business Days’ prior to the consummation of the transaction provide all information any Lender or any Agent may reasonably request to satisfy its “know your customer” and other similar requirements necessary for such Person to comply with its internal compliance and regulatory requirements with respect to the proposed successor New Holdings and (g) if reasonably requested by the Administrative Agent, (x) the Loan Parties shall execute and deliver amendments, supplements and other modifications to all Loan Documents, instruments and agreements executed in connection therewith necessary to perfect and protect the liens and security interests in the Collateral of New Holdings, in each case in form and substance substantially consistent with the instruments and agreements previously delivered in respect thereof or reasonably satisfactory to the Administrative Agent; provided that, with the consent of the Administrative Agent (such consent not to be unreasonably withheld, conditioned, delayed or denied), such amendments, supplements, modifications, instruments and/or agreements may be executed and delivered following such substitution and shall not constitute a condition to the effectiveness of New Holdings’ substitution for Holdings and (y) the Loan Parties shall execute and deliver any documentation reasonably necessary to comply with the local law requirements of the applicable jurisdiction; provided, further, that if each of the foregoing is satisfied, Previous Holdings shall be automatically released of all its obligations as “Holdings” under the Loan Documents and any reference to “Holdings” in the Loan Documents shall refer to New Holdings; provided, further, that if any “New Holdings” is designated and, as a direct result of such designation, any entity that was a Borrower Party immediately prior to such designation (“Previous Borrower Party”) would no longer be a Borrower Party immediately following such designation, such Previous Borrower Party may either (x) continue to be a Guarantor and a Borrower Party or (y) subject to compliance with the requirements set forth in the definition of “Unrestricted Subsidiary” (including, without limitation, the requirement that any assets owned by such Unrestricted Subsidiary at the time of the initial designation thereof shall be treated as Investments pursuant to Section 7.02 and valued at their fair market value (as determined by the Borrower Representative in good faith) at the time of such designation), be deemed for all purposes of this Agreement to be an Unrestricted Subsidiary.
~~“Holdings Guaranty” means the Holdings Guaranty made by Axalta Coating Systems Dutch Holding A B.V. (f/k/a Flash Dutch 1 B.V.), a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) organized and established under the laws of the Netherlands in favor of the Administrative Agent on behalf of the Secured Parties, substantially in the form of Exhibit F-1.~~
“Honor Date” has the meaning specified in Section 2.03(d)(i).
“Immaterial Subsidiary” means any Subsidiary of Holdings that, as of the ~~date~~end of the most ~~recent financial statements required to be delivered pursuant to Section 6.01(a) or (b), does not have~~recently ended Test Period, has (a) assets ~~(when combined with the assets of all other Immaterial Subsidiaries, after eliminating intercompany obligations) in excess of~~that are both (x) for any Subsidiary, individually, equal to or less than 5.0% of Consolidated Total Assets ~~or~~of Holdings and its Restricted Subsidiaries and (~~b~~y) ~~revenues (~~when combined with the ~~revenues~~assets of all other Immaterial Subsidiaries, after eliminating intercompany obligations, equal to or less than 10.0% of Consolidated Total Assets of Holdings and its Restricted Subsidiaries, and (b) revenue for ~~the period of four consecutive fiscal quarters ending on such date in excess of~~such Test Period that are both (x) for any Subsidiary, individually, equal to or less than 5.0% of ~~the~~ consolidated ~~revenues~~revenue of Holdings and ~~the~~its Restricted Subsidiaries and (y) when combined with the revenue of all other Immaterial Subsidiaries, after eliminating intercompany obligations, equal to or less than 10.0% of consolidated revenue of Holdings and its Restricted Subsidiaries for such period; provided that, ~~at all times prior to the first delivery of financial statements pursuant to Section 6.01(a) or (b), this definition shall be applied based on the pro forma consolidated financial statements of the Company and its Subsidiaries set forth on Schedule 1.01(f) hereto~~any Subsidiary that is not organized in a Security Jurisdiction shall not be deemed to be an “Immaterial Subsidiary” for purposes of the definition of “Excluded Subsidiary” and the requirements of Section 6.12.
“Increase Effective Date” has the meaning specified in Section 2.14(c).
“Incremental Amount” has the meaning specified in Section 2.14(a).
“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)    ~~(a)~~ all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
(b)    ~~(b)~~ the maximum amount of (i) all letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, and (ii) surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person;
(c)    ~~(c)~~ net obligations of such Person under any Swap Contract;
(d)    ~~(d)~~ all obligations of such Person to pay the deferred purchase price of property or services (other than (x) trade accounts payable in the ordinary course of business, (y) any earn~~-~~-out obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and (z) expenses accrued in the ordinary course of business);
(e)    ~~(e)~~ indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;
(f)    ~~(f)~~ all Attributable Indebtedness;
(g)    ~~(g)~~ all obligations of such Person in respect of Disqualified Equity Interests; and
(h)    ~~(h)~~ all Guarantees of such Person in respect of any of the foregoing.
For all purposes hereof, the Indebtedness of any Person shall (A) include the Indebtedness of any partnership or Joint Venture (other than a joint venture that is itself a corporation or limited liability company or the foreign equivalent thereof) in which such Person is a general partner or a joint venturer, (i) unless such Indebtedness is expressly made non~~-~~-recourse to such Person or (ii) except to the extent such Person’s liability for such Indebtedness is otherwise limited in recourse or amount, but only up to the amount of the value of the assets to which recourse is limited or the amount of such limit and (B) in the case of Holdings and its Restricted Subsidiaries, exclude all intercompany Indebtedness having a term not exceeding 364 days (inclusive of roll over or extensions of term). The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of Indebtedness of any Person for purposes of clause (e) shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby as determined by such Person in good faith.
“Indemnified Liabilities” has the meaning specified in Section 10.05.
“Indemnified Taxes” means (a) all Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), all Other Taxes.
“Indemnitees” has the meaning specified in Section 10.05.
“Information” has the meaning specified in Section 10.08.

~~“Initial Euro Term Borrowing” means a borrowing consisting of simultaneous Initial Euro Term Loans having the same Interest Period made by each of the Euro Term Lenders pursuant to Section 2.01(b) on the Closing Date.~~
~~“Initial Euro Term Commitment” means, as to each Euro Term Lender, its obligation to make Initial Euro Term Loans to the Borrowers pursuant to Section 2.01(b) in an aggregate principal amount not to exceed the amount set forth opposite such Euro Term Lender’s name on Schedule 2.01 under the caption “Initial Euro Term Commitment” as such amount may be adjusted from time to time in accordance with this Agreement. The initial aggregate amount of the Initial Euro Term Commitments is €400,000,000.~~
~~“Initial Euro Term Loans” has the meaning specified in Section 2.01(b).~~
~~“Initial Lenders” means each of the Lenders party to the Commitment Letter.~~
“Initial Public Company Costs” means, as to any Person, costs associated with, or in anticipation of, or preparation for, compliance with the requirements of the Sarbanes~~-~~-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith and costs relating to compliance with the provisions of the Securities Act and the Exchange Act, as applicable to companies with equity securities held by the public, the rules of national securities exchange companies with listed equity, directors’ compensation, fees and expense reimbursement, costs relating to investor relations, shareholder meetings and reports to shareholders, directors’ and officers’ insurance and other executive costs, legal and other professional fees, and listing fees, in each case to the extent arising solely by virtue of the initial listing of such Person’s equity securities on a national securities exchange; provided that any such costs arising from the costs described above in respect of the ongoing operation of such Person as a listed equity or its listed debt securities following the initial listing of such Person’s equity securities or debt securities, respectively, on a national securities exchange shall not constitute Initial Public Company Costs.

“~~Initial Term B Borrowing” means a borrowing consisting of simultaneous Initial Term B Loans of the same Type and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Term B Lenders pursuant to Section 2.01(a), in each case, on the Closing Date.~~
~~“Initial Term B Commitment” means, as to each Term Lender, its obligation to make Initial Term B Loans to the Borrowers pursuant to Section 2.01(a) in an aggregate principal amount not to exceed the amount set forth opposite such Term B Lender’s name on Schedule 2.01 under the caption “Initial Term B Commitment” as such amount may be adjusted from time to time in accordance with this Agreement. The initial aggregate amount of the Initial Term B Commitments is $2,300,000,000.~~
~~“Initial Term B Loans” has the meaning specified in Section 2.01(a).~~
~~“Initial Term Borrowings” means (a) the Initial Euro Term Borrowing and (b) the Initial Term B Borrowing.~~
~~“Initial Term Commitments” means (a) the Initial Euro Term Commitments and (b) the Initial Term B Commitments.~~
~~“Initial Term Loans” means (a) the Initial Euro Term Loans and (b) the Initial Term B Loans.~~Inside Maturity Basket” means Indebtedness consisting of, at the Borrowers’ option, any combination of Refinancing Notes, New Loan Commitments or Specified Refinancing Debt, equal to the greater of (a) $783,000,000 and (b) 100% of the EBITDA Grower Amount, for the aggregate principal amount of all Indebtedness incurred within the Inside Maturity Basket during the term of this Agreement.
“Intellectual Property Security Agreement” means, collectively, the intellectual property security agreement, substantially in the form of Exhibit B to the Security Agreement, entered into by the applicable Loan Parties dated the date of this Agreement, together with each other intellectual property security agreement or intellectual property security agreement supplement executed and delivered pursuant to Section 6.12, 6.14 or Section 6.16.
“Intellectual Property Security Agreement Supplement” means, collectively, any intellectual property security agreement supplement entered into in connection with, and pursuant to the terms of, any Intellectual Property Security Agreement.
“Intercompany Subordination Agreement” means an intercompany subordination agreement, in substantially the form of Exhibit J hereto, or otherwise in form and substance reasonably satisfactory to the Administrative Agent, and as amended, supplemented or otherwise modified from time to time.
“Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of the Closing Date, among the Borrowers, the Collateral Agent, and the collateral agent for the Senior Secured Notes, as supplemented by that certain joinder to the Intercreditor Agreement, dated as of April 28, 2016, to join Truist Bank (f/k/a SunTrust Bank), as new agent, and as amended, supplemented or otherwise modified from time to time.
“Interest Payment Date” means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; provided, however, that if any Interest Period for a Eurocurrency Rate Loan or a Term SOFR Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each March, June, September and December and the Maturity Date of the Facility under which such Loan was made (commencing with June 30, 2013).
“Interest Period” means, (~~i~~a) as to each SONIA Rate Loan, the applicable SONIA Interest Period ~~and~~, (~~ii~~b) as to each Eurocurrency Rate Loan, the period commencing on the date such Eurocurrency Rate Loan is disbursed or converted to or continued as a Eurocurrency Rate Loan and ending on the date one, two, three or six months thereafter, or to the extent consented to by all Appropriate Lenders, nine or twelve months thereafter (or such shorter interest period as may be agreed to by all Lenders), as selected by the Borrower Representative in a Committed Loan Notice and (c) as to each Term SOFR Loan, the period commencing on the date of Borrowing, conversion or continuation of such Term SOFR Loan specified in the applicable Committed Loan Notice and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter (or such other period as may be agreed to by all Lenders and the Administrative Agent), as selected by the Borrower Representative in a Committed Loan Notice; provided that~~:(a)~~ , with respect to clauses (b) and (c), (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;~~(b)~~  (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and~~(c)~~  (iii) no Interest Period shall extend beyond the scheduled Maturity Date of the Facility under which such Loan was made.
“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other

Person and any arrangement pursuant to which the investor incurs debt of the type referred to in clause (h) of the definition of Indebtedness in respect of such Person or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested (measured at the time made), without adjustment for subsequent increases or decreases in the value of such Investment but, giving effect to any returns or distributions of capital or repayment of principal actually received in cash by such Person with respect thereto (but only to the extent that the aggregate amount of all such returns, distributions and repayments with respect to such Investment does not exceed the principal amount of such Investment and less any such amounts which increase the Cumulative Credit).
“IP Rights” has the meaning specified in Section 5.16.
“IRS” means the United States Internal Revenue Service.
“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).
“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the applicable L/C Issuer and the Borrower Representative (or, if applicable, a Borrower Party) or in favor of such L/C Issuer and relating to such Letter of Credit.
“ITA” means the UK Income Tax Act 2007.
“Jefferies” means Jefferies Finance LLC.
“Joint Venture” means (a) any Person that is not a Subsidiary of Holdings that would constitute an “equity method investee” of any of the Restricted Subsidiaries and (b) any Person other than an individual or a Subsidiary of Holdings (i) in which Holdings or any Restricted Subsidiary holds or acquires a beneficial ownership interest (by way of ownership of Equity Interests or other evidence of ownership) in excess of 10% of the Equity Interests of such Person and (ii) which is engaged in a business permitted by Section 7.07.
“Judgment Currency” has the meaning specified in Section 10.24.
“Junior Financing” has the meaning specified in Section 7.13.
“Junior Financing Documentation” means any documentation governing any Junior Financing.
“Latest Maturity Date” means, at any date of determination, the latest maturity or expiration date applicable to any Term Loan Tranche or Revolving Tranche at such time under this Agreement, in each case as extended in accordance with this Agreement from time to time.
“Laws” means, collectively, all applicable international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.

“L/C Advance” means, with respect to each Revolving Credit Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share.
“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed by the Borrowers on the date required under Section 2.03(d)(i) or refinanced as a Revolving Credit Borrowing.
“L/C Commitment” means, with respect to each L/C Issuer, the commitment of such L/C Issuer to issue Letters of Credit hereunder. The amount of each L/C Issuer’s L/C Commitment is set forth on Schedule 2.01, or, in the case of any Lender that becomes an L/C Issuer after the Tenth Amendment Effective Date, in written agreement setting forth the L/C Commitment of such newly designated L/C Issuer; provided that the L/C Commitment of any L/C Issuer may be increased or decreased if agreed in writing between the Borrowers and such L/C Issuer (each acting in its sole discretion) and notified to the Administrative Agent. The aggregate amount of the L/C Commitments on the Tenth Amendment Effective Date is $150,000,000.
“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.
“L/C Issuer” means (a) each of Barclays, Bank of America, N.A., Citibank, N.A., ~~Credit Suisse AG, Cayman Islands Branch,~~ Deutsche Bank AG New York Branch, ~~Goldman Sachs Bank USA,~~ JPMorgan Chase Bank, N.A.~~, People’s United Bank, N.A.,~~ and Truist ~~Bank and United~~ Bank, each in their capacity as an issuer of Letters of Credit hereunder (it being understood that Barclays shall not be obligated to issue any commercial letters of credit hereunder), (b) any other Lender reasonably acceptable to the Borrower Representative and the Administrative Agent that agrees to issue Letters of Credit pursuant hereto, in each case in its capacity as an issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder and (c) the Existing L/C Issuer shall be an L/C Issuer with respect to the Existing Letters of Credit.
“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.12. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.
“Lender” has the meaning specified in the introductory paragraph to this Agreement and, as the context requires, includes each L/C Issuer and the Swing Line Lender.
“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower Representative and the Administrative Agent.
“Letter of Credit” means any Existing Letter of Credit or any letter of credit issued hereunder. A Letter of Credit may be a commercial letter of credit or a standby letter of credit.
“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the applicable L/C Issuer, together with a request for L/C Credit Extension, substantially in the form of Exhibit A~~-~~-2 hereto.

“Letter of Credit Expiration Date” means, subject to Section 2.03(a)(iii)(C), the day that is five Business Days prior to the scheduled Maturity Date then in effect for the applicable Revolving Tranche (or, if such day is not a Business Day, the next preceding Business Day).
“Letter of Credit Sublimit” means a Dollar Amount equal to $150,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Credit Facility.
“Lien” means any mortgage, pledge, hypothecation, collateral assignment, deposit arrangement, encumbrance having the effect of security, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any Capitalized Lease having substantially the same economic effect as any of the foregoing).
“Loan” means an extension of credit by a Lender to the Borrowers under Article II in the form of a Term Loan Tranche, a Revolving Credit Loan, a Specified Refinancing Revolving Loan or a Swing Line Loan.
“Loan Documents” means, collectively, (i) this Agreement, (ii) the Notes, (iii) the Guaranty, (iv) the Collateral Documents, (v) the Intercompany Subordination Agreement, (vi) the Intercreditor Agreement and any other intercreditor agreement required to be entered into pursuant to the terms of this Agreement, (vii) any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.18 of this Agreement, and (viii) any Refinancing Amendment.
“Loan Parties” means, collectively, the Borrowers and each Guarantor.
“Local Time” means, with respect to Eurocurrency Rate Loans or SONIA Rate Loans denominated in (a) Euros or Pounds Sterling, the prevailing time in London, (b) Australian Dollars, the prevailing time in Sydney, Australia, (c) Canadian Dollars, the prevailing Eastern time in the United States and (d) Yen, the prevailing time in Tokyo, Japan.
“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank market.
“Majority Lenders” of any Tranche shall mean those Non~~-~~-Defaulting Lenders which would constitute the Required Lenders under, and as defined in, this Agreement if all outstanding Obligations of the other Tranches under this Agreement were repaid in full and all Commitments with respect thereto were terminated.
“Market Capitalization” means an amount equal to (i) the total number of issued and outstanding shares of common Equity Interests of Holdings or any direct or indirect parent of Holdings on the date of the declaration or making of the relevant Restricted Payment multiplied by (ii) the arithmetic mean of the closing prices per share of such common Equity Interests for the 30 consecutive trading days immediately preceding the date of declaration or making of such Restricted Payment.
“Material Adverse Effect” means (a) a material adverse effect on the business, assets, property, liabilities (actual or contingent), financial condition or results of operations of the Borrower Parties, taken as a whole, (b) a material adverse effect on the ability of the Loan Parties (taken as a whole) to perform their respective obligations under the Loan Documents or (c) a material adverse effect on the rights and remedies of the Agents or the Lenders under the Loan Documents.

“Material Real Property” means any parcel of real property (other than a parcel with a fair market value of less than $~~10,000,000~~20,000,000) owned in fee by a Loan Party and located in the United States; provided, however, that one or more parcels owned in fee by a Loan Party and located adjacent to, contiguous with, or in close proximity to, and comprising one property with a common street address, may, in the reasonable discretion of the Administrative Agent, be deemed to be one parcel for the purposes of this definition.
“Material Subsidiary Guarantor” means (i) any Subsidiary Guarantor which is organized in a jurisdiction in which (a) the aggregate value of all Subsidiary Guarantors organized in such jurisdiction constitutes at least 10% of the Borrower Parties’ Consolidated Total Assets as of the end of the most recently completed fiscal quarter or (b) the aggregate value of all Subsidiary Guarantors organized in such jurisdiction constitutes at least 10% of the consolidated revenues of the Borrower Parties for the period of the four most recently completed fiscal quarters and (ii) any Subsidiary Guarantor which individually constitutes (a) at least 5% of the Borrower Parties’ Consolidated Total Assets as of the end of the most recently completed fiscal quarter or (b) at least 5% of the consolidated revenues of the Borrower Parties for the period of the four most recently completed fiscal quarters.
“Maturity Date” means:
(a)    ~~(a)~~ with respect to the Revolving Credit Facility, the earlier of (i) May 11, 2026 (ii) the date of termination in whole of the Revolving Credit Commitments, the Letter of Credit Commitments and the Swing Line Loans pursuant to Section 2.06(a) or 8.02, and (iii) the date that is 91 days prior to the Term B~~-~~-3 Dollar Loan Maturity Date (as such date may be extended under the terms of the Credit Agreement from time to time and including any similar term with respect to any refinancing thereof); provided that, if such 91st day prior to the Term B~~-~~-3 Dollar Loan Maturity Date is not a Business Day, the “Maturity Date” pursuant to this clause (iii) shall be the immediately preceding Business Day, and
~~(b)     with respect to the 2014 Specified Refinancing Term Loans, the 2014 Specified Refinancing Term Loan Maturity Date,~~
~~(c)~~
(b)    with respect to ~~the~~ Term B~~-1 Loans, the Term B-1 Maturity Date, and~~
~~(d)    with respect to the Term B-2~~-4 Dollar Loans, the Term B~~-2 Dollar Loan Maturity Date; and~~
~~(e)    with respect to Term B-3 Dollar Loans, the Term B-3~~-4 Dollar Loan Maturity Date;
provided that the reference to Maturity Date with respect to (i) Term Loans and Revolving Credit Commitments that are the subject of a loan modification offer pursuant to Section 10.01 and (ii) Term Loans and Revolving Credit Commitments that are incurred pursuant to Sections 2.14 or 2.20 shall, in each case, be the final maturity date as specified in the loan modification documentation, incremental documentation, or specified refinancing documentation, as applicable thereto.
    ~~“Maximum Rate” has the meaning specified in Section 10.10.~~
~~“Maximum First Lien~~
“Maximum Fixed Repurchase Price” means with respect to any Designated Preferred Stock that does not have a fixed repurchase price, an amount calculated in accordance with the terms of such Designated Preferred Stock as if such Designated

Preferred Stock were purchased on any date on which the Total Net Leverage Ratio shall be required to be determined pursuant to this Agreement, and if such price is based upon, or measured by, the fair market value of such Designated Preferred Stock, such fair market value shall be determined reasonably and in good faith by Holdings.
“Maximum Leverage Requirement” means, with respect to (1) any request pursuant to Article II for an increase in any Revolving Tranche or any Term Loan Tranche, for a New Term Facility or for the issuance of New Incremental Notes or (2) any Permitted Additional Debt incurred or issued in reliance on the Maximum Leverage Requirement under Section 7.03, the requirement that, on a Pro Forma Basis, after giving effect to such increase, such new Facility ~~(assuming all commitments thereunder are fully drawn) or~~, such New Incremental Notes ~~(including~~or such Permitted Additional Debt (and, in each case, after giving effect to any acquisition consummated concurrently therewith~~), the First Lien Net Leverage Ratio as of~~ and calculated as if any increase in any Revolving Tranche or any New Revolving Facility were fully drawn on the effective date ~~of the most recent financial statements required to be delivered pursuant to Section 6.02(a) or (b) not exceed 4.25:1.00; provided, that solely for the purpose of calculating the First Lien Net Leverage Ratio pursuant to this definition, any identifiable proceeds of Indebtedness incurred pursuant to Sections 2.14 and 2.17, and any identifiable proceeds of New Incremental Notes and any Refinancing Notes (in the case of Refinancing Notes, to the extent that such Refinancing Notes refinance Indebtedness incurred pursuant to Sections 2.14 and 2.17 or any identifiable proceeds of New Incremental Notes) and, in each case, whether or not such Indebtedness is unsecured or is secured by Liens that rank junior in priority to the Liens securing the Obligations, (i) shall be deemed to constitute Consolidated Funded First Lien Indebtedness and (ii) shall not qualify as “cash or Cash Equivalents of the Borrower Parties” for the purposes of calculating any net obligations or liabilities under the terms of this Agreement.~~thereof but without giving effect to the cash proceeds of such Indebtedness then being incurred), in each case as of the last day of the most recently ended Test Period:
(1)    for any such Indebtedness that is secured by the Collateral on a pari passu basis with the Facilities, the First Lien Net Leverage Ratio for such Test Period, calculated on a Pro Forma Basis, would not exceed 4.25:1.00 (or with respect to Indebtedness to be incurred in connection with a Permitted Acquisition or an Investment permitted under Section 7.02, the First Lien Net Leverage Ratio for such Test Period, calculated on a Pro Forma Basis, would not exceed the greater of (A) 4.25:1.00 and (B) the First Lien Net Leverage Ratio immediately prior to the incurrence of such Indebtedness);
(2)    for any such Indebtedness that is secured by the Collateral on a junior basis to the Facilities, the Senior Secured Net Leverage Ratio for such Test Period, calculated on a Pro Forma Basis, would not exceed 4.25:1.00 (or with respect to Indebtedness to be incurred in connection with a Permitted Acquisition or an Investment permitted under Section 7.02, the Senior Secured Net Leverage Ratio for such Test Period, calculated on a Pro Forma Basis, would not exceed the greater of (A) 4.25:1.00 and (B) the Senior Secured Net Leverage Ratio immediately prior to the incurrence of such Indebtedness); and
(3)    for any such Indebtedness that is secured solely by assets that do not constitute Collateral or is unsecured, either (x) the Total Net Leverage Ratio for such Test Period, calculated on a Pro Forma Basis, would not exceed 6.00:1.00 (or with respect to Indebtedness to be incurred in connection with a Permitted Acquisition or an Investment permitted under Section 7.02, the Total Net Leverage Ratio for such Test Period, calculated on a Pro Forma Basis, would not exceed the greater of (A) 6.00:1.00 and (B) the Total Net Leverage Ratio immediately prior to the incurrence of such Indebtedness) or (y) the Fixed Charge Coverage Ratio of the Borrower Parties for such Test Period, calculated on a Pro Forma Basis, would not be less than 2.00:1.00 (or with respect to Indebtedness to be incurred in connection with a Permitted

Acquisition or an Investment permitted under Section 7.02, the Fixed Charge Coverage Ratio of the Borrower Parties for such Test Period, calculated on a Pro Forma Basis, would not be less than the lesser of (A) 2.00:1.00 and (B) the Fixed Charge Coverage Ratio of the Borrower Parties immediately prior to the incurrence of such Indebtedness).
“Maximum Rate” has the meaning specified in Section 10.10.
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
“Mortgage” means, collectively, the deeds of trust, trust deeds and mortgages in respect of Mortgaged Properties in the U.S. made by the Loan Parties in favor or for the benefit of the Collateral Agent on behalf of the Lenders substantially in the form of Exhibit H (with such changes as may be customary to account for local Law matters) or otherwise in form and substance reasonably satisfactory to the Administrative Agent, in each case as the same may be amended, amended and restated, extended, supplemented, substituted or otherwise modified from time to time.
“Mortgage Policies” has the meaning specified in Section 6.14(~~ii~~b).
“Mortgaged Properties” means the parcels of real property identified on Schedule 5.08(b) and any other Material Real Property with respect to which a Mortgage is required pursuant to Section 6.12.
“MSSF” means Morgan Stanley Senior Funding, Inc.
“Multicurrency Revolving Credit Commitments” means, as to any Multicurrency Revolving Credit Lender, its obligation, if any, to (a) make Revolving Credit Loans to the Borrower pursuant to Section 2.01(c), (b) purchase participations in L/C Obligations and (c) purchase participations in Swing Line Loans, in an aggregate principal and/or face Dollar Amount not to exceed the amount set forth under the heading “Multicurrency Revolving Credit Commitment” opposite such Lender’s name on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender became a party hereto, as applicable, as the same may be adjusted from time to time in accordance with this Agreement. The Dollar Amount of the Multicurrency Revolving Credit Commitments shall be $350,000,000 on the Tenth Amendment Effective Date, as such amount may be adjusted from time to time in accordance with the terms of this Agreement.
“Multicurrency Revolving Credit Lender” means, at any time, any Lender that has a Multicurrency Revolving Credit Commitment at such time.
“Multicurrency Tranche” means the Tranche of the Revolving Credit Facility pursuant to which Revolving Credit Loans, Letters of Credit or Swing Line Loans are made under the Multicurrency Revolving Credit Commitments.
“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate makes or is obligated to make contributions.
“Net Cash Proceeds” means:
(a)    ~~(a)~~ with respect to the Disposition of any asset by any of the Borrower Parties (other than any Disposition of any Permitted Receivables Financing Assets by any of the Borrower Parties to a Permitted Receivables Financing Subsidiary) or any Casualty Event, the

excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such Disposition or Casualty Event (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received and, with respect to any Casualty Event, any insurance proceeds or condemnation awards in respect of such Casualty Event received by or paid to or for the account of any of the Borrower Parties and including any proceeds received as a result of unwinding any related Swap Contract in connection with such related transaction) over (ii) the sum of (A) the principal amount of any Indebtedness that is secured by the asset subject to such Disposition or Casualty Event and that is required to be repaid in connection with such Disposition or Casualty Event (other than (x) Indebtedness under the Loan Documents and, if such asset constitutes Collateral, any Indebtedness secured by such asset with a Lien ranking junior to the Lien securing the Obligations and the Senior Secured Notes and (y) in the case of any New Incremental Notes, Refinancing Notes and Senior Secured Notes that are secured by Collateral on a first lien “equal and ratable” basis with Liens securing the Obligations and Senior Secured Notes, if such asset constitutes Collateral any amounts in excess of the ratable portion (based on any then outstanding Term Loan Tranches, Senior Secured Notes and any then outstanding New Incremental Notes and Refinancing Notes that are secured by Collateral on a first lien “equal and ratable” basis with the Liens securing the Obligations) attributable to such New Incremental Notes and Refinancing Notes, as applicable), (B) the out~~-~~-of~~-~~-pocket expenses incurred by any Borrower Party in connection with such Disposition or Casualty Event (including attorneys’ fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer ~~taxes~~Taxes, deed or mortgage recording ~~taxes~~Taxes, other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith), (C) income ~~taxes~~Taxes reasonably estimated to be payable in connection with such Disposition or Casualty Event (or any ~~tax~~Tax distribution any Borrower Party may be required to make as a result of such Disposition or Casualty Event) and any repatriation costs associated with receipt by the applicable taxpayer of such proceeds, (D) any costs associated with unwinding any related Swap Contract in connection with such transaction, (E) any reserve for adjustment in respect of (x) the sale price of the property that is the subject of such Disposition established in accordance with GAAP and (y) any liabilities associated with such property and retained by any of the Borrower Parties after such Disposition, including pension and other post~~-~~-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction, and (F) any customer deposits required to be returned as a result of such Disposition, and it being understood that “Net Cash Proceeds” shall include, without limitation, any cash or Cash Equivalents (i) received upon the Disposition of any non~~-~~-cash consideration received by any of the Borrower Parties in any such Disposition and (ii) upon the reversal (without the satisfaction of any applicable liabilities in cash in a corresponding amount) of any reserve described in clause (E) above;
(b)    ~~(b)~~ with respect to the issuance of any Equity Interest by Holdings (or Parent Holding Company), the ~~Dutch~~Parent Borrower or any of the Borrower Parties, the excess of (i) the sum of the cash and Cash Equivalents received in connection with such issuance and in connection with unwinding any related Swap Contract in connection therewith over (ii) the investment banking fees, underwriting discounts, premiums, commissions, other out~~-~~-of~~-~~-pocket expenses and other customary expenses and fees related thereto, incurred by Holdings (or Parent Holding Company), the ~~Dutch~~Parent Borrower or such Borrower Party in connection with such issuance and any costs associated with unwinding any related Swap Contract in connection therewith; and
(c)    ~~(c)~~ with respect to the incurrence or issuance of any Indebtedness by any of the Borrower Parties, the excess, if any, of (i) the sum of the cash received in connection with such incurrence or issuance and in connection with unwinding any related Swap Contract in connection therewith over (ii) (x) the investment banking fees, underwriting discounts and commissions, premiums, expenses, accrued interest and fees related thereto, ~~taxes~~Taxes reasonably estimated to be payable and other out~~-~~-of~~-~~-pocket expenses and other customary expenses, incurred by such Borrower Party in connection with such incurrence or issuance and any costs associated with unwinding any related Swap Contract in connection therewith ~~and~~, (y) in the case of Indebtedness of any Foreign Subsidiary, any withholding ~~taxes~~Taxes that are or would otherwise ~~by~~be payable in cash if such funds were repatriated to the United States (computed, for the avoidance of doubt, taking into account any deduction allowed under Section 245A of the Code (or other similar provision of federal, state, local or other applicable Law))~~;~~ and (~~d~~z) ~~with respect to~~ in the ~~Disposition~~case of Indebtedness of any ~~Permitted Receivables Financing Assets by any of the Borrower Parties to a Permitted Receivables Financing Subsidiary, the excess, if any, of (x) the cash and Cash Equivalents that at any time exceed (when taken together with all amounts that at such time have been received by a Permitted Receivables Financing Subsidiary pursuant to Section 7.02(y) and not repaid) $75,000,000 received in connection with (i) any sale of Permitted Receivables Financing Assets by any of the Borrower Parties, (ii) the repayment to any of the Borrower Parties of any loan solely to finance the purchase from such Borrower Party of Permitted Receivables Financing Assets and (iii) any return of capital invested by any of the Borrower Parties in a Permitted Receivables Financing Subsidiary for such Permitted Receivables Financing over (y) customary upfront fees (including investment banking fees and discounts), commissions, costs and other expenses, in each case incurred in connection with such Permitted Receivables Financing and not already deducted from the amounts received pursuant to clause (x) above~~Subsidiary, any withholding taxes or corporate income taxes that are or would otherwise be payable in cash if such funds were repatriated to the Netherlands (computed, for the avoidance of doubt) taking into account any exemptions, credit, refund or deduction under Dutch domestic, tax treaty or non-Dutch tax law insofar applicable.
“Net Working Capital” means, with respect to the Borrower Parties on a consolidated basis, Consolidated Current Assets minus Consolidated Current Liabilities.
“New Incremental Notes” has the meaning specified in Section 2.17(a).
“New Incremental Notes Indentures” means, collectively, the indentures or other similar agreements pursuant to which any New Incremental Notes are issued, together with all instruments and other agreements in connection therewith, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, but only to the extent permitted under the terms of the Loan Documents.
“New Parent Borrower” has the meaning specified in the definition of “Parent Borrower”.
“New Term Commitment” has the meaning specified in Section 2.14(a).
“New Term Facility” has the meaning specified in Section 2.14(a).
“New Term Loan” has the meaning specified in Section 2.14(a).
“Ninth Amendment” means the Ninth Amendment to the Credit Agreement, dated as of the Ninth Amendment Effective Date, by and among the Borrowers, U.S. Holdings, Successor Holdings, the Administrative Agent, the Collateral Agent and the lenders party thereto.
“Ninth Amendment Effective Date” means November 10, 2020.
“Non~~-~~-Consenting Lender” has the meaning specified in Section 3.08(c).
“Non~~-~~-Defaulting Lender” means any Lender other than a Defaulting Lender.
“Not Otherwise Applied” means, with reference to any proceeds of any transaction or event or of Excess Cash Flow or the Cumulative Credit that is proposed to be applied to a particular use or transaction, that such amount (a) was not required to prepay Loans pursuant to

Section 2.05(b) and (b) has not previously been (and is not simultaneously being) applied to anything other than such particular use or transaction (including any application thereof as a Cure Right pursuant to Section 8.03).
“Note” means ~~a Euro Term Note,~~ a Term B-4 Note or a Revolving Credit Note or the Swing Line Note, as the context may require.
“NPL” means the National Priorities List under CERCLA.
“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, Letter of Credit, Secured Cash Management Agreement or Secured Hedge Agreement, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided that (a) obligations of any Loan Party under any Secured Cash Management Agreement or Secured Hedge Agreement shall be secured and guaranteed pursuant to the Collateral Documents only to the extent that, and for so long as, the other Obligations are so secured and guaranteed and (b) any release of Collateral or Guarantors effected in the manner permitted by this Agreement shall not require the consent of holders of obligations under Secured Hedge Agreements or Secured Cash Management Agreements. Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents include (a) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, indemnities and other amounts payable by any Loan Party under any Loan Document and (b) the obligation of any Loan Party to reimburse any amount in respect of any of the foregoing pursuant to Section 10.04.
“Organization Documents” means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non~~-~~-U.S. jurisdiction), (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating or limited liability company agreement (or equivalent or comparable constitutive documents with respect to any non~~-~~-U.S. jurisdiction) and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture, trust or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
~~“Other Affiliate” means the Sponsor and any Affiliate of the Sponsor, other than Holdings, any Subsidiary of Holdings and any natural person.~~
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, ~~excise,~~ filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except (i) any such Taxes that are imposed with respect to an assignment (other than an assignment made pursuant to Section 3.08) (an “Assignment Tax”), but only to the extent such Assignment Taxes are imposed as a result of a present or former connection between the assignor or assignee and the jurisdiction imposing such Tax (other than a connection arising from such assignor or assignee having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to and/or enforced any Loan Document) and (ii) any Luxembourg registration duties (droits

d’enregistrement) payable due to registration of any Loan Document when such registration is or was not required to maintain or preserve the rights of a Lender under that Loan Document.
“Outstanding Amount” means: (a) with respect to the Term Loans, Revolving Credit Loans, Specified Refinancing Revolving Loans and Swing Line Loans on any date, the aggregate outstanding principal Dollar Amount thereof after giving effect to any borrowings and prepayments or repayments of the Term Loans, Revolving Credit Loans (including any refinancing of outstanding unpaid drawings under Letters of Credit or L/C Credit Extensions as a Revolving Credit Borrowing), Specified Refinancing Revolving Loans and Swing Line Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations with respect to any Tranche on any date, the Dollar Amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension with respect to such Tranche occurring on such date and any other changes in the aggregate amount of the L/C Obligations with respect to such Tranche as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit (including any refinancing of outstanding unpaid drawings under Letters of Credit or L/C Credit Extensions as a Revolving Credit Borrowing under such Tranche) or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.
“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the Federal Funds Rate and (b) with respect to any amount denominated in an Alternative Currency, the rate of interest per annum at which overnight deposits in the applicable Alternative Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of the Administrative Agent in the applicable offshore interbank market for such currency to major banks in such interbank market.
“Parent Borrower” means (i) the ~~Dutch Borrower or (ii) after the Ninth Amendment Effective Date,~~Person specified in the introductory paragraph to this Agreement or (ii) any other Person or Persons (“New Parent Borrower”) that is a successor by merger, conversion, legal continuation, continuation to a foreign jurisdiction or otherwise to the Parent Borrower (or the previous New Parent Borrower, as the case may be) (“Previous Parent Borrower”); provided that (a) New Parent Borrower shall expressly assume all the obligations of Previous Parent Borrower under this Agreement and the other Loan Documents pursuant to a Borrower Assignment and Assumption, (b) if reasonably requested by the Administrative Agent, a customary opinion of counsel covering matters reasonably requested by the Administrative Agent shall be delivered on behalf of the New Parent Borrower to the Administrative Agent, (c) substantially all of the assets of Previous Parent Borrower are contributed or otherwise transferred, directly or indirectly, to such New Parent Borrower and pledged to secure the Obligations (unless and to the extent that the Disposition of certain assets of Previous Parent Borrower is otherwise permitted pursuant to the terms of this Agreement), (d) no Event of Default shall occur and be continuing at the time of such substitution and such substitution shall not result in any Event of Default, (e) the Administrative Agent shall have received at least ten (10) Business Days’ prior written notice (or such shorter period as the Administrative Agent may agree in its reasonable discretion) of the proposed transaction and, to the extent requested within five (5) Business Days of such written notice, Previous Parent Borrower and New Parent Borrower shall promptly, and in any event at least three (3) Business Days’ prior to the consummation of the transaction, provide (x) all information any Lender or any Agent may reasonably request to satisfy its “know your customer” requirements and (y) a Beneficial Ownership Certification in relation to the New Parent Borrower if it qualifies as a “legal entity customer” under the Beneficial Ownership Regulation and, in each case, other similar requirements necessary for such Person to comply with its internal compliance and regulatory requirements with respect to the proposed successor New Parent Borrower, in each case, reasonably satisfactory to such Lender or such Agent, (f)

New Parent Borrower shall be an entity organized or existing under the laws of ~~Bermuda, Luxembourg or the Netherlands~~any Security Jurisdiction, (g) in the case of any transaction where, on a pro forma basis, both New Parent Borrower and Previous Parent Borrower continue to exist as separate entities, Previous Parent Borrower shall (i) to the extent Previous Parent Borrower is a Guarantor, continue to be a Guarantor and (ii) to the extent Previous Parent Borrower is not a Guarantor, shall become a Guarantor and comply with all requirements of Section 6.12 (to the extent not already satisfied) on the date on which the New Parent Borrower becomes party to the Credit Agreement, (h) if reasonably requested by the Administrative Agent, (i) the Loan Parties shall execute and deliver amendments, supplements and other modifications to all Loan Documents, instruments and agreements executed in connection therewith and any new agreements or instruments and take such other actions necessary to create, maintain, perfect and protect the liens and security interests in the Equity Interests issued by New Parent Borrower and the assets of New Parent Borrower, in each case in form and substance substantially consistent with the instruments and agreements previously delivered in respect thereof or reasonably satisfactory to the Administrative Agent; provided that, if the Loan Parties shall have used commercially reasonable efforts to cause this clause (h) to be satisfied concurrently with such substitution but the requirements cannot be satisfied after such use of commercially reasonable efforts (as certified in the certificate described in clause (ii) below), such requirements of clause (h) shall instead be required to be satisfied as promptly as possible, and in any event within 5 days of such substitution (or such later date as the Administrative Agent may agree in its sole discretion) and shall not constitute a condition to the effectiveness of New Parent Borrower’s substitution for Previous Parent Borrower and (ii) the Borrower Representative shall deliver a certificate of a Responsible Officer with respect to the satisfaction of the conditions set forth in clauses (a), (c), (d), (f) and (i)(y) of this definition, (i)(x) each Guarantor shall have confirmed its guarantee of the Obligations (including the Obligations of New Parent Borrower) pursuant to an agreement in form and substance reasonably satisfactory to the Administrative Agent and (y) such guarantees shall continue in full force and effect after giving effect to such substitution and (j) such documents and certifications (including Organization Documents and, if applicable, good standing certificates and registers) as the Administrative Agent may reasonably require and other documentation necessary, advisable or customary under applicable law as the Administrative Agent may reasonably request; provided that, if each of the foregoing is satisfied, (x) in the case of any transaction where, on a pro forma basis, both New Parent Borrower and Previous Parent Borrower continue to exist as separate entities, Previous Parent Borrower shall be automatically released of all its obligations as “Parent Borrower” under the Loan Documents but shall have the obligations of a Guarantor and (y) any reference to “Parent Borrower” in the Loan Documents shall refer to New Parent Borrower.
For the avoidance of doubt, any reference to “Dutch Borrower” in any Loan Document shall be understood to be a reference to “Parent Borrower”.
“Parent Holding Company” means any direct or indirect parent entity of Holdings which does not directly hold Equity Interests in any other Person (except for any other Parent Holding Company).
“Participant” has the meaning specified in Section 10.07(d).
“Participant Register” has the meaning specified in Section 10.07(m).
“Participating Member State” means each state so described in any EMU Legislation.
“PATRIOT Act” has the meaning specified in Section 10.22.
“Payment” has the meaning specified in Section 10.02(f).

“Payment Notice” has the meaning specified in Section 10.02(g).
“PBGC” means the Pension Benefit Guaranty Corporation.
“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Protection Act of 2006, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Protection Act of 2006 and, thereafter, Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.
“Perfection Exceptions” means that no ~~Domestic~~ Loan Party shall be required to (i) enter into control agreements with respect to, or otherwise perfect any security interest by “control” (or similar arrangements) over securities accounts and deposit accounts of such Loan Party, (ii) perfect the security interest in the following other than by the filing of a UCC financing statement~~:~~ , PPSA financing statement or analogous filing in the jurisdiction of the applicable Loan Party, (1) letter~~-~~-of~~-~~-credit rights (as defined in the UCC) and (2) commercial tort claims (as defined in the UCC), (iii) so long as no Event of Default shall have occurred and be continuing, send notices to account debtors or other contractual third~~-~~-parties, (iv) enter into any security documents to be governed by the law of any jurisdiction in which assets are located unless such jurisdiction is also the jurisdiction of organization of the ~~person~~Person granting such lien ~~or any other grantor~~(excluding in each case, the pledge of Equity Interests, which shall (x) in the case of any pledge of Equity Interests of any Person organized under the laws of any Security Jurisdiction, be governed by the law of the jurisdiction of organization of the Person whose Equity Interests are being pledged or (y) in the case of any pledge of Equity Interests of any Person not organized under the laws of any Security Jurisdiction, be governed by the laws of New York (in the case of a pledge by a Loan Party organized under the laws of Bermuda or the United States ~~or~~, any state thereof~~, (v) take any actions contrary to the Guaranty and Security Principles to the extent applicable to such Domestic Loan Party,~~ or the District of Columbia) or the laws of Ontario or Canada, in the case of a pledge by a Loan Party organized under the laws of Canada or any province or territory thereof) or (~~vi~~v) deliver landlord waivers, estoppels or collateral access letters.
“Periodic Term SOFR Determination Day” has the meaning assigned to such term in the definition of “Term SOFR”.
“Permitted Acquisition” has the meaning specified in Section 7.02(i).
“Permitted Additional Debt” means senior secured or senior unsecured, senior subordinated or subordinated Indebtedness (which Indebtedness, if secured, (i) may be secured by the Collateral on a pari passu basis with the Liens that secure the ~~Obligation~~Obligations, (ii) may be secured on a “junior” basis with the Liens that secure the Obligations or (iii) may be secured by assets that do not constitute Collateral) consisting of notes or loans under credit agreements, indentures or other similar agreements or instruments; provided that (A) ~~for any such Indebtedness in excess of $50,000,000 incurred by Loan Parties~~ (1) other than with respect to Extendable Bridge Loans/Interim Debt and Indebtedness in amounts not in excess of the Inside Maturity Basket at the time of Incurrence, the terms of such Indebtedness do not provide for any scheduled repayment, mandatory redemption or sinking fund obligations prior to the date that is 91 days after the Latest Maturity Date in effect at the time of the incurrence or issuance of such Permitted Additional Debt ~~(which, in the case of bridge loans, shall be determined by reference to the notes or loans into which such bridge loans are converted to or exchanged for at maturity, and other than customary offers to repurchase or mandatory prepayments upon a change of control, asset sale or event of loss and customary acceleration rights after an event of default)~~, (2) for any such Indebtedness in excess of $50,000,000 incurred by Loan Parties, to the extent that such Indebtedness is secured, the covenants, events of default, guarantees and other terms of such secured Indebtedness are customary for similar Indebtedness in light of then~~-~~-prevailing market conditions (it being understood that such secured Indebtedness to the extent constituting term indebtedness shall not include any financial maintenance covenants, but that customary cross~~-~~-default and cross~~-~~-acceleration provisions may be included and that any negative covenants shall be incurrence~~-~~-based) and in any event, when taken as a whole (other than interest rate and redemption premiums), are not more restrictive to the ~~Dutch~~Parent Borrower and the Restricted Subsidiaries than those set forth in this Agreement (provided that a certificate of a Responsible Officer of the ~~Dutch~~Parent Borrower delivered to the Administrative Agent in good faith at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the ~~Dutch~~Parent Borrower has determined in good faith that such terms and conditions satisfy the requirement set out in the foregoing clause (2), shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent provides notice to the ~~Dutch~~Parent Borrower of an objection during such five Business Day period (including a reasonable description of the basis upon which it objects)) and (3) for any such Indebtedness in excess of $50,000,000 incurred by Loan Parties, if such Indebtedness is subordinated, the Facilities shall have been designated as “Designated Senior Debt” or its equivalent in respect of such Indebtedness, (B) to the extent that such Indebtedness is secured by the Collateral that secures the Obligations hereunder, the Liens securing such Permitted Additional Debt (1) shall be issued subject to customary intercreditor arrangements that are reasonably satisfactory to the Administrative Agent and (2) the security agreements governing such Liens shall be substantially the same as the Collateral Documents (with such differences as are reasonably satisfactory to the Administrative Agent or as are necessary to reflect the type of Indebtedness incurred)~~,~~ and (C) immediately before and immediately after giving Pro Forma Effect to the incurrence of such Indebtedness, no Default shall have occurred and be continuing ~~and (D) (1) in case of Indebtedness that is unsecured, the Borrower Parties shall be in compliance, on a Pro Forma Basis after giving effect to the incurrence of such Indebtedness and any substantially concurrent prepayment or repayment of Indebtedness with all or a portion of the proceeds of such Indebtedness, with a Total Net Leverage Ratio of no greater than 6.00:1.00, and (2) in case of Indebtedness that is secured, the Borrower Parties shall be in compliance, on a Pro Forma Basis after giving effect to the incurrence of such Indebtedness and any substantially concurrent prepayment or repayment of Indebtedness with all or a portion of the proceeds of such Indebtedness, with a Senior Secured Net Leverage Ratio of no greater than 4.25:1.00, in each case, such compliance to be determined on the basis of the financial information most recently delivered to the Administrative Agent and the Lenders pursuant to Section 6.01(a) or (b) and evidenced by a certificate from a Responsible Officer of the Borrower Representative demonstrating such compliance calculation in reasonable detail (it being understood that if Pro Forma Effect is given to the entire committed amount of any such~~, in each case so long as the Maximum Leverage Requirement is satisfied as of the date on which such additional Indebtedness~~, such committed amount may thereafter be borrowed and reborrowed, in whole or in part, from time to time, without further compliance with this clause (D))~~ is incurred; provided that solely for the purpose of calculating the First Lien Net Leverage Ratio, the Senior Secured Net Leverage Ratio, the Total Net Leverage Ratio and the ~~Senior Secured Net Leverage~~Fixed Charge Coverage Ratio pursuant to this definition, the proceeds of all such Permitted Additional Debt incurred under this Agreement shall not qualify as “cash or Cash Equivalents of the Borrower Parties” for the purposes of calculating any net obligations or liabilities under the terms of this Agreement.
“Permitted Encumbrances” has the meaning specified in the Mortgages.
“Permitted Equity Issuance” means any sale or issuance of any Equity Interests (other than Disqualified Equity Interests) of Holdings ~~(or any Parent Holding Company)~~, the proceeds of which are contributed to the common equity of Holdings.
~~“Permitted Holders” means the collective reference to the Sponsor and its respective Control Investment Affiliates (but excluding any operating portfolio companies of the foregoing), managers and members of management of Holdings (or any Parent Holding Company) and its Subsidiaries that have ownership interests in~~

~~Holdings (or such Parent Holding Company) (for so long as the ownership interests held by such managers or members of management are less than the ownership interests held by the Sponsor).~~
“Permitted Receivables Financing” means any Receivables Financing of a Permitted Receivables Financing Subsidiary that meets the following conditions: (a) such Permitted Receivables Financing (including financing terms, covenants, termination events and other provisions) shall be in the aggregate economically fair and reasonable to Holdings’ Subsidiaries (other than any Permitted Receivables Financing Subsidiary), on the one hand, and the Permitted Receivables Financing Subsidiary, on the other, (b) all sales and/or contributions of Permitted Receivables Financing Assets to the Permitted Receivables Financing Subsidiary shall be made at fair market value ~~and~~, (c) the financing terms, covenants, termination events and other provisions thereof shall be market terms for similar transactions and may include Standard Securitization Undertakings and (d) such Permitted Receivables Financing is non-recourse to, and does not obligate, the Borrowers or any Restricted Subsidiary, or their respective properties or assets (other than Receivables Assets) in any way other than pursuant to Standard Securitization Undertakings; provided that a Responsible Officer of the Borrower Representative shall have provided a certificate to such effect to the Administrative Agent at least five Business Days prior to the incurrence of such Permitted Receivables Financing, together with a reasonably detailed description of the material terms and conditions of such Permitted Receivables Financing or drafts of the documentation relating thereto, stating that the Borrower Representative has determined in good faith that such terms and conditions satisfy the requirements set forth in the foregoing clauses (a), (b) and (c), which certificate shall be conclusive evidence that such terms and conditions satisfy such requirements unless the Administrative Agent provides notice to the Borrower Representative of its objection during such five Business Day period (including a reasonable description of the basis upon which it objects).
“Permitted Receivables Financing Assets” means the accounts receivable subject to a Permitted Receivables Financing, and related assets (including contract rights) which are of the type customarily transferred or in respect of which security interests are customarily granted in connection with securitizations of accounts receivables and any Swap Contracts entered into by Holdings or any such Subsidiary in connection with such accounts receivable, and the proceeds thereof.
“Permitted Receivables Financing Fees” means reasonable and customary distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Permitted Receivables Financing Subsidiary in connection with, any Permitted Receivables Financing.
“Permitted Receivables Financing Subsidiary” means a wholly owned Subsidiary of Holdings (or another Person formed for the purposes of engaging in a Permitted Receivables Financing in which any of the Borrower Parties make an Investment and to which any of the Borrower Parties transfer Permitted Receivables Financing Assets) that engages in no activities other than in connection with the financing of Permitted Receivables Financing Assets of the Borrower Parties, all proceeds thereof and all rights (contingent and other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the board of directors of Holdings (as provided below) as a Permitted Receivables Financing Subsidiary and (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by any of the Borrower Parties, other than another Permitted Receivables Financing Subsidiary (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates any of the Borrower Parties, other than another Permitted Receivables Financing Subsidiary, in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of any of the Borrower Parties, other than another Permitted Receivables Financing Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which neither any of the Borrower Parties, other than another Permitted Receivables Financing Subsidiary, has any material contract, agreement, arrangement or understanding other than on terms no less favorable to such Borrower Party than those that might be obtained at the time from Persons that are not Affiliates of the ~~Dutch~~Parent Borrower and (c) to which none of the Borrower Parties, other than another Permitted Receivables Financing Subsidiary, has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the board of directors of the Borrower Representative shall be evidenced to the Administrative Agent by delivery to the Administrative Agent of a certified copy of the resolution of the board of directors of the Borrower Representative giving effect to such designation and a certificate executed by a Responsible Officer of the Borrower Representative certifying that such designation complied with the foregoing conditions.
“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal, replacement, exchange or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed, replaced, exchanged or extended except by an amount equal to accrued and unpaid interest and a reasonable premium thereon plus other reasonable amounts paid, and fees and expenses reasonably incurred (including original issue discount and upfront fees), in connection with such modification, refinancing, refunding, renewal, replacement, exchange or extension and by an amount equal to any existing commitments unutilized thereunder; (b) other than with respect to Section 7.03(b)(v), such modification, refinancing, refunding, renewal, replacement, exchange or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed, replaced, exchanged or extended; (c) if the Indebtedness being modified, refinanced, refunded, renewed, replaced, exchanged or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal, replacement, exchange or extension is subordinated in right of payment to the Obligations on terms, taken as a whole, as favorable in all material respects to the Lenders (including, if applicable, as to Collateral) as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed, replaced, exchanged or extended; (d) if the Indebtedness being modified, refinanced, refunded, renewed, replaced, exchanged or extended is (i) unsecured, such modification, refinancing, refunding, renewal, replacement, exchange or extension is unsecured, or (ii) if secured by Liens on the Collateral, such modification, refinancing, refunding, replacement, renewal or extension is secured to the same extent, including with respect to any subordination provisions, and subject to intercreditor arrangements reasonably satisfactory to the Administrative Agent; (e) the terms and conditions (including, if applicable, as to collateral) of any such modified, refinanced, refunded, renewed, replaced, exchanged or extended (other than to the extent permitted by any other clause of this definition or with respect to interest rate, optional prepayment premiums and options redemption provisions) Indebtedness are, (A) either (i) substantially identical to or less favorable to the investors providing such Permitted Refinancing, taken as a whole, than the terms and conditions of the Indebtedness being modified, refinanced, refunded, renewed, replaced, exchanged or extended, (B) when taken as a whole (other than interest rate, prepayment premiums and redemption premiums), not more restrictive to the ~~Dutch~~Parent Borrower and the Restricted Subsidiaries than those set forth in this Agreement or are customary for similar indebtedness in light of current market conditions (provided that a certificate of a Responsible Officer of the Borrower Representative delivered to the Administrative Agent in good faith at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the

Borrower Representative has determined in good faith that such terms and conditions satisfy the requirement set out in this clause (e), shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent provides notice to the Borrower Representative of its objection during such five Business Day period (including a reasonable description of the basis upon which it objects)), in each case, except for terms and conditions only applicable to periods after the Latest Maturity Date; and (f) such modification, refinancing, refunding, renewal, replacement, exchange or extension is incurred by the Person who is or would have been permitted to be the obligor or guarantor (or any successor thereto) on the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended; and (g) at the time thereof, no Event of Default shall have occurred and be continuing.
~~“Permitted Surviving Debt” has the meaning given to such term in the definition of the Transaction.~~
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, limited partnership, Governmental Authority or other entity.
“Plan” means any “employee benefit plan” (other than a Multiemployer Plan) within the meaning of Section 3(3) of ERISA that is maintained or is contributed to by a Loan Party or any ERISA Affiliate and is subject to Title IV of ERISA or the minimum funding standards under Section 412 of the Code or Section 302 of ERISA.
“Platform” has the meaning specified in Section 6.02.
“Pledged Debt” means “Pledged Debt” (or similar term) as defined in the Security Agreement and each other applicable Collateral Document.
“Pledged Interests” means “Pledged Interests” (or similar term) as defined in the Security Agreement and each other applicable Collateral Document.
“Preferred Equity Interest” means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution or winding up.
“Prepayment Amount” has the meaning specified in Section 2.05(c).
“Prepayment Date” has the meaning specified in Section 2.05(c).
“Previous Parent Borrower” has the meaning specified in the definition of “Parent Borrower”.
“Prime Lending Rate” means, for any day, the “U.S. Prime Lending Rate” as quoted by Barclays for such day; each change in the Prime Lending Rate shall be effective on the date that such change is effective. The prime rate is not necessarily the lowest rate charged by any financial institution to its customers.
“Pro Forma Basis,” “Pro Forma Compliance” and “Pro Forma Effect” means, in respect of a Specified Transaction, that such Specified Transaction and the following transactions in connection therewith (to the extent applicable) shall be deemed to have occurred as of the first day of the applicable period of measurement for the applicable covenant or requirement: (a) historical income statement items (whether positive or negative) attributable to the property or Person, if any, subject to such Specified Transaction shall be (i) excluded (in the case of a Disposition of all or substantially all Equity Interests in any Restricted Subsidiary or any division, product line or facility used for operations of Holdings or any Restricted Subsidiary or a designation of a Subsidiary as an Unrestricted Subsidiary) and (ii) included (in the case of a purchase or other acquisition of all or substantially all of the property and assets or business of any Person, or of assets constituting a business unit, a line of business or division of such Person, or of all or substantially all of the Equity Interests in a Person or a designation of a Subsidiary as a Restricted Subsidiary), (b) any retirement of Indebtedness, and (c) if and to the extent applicable hereunder, any incurrence or assumption of Indebtedness by Holdings or any of the Restricted Subsidiaries (and if such Indebtedness has a floating or formula rate, such Indebtedness shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination); provided that (A) Pro Forma Basis, Pro Forma Compliance and Pro Forma Effect in respect of any Specified Transaction shall be calculated in a reasonable and factually supportable manner and certified by a Responsible Officer of the Borrower Representative and (B) any such calculation shall be subject to the applicable limitations set forth in the definition of Consolidated EBITDA~~; provided further that, at all times prior to the first delivery of financial statements~~.
“Pro Forma Cost Savings” means, without duplication of any amounts referenced in the definition of “Pro Forma Basis,” an amount equal to the amount of cost savings, operating expense reductions, operating improvements (including the entry into any material contract or arrangement) and acquisition synergies, in each case, projected in good faith to be realized (calculated on a pro forma basis as though such items had been realized on the first day of such period) as a result of actions taken or to be taken by Holdings (or any successor thereto) or any Restricted Subsidiary, net of the amount of actual benefits realized or expected to be realized during such period that are otherwise included in the calculation of Consolidated EBITDA from such actions; provided that such cost savings, operating expense reductions, operating improvements and synergies are reasonably identifiable (as determined in good faith by a responsible financial or accounting officer, in his or her capacity as such and not in his or her personal capacity, of Holdings (or any successor thereto) and are reasonably anticipated to be realized within 24 months after the consummation of any change that is expected to result in such cost savings, expense reductions, operating improvements or synergies; provided further that no cost savings, operating expense reductions, operating improvements and synergies shall be added pursuant to ~~Section 6.01(a) or (b),~~ this definition ~~shall be applied based on the pro forma financial statements of the Company and its Subsidiaries set forth on Schedule 1.01(f) hereto~~to the extent duplicative of any expenses or charges otherwise added to Consolidated Net Income or Consolidated EBITDA, whether through a pro forma adjustment, add back exclusion or otherwise, for such period.
“Pro Rata Share” means, with respect to each Lender and any Facility or all the Facilities or any Tranche or all the Tranches (as the case may be) at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place, and subject to adjustment as provided in Section 2.19), the numerator of which is the amount of the Commitments of such Lender under the applicable Facility or the Facilities or Tranche or Tranches (and, in the case of any Term Loan Tranche after the applicable borrowing date and without duplication, the outstanding principal amount of Term Loans under such Tranche, of such Lender, at such time) at such time and the denominator of which is the amount of the Aggregate Commitments under the applicable Facility or the Facilities or Tranche or Tranches at such time (and, in the case of any Term Loan Tranche and without duplication, the outstanding principal amount of Term Loans under such Tranche, at such time); provided that if the commitment of each Lender to make Loans and the obligation of each L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof. The initial Pro Rata Share of each Lender as of the Closing Date is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender became a party hereto, as applicable.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public Lender” has the meaning specified in Section 6.02.
“~~Purchase Agreement~~QFC Credit Support” has the meaning specified in ~~the Preliminary Statements of this Agreement~~Section 10.27.

“~~Qualified Holding Company Indebtedness” means unsecured Indebtedness of Holdings (A) that is not subject to any Guarantee by any Subsidiary of Holdings, (B) that will not mature prior to the date that is 91 days after the Latest Maturity Date of any Term Loan Tranche in effect on the date of issuance or incurrence thereof, (C) that has no scheduled amortization or scheduled payments of principal and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligation other than at the final maturity of such Indebtedness (it being understood that such Indebtedness may have mandatory prepayment, repurchase or redemption provisions satisfying the requirements of clause (D) below), and (D) that has mandatory prepayment, repurchase or redemption, covenant, default and remedy provisions customary for senior notes of an issuer that is the parent of a borrower under senior secured credit facilities, and in any event, with respect to covenant, default and remedy provisions, no more restrictive (taken as a whole) than those set forth in this Agreement (other than provisions customary for senior notes of a holding company); provided that the Holdings shall have delivered a certificate of a Responsible Officer to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that Holdings has reasonably determined in good faith that such terms and conditions satisfy the foregoing requirement (and such certificate shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies Holdings within such five Business Day period that it disagrees with such determination (including a reasonably detailed description of the basis upon which it disagrees)); provided, further, that any such Indebtedness shall constitute Qualified Holding Company Indebtedness only if immediately after giving effect to the issuance or incurrence thereof and the use of proceeds thereof, no Event of Default shall have occurred and be continuing~~Qualifying Lender” means:
(A) a Lender which is beneficially entitled (in the case of a UK Treaty Lender, within the meaning of the relevant UK Treaty), to interest payable to that Lender in respect of an advance under a Loan Document and is, in relation to a UK Borrower:
(1)    a Lender:
(a)    which is a bank (as defined for the purposes of Section 879 of the ITA) making an advance under this Agreement and is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance or would be within such charge as respects such payments apart from Section 18A of the CTA; or
(b)    in respect of an advance made under this Agreement by a person that was a bank (as defined for the purposes of Section 879 of the ITA) at the time that that advance was made and within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance or would be within such charge as respects such payments apart from Section 18A of the CTA; or
(2)    a UK Treaty Lender.
(3)    a Lender which is:

(a)    a company resident in the United Kingdom for United Kingdom tax purposes;
(b)    a partnership each member of which is:
(i)    a company so resident in the United Kingdom;
(ii)    a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA;
(iii)    a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company; or
(B) a Lender which is a building society (as defined for the purpose of section 880 of the ITA) making an advance under a Loan Document.

“Ratio~~-~~-Based Incremental Facility” has the meaning specified in the Section 2.14(a).
“Re~~-~~-Allocation Event” means (i) the occurrence of any Event of Default with respect to any Borrower pursuant to Sections 8.01(f) and (g), (ii) the declaration of the termination of any Commitment, or the acceleration of the maturity of any Loans, in each case pursuant to the provisions of Article VIII hereof or (iii) the failure of any Borrower to pay any principal of, or interest on, any Loans of any Facility or any Unreimbursed Amounts on, in each case, the applicable Maturity Date.
“Receivables Financing” means any transaction or series of transactions that may be entered into by Holdings or any Restricted Subsidiary pursuant to which Holdings or any of the Restricted Subsidiaries may sell, convey or otherwise transfer to (a) a Permitted Receivables Financing Subsidiary (in the case of a transfer by the Borrower Parties) or (b) any other Person (in the case of a transfer by a Permitted Receivables Financing Subsidiary), or a Permitted Receivables Financing Subsidiary may grant a security interest in, any Permitted Receivables Financing Assets of any of the Borrower Parties.
“Recipient” means the Administrative Agent, any Lender, any L/C Issuer, and any Swing Line Lender~~, or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder or under any other Loan Document, as applicable.~~
~~“Refinancing” has the meaning given to such term in the definition of the Transaction~~.
“Refinancing Amendment” means an amendment to this Agreement, in form and substance reasonably satisfactory to the Administrative Agent, among the Borrowers, the Administrative Agent and the Lenders providing Specified Refinancing Debt, effecting the incurrence of such Specified Refinancing Debt in accordance with Section 2.20.

“Refinancing Notes” means one or more series of senior unsecured notes, or senior secured notes secured by the Collateral on a first lien “equal and ratable” basis with the Liens securing the Obligations or senior secured notes secured by the Collateral on a “junior” basis with the Liens securing the Obligations, in each case issued by the Borrowers (on a joint and several basis) in respect of a refinancing of outstanding Indebtedness of the Borrowers under any one or more Term Loan Tranches with the consent of the Administrative Agent (not to be unreasonably withheld, conditioned or delayed); provided that, (a) if such Refinancing Notes shall be secured, (i) then such Refinancing Notes shall only be secured by a security interest in the Collateral that secured the Term Loan Tranche being refinanced, and (ii) then such Refinancing Notes shall be issued subject to customary intercreditor arrangements that are reasonably satisfactory to the Administrative Agent (it being understood that the form of Intercreditor Agreement is satisfactory to the Administrative Agent); (b) other than with respect to the initial maturity date for Extendable Bridge Loans/Interim Debt and Refinancing Notes in an amount not in excess of the Inside Maturity Basket at the time of Incurrence, no Refinancing Notes shall (i) mature prior to the date that is 91 days after the Latest Maturity Date with respect to Term Loans then in effect immediately after giving effect to such refinancing or (ii) be subject to any amortization prior to the final maturity thereof, or be subject to any mandatory redemption or prepayment provisions or rights (except customary assets sale or change of control provisions); (c) the covenants, events of default, guarantees, collateral and other terms of such Refinancing Notes are customary for similar debt securities in light of then~~-~~-prevailing market conditions at the time of issuance (it being understood that no Refinancing Notes shall include any financial maintenance covenants (including indirectly by way of a cross~~-~~-default to this Agreement), but that customary cross~~-~~-acceleration provisions may be included and that any negative covenants with respect to indebtedness, investments, liens or restricted payments shall be incurrence~~-~~ -based) and in any event are not more restrictive, when taken as a whole, to Holdings and the Restricted Subsidiaries than those set forth in this Agreement (other than with respect to interest rate, prepayment premiums and redemption provisions), except for covenants or other provisions applicable only to periods after the Latest Maturity Date then in effect immediately after giving effect to such refinancing (provided that a certificate of a Responsible Officer of the Borrower Representative delivered to the Administrative Agent in good faith at least five Business Days prior to the incurrence of such Refinancing Notes, together with a reasonably detailed description of the material terms and conditions of such Refinancing Notes or drafts of the documentation relating thereto, stating that the ~~Dutch~~Parent Borrower has determined in good faith that such terms and conditions satisfy the requirement set forth in this clause (c), shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent provides notice to the ~~Dutch~~Parent Borrower of its objection during such five Business Day period (including a reasonable description of the basis upon which it objects)); (d) such Refinancing Notes may not have guarantees or Liens that are more extensive than those which applied to the Indebtedness being refinanced; and (e) the Net Cash Proceeds of such Refinancing Notes shall be applied, substantially concurrently with the incurrence thereof, to the pro rata prepayment of outstanding Term Loans under the applicable Term Loan Tranche being so refinanced.
“Refinancing Notes Indentures” means, collectively, the indentures or other similar agreements pursuant to which any Refinancing Notes are issued, together with all instruments and other agreements in connection therewith, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, but only to the extent permitted under the terms of the Loan Documents.
“Register” has the meaning specified in Section 10.07(c).
“Regulation S~~-~~-X” means Regulation S~~-~~-X under the Securities Act.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, members, directors, managers, officers, employees, agents, attorneys~~-~~-in~~-~~-fact, trustees and advisors of such Person and of such Person’s Affiliates.
“Relevant ~~Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor theret~~oParty” has the meaning specified in Section 3.01(h)(ii).
“Relevant Transaction” has the meaning specified in Section 2.05(b)(ii).
~~“Reorganization Transaction” means those certain transactions undertaken for tax planning and reorganization purposes of the Dutch Borrower and its Subsidiaries as set forth in that certain step plan delivered to the Administrative Agent.~~
“Replaceable Lender” has the meaning specified in Section 3.08(a).
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30~~-~~-day notice period has been waived.
“Repricing Event” means ~~(a)~~, with respect to the Term B~~-1~~-4 Dollar Loans, (i) any prepayment ~~or~~, repayment ~~of the Term B-1 Loans, in whole or in part, with the proceeds of, or conversion of any portion of the Term B-1 Loans into, any new or replacement tranche of term loans (in the same currency as such Term B-1 Loans) bearing interest with an “effective yield” (taking into account, for example, upfront fees, interest rate spreads, interest rate benchmark floors and original issue discount, but excluding the effect of any arrangement, structuring, syndication or other fees payable in connection therewith that are not shared with all lenders or holders of such new or replacement loans) less than the “effective yield” applicable to such portion of the Term B-1 Loans (as such comparative yields are determined in the reasonable judgment of the Administrative Agent consistent with generally accepted financial practices) and (ii) any amendment to the Facility with respect to the Term B-1 Loans which reduces the “effective yield” applicable to the Term B-1 Loans, provided that a Repricing Event shall not include any event described above that is not consummated for the primary purpose of lowering the effective interest cost or weighted average yield applicable to the Term Facility, including, without limitation, in the context of a transaction involving a Change of Control or a Transformative Event, (b) with respect to the Term B-2~~or mandatory assignment of the Term B-4 Dollar Loans, ~~(i) any prepayment or repayment of the Term B-2 Dollar Loans,~~ in whole or in part, with the proceeds of, or conversion of any portion of the Term B~~-2~~-4 Dollar Loans into, any new or replacement tranche of syndicated term loans bearing interest with an ~~“effective yield” (taking into account, for example, upfront fees, interest rate spreads, interest rate benchmark floors and original issue discount, but excluding the effect of any arrangement, structuring, syndication or other fees payable in connection therewith that are not shared with all lenders or holders of such new or replacement loans)~~All-in Yield less than the ~~“effective yield”~~All-in Yield applicable to such portion of the Term B~~-2~~-4 Dollar Loans (as such comparative yields are determined in the reasonable judgment of the Administrative Agent consistent with generally accepted financial practices) and (ii) any amendment ~~to the Facility with respect~~ to the Term B~~-2~~-4 Dollar ~~Loans~~Facility which reduces the ~~“effective yield” applicable to the Term B-2 Dollar Loans, provided that a Repricing Event shall not include any event described above that is not consummated for the primary purpose of lowering the effective interest cost or weighted average yield applicable to the Term Facility, including, without limitation, in the context of a transaction involving a Change of Control or a Transformative Event and (c) with respect to the Term B-3 Dollar Loans, (i) any prepayment or repayment of the Term B-3 Dollar Loans, in whole or in part, with the proceeds of, or conversion of any portion of the Term B-3 Dollar Loans into, any new or replacement tranche of term loans bearing interest with an “effective yield” (taking into account, for example, upfront fees, interest rate spreads, interest rate benchmark floors and original issue discount, but excluding the effect of any arrangement, structuring, syndication or other fees payable in connection therewith that are not shared with all lenders or holders of such new or replacement loans) less than the “effective yield”~~All-in Yield applicable to ~~such portion of~~ the Term B~~-3 Dollar Loans (as such comparative yields are determined in the reasonable judgment of the Administrative Agent consistent with generally accepted financial practices) and (ii) any amendment to the Facility with respect to the Term B-3 Dollar Loans which reduces the “effective yield” applicable to the Term B-3~~-4 Dollar Loans, provided that a Repricing Event shall not include any event described above that is not consummated for the primary purpose of lowering the effective interest cost or weighted average yield applicable to the Term

Facility, including, without limitation, in the context of a transaction involving a Change of Control or a Transformative Event.
“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.
“Required Lenders” means, as of any date of determination, Lenders having more than 50% of the sum of the (a) Total Outstandings (with the aggregate Dollar Amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition), (b) aggregate unused Term Commitments and (c) aggregate unused Revolving Credit Commitments; provided that the unused Term Commitments of, unused Revolving Credit Commitment of, and the portion of the Total Outstandings held or deemed held by, (x) any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders and (y) any Affiliated Lenders ~~(other than Debt Fund Affiliates)~~ shall be deemed to have voted in the same proportion as Lenders that are not Affiliated Lenders vote on such matter.
“Required Revolving Lenders” means, as of any date of determination, Revolving Credit Lenders holding more than 50% of the sum of the Dollar Amount of the (a) Total Revolving Credit Outstandings (with the aggregate amount of each Revolving Credit Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Revolving Credit Lender for purposes of this definition) and (b) aggregate unused Revolving Credit Commitments; provided that the unused Revolving Credit Commitment of, and the portion of the Total Revolving Credit Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Lenders.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means the chief executive officer, representative, director, manager, president, vice president, executive vice president, chief financial officer, treasurer or assistant treasurer, secretary or assistant secretary, an authorized signatory, an attorney~~-~~-in~~-~~-fact (to the extent empowered by the board of directors/managers of Holdings or the Borrower Representative), or other similar officer of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.
“Restricted Finance Party” has the meaning specified in Section 5.20(b).
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest of any Person, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to such Person’s stockholders, partners or members (or the equivalent Persons thereof).
“Restricted Subsidiary” means (i) prior to the Seventh Amendment Effective Date, any Subsidiary of the ~~Dutch~~Parent Borrower that is not an Unrestricted Subsidiary and (ii) on or after the Seventh Amendment Effective Date, any Subsidiary of Holdings that is not an Unrestricted Subsidiary.
“Revolving Commitment Increase Lender” has the meaning specified in Section 2.14(e).
“Revolving Credit Borrowing” means a borrowing of any Tranche of the Revolving Credit Facility consisting of simultaneous Revolving Credit Loans of the same Type and currency and, in the case of Eurocurrency Rate Loans or SONIA Rate Loans, having the same Interest Period made by each of the Revolving Credit Lenders pursuant to Section 2.01(c).
“Revolving Credit Commitment” means, as to each Revolving Credit Lender, its Dollar Revolving Credit Commitment and Multicurrency Revolving Credit Commitment. The Revolving Credit Commitments shall include all Revolving Credit Commitment Increases and Specified Refinancing Revolving Credit Commitments. The aggregate Revolving Credit Commitment of all Revolving Credit Lenders shall be $400,000,000 on the Closing Date, as such amount may be adjusted from time to time in accordance with the terms of this Agreement.
“Revolving Credit Commitment Increase” has the meaning specified in Section 2.14(a).
“Revolving Credit Facility” means, at any time, the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Commitments at such time.
“Revolving Credit Lender” means, at any time, any Lender that has a Revolving Credit Commitment at such time (and after the termination of all Revolving Credit Commitments, any Lender that holds any Outstanding Amount in respect of Revolving Credit Loans, Swing Line Loans and/or L/C Obligations).
“Revolving Credit Loan” has the meaning specified in Section 2.01(c).
“Revolving Credit Note” means a promissory note of the Borrowers payable to any Revolving Credit Lender or its registered assigns, in substantially the form of Exhibit C~~-3~~-2 hereto, evidencing the aggregate indebtedness of the Borrowers to such Revolving Credit Lender resulting from the Revolving Credit Loans made by such Revolving Credit Lender.
“Revolving Credit Provisions” has the meaning specified in the definition of “Consolidated EBITDA”.
“Revolving Tranche” means (a) the Dollar Tranche, (b) the Multicurrency Tranche and (c) any Specified Refinancing Debt constituting revolving credit facility commitments, in each case, including the extensions of credit made thereunder.
“Same Day Funds” means disbursements and payments in immediately available funds.
“Sanctions Laws and Regulations” means (i) any applicable economic or financial sanctions or ~~requirements~~trade embargoes imposed by~~, or~~ the U.S. government, including as administered by the U.S. Department of the Treasury Office of Foreign Assets Control (“OFAC”), as based upon the obligations or authorities set forth in, the PATRIOT Act, the Executive Order No. 13224 of September 23, 2001, entitled Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), the U.S. International Emergency Economic Powers Act (50 U.S.C. §§ 1701 et seq.), the U.S. Trading with the Enemy Act (50 U.S.C. App. §§ 1 et seq.), the U.S. Syria Accountability and Lebanese Sovereignty Act, the U.S. Comprehensive Iran Sanctions, Accountability, and Divestment Act of 2010 or the Iran Sanctions Act, Section 1245 of the National Defense Authorization Act of 2012, all as amended, or any of the foreign assets control regulations (including but not limited to 31 C.F.R., Subtitle B, Chapter V, as amended) or any other law or executive order relating thereto administered by ~~the U.S. Department of the Treasury Office of Foreign Assets Control~~OFAC, and any similar law, regulation, or executive order enacted in the United States after the date of this Agreement and (ii) any sanctions or requirements imposed under similar laws or regulations enacted by the European Union ~~or~~, the United Kingdom or Canada that apply to the Borrowers or the Restricted Subsidiaries.
“S&P” means Standard & Poor’s Financial Services LLC, a wholly owned subsidiary of The McGraw~~-~~-Hill Companies, Inc., and any successor thereto.
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“Second Amendment” shall mean the Second Amendment, dated as of the Second Amendment Effective Date, to this Agreement by and among the Borrowers, U.S. Holdings, Holdings, the Administrative Agent, the Collateral Agent and the lenders party thereto.
“Second Amendment Effective Date” means February 3, 2014.
“Secured Cash Management Agreement” means any Cash Management Agreement that is entered into by and between any Loan Party and any Cash Management Bank, except for any such Cash Management Agreement designated by the Borrower Representative in writing to the Administrative Agent as an “unsecured cash management agreement” as of the Closing Date or, if later, as of the time of entering into such Cash Management Agreement.
“Secured Hedge Agreement” means any Swap Contract permitted under Article VII that is entered into by and between any Loan Party and any Hedge Bank, except for any such Swap Contract designated by the Borrower Representative in writing to the Administrative Agent as an “unsecured hedge agreement” as of the Closing Date or, if later, as of the time of entering into such Swap Contract.
“Secured Obligations” has the meaning specified in the Security Agreement.
“Secured Parties” means, collectively, the Administrative Agent, the Collateral Agent, the Lenders, the Hedge Banks to the extent they are party to one or more Secured Hedge Agreements, the Cash Management Banks to the extent they are party to one or more Secured Cash Management Agreements and each co~~-~~-agent or subagent appointed by the Administrative Agent or the Collateral Agent from time to time pursuant to Article IX.
“Securities Act” means the Securities Act of 1933, as amended.
“Security Agreement” means, collectively, the Security Agreement dated as of the date hereof executed by the Loan Parties party thereto, substantially in the form of Exhibit G, together with each other security agreement and security agreement supplement executed and delivered pursuant to Section 6.12, 6.14 or 6.16.
“Security Agreement Supplement” has the meaning specified in the Security Agreement.

“~~Sellers” has the meaning ascribed to such term in the Purchase Agreement~~Security Jurisdiction” means each of (a) the United States, any state thereof or the District of Columbia, (b) Canada, any province thereof or any territory thereof, (c) Bermuda, (d) Germany, (e) Switzerland, (f) the Netherlands, (g) Belgium, (h) Luxembourg and (i) England and Wales.

“Similar Business” means any business engaged or proposed to be engaged in by Holdings and its Subsidiaries on the Eleventh Amendment Effective Date and any business or other activities that are similar, ancillary, complementary, incidental or related thereto, or an extension, development or expansion of, the businesses in which Holdings and its Subsidiaries are engaged on the Eleventh Amendment Effective Date.
“Senior Secured Net Leverage Ratio” means, on any date of determination, with respect to the Borrower Parties on a consolidated basis, the ratio of (a) Consolidated Funded Senior Secured Indebtedness (less the unrestricted cash and Cash Equivalents of the Borrower Parties as of such date) of the Borrower Parties on such date to (b) Consolidated EBITDA of the Borrower Parties for the four fiscal quarter period most recently then ended for which financial statements have been delivered pursuant to Section 6.01(a) or (b), as applicable.
“Senior Notes” means, collectively, (i) the unsecured senior notes of the ~~Borrowers~~Parent Borrower due ~~2021~~2025 in an aggregate principal amount of ~~$750,000,000 issued on the Closing Date~~€450,000,000 issued on September 27, 2016 pursuant to the 2025 Euro Notes Indenture, (ii) the unsecured senior notes of the Parent Borrower and Axalta Coating Systems, LLC, due 2027 in an aggregate principal amount of $500,000,000 issued on June 15, 2020 pursuant to the 2027 Dollar Notes Indenture and (iii) the unsecured senior notes of Axalta Coating Systems, LLC due 2029 in an aggregate principal amount of $700,000,000 issued on November 24, 2020 pursuant to the ~~Senior~~2029 Dollar Notes Indenture.
“Senior Notes ~~Indenture~~Indentures” means, collectively, (i) the Indenture, dated as of ~~February 1~~September 27, ~~2013~~2016, relating to the ~~Senior~~2025 Euro Notes, among Wilmington Trust, National Association, as trustee, ~~the Borrowers~~Citigroup Global Markets Deutschland AG, as registrar, Citibank N.A., London Branch, as paying agent and authenticating agent, the Parent Borrower, as issuer, and the ~~Guarantors~~guarantors party thereto, ~~together with all instruments and other agreements in connection therewith~~(ii) the Indenture, dated as ~~amended, supplemented or otherwise modified from time to time in accordance with the terms thereof~~of June 15, 2020, relating to the ~~extent not prohibited under the Loan Documents.~~
~~“Senior Secured Notes” means the secured senior notes of the Borrowers due 2021 in an aggregate principal amount of €250,000,000 issued on the Closing Date pursuant to the Senior Secured Notes~~2027 Dollar Notes, among Wilmington Trust, National Association, as trustee, the Parent Borrower and Axalta Coating Systems, LLC, as co-issuers, and the guarantors party thereto, and (iii) the Indenture~~.~~
~~“Senior Secured Notes Indenture” means the Indenture~~, dated as of ~~February 1~~November 24, ~~2013~~2020, relating to the ~~Senior Secured~~2029 Dollar Notes, among Wilmington Trust, National Association, as trustee, Axalta Coating Systems, LLC, as issuer, and ~~collateral agent,~~ the ~~Borrowers and the Guarantors~~guarantors party thereto, in each case, together with all instruments and other agreements in connection therewith, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, to the extent not prohibited under the Loan Documents.
“Seventh Amendment” shall mean the Seventh Amendment, dated as of the Seventh Amendment Effective Date, to this Agreement by and among, inter alios, the Borrowers, U.S. Holdings, Axalta Coating Systems Ltd, as successor holdings, Axalta Coating Systems Dutch Holding A B.V., as existing holdings, the Administrative Agent, the Collateral Agent and the lenders party thereto.
“Seventh Amendment Effective Date” means October 31, 2018.

“Sixth Amendment” shall mean the Sixth Amendment, dated as of the Sixth Amendment Effective Date, to this Agreement by and among, inter alios, the Borrowers, U.S. Holdings, Holdings, the Administrative Agent, the Collateral Agent and the lenders party thereto.
“Sixth Amendment Effective Date” means April 11, 2018.
~~“Sixth Amendment Lead Arrangers” means each of Barclays Bank PLC and Deutsche Bank Securities Inc. in their respective capacities as Sixth Amendment Lead Arrangers.~~
“SMBC” means Sumitomo Mitsui Banking Corporation acting through such of its affiliates as it deems appropriate.
“SOFR” means, solely with respect to the Term B-4 Dollar Loans, with respect to any U.S. Government Securities Business Day, a rate per annum equal to the secured overnight financing rate for such U.S. Government Securities Business Day published by the ~~Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org (or any successor source for the secured overnight financing rate identified as such by the administrator of the secured overnight financing rate from time to time)~~SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding U.S. Government Securities Business Day.
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“SOFR Borrowing” means, as to any Borrowing, the SOFR Loans comprising such Borrowing.
“SOFR Loan” means a Loan that bears interest at a rate based on Term SOFR and Daily Simple SOFR, other than, in each case, pursuant to clause (d) of the definition of “Base Rate”.
“Solvent” means, with respect to any Person and its Restricted Subsidiaries on any date of determination, that on such date (a) the fair value of the assets of such Person and its Restricted Subsidiaries, taken as a whole, is greater than the total amount of liabilities, including contingent liabilities, of such Person and its Restricted Subsidiaries, (b) the present fair salable value of the assets of such Person and its Restricted Subsidiaries is greater than or equal to the total amount that will be required to pay the probable liabilities, including contingent liabilities, of the Loan Parties as they become absolute and matured, (c) the capital of such Person and its Restricted Subsidiaries is not unreasonably small in relation to its business as contemplated on such date of determination, (d) such Person and its Restricted Subsidiaries have not and do not intend to, and do not believe that they will, incur debts or other obligations, including current obligations, beyond its ability to pay such debts and liabilities as they become due (whether at maturity or otherwise) and (e) such Person and its Restricted Subsidiaries, taken as a whole, is “solvent” within the meaning given to that term and similar terms under Laws applicable to such Person relating to fraudulent transfers and conveyances, transactions at an undervalue, unfair preferences or equivalent concepts. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability or, if a different methodology is prescribed by applicable Laws, as prescribed by such Laws.
“SONIA” means, with respect to any Business Day, a rate per annum equal to the Sterling Overnight Index Average for such Business Day published by the SONIA Administrator on the SONIA Administrator’s Website on the immediately succeeding Business Day.
“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).
“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.
“SONIA Interest Period” means, relative to any SONIA Rate Loan, the period beginning on (and including) the date on which such SONIA Rate Loan is made or continued to (but excluding) the date which is one month thereafter; provided that (a) if any SONIA Interest Period would end on a day other than a Business Day, such SONIA Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such SONIA Interest Period shall end on the next preceding Business Day, (b) any SONIA Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such SONIA Interest Period) shall end on the last Business Day of the last calendar month of such SONIA Interest Period and (c) no SONIA Interest Period shall end after the final maturity for the applicable Facility.
“SONIA Rate” means, for any day (a “SONIA Interest Day”), SONIA for the day that is the fifth Business Day prior to (A) if SONIA Interest Day is a Business Day, such SONIA Interest Day or (B) if such SONIA Interest Day is not a Business Day, the Business Day immediately preceding SONIA Interest Day; provided that if the SONIA Rate shall be less than zero, the SONIA Rate shall be deemed to be zero. Any change in the SONIA Rate due to a change in SONIA shall be effective from and including the effective date of such change in SONIA without notice to the Borrower.
“SPC” has the meaning specified in Section 10.07(g).
“Specified Refinancing Debt” has the meaning specified in Section 2.20(a).
“Specified Refinancing Revolving Credit Commitment” has the meaning specified in Section 2.20(a).
“Specified Refinancing Revolving Loans” means Specified Refinancing Debt constituting revolving loans.
“Specified Refinancing Term Commitment” has the meaning specified in Section 2.20(a).
“Specified Refinancing Term Loans” means Specified Refinancing Debt constituting term loans.
“Specified Representations” means the representations and warranties made solely by the Borrowers and Holdings in Sections 5.01(a) and (b), 5.02(a), 5.04, 5.13, 5.17, 5.18 (subject to ~~the last paragraph of Section 4.01~~customary “Sungard” limitation language) and 5.19 (in each case~~,~~ after giving effect to the ~~Transaction~~applicable transactions to be consummated in connection with the Incurrence of the applicable Indebtedness).

“Specified Transaction” means any incurrence or repayment of Indebtedness (excluding Indebtedness incurred for working capital purposes other than pursuant to this Agreement) or Investment that results in a Person becoming a Subsidiary, any designation of a Subsidiary as a Restricted Subsidiary or as an Unrestricted Subsidiary, any Permitted Acquisition or any Disposition that results in a Restricted Subsidiary ceasing to be a Subsidiary of Holdings, any Investment constituting an acquisition of assets constituting a business unit, line of business or division of another Person or any Disposition of a business unit, line of business or division of Holdings or any of the Restricted Subsidiaries, in each case whether by merger, consolidation, amalgamation or otherwise or any material restructuring of any Borrower Parties or implementation of any initiative not in the ordinary course of business.
~~“Sponsor” means Carlyle Partners V, L.P., Carlyle Europe Partners III, L.P. or each of their respective Control Investment Affiliates (but excluding any operating portfolio companies of the foregoing).~~
“Standard Securitization Undertakings” means reasonable and customary representations, warranties, covenants and indemnities made or provided by Holdings or any Restricted Subsidiary in connection with a Permitted Receivables Financing.
“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the FRB to which the Administrative Agent is subject with respect to the Adjusted Eurocurrency Rate, for Eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the FRB). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurocurrency Rate Loans shall be deemed to constitute Eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
~~“Stock Certificates” has the meaning specified in Section 4.01.~~
“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity (a) of which a majority of the shares of securities or other Equity Interests having ordinary voting power for the election of directors, managers or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or (b) the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person and, in the case of this clause (b), which is treated as a consolidated subsidiary for accounting purposes. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” before the Seventh Amendment Effective Date shall refer to a Subsidiary or Subsidiaries of the ~~Dutch~~Parent Borrower and, after the Seventh Amendment Effective Date, shall refer to a Subsidiary or Subsidiaries of Holdings.
“Subsidiary Guarantor” means, collectively, the Restricted Subsidiaries (other than the Borrowers) that are Guarantors; provided that notwithstanding anything to the contrary in this Agreement, no Subsidiary shall be excluded as a Subsidiary Guarantor if such Subsidiary enters into, or is required to enter into, a guarantee in respect of (or is required to become a borrower or other obligor under) any Refinancing Notes, any New Incremental Notes, the Senior Notes, or to the extent incurred by a Loan Party, any Permitted Additional Debt, in each case, with an aggregate outstanding principal amount in excess of $50,000,000.

“~~Subsidiary Guaranty” means, collectively, the Subsidiary Guaranty made by the Subsidiary Guarantors (as defined in the Credit Agreement as amended by the Seventh Amendment) in favor of the Administrative Agent on behalf of the Secured Parties, substantially in the form of Exhibit F-2, together with each other guaranty and guaranty supplement delivered pursuant to Section 6.12 or 6.16~~Supported QFC” has the meaning specified in Section 10.27.
“Supplemental Agent” has the meaning specified in Section 9.16(a).
“Supplier” has the meaning specified in Section 3.01(h)(ii).
“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross~~-~~-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement, including any obligations or liabilities under any such master agreement.
“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark~~-~~-to~~-~~-market value(s) for such Swap Contracts, as determined based upon one or more mid~~-~~-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).
“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.
“Swing Line Facility” means the revolving credit facility made available by the Swing Line Lender pursuant to Section 2.04.
“Swing Line Lender” means Barclays in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.
“Swing Line Loan” has the meaning specified in Section 2.04(a).
“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B.
“Swing Line Note” means a promissory note of the Borrowers payable to the Swing Line Lender or its registered assigns, in substantially the form of Exhibit C-3 hereto, evidencing the aggregate indebtedness of the Borrowers to the Swing Line Lender resulting from the Swing Line Loans made by the Swing Line Lender.

“Swing Line Sublimit” means an amount equal to the lesser of (a) $50,000,000 and (b) the Revolving Credit Facility. The Swing Line Sublimit is part of, and not in addition to, the Revolving Credit Facility.
“Syndication Agent” means Citi.
“Synthetic Lease Obligation” means the monetary obligation of a Person under a so~~-~~-called synthetic, off~~-~~-balance sheet or tax retention lease.
“TARGET Day” means any day on which the Trans~~-~~-European Automated Real~~-~~-time Gross Settlement Express Transfer (TARGET) payment system (or, if such payment system ceases to be operative, such other payment system (if any) determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.
"Tax Confirmation" means a confirmation by a Lender that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Loan Document is either:
(a) a company resident in the United Kingdom for United Kingdom tax purposes;
(b) a partnership each member of which is:
(i)    a company so resident in the United Kingdom; or
(ii)    a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or
(c) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Tenth Amendment” means the Tenth Amendment to the Credit Agreement, dated as of the Tenth Amendment Effective Date, by and among the Borrowers, U.S. Holdings, Holdings, the Administrative Agent, the Collateral Agent and the lenders party thereto.
“Tenth Amendment Effective Date” means May 11, 2021.

“Term B ~~Commitment” means (a) the Initial Term B Commitments and (ii) any Term Commitment Increase with respect to the Term B Tranche.~~
~~“Term B Facility” means the facility in respect of the Term B Tranche.~~

~~“Term B Lender” means (a) at any time on or prior to the Closing Date, any Lender that has an Initial Term B Commitment at such time and (b) at any time after the Closing Date, any Lender that holds Term B Loans and/or Term B Commitments at such time.~~
~~“Term B Loan” means an advance made by a Term B Lender under the Term B Facility.~~
~~“Term B Note” means a promissory note of the Borrowers payable to any Term B Lender or its registered assigns, in substantially the form of Exhibit C-1 hereto, evidencing the indebtedness of the Borrowers to such Term B Lender resulting from the Term B Loans under the Term B Tranche.~~
~~“Term B Tranche” means the Term B Facility and any Specified Refinancing Debt thereof~~-3 Dollar Loan” has the meaning specified in the Sixth Amendment.
“Term B-3 Dollar Loan Maturity Date” means the earliest of (i) June 1, 2024, and (ii) the date that the Term B-3 Dollar Loans are declared due and payable pursuant to Section 8.02.

“Term B-~~1 Dollar Commitment~~4 Arranger” has the meaning ~~specified in~~given to the ~~Fourth~~term “Eleventh Amendment~~.~~
~~“Term B-1 Dollar Facility” means the facility~~ Lead Arrangers” in ~~respect of~~ the ~~Term B-1 Dollar Tranche.~~
~~“Term B-1 Dollar Lender” has the meaning specified in the Fourth~~Eleventh Amendment.
~~“Term B-1 Dollar Loan” has the meaning specified in the Fourth Amendment.~~
~~“Term B-1 Dollar Tranche” means the Term B-1 Dollar Facility and any Specified Refinancing Debt thereof.~~
“Term B~~-1 Euro~~-4 Dollar Commitment” has the meaning specified in the ~~Fourth~~Eleventh Amendment.
“Term B~~-1 Euro~~-4 Dollar Facility” means the facility in respect of the Term B~~-1 Euro~~-4 Dollar Tranche.
“Term B~~-1 Euro~~-4 Dollar Lender” has the meaning specified in the ~~Fourth~~Eleventh Amendment.
“Term B~~-1 Euro~~-4 Dollar Loan” has the meaning specified in the ~~Fourth~~Eleventh Amendment.

“Term B~~-1 Euro~~-4 Dollar Loan Maturity Date” means the earliest of (i) December 20, 2029, and (ii) the date that the Term B-4 Dollar Loans are declared due and payable pursuant to Section 8.02.
“Term B-4 Dollar Tranche” means the Term B~~-1 Euro~~-4 Dollar Facility and any Specified Refinancing Debt thereof.
~~“Term B-1 Loans” has the meaning specified in the Fourth Amendment.~~

“Term B-~~1 Loan Maturity Date~~4 Note” means ~~the earliest of (i) February 1, 2023, and (ii) the date that the Term B-1 Loans are declared due and~~a promissory note of the Borrowers payable ~~pursuant~~ to ~~Section 8.02.~~
~~“~~any Term B-~~2 Dollar Commitment” means as to each Term B-2~~4 Dollar Lender~~,~~ or its registered assigns, in substantially the form of Exhibit C-1 hereto, evidencing the indebtedness of the Borrowers to such Term B-~~2~~4 Dollar Lender~~’s Delayed Draw Term B-2 Dollar Commitment and/or Fifth Amendment Effective Date Term B-2 Dollar Commitment.~~
~~“Term B-2 Dollar Facility” means the facility in respect of the Term B-2 Dollar Tranche.~~
~~“Term B-2 Dollar Lender” has the meaning specified in the Fifth Amendment.~~
~~“Term B-2~~ resulting from the Term B-4 Dollar Loans~~” has~~ under the ~~meaning specified in the Fifth Amendment.~~
~~“~~Term B-~~2 Dollar Loan Maturity Date” means the earliest of (i) June 1, 2024, and (ii) the date that the Term B-2 Dollar Loans are declared due and payable pursuant to Section 8.02.~~
~~“Term B-2 Dollar Tranche” means the Term B-2 Dollar Facility and any Specified Refinancing Debt thereof.~~
~~“Term B-3 Dollar Commitment” has the meaning specified in the Sixth Amendment.~~
~~“Term B-3 Dollar Facility” means the facility in respect of the Term B-3 Dollar Tranche.~~
~~“Term B-3~~4 Dollar Lender~~” has the meaning specified in the Sixth Amendment.~~
~~“Term B-3 Dollar Loan” has the meaning specified in the Sixth Amendment.~~
~~“Term B-3 Dollar Loan Maturity Date” means the earliest of (i) June 1, 2024, and (ii) the date that the Term B-3 Dollar Loans are declared due and payable pursuant to Section 8.02.~~
~~“Term B-3 Dollar Tranche” means the Term B-3 Dollar Facility and any Specified Refinancing Debt thereof~~.
“Term Borrowing” means a borrowing of the same Type of Term Loan of a single Tranche from all the Lenders having Term Commitments of the respective Tranche on a given date (or resulting from a conversion or conversions on such date) having in the case of Eurocurrency Rate Loans or Term SOFR Loans, the same Interest Period.
“Term Commitment” means, as to each Term Lender, (i) the ~~Initial~~ Term ~~Commitments, (ii) the Term B-1 Euro Commitment, (iii) the Term B-1~~B-4 Dollar Commitment, (~~iv) the Term B-2 Dollar Commitment, (v) the Term B-3 Dollar Commitment, (vi~~ii) a Term Commitment Increase, (~~vii~~iii) a New Term Commitment or (~~viii~~iv) a Specified Refinancing Term Commitment. The amount of each Lender’s Initial Term Commitment is as set forth in the definition thereof and the amount of each Lender’s other Term Commitments shall be as set forth in the Assignment and Assumption, or in the amendment or agreement (including any consent agreement) relating to the respective Term Commitment which such Lender shall have assumed or made its Term Commitment, as the case may be, as such amounts may be adjusted from time to time in accordance with this Agreement.
“Term Commitment Increase” has the meaning specified in Section 2.14(a).
“Term Facility” means each of (a) ~~the Term B Facility, (b)~~ the ~~Euro Term Facility, (c)~~ Term B~~-1 Dollar Facility, (d) the Term B-1 Euro Facility, (e) the Term B-2 Dollar Facility (f) the Term B-3~~-4 Dollar

Facility and (~~g~~b) any other facility in respect of any Term Loan Tranche, as the context may require.
“Term Lender” means ~~(a) at any time on or prior to the Sixth Amendment Effective Date,~~ any Lender that holds Term B~~-1 Loans, Term B-2 Dollar Loans and/or has a Term B-2 Dollar Commitment at such time and (b) at any time after the Sixth Amendment Effective Date, any Lender that holds Term B-1 Loans, Term B-2 Dollar Loans and/or Term B-3~~-4 Dollar Loans at such time and/or has a Term B~~-3~~-4 Dollar Commitment at such time.
“Term Loan” means an advance made by any Term Lender under any Term Facility.
“Term Loan Tranche” means the respective facility and commitments utilized in making Term Loans hereunder, including (i) the Term B ~~Facility, (ii) the Euro Term Facility, (iii) the Term B-1 Dollar Facility, (iv) the Term B-1 Euro Facility, (v) the Term B-2 Dollar Facility, (vi) the Term B-3~~-4 Dollar Facility and (~~vii~~ii) Additional Tranches that may be added after the ~~Closing~~Eleventh Amendment Effective Date, i.e., New Term Loans, Specified Refinancing Term Loans, New Term Commitments and Specified Refinancing Term Commitments.
“Term SOFR” means, ~~for the applicable corresponding tenor,~~solely with respect to the Term B-4 Dollar Loans,
(a)    for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and
(b)    for any calculation with respect to an Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate SOFR Determination Day;
provided, further, that, solely with respect to the Term B-4 Dollar Loans, if Term SOFR determined as provided above (including pursuant to the proviso under clause (a) or clause (b) above) shall ever be less than 0.50%, then Term SOFR shall be deemed to be the 0.50%.
“Term SOFR Administrator” means the CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).
“Term SOFR Borrowing” means, as to any Borrowing, the Term SOFR Loans comprising such Borrowing.
“Term SOFR Loan” means a Loan that bears interest at a rate based on Term SOFR.
“Term SOFR Reference Rate” means the rate per annum determined by the Administrative Agent as the forward-looking term rate based on SOFR ~~that has been selected or recommended by the Relevant Governmental Body~~.
“Test Period” means, at any time, the most recent period of four consecutive fiscal quarters of Holdings ended on or prior to such time (taken as one accounting period) for which financial statements have been delivered pursuant to Section 6.01(a) or (b), as applicable.
“Third Amendment” shall mean the Third Amendment, dated as of the Third Amendment Effective Date, to this Agreement by and among the Borrowers, U.S. Holdings, Holdings, the Administrative Agent, the Collateral Agent and the lenders party thereto.
“Third Amendment Effective Date” means August 1, 2016.
“Total Net Leverage Ratio” means, on any date of determination, with respect to the Borrower Parties on a consolidated basis, the ratio of (a) Consolidated Funded Indebtedness (less the unrestricted cash and Cash Equivalents of the Borrower Parties as of such date) of the Borrower Parties on such date to (b) Consolidated EBITDA of the Borrower Parties for the four fiscal quarter period most recently then ended for which financial statements have been delivered pursuant to Section 6.01(a) or (b), as applicable.
“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.
“Total Revolving Credit Outstandings” means the aggregate Outstanding Amount of all Revolving Credit Loans, Swing Line Loans and L/C Obligations.
“Tranche” means any Term Loan Tranche or any Revolving Tranche.
~~“Transaction” means the acquisition of the Company by the Buyer (through one or more of its wholly owned Subsidiaries) pursuant to the Purchase Agreement, together with each of the following transactions consummated or to be consummated in connection therewith:~~
~~(a)    (x) cash or rollover equity investments in Holdings (the “Equity Contribution”) in an aggregate amount not less than 25% of the total pro forma consolidated debt and equity capitalization of the Dutch Borrower and its Subsidiaries on the Closing Date after giving effect to the Transaction (excluding any Letters of Credit issued on the Closing Date and amounts funded hereunder or under the Senior Notes or Senior Secured Notes to fund upfront fees or original issue discount) from the Sponsor, certain of their Affiliates and members of management of the Company, all of which investments shall be in the form of (i) common equity or (ii) convertible preferred equity certificates on terms and conditions reasonably acceptable to the Arrangers; provided that not less than 50.1% of the total Equity Contribution shall be~~

~~contributed by the Sponsor; and (y) the contribution by Holdings to the Dutch Borrower of the proceeds from the Equity Contribution shall be in the form of common equity;~~
~~(b)    the Acquisition and, if applicable, the other transactions described in the Purchase Agreement or related thereto;~~
~~(c)    the Borrowers obtaining the Facilities;~~
~~(d)    (i) the Borrowers issuing and selling the Senior Notes in a Rule 144A or other exemption from registration under the Securities Act on or prior to the Closing Date, yielding at least $750,000,000 in gross proceeds and (ii) the Borrowers issuing and selling the Senior Secured Notes in a Rule 144A or other exemption from registration under the Securities Act on or prior to the Closing Date, yielding at least €250,000,000 in gross proceeds;~~
~~(e)    the refinancing or repayment of all existing third party Indebtedness for borrowed money of the Company and its Subsidiaries, other than (i) ordinary course capital leases, purchase money indebtedness, equipment financings and related guarantees, hedging obligations and related guarantees and other ordinary short term capital facilities, (ii) Indebtedness described on Schedule 7.03, including certain Indebtedness that the Arrangers and Borrower Representative agree may remain outstanding on the Closing Date (the “Refinancing”; and any such Indebtedness so excluded therefrom, the “Permitted Surviving Debt”); and~~
~~(f)    the payment of all fees, costs and expenses incurred in connection with the transactions described in the foregoing provisions of this definition (the “Transaction Costs”).~~
“Transaction Agreement Date” has the meaning specified in Section 1.02(i).
~~“Transaction Costs” has the meaning given to such term in the definition of the “Transaction.”~~
“Transformative Event” means any merger, acquisition, investment, dissolution, liquidation, consolidation or disposition that ~~is either~~ (a) is not permitted by the terms of the Loan Documents immediately prior to the consummation of such transaction ~~or~~, (b) if permitted by the terms of the Loan Documents immediately prior to the consummation of such transaction, would not provide Holdings and the Restricted Subsidiaries with adequate flexibility under the Loan Documents for the continuation and/or expansion of their combined operations following such consummation, as reasonably determined by the Borrowers acting in good faith or (c) has consideration in excess the greater of $260,000,000 and 33% of the EBITDA Grower Amount.
“Type” means, with respect to a Loan, its character as a Base Rate Loan, a Eurocurrency Rate Loan, a Term SOFR Loan or a SONIA Rate Loan.
“UBS” means, collectively, UBS Loan Finance LLC and UBS Securities LLC.

“~~UCC Filing Collateral” has the meaning specified in Section 4.01~~UK Borrower” means a Borrower, if any, which is incorporated in the United Kingdom.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

"UK Non-Bank Lender" means (i) a Lender which becomes a party to this Agreement after the date on which the UK Borrower becomes a party to this Agreement as a Borrower and which gives a Tax Confirmation in the documentation which it executes on becoming a party or (ii) a Lender which is already a party to this Agreement on the date on which a UK Borrower becomes a party to this Agreement as Borrower and which gives a Tax Confirmation upon reasonable written request of the UK Borrower.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“UK Treaty Lender” means, in respect of the UK Borrower, a Lender which (i) is treated as a resident of a UK Treaty State for the purposes of the relevant UK Treaty; (ii) does not carry on business in the UK through a permanent establishment (as such term is defined for the purposes of the relevant UK Treaty) with which that Lender’s participation in the Loan is effectively connected; and (iii) fulfils any conditions in the relevant UK Treaty which must be fulfilled or met by that Lender to obtain full exemption under the relevant UK Treaty from Tax imposed by the UK on interest payable to that Lender by the UK Borrower in respect of an advance under a Loan Document except that for this purpose, it shall be assumed that the following are satisfied, being (A) any condition which relates (expressly or by implication) to there being, or not being, a special relationship between the relevant Lender and the UK Borrower or between both of them and another person and (B) the completion of any necessary procedural formalities.
“UK Treaty State” means a jurisdiction having a double taxation agreement (a “UK Treaty”) with the UK which makes provision for full exemption from tax imposed by the UK on interest.
“Undisclosed Administration” means the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator with respect to a Lender under the Dutch Financial Supervision Act 2007 (as amended from time to time and including any successor legislation).
“Unfunded Advances/Participations” means (a) with respect to the Administrative Agent, the aggregate amount, if any (i) made available to the Borrowers on the assumption that each Lender has made available to the Administrative Agent such Lender’s share of the applicable Borrowing available to the Administrative Agent as contemplated by Section 2.12(b) and (ii) with respect to which a corresponding amount shall not in fact have been returned to the Administrative Agent by the Borrowers or made available to the Administrative Agent by any such Lender, (b) with respect to the Swing Line Lender, the aggregate amount, if any, of outstanding Swing Line Loans in respect of which any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to Section 2.04(c) and (c) with respect to any L/C Issuer, the aggregate amount, if any, of amounts drawn under Letters of Credit in respect of which a Revolving Credit Lender shall have failed to make Revolving Credit Loans or L/C Advances to reimburse such L/C Issuer pursuant to Section 2.03(c).
“Unfunded Pension Liability” means the excess of a Plan’s benefit liabilities under Section 4001(a) of ERISA over the current value of such Plan’s assets, determined in accordance with assumptions used for funding the Plan pursuant to Section 412 of the Code for the applicable plan year.
“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial

Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.
“United States” and “U.S.” mean the United States of America.
“Unreimbursed Amount” has the meaning specified in Section 2.03(d)(i).
“Unrestricted Subsidiary” means (a) any Subsidiary of Holdings (other than a Borrower or any other entity that, directly or indirectly, owns 100% of the Equity Interests of any Borrower) designated by the Borrower Representative as an Unrestricted Subsidiary hereunder by written notice to the Administrative Agent; provided that the Borrower Representative shall only be permitted to so designate an Unrestricted Subsidiary after the ~~Closing~~Eleventh Amendment Effective Date and so long as (i) no Event of Default ~~has occurred and~~under Sections 8.01(a), (f) or (g) is continuing or would immediately result therefrom, (ii) no such Subsidiary or any of its Subsidiaries owns any Equity Interests, or owns or holds any Lien on any property of, any Borrower or any other Restricted Subsidiary that is not a Subsidiary of the Subsidiary to be so designated, (iii) such Unrestricted Subsidiary shall be capitalized (to the extent capitalized by a Borrower or any Restricted Subsidiary) through Investments as permitted by, and in compliance with, Section 7.02 and valued at its fair market value (as determined by the Borrower Representative in good faith) at the time of such designation, (iv) without duplication of clause (iii), any assets owned by such Unrestricted Subsidiary at the time of the initial designation thereof shall be treated as Investments pursuant to Section 7.02 and valued at their fair market value (as determined by the Borrower Representative in good faith) at the time of such designation, (v) such Subsidiary shall have been or will promptly be designated an “unrestricted subsidiary” (or otherwise not be subject to the covenants) under any Refinancing Notes, any New Incremental Notes, the Senior Notes ~~Indenture~~Indentures and all Permitted Refinancings in respect thereof, and any Permitted Additional Debt in each case with an aggregate outstanding principal amount in excess of $100,000,000, (vi) immediately after giving effect to such designation, the Borrowers would be permitted to Incur at least $1.00 of additional unsecured Indebtedness as Permitted Additional Debt and (~~vi~~vii) the Borrower Representative shall have delivered to the Administrative Agent a certificate executed by a Responsible Officer of Holdings, certifying compliance with the requirements of preceding clauses (i) through (~~v~~vi) and (b) any Subsidiary of an Unrestricted Subsidiary. As of the Eleventh Amendment Effective Date, Holdings had no Unrestricted Subsidiaries.
The Borrower Representative may designate any Unrestricted Subsidiary to be a Restricted Subsidiary for purposes of this Agreement (each, a “Subsidiary Redesignation”); provided that (A) no Event of Default has occurred and is continuing or would result therefrom, (B) any Indebtedness of the applicable Subsidiary and any Liens encumbering its property existing as of the time of such Subsidiary Redesignation shall be deemed newly incurred or established, as applicable, at such time and (C) the Borrower Representative shall have delivered to the Administrative Agent a certificate executed by a Responsible Officer of the Borrower Representative, certifying compliance with the requirements of the preceding clause (A) provided, further, that no Unrestricted Subsidiary that has been designated as a Restricted Subsidiary pursuant to a Subsidiary Redesignation may again be designated as an Unrestricted Subsidiary. Notwithstanding anything to the contrary contained herein, none of the Borrowers, Holdings or any other entity that, directly or indirectly, owns the Equity Interests of any Borrower may be designated as Unrestricted Subsidiaries.
~~“Unsecured Financing” means, collectively, the Senior Notes and any Permitted Additional Debt, in each case, that is unsecured and not expressly subordinated in right of payment to the Obligations, together with any Permitted Refinancings thereof.~~

~~“Unsecured Financing Documentation” means the Senior Notes, the Senior Notes Indenture, and any documentation governing any other Unsecured Financing.~~
~~“USD LIBOR” means the London interbank offered rate for U.S. dollars.~~
“U.S. Borrower” has the meaning specified in the introductory paragraph to this Agreement.
“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Holdings” has the meaning specified in the introductory paragraph to this Agreement.
“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.
“U.S. Special Resolution Regimes” has the meaning specified in Section 10.27.
“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 3.01(g).
“VAT” means (a) any tax imposed in compliance with the Council Directive of November 28, 2006 on the common system of value added tax (EC Directive 2006/112) and (b) any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraph (a) above, or imposed elsewhere, including, for the avoidance of doubt, value added tax imposed by the UK Value Added Tax Act 1994.
“Voting Equity Interests” means, with respect to any Person, the outstanding Equity Interests of a Person having the power, directly or indirectly, to designate the board of directors (or equivalent governing body) of such Person.
“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years (and/or portion thereof) obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one~~-~~-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.
“wholly owned” means, with respect to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Equity Interests of which (other than (x) director’s qualifying shares and (y) shares issued to foreign nationals to the extent required by applicable Law) are owned by such Person and/or by one or more wholly owned Subsidiaries of such Person.
“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of liability of any UK Financial Institution or any contract or instrument under which liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
Section 1.02    Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
(a)     The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.
(b)     The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.
(c)     References in this Agreement to an Exhibit, Schedule, Article, Section, clause or sub~~-~~-clause refer (A) to the appropriate Exhibit or Schedule to, or Article, Section, clause or sub~~-~~-clause in this Agreement or (B) to the extent such references are not present in this Agreement, to the Loan Document in which such reference appears.
(d)     The term “including” is by way of example and not limitation.
(e)     The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.
(f)     Any reference herein to any Person shall be construed to include such Person’s successors and assigns.
(g)     In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”
(h)     Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
(i)     In measuring compliance with this Agreement with respect to any (x) Investment or acquisition, merger, amalgamation or similar transaction, in each case, for which any Borrower Party may not terminate its obligations under the documentation therefor due to a lack of financing for such Investment or acquisition (whether by merger, consolidation or other business combination or the acquisition of capital stock or otherwise) as applicable and (y) repayment, repurchase or refinancing of Indebtedness with respect to which an irrevocable notice of repayment (or similar irrevocable notice) has been delivered, in each case for purposes of determining:
(i)    whether any Indebtedness (including assumed Indebtedness) that is being incurred in connection with such Investment, acquisition or repayment, repurchase or refinancing of     Indebtedness is permitted to be incurred in compliance with Section 7.03;
(ii)    whether any Lien being incurred in connection with such Investment, acquisition or ~~re    payment~~repayment, repurchase or refinancing of Indebtedness or to secure any such Indebtedness is permitted to be incurred in accordance with Section 7.01;
(iii)    whether any other transaction undertaken or proposed to be undertaken in connection with such Investment, acquisition or repayment, repurchase or refinancing of ~~Indebted    ness~~Indebtedness complies with the covenants or agreements contained in this Agreement; and
(iv)    any calculation of the ratios or baskets, including First Lien Net Leverage Ratio, Total Net Leverage Ratio, Senior Secured Net Leverage Ratio, Consolidated Net Income, Consolidated EBITDA and/or Pro Forma Basis, Pro Forma Compliance, and Pro Forma Effect, and baskets determined by reference to Consolidated EBITDA or Consolidated Total Assets and, whether a Default or Event of Default exists in connection with the foregoing, at the option of the Borrower Representative, the date that the definitive agreement for such Investment, acquisition or repayment, repurchase or refinancing of Indebtedness is entered into (the “Transaction Agreement Date”) may be used as the applicable date of determination, as the case may be, in each case with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Pro Forma Basis”, “Pro Forma Compliance”, “Pro Forma Effect” or “Consolidated EBITDA.” For the avoidance of doubt, if the Borrower Representative elects to use the Transaction Agreement Date as the applicable date of determination in accordance with the foregoing, (a) any fluctuation or change in the First Lien Net Leverage Ratio, Total Net Leverage Ratio, Senior Secured Net Leverage Ratio, Consolidated Net Income, Consolidated EBITDA, Consolidated Total Assets and/or Pro Forma Basis, Pro Forma Compliance, or Pro Forma Effect of the ~~Dutch~~Parent Borrower from the Transaction Agreement Date to the consummation of such Investment, acquisition or repayment, repurchase or refinancing of Indebtedness, will not be taken into account for purposes of determining whether any Indebtedness or Lien that is being incurred in connection with such Investment, acquisition or repayment, repurchase or refinancing of Indebtedness, or in connection with compliance by Holdings or any of the Restricted Subsidiaries with any other provision of the Loan Documents or any other transaction undertaken in connection with such Investment, acquisition or repayment, repurchase or refinancing of Indebtedness, is permitted to be incurred and (b) until such Investment, acquisition or repayment, repurchase or refinancing of Indebtedness is consummated or such definitive agreements are terminated, such Investment, acquisition or repayment, repurchase or refinancing of Indebtedness and all transactions proposed to be undertaken in connection therewith (including the incurrence of Indebtedness and Liens) will be given pro forma effect when determining compliance of other transactions (including the incurrence of Indebtedness and Liens unrelated to such Investment, acquisition or repayment, repurchase or refinancing of Indebtedness) that are consummated after the Transaction Agreement Date and on or prior to the consummation of such Investment, acquisition or repayment, repurchase or refinancing of Indebtedness and any such transactions (including any incurrence of Indebtedness and the use of proceeds thereof) will be deemed to have occurred on the date the definitive agreements are entered and outstanding thereafter for purposes of calculating any baskets or ratios under the Loan Documents after the date of such agreement and before the consummation of such Investment, acquisition or repayment, repurchase or refinancing of Indebtedness; provided that the calculation of Consolidated Net Income (and any defined term a component of which is Consolidated Net Income) shall not include the Consolidated Net Income of the Person or assets to be acquired in the relevant Investment or acquisition for usages other than in connection with the applicable transaction pertaining to such

Investment or acquisition until such time as such Investment or acquisition is actually consummated.
Section 1.03    Netherlands Terms; Luxembourg Terms.
(I) In this Agreement, where it relates to the ~~Dutch~~Parent Borrower and any other entity organized under the laws of the Netherlands, a reference to:
(a)     unless a contrary indication appears, a “director” means a managing director (bestuurder) and “board of directors” means its managing board (bestuur).
(b)     “Organization Documents” includes its deed of incorporation (akte van oprichting), its articles of association (statuten) as most recently amended and a recent extract from the Trade Register of the Netherlands (handelsregister) relating to such entity;
(c)     “Lien” includes any mortgage (hypotheek), pledge (pandrecht), retention of title arrangement (eigendomsvoorbehoud), privilege (voorrecht), right of retention (recht van retentie), right to reclaim goods (recht van reclame) and, in general, any right in rem (beperkt recht) created for the purpose of granting security (goederenrechtelijke zekerheid);
(d)     a “winding~~-~~-up,” “administration” or “dissolution” includes the Borrower being declared bankrupt (failliet verklaard) or dissolved (ontbonden);
(e)     a “composition” includes surceance van betaling;
(f)     any “action commenced” in connection with voluntary bankruptcy includes a Netherlands Borrower having filed a notice under Section 36 of the Dutch 1990 Tax Collection Act (Invorderingswet 1990) (whether or not pursuant to Section 60 of the Act on the Financing of Social Insurances (Wet financiering sociale zekerheden));
(g)     a “receiver” includes a curator;
(h)     an “administrator” includes a bewindvoerder; ~~and~~
(i)     an “attachment” includes a beslag and a “warrant of attachment” includes a verlof tot het leggen van beslag; and
(j)    a "subsidiary" includes a dochtermaatschappij as defined in Article 2:24a of the DCC.
(II) In this Agreement, where it relates to a Loan Party or any member of the Borrower’s group whose centre of main interests within the meaning of Regulation EU 2015/848 of the Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast) (the “Insolvency Regulation”) is in Luxembourg and/or whose place of the central administration (siège de l’administration centrale) within the meaning of the Luxembourg law of 10 August 1915 on commercial companies, as amended, is in Luxembourg, and unless the contrary intention appears, a reference to:
(a)    winding up, dissolution, administration, reorganisation, moratorium, insolvency, composition, compromise, assignment or arrangement includes bankruptcy (faillite), insolvency, voluntary dissolution or liquidation (dissolution ou liquidation volontaire), court ordered liquidation (liquidation judiciaire) or reorganisation, composition with creditors (concordat préventif de faillite), moratorium or reprieve from payment (sursis de paiement), controlled management (gestion contrôlée), fraudulent conveyance (action pauliana), general settlement with creditors, reorganisation or similar laws affecting the rights of creditors generally;
(b)    a liquidator, receiver, an administrative receiver, administrator, compulsory manager includes a juge délégué commissaire, juge-commissaire, administrateur provisoire, liquidateur or a curateur;
(c)    a lien or security interest includes any hypothèque, nantissement, gage, privilège, sûreté réelle, droit de rétention, and any type of security in rem (sûreté réelle) or agreement or arrangement having a similar effect and any transfer of title by way of security;
(d)    a person being unable to pay its debts includes that person being in a state of cessation of payments (cessation de paiements) and having lost its commercial creditworthiness (ébranlement de crédit);
(e)    an attachment or similar creditors process includes an executory attachment (saisie exécutoire) or conservatory attachment (saisie arrêt);
(f)    a setoff includes any cautionnement, aval or any garantie which is independent from the debt to which is relates;
(g)    a guarantee includes any garantie which is independent from the debt to which it relates and excludes any suretyship (cautionnement) within the meaning of Articles 2011 et seq. of the Luxembourg Civil Code;
(h)    by-laws or constitutional documents includes its up-to-date (restated) articles of association (statuts coordonnés) or partnership agreement; and
(i)    a director, manager or officer includes a gérant and an administrateur or, in case of a partnership, the general partner (associé commandité) of such entity and any manager of such general partner.
Section 1.04    Accounting Term.
(a)    All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, as in effect from time to time.
(b)    If at any time any change in GAAP or the application thereof would affect the computation or interpretation of any financial ratio, basket, requirement or other provision set forth in any Loan Document, and either the Borrowers or the Required Lenders shall so request, the Administrative Agent and the Borrower Representative shall negotiate in good faith to amend such ratio, basket, requirement or other provision to preserve the original intent thereof in light of such change in GAAP or the application thereof (subject to the approval of the Required Lenders not to be unreasonably withheld, conditioned or delayed) (provided that any change affecting the computation of the ratio set forth in Section 7.11 shall be subject solely to the approval of the Required Revolving Lenders (not to be unreasonably withheld, conditioned or delayed) and the Borrowers); provided that, until so amended, (i) (A) such ratio, basket, requirement or other provision shall continue to be computed or interpreted in accordance with GAAP or the application thereof prior to such change therein and (B) the Borrower Representative shall provide to the Administrative Agent and the Lenders a written reconciliation in form and substance reasonably satisfactory to the Administrative Agent, between calculations of such ratio, basket, requirement or other provision made before and after giving effect to such change in GAAP or the application thereof or (ii) the Borrower Representative may elect to fix GAAP (for purposes of such ratio, basket, requirement or other provision) as of another later date notified in writing to the Administrative Agent from time to time.
(c)    Notwithstanding anything to the contrary contained herein, all such financial statements shall be prepared, and all financial covenants contained herein or in any other Loan Document shall be calculated, in each case, without giving effect to any election under FASB ASC 825 (or any similar accounting principle) permitting a Person to value its financial liabilities at the fair value thereof.
Section 1.05    Rounding. Any financial ratios required to be maintained by the ~~Dutch~~Parent Borrower, or satisfied in order for a specific action to be permitted, under this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding~~-~~-up if there is no nearest number).
Section 1.06    References to Agreements and Laws. Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are permitted by any Loan Document and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.
Section 1.07    Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight savings or standard, as applicable).
Section 1.08    Timing of Payment or Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as specifically provided in Section 2.12 or as described in the definition of Interest Period) or performance shall extend to the immediately succeeding Business Day.
Section 1.09    Currency Equivalents Generally.
(a)    Any amount specified in this Agreement (other than in Articles II, IX and X or as set forth in paragraph (b) of this Section) or any of the other Loan Documents to be in Dollars shall also include the equivalent of such amount in any currency other than Dollars, such equivalent amount to be determined at the rate of exchange quoted by the Reuters World Currency Page for the Alternative Currency at 11:00 a.m. (London time) on such day (or, in the event such rate does not appear on any Reuters World Currency Page, by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrower Representative, or, in the absence of such agreement, such rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 10:00 a.m. (New York City time) on such date for the purchase of Dollars for delivery two Business Days later); provided that the determination of any Dollar Amount shall be made in accordance with Section 2.21; provided that if any basket is exceeded solely as a result of fluctuations in applicable currency exchange rates after the last time such basket was utilized, such basket will not be deemed to have been exceeded solely as a result of such fluctuations in currency exchange rates.

(b)    For purposes of determining the First Lien Net Leverage Ratio, the Senior Secured Net Leverage Ratio and the Total Net Leverage Ratio, amounts denominated in a currency other than Dollars will be converted to Dollars for the purposes of (A) testing the financial covenant under Section 7.11, at the Exchange Rate as of the last day of the fiscal quarter for which such measurement is being made, and (B) calculating any Total Net Leverage Ratio, Senior Secured Net Leverage Ratio and the First Lien Net Leverage Ratio (other than for the purposes of determining compliance with Section 7.11), at the Exchange Rate as of the date of calculation, and will, in the case of Indebtedness, reflect the currency translation effects, determined in accordance with GAAP, of Swap Contracts permitted hereunder for currency exchange risks with respect to the applicable currency in effect on the date of determination of the Dollar equivalent of such Indebtedness.
Section 1.10    Change in Currency.
(a)    Each obligation of any Loan Party to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation). If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the then current Interest Period.
(b)    Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.
(c)    Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.
Section 1.11    Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time after giving effect to any expiration periods applicable thereto; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.
Section 1.12    Pro Forma Calculations. Notwithstanding anything to the contrary (subject to Section 1.02(i)) herein, the First Lien Net Leverage Ratio, the Senior Secured Net Leverage Ratio and the Total Net Leverage Ratio shall be calculated (including for purposes of Sections 2.14 and 2.17) on a Pro Forma Basis with respect to each Specified Transaction occurring during the applicable four quarter period to which such calculation relates, and/or subsequent to the end of such four~~-~~-quarter period but not later than the date of such calculation; provided that notwithstanding the foregoing, when calculating the First Lien Net Leverage Ratio for purposes of (i) determining the applicable percentage of Excess Cash Flow for purposes of Section 2.05(b), (ii) the Applicable Rate, (iii) the Applicable Commitment Fee and (iv)

determining actual compliance (and not Pro Forma Compliance or compliance on a Pro Forma Basis) with the financial covenant set forth in Section 7.11, any Specified Transaction and any related adjustment contemplated in the definition of Pro Forma Basis (and corresponding provisions of the definition of Consolidated EBITDA) that occurred subsequent to the end of the applicable four quarter period shall not be given Pro Forma Effect. For purposes of determining compliance with any provision of this Agreement which requires Pro Forma Compliance with the financial covenant set forth in Section 7.11, (x) in the case of any such compliance required after delivery of financial statements for the fiscal quarter ending September 30, 2013, such Pro Forma Compliance shall be determined by reference to the maximum First Lien Net Leverage Ratio permitted for the fiscal quarter most recently then ended for which financial statements have been delivered (or were required to have been delivered) in accordance with Section 6.01, or (y) in the case of any such compliance required prior to the delivery referred to in clause (x) above, such Pro Forma Compliance shall be determined by reference to the maximum First Lien Net Leverage Ratio permitted for the fiscal quarter ending September 30, 2013. With respect to any provision of this Agreement (other than the provisions of Section 6.02(a) or Section 7.11) that requires compliance or Pro Forma Compliance with the financial covenant set forth in Section 7.11, such compliance or Pro Forma Compliance shall be required regardless of whether the ~~Dutch~~Parent Borrower is otherwise required to comply with such covenant under the terms of Section 7.11 at such time.
Section 1.13    Calculation of Baskets. If any of the baskets set forth in Article VII of this Agreement are exceeded solely as a result of fluctuations to Consolidated Total Assets for the most recently completed fiscal quarter after the last time such baskets were calculated for any purpose under Article VII, such baskets will not be deemed to have been exceeded solely as a result of such fluctuations.
Section 1.14    Certain Guaranty and Security Principles
.  ~~The Collateral Documents and each other guaranty and security document delivered or to be delivered under this Agreement and any obligation to enter into such document or obligation by any Foreign Subsidiary shall be subject in all respects to the Guaranty and Security Principles set forth in Schedule 1.12; provided that, the limitations and exclusions set forth therein shall not apply to the extent agreed by the Administrative Agent and the Borrower in connection with any amendments to this Agreement or other transactions entered into pursuant to this Agreement; provided further, that no Subsidiary shall be required to deliver any security documents governed by the laws of France, Brazil, Mexico or Sweden unless reasonably requested by the Administrative Agent if Holdings or any other entity that (x) directly or indirectly, owns 100% of the Equity Interests of the Dutch Borrower or (y) directly owns the Equity Interests of the U.S. Borrower, in each case, is organized in such jurisdiction~~The following principles will be reflected in the terms of any Lien taken as part of the guarantees and security provided by Foreign Subsidiaries under this Agreement:
(a)    such Lien will be first ranking to the extent such concept or a similar concept is applicable in the applicable foreign jurisdiction, subject to (i) any nonconsensual Liens and other Liens mandatorily preferred by any applicable law and permitted under Section 7.01, and (ii) pari passu Liens related to New Incremental Notes, Refinancing Notes and Permitted Additional Debt; and
(b)    such Liens will, where possible and practical, automatically create Liens over future assets of the same type as those already secured and where local law requires supplemental pledges or additional Collateral Documents to be delivered in respect of future acquired assets in order for effective Liens to be created over that class of asset, such supplemental pledges or Collateral Documents shall be provided at intervals no more frequent than annually (unless required more frequently under local law).
Section 1.15    Borrower Representative. Each Borrower hereby designates the U.S. Borrower as its Borrower Representative. The Borrower Representative will be acting as agent on each of the Borrowers behalf for the purposes of issuing notices of Borrowing and notices of conversion/continuation of any Loans pursuant to Section 2.02 or similar notices, giving instructions with respect to the disbursement of the proceeds of the Loans, selecting interest rate options, requesting Letters of Credit, giving and receiving all other notices and consents hereunder or under any of the other Loan Documents and taking all other actions (including in respect of compliance with covenants and certifications) on behalf of any Borrower or the Borrowers under the Loan Documents. The Borrower Representative hereby accepts such appointment. Each Borrower agrees that each notice, election, representation and warranty, covenant, agreement and undertaking made on its behalf by the Borrower Representative shall be deemed for all purposes to have been made by such Borrower and shall be binding upon and enforceable against such Borrower to the same extent as if the same had been made directly by such Borrower.
Section 1.16    Foreign Guarantor Provisions. This Agreement and all of the other Loan Documents shall be subject in all respects to the ~~Foreign Guarantor Provisions~~provisions set forth in Schedule ~~1.16~~I to the Guaranty (as may be amended, restated, supplemented or otherwise modified pursuant to ~~Section 10.01~~the terms of the Guaranty or as otherwise agreed to by the Administrative Agent); provided, that, the foregoing shall not be construed to (x) limit or impair any obligation of a Guarantor to pledge the Equity Interests of the Borrowers or (y) limit the guaranty to be provided or exclude as a guarantor any Person that directly holds Equity Interests of the Borrower, in each case, unless reasonably agreed by the Administrative Agent. For the avoidance of doubt, any reference to Schedule 1.16 in any Loan Document shall be understood to be a reference to Schedule I to the Guaranty (as may be amended, restated, supplemented or otherwise modified pursuant to the terms of the Guaranty or as otherwise agreed to by the Administrative Agent).
Section 1.17    Australian Code of Banking Practice. The parties hereto agree that the Australian Code of Banking Practice does not apply to the Loan Documents.
Section 1.18    Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.
Section 1.19    Certain Tests.
(a)    Notwithstanding anything to the contrary herein, for purposes of determining compliance with any provision of this Agreement, if any Indebtedness (including any Incremental Amount), Lien, Disposition, Restricted Payment (or a portion thereof), repayment of Junior Financing or Investment would be permitted pursuant to one or more provisions of this Agreement, the Borrowers, in their sole discretion, may divide and classify or reclassify such Indebtedness (including any Incremental Amount), Lien, Disposition, Restricted Payment (or a portion thereof), repayment of Junior Financing or Investment within such covenant in any manner that complies with the applicable terms of this Agreement, and may later divide and reclassify any such Indebtedness (including any Incremental Amount), Lien, Disposition, Restricted Payment (or a portion thereof), repayment of Junior Financing or Investment so long as the Indebtedness (including any Incremental Amount), Lien, Disposition, Restricted Payment (or a portion thereof), repayment of Junior Financing or Investment (as so redivided and/or reclassified) would be permitted to be made in reliance on the applicable exception as of the date of such redivision or reclassification (it being understood that any Indebtedness (including any

Incremental Amount), Lien, Disposition, Restricted Payment (or a portion thereof), repayment of Junior Financing or Investment made pursuant to a Fixed Amount shall cease to be deemed made pursuant to such Fixed Amount but shall automatically be deemed made pursuant to an applicable Incurrence-Based Amount from and after the first date on which the Borrowers or such Restricted Subsidiary, as the case may be, could have incurred such Indebtedness (including any Incremental Amount), incurred such Lien, consummated such Disposition, made such Restricted Payment, repaid such Junior Financing or made such Investment pursuant to such Incurrence-Based Amount); provided that any secured Indebtedness shall only be automatically reclassified to the extent that such Liens could also have been incurred); provided, further, that (x) all Indebtedness under the Facilities may only be Incurred pursuant to Section 7.03(b)(i) and the Borrowers shall not be permitted to reclassify all or any portion of such Indebtedness, (y) Indebtedness under the Senior Notes may only be Incurred pursuant to Section 7.03(a) and the Borrowers shall not be permitted to reclassify all or any portion of such Indebtedness and (z) Indebtedness Incurred under Sections 7.03(b)(i), 7.03(b)(xiii) and 7.03(b)(xxx), to the extent such Indebtedness is secured by Liens on the Collateral that are pari passu with or junior to the Liens on the Collateral securing the Facilities, may not be reclassified to any other clause of Section 7.03.
(b)    Notwithstanding anything to the contrary herein, unless the Borrowers otherwise notify the Administrative Agent, with respect to any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that does not require compliance with a financial ratio or test (including any First Lien Net Leverage Ratio, Senior Secured Net Leverage Ratio, Total Net Leverage Ratio and/or Fixed Charge Coverage Ratio test) (any such amounts, the “Fixed Amounts”) substantially concurrently with any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that requires compliance with a financial ratio or test (including any First Lien Net Leverage Ratio, Senior Secured Net Leverage Ratio, Total Net Leverage Ratio and/or Fixed Charge Coverage Ratio test) (any such amounts, the “Incurrence-Based Amounts”), it is understood and agreed that the Fixed Amounts shall be disregarded in the calculation of the financial ratio or test applicable to the Incurrence-Based Amounts.
(c)    So long as no Default or Event of Default shall have occurred and be continuing, each Subsidiary of Holdings that is required to be joined as a Loan Party pursuant to Section 6.12 or 6.16 shall, until the completion of such joinder, be deemed for the purposes of Article VII of this Agreement to be a Loan Party from and after the later of the Eleventh Amendment Effective Date, the date of formation of such Subsidiary or the date of acquisition of such Subsidiary.
ARTICLE II.~~ARTICLE II.~~
The Commitments and Credit Extensions
Section 2.01    The Loans.
(a)    The ~~Initial~~ Term B ~~Borrowing~~-4 Dollar Loans. Subject to the terms and conditions set forth herein and in the Eleventh Amendment, on the Eleventh Amendment Effective Date, each Term B-4 Dollar Lender with ~~an Initial~~a Term B-4 Dollar Commitment severally agrees to make ~~a single loan denominated in Dollars (the “Initial Term B Loans”)~~ to the Borrowers ~~(on~~ a ~~joint and several basis) on the Closing Date~~Term B-4 Dollar Loan in ~~an~~a principal amount ~~not~~equal to ~~exceed~~ such Term B-4 Dollar Lender’s ~~Initial~~ Term B-4 Dollar Commitment~~. The Initial Term B Borrowing shall consist of Initial Term B Loans made simultaneously by the Term B Lenders~~ in accordance with ~~their respective Term Commitments~~the terms and conditions of the Eleventh Amendment. Amounts borrowed under this Section 2.01(a) and subsequently repaid or prepaid may not be reborrowed (it being understood, however, that prepayments will be taken into account for purposes of any Prepayment-Based Incremental Facility to the extent provided by Section 2.14). ~~Initial~~ Term B-4 Dollar Loans may be Base Rate Loans or ~~Eurocurrency Rate~~Term SOFR Loans as further provided herein.
(b)    ~~The Initial Euro Term Borrowing. Subject to the terms and conditions set forth herein, each Euro Term Lender with an Initial Euro Term Commitment severally agrees to make a single loan denominated in Euros (the “Initial Euro Term Loans”) to the Borrowers (on a joint and several basis) on the Closing Date in an amount not to exceed such Euro Term Lender’s Initial Euro Term Commitment. The Initial Euro Term Borrowing shall consist of Initial Euro Term Loans made simultaneously by the Euro Term Lenders in accordance with their respective Euro Term Commitments. Amounts borrowed under this Section 2.01(b) and subsequently repaid or prepaid may not be reborrowed. Initial Euro Term Loans may be Eurocurrency Rate Loans as further provided herein.~~[Reserved].
(c)    The Revolving Credit Borrowings. Subject to the terms and conditions set forth herein, each Dollar Revolving Credit Lender severally agrees to make loans denominated in Dollars (each such loan, a “Dollar Revolving Credit Loan”) to the Borrowers (on a joint and several basis) from time to time on and after the Closing Date, on any Business Day until and excluding the Business Day preceding the Maturity Date for the Revolving Credit Facility, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Dollar Revolving Credit Commitment; provided, however, that after giving effect to any Revolving Credit Borrowing under the Dollar Tranche, (i) the Total Revolving Credit Outstandings shall not exceed the Revolving Credit Facility and (ii) the aggregate Outstanding Amount of the Dollar Revolving Credit Loans of any Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Dollar Revolving Credit Commitment. Within the limits of each Lender’s Dollar Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01(c)(i), prepay under Section 2.05, and reborrow under this Section 2.01(c)(i). Dollar Revolving Credit Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein. To the extent that any portion of the Dollar Tranche has been refinanced with one or more new revolving credit facilities constituting Specified Refinancing Debt, each Revolving Credit Borrowing under the Dollar Tranche (including any deemed Revolving Credit Borrowings made pursuant to Sections 2.03 and 2.04) shall be allocated pro rata among the Facilities constituting the Dollar Tranche.
(d)    Subject to the terms and conditions set forth herein, each Multicurrency Revolving Credit Lender severally agrees to make loans denominated in Dollars or in one or more Alternative Currencies (each such loan, a “Multicurrency Revolving Credit Loan” and, collectively with the Dollar Revolving Credit Loans, the “Revolving Credit Loans”) to the Borrowers (on a joint and several basis) from time to time on and after the Closing Date, on any Business Day until and excluding the Business Day preceding the Maturity Date for the Revolving Credit Facility, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Multicurrency Revolving Credit Commitment; provided, however, that after giving effect to any Revolving Credit Borrowing under the Multicurrency Tranche, (i) the Total Revolving Credit Outstandings shall not exceed the Revolving Credit Facility and (ii) the aggregate Outstanding Amount of the Multicurrency Revolving Credit Loans of any Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Multicurrency Revolving Credit Commitment. Within the limits of each Lender’s Multicurrency Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01(d)(ii), prepay under Section 2.05, and reborrow under this Section 2.01(d)(ii). Multicurrency Revolving Credit Loans may be Base Rate Loans (if denominated in Dollars), Eurocurrency Rate Loans or SONIA Rate Loans (if denominated in Pounds Sterling), as further provided herein. To the extent that any portion of the Multicurrency Tranche has been refinanced with one or more new revolving credit facilities constituting Specified Refinancing Debt, each Revolving Credit Borrowing under the Multicurrency Tranche (including any deemed Revolving Credit Borrowings made pursuant to Sections 2.03 and 2.04) shall be allocated pro rata among the Facilities constituting the Multicurrency Tranche.
~~(e)    After the Closing Date, subject to and upon the terms and conditions set forth herein, each Lender with a Term Commitment (other than an Initial Term Commitment) with respect to any Tranche of Term Loans (other than Initial Term Loans) severally agrees to make a Term Loan under such Tranche to the Borrowers (on a joint and several basis) in an amount not to exceed such Term Lender’s Term Commitment under such Tranche on the date of incurrence thereof, which Term Loans under such Tranche shall be incurred pursuant to a single drawing on the date set forth for such incurrence. Such Term Loans may be Base Rate Loans if denominated in Dollars or Eurocurrency Rate Loans as further provided herein. Once repaid, Term Loans incurred hereunder may not be reborrowed.~~
~~(f)    On the Second Amendment Effective Date, each 2014 Specified Refinancing Term B Lender with a 2014 Specified Refinancing Term B Loan Commitment severally agrees to make to the Borrowers a 2014 Specified Refinancing Term B Loan denominated in Dollars in a principal amount equal to such 2014 Specified Refinancing Term B Lender’s 2014 Specified Refinancing Term B Loan Commitment in accordance with the terms and conditions of the Second Amendment, which may, in the case of an Existing Lender (as defined in the Second Amendment) be accomplished through the conversion of its Refinanced Term Loans pursuant to the terms of the Second Amendment. Amounts borrowed under this Section 2.01(f) and subsequently repaid or prepaid may not be reborrowed. 2014 Specified Refinancing Term B Loans may be Base Rate Loans or Eurocurrency Rate Loans as further provided herein.”~~
~~(g)    On the Second Amendment Effective Date, each 2014 Specified Refinancing Euro Term Lender with a 2014 Specified Refinancing Euro Term Loan Commitment severally agrees to make to the Borrowers a 2014 Specified Refinancing Euro Term Loan denominated in Euros in a principal amount equal to such 2014 Specified Refinancing Euro Term Lender’s 2014 Specified Refinancing Euro Term Loan Commitment in accordance with the terms and conditions of the Second Amendment, which may, in the case of an Existing Lender (as defined in the Second Amendment) be accomplished through the conversion of its Refinanced Term Loans pursuant to the terms of the Second Amendment. Amounts borrowed under this Section 2.01(g) and subsequently repaid or prepaid may not be reborrowed. 2014 Specified Refinancing Euro Term Loans shall be Eurocurrency Rate Loans as further provided herein.~~
~~(h)    On the Fourth Amendment Effective Date, each Term B-1 Dollar Lender with a Term B-1 Dollar Commitment severally agrees to make to the Borrowers a Term B-1 Dollar Loan in a principal amount equal to such Term B-1 Dollar Lender’s Term B-1 Dollar Commitment in accordance with the terms and conditions of the Fourth Amendment. Amounts borrowed under this Section 2.01(g) and subsequently repaid or prepaid may not be reborrowed. Term B-1 Dollar Loans may be Base Rate Loans or Eurocurrency Rate Loans as further provided herein.~~
~~(i)    On the Fourth Amendment Effective Date, each Term B-1 Euro Lender with a Term B-1 Euro Commitment severally agrees to make to the Borrowers a Term B-1 Euro Loan in a principal amount equal to such Term B-1 Euro Lender’s Term B-1 Euro Commitment in accordance with the terms and conditions of the Fourth Amendment. Amounts borrowed under this Section 2.01(h) and subsequently repaid or prepaid may not be reborrowed. Term B-1 Euro Loans shall be Eurocurrency Rate Loans as further provided herein.~~
~~(j)    The Term B-2 Dollar Lender agrees to make (i) on the Fifth Amendment Effective Date, to the Borrowers a Term B-2 Dollar Loan in a principal amount equal to such Term B-2 Dollar Lender’s Fifth Amendment Effective Date Term B-2 Dollar Commitment in accordance with the terms and conditions of the Fifth Amendment and (ii) in the event the Delayed Draw Conditions are satisfied, on the Delayed Draw Funding Date, to the Borrowers a Term B-2 Dollar Loan in a principal amount equal to such Term B-2 Dollar Lender’s Delayed Draw Term B-2 Dollar Commitment in accordance with the terms and conditions of the Fifth Amendment. Amounts borrowed under this Section 2.01(j) and subsequently repaid or prepaid may not be reborrowed. Term B-2 Dollar Loans may be Base Rate Loans or Eurocurrency Rate Loans as further provided herein.~~
~~(k)    On the Sixth Amendment Effective Date, each Term B-3 Dollar Lender with a Term B-3 Dollar Commitment severally agrees to make to the Borrowers a Term B-3 Dollar Loan in a principal amount equal to such Term B-3 Dollar Lender’s Term B-3 Dollar Commitment in accordance with the terms and conditions of the Sixth Amendment. Amounts borrowed under this Section 2.01(k) and subsequently repaid or prepaid may not be reborrowed. Term B-3 Dollar Loans may be Base Rate Loans or Eurocurrency Rate Loans as further provided herein~~

Section 2.02    Borrowings, Conversions and Continuations of Loans.
(a)    Each Term Borrowing, each Revolving Credit Borrowing, each conversion of Term Loans, Specified Refinancing Revolving Loans or Revolving Credit Loans from one Type to the other, and each continuation of Eurocurrency Rate Loans, Term SOFR Loans or SONIA Rate Loans shall be made upon irrevocable notice by the Borrower Representative (on behalf of the Borrowers) to the Administrative Agent~~; provided that Euro Term Loans may not be converted into Base Rate Loans~~. Each such notice must be in writing and must be received by the Administrative Agent not later than 11:00 a.m. (New York City time in the case of Loans denominated in Dollars, or London time in the case of any Borrowing denominated in an Alternative Currency) (i) three Business Days prior to the requested date of any Borrowing of, conversion of Base Rate Loans to, or continuation of, Eurocurrency Rate Loans denominated in Dollars or Term SOFR Loans, (ii) (x) four Business Days prior to the requested date of any Borrowing or continuation of Eurocurrency Rate Loans denominated in Yen or Australian Dollars and (y) three Business Days prior to the requested date of any Borrowing or continuation of Eurocurrency Rate Loans denominated in any other Alternative Currency, (iii) three Business Days prior to the requested date of any conversion of Eurocurrency Rate Loans or Term SOFR Loans to Base Rate Loans denominated in Dollars, (iv) five Business Days prior to the requested date of any Revolving Credit Borrowing or continuation of SONIA Rate Loans and (v) one Business Day prior to the requested date of any Borrowing of Base Rate Loans denominated in Dollars; provided, however, that if the Borrowers wish to request Eurocurrency Rate Loans in an Alternative Currency having an Interest Period other than one, two, three or six months in duration as provided in the definition of Interest Period, the applicable notice from the Borrower Representative (on behalf of the Borrowers) must be received by the Administrative Agent not later than 11:00 a.m. (New York City time) five Business Days prior to the requested date of such Borrowing, conversion or continuation, whereupon the Administrative Agent shall give prompt notice to the Appropriate Lenders of such request and determine whether the requested Interest Period is acceptable to all of them. Not later than 10:00 a.m. (New York City time) three Business Days before the requested date of such Borrowing, conversion or continuation, the Administrative Agent shall notify the Borrowers whether or not the requested Interest Period has been consented to by all the Appropriate Lenders. Each notice by the Borrower Representative pursuant to this Section 2.02(a) shall be delivered to the Administrative Agent in the form of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower Representative (on behalf of the Borrowers). Each Borrowing of, conversion to or continuation of Eurocurrency Rate Loans or Term SOFR Loans shall be in a principal Dollar Amount of $5,000,000 or a whole multiple of a Dollar Amount of $1,000,000 in excess thereof. Each Borrowing of, conversion to or continuation of SONIA Rate Loans shall be in a principal amount of or a £1,000,000 or a whole multiple of £500,000 in excess thereof. Except as provided in Sections 2.03(d) and 2.04(c), each Borrowing of, or conversion to, Base Rate Loans shall be in a principal Dollar Amount of $1,000,000 or a whole multiple of a Dollar Amount of $1,000,000 in excess thereof. Each Committed Loan Notice shall specify (i) whether the Borrowers are requesting a Term Borrowing (and whether such Term Borrowing is a Borrowing of ~~Euro Term Loans or~~ Term B Loans), a Revolving Credit Borrowing, a conversion of a Tranche of Term Loans, Specified Refinancing Revolving Loans or Revolving Credit Loans from one Type to the other, or a continuation of Eurocurrency Rate Loans, Term SOFR Loans or SONIA Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) in the case of Revolving Credit Loans, whether such Borrowing is to be made under the Dollar Tranche or the Multicurrency Tranche and the currency in which the Revolving Credit Loans to be borrowed are to be denominated, (v) the Type of Loans to be borrowed or to which existing Tranche of Term Loans, Specified Refinancing Revolving Loans or Revolving Credit Loans are to be converted and (vi) if applicable, the duration of the Interest Period with respect thereto. If, (x) with respect to any Eurocurrency Rate Loans denominated in Dollars, the Borrowers fail to specify a Type of Loan in a Committed Loan Notice or if the Borrowers fail to give a timely notice requesting a conversion or continuation, then the applicable Tranche of Term Loans, Specified Refinancing Revolving Loans, or Revolving Credit Loans shall be made as, or converted to, Base Rate Loans, (y) with respect to any Term SOFR Loans, the Borrowers fail to specify a Type of Loan in a Committed Loan Notice or if the Borrowers fail to give a timely notice requesting a conversion or continuation, then the Term SOFR Loans shall be made as, or converted to, Base Rate Loans or (~~y~~z) with respect to any Eurocurrency Rate Loans or SONIA Rate Loans denominated in an Alternative Currency, the Borrowers fail to specify a Type of Loan in a Committed Loan Notice or if the Borrowers fail to give a timely notice requesting a conversion or continuation, then the applicable Tranche of Term Loans, Specified Refinancing Revolving Loans or Revolving Credit Loans shall be made as, or converted to, a Eurocurrency Rate Loan or SONIA Rate Loans, as applicable, with an applicable Interest Period of one month. Any such automatic conversion or continuation pursuant to the immediately preceding sentence shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Rate Loans or SONIA Rate Loans. If no election as to Tranche of Revolving Credit Loans is requested, and the Revolving Credit Loans requested are in Dollars, such election shall be deemed to be made under the Dollar Tranche. If the Borrower Representative (on behalf of the Borrowers) requests a Borrowing of, conversion to, or continuation of Eurocurrency Rate Loans, Term SOFR Loans or SONIA Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an applicable Interest Period of one month. If no currency is specified, the requested Borrowing shall be in Dollars. Notwithstanding anything to the contrary herein, a Swing Line Loan may not be converted to a Eurocurrency Rate Loan, Term SOFR Loan or SONIA Rate Loan.
(b)    Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each applicable Lender of the amount of its ratable share of the applicable Tranche of Term Loans, Specified Refinancing Revolving Loans or Revolving Credit Loans, and if no timely notice of a conversion or continuation of Eurocurrency Rate Loan, Term SOFR Loan or SONIA Rate Loan is provided by the Borrower Representative (on behalf of the Borrowers), the Administrative Agent shall notify each Lender of the details of any automatic conversion to Eurocurrency Rate Loans, Term SOFR Loans or SONIA Rate Loans, as applicable, with an Interest Period of one month or Base Rate Loans, as applicable, as described in Section 2.02(a). In the case of a Term Borrowing or a Revolving Credit Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 12:00 p.m. (New York City time), in the case of any Loan denominated in Dollars, and not later than 10:00 a.m. (Local Time) in the case of any Loan denominated in an Alternative Currency, in each case, on the Business Day specified in the applicable Committed Loan Notice. Each Lender may, at its option, make any Loan available to the ~~Dutch~~Parent Borrower by causing any foreign or domestic branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the ~~Dutch~~Parent Borrower to repay such Loan in accordance with the terms of this Agreement. Upon satisfaction of the applicable conditions set forth in Section 4.02 ~~(or, if such Borrowing is the initial Credit Extension, Section 4.01)~~, the Administrative Agent shall make all funds so received available to the applicable Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the applicable Borrower on the books of the Administrative Agent with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower Representative (on behalf of the Borrower); provided, however, that if, on the date the Committed Loan Notice with respect to such Borrowing is given by the Borrower Representative (on behalf of the Borrowers), there are Swing Line Loans or L/C Borrowings outstanding, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such L/C Borrowings, second, to the payment in full of any such Swing Line Loans, and third, to the applicable Borrower as provided above.

(c)    Except as otherwise provided herein, a Eurocurrency Rate Loan, Term SOFR Loan or a SONIA Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurocurrency Rate Loan, Term SOFR Loan or SONIA Rate Loan, as applicable, unless the Borrowers pay the amount due under Section 3.06 in connection therewith. During the existence of an Event of Default, at the election of the Administrative Agent or the Required Lenders, no Loans denominated in Dollars may be requested as, converted to or continued as Eurocurrency Rate Loans or Term SOFR Loans.
(d)    The Administrative Agent shall promptly notify the Borrowers and the Lenders of the interest rate applicable to any Interest Period for Eurocurrency Rate Loans, Term SOFR Loans or SONIA Rate Loans upon determination of such interest rate. The determination of the Eurocurrency Rate, Term SOFR Reference Rate or SONIA Rate by the Administrative Agent shall be conclusive in the absence of manifest error.
(e)    After giving effect to all Term Borrowings, all Revolving Credit Borrowings, all conversions of Term Loans or Revolving Credit Loans from one Type to the other, and all continuations of Term Loans or Revolving Credit Loans as the same Type, there shall not be more than ten Interest Periods in effect.
(f)    The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing.
Section 2.03    Letters of Credit.
(a)    The Letter of Credit Commitment. (i) On and after the Closing Date the Existing Letters of Credit will constitute Letters of Credit under this Agreement and for purposes hereof (i) Existing Letters of Credit denominated in Dollars will be deemed to have been issued under the Dollar Tranche and (ii) Existing Letters of Credit denominated in any Alternative Currency will be deemed to have been issued under the Multicurrency Tranche, in each case on the Closing Date. Subject to the terms and conditions set forth herein, (A) each L/C Issuer of a Tranche of the Revolving Credit Facility agrees, in reliance upon the agreements of the other Revolving Credit Lenders of such Tranche set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit under the Dollar Tranche or the Multicurrency Tranche for the account of any Borrower Party (provided that the Borrowers hereby irrevocably agree to reimburse the applicable L/C Issuer for amounts drawn on any Letters of Credit issued for the account of any other Borrower or any Borrower Party on a joint and several basis with such Borrower Party) and to amend or renew Letters of Credit previously issued by it, in accordance with Section 2.03(c), and (2) to honor drafts under the Letters of Credit and (B) the Revolving Credit Lenders under any Tranche severally agree to participate in Letters of Credit issued for the account of any Borrower Party; provided that no L/C Issuer shall be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in any Letter of Credit, if as of the date of such L/C Credit Extension (w) the Outstanding Amount of such L/C Issuer’s L/C Obligation would exceed its L/C Commitment (unless otherwise agreed by the applicable L/C Issuer in its sole discretion), (x) the Total Revolving Credit Outstandings would exceed the Revolving Credit Facility, (y) the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender under the applicable Tranche, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations under such Tranche, plus such Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans under such Tranche would exceed such Lender’s Revolving Credit Commitment under such Tranche or (z) the Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sublimit. Within the foregoing limits, and subject to the terms and conditions hereof, the

Borrowers’ ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrowers may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.
(iii)     No L/C Issuer shall be under any obligation to issue any Letter of Credit if:
(A)     any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any Law applicable to such L/C Issuer or any request or directive (whether or not having the force of Law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which, in each case, such L/C Issuer in good faith deems material to it;
(B)     subject to Section 2.03(c)(iii), the expiry date of such requested Letter of Credit would occur more than 12 months after the date of issuance or last renewal, unless the Required Revolving Lenders and the L/C Issuer, in their sole discretion, have approved such expiry date;
(C)     the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless (i) all the Revolving Credit Lenders and the L/C Issuer have approved such expiry date and/or (ii) the L/C Issuer has approved such expiry date and such requested Letter of Credit has been Cash Collateralized by the applicant requesting such Letter of Credit in accordance with Section 2.18 at least five Business Days prior to the Letter of Credit Expiration Date;
(D)     the issuance of such Letter of Credit would violate one or more generally applicable policies of such L/C Issuer in place at the time of such request;
(E)     such Letter of Credit is in an initial stated amount of less than a Dollar Amount equal to $10,000 or such lesser amount as is acceptable to the applicable L/C Issuer in its sole discretion;
(F)     such Letter of Credit is denominated in a currency other than Dollars or an Alternative Currency;
(G)     the L/C Issuer does not as of the issuance date of such requested Letter of Credit issue Letters of Credit in the requested currency; or
(H)     any Revolving Credit Lender under the applicable Tranche is at that time a Defaulting Lender, unless the applicable L/C Issuer has entered into arrangements, including reallocation of the Defaulting Lender’s Pro Rata Share of the outstanding L/C Obligations pursuant to Section 2.19(a)(iv) or the delivery of Cash Collateral in accordance with Section 2.18 with the Borrowers or such Lender to eliminate such L/C Issuer’s actual or potential Fronting Exposure under such Tranche (after giving effect to Section 2.19(a)(iv)) with respect to the

Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which such L/C Issuer has actual or potential Fronting Exposure under such Tranche.
(iv)     No L/C Issuer shall be under any obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.
(v)     Each L/C Issuer shall act on behalf of the Revolving Credit Lenders under the applicable Tranche with respect to any Letters of Credit issued by it and the documents associated therewith, and each L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included each L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to each L/C Issuer.
(b)    Provided that the foregoing shall not excuse the L/C Issuer from liability to the Borrowers to the extent of any direct damages (as opposed to consequential damages claims in respect of which are waived by the Borrowers to the extent permitted by applicable law) suffered by the Borrowers that are caused by the L/C Issuer’s gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and nonappealable judgment.
(c)    Procedures for Issuance and Amendment of Letters of Credit; Auto~~-~~-Extension Letters of Credit. (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower Representative delivered to the applicable L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, including agreed~~-~~-upon draft language for such Letter of Credit reasonably acceptable to the applicable L/C Issuer (it being understood that such draft language for each such Letter of Credit must be in English or, if agreed to in the sole discretion of the applicable L/C issuer, accompanied by an English translation certified by the applicable Borrower to be a true and correct English translation), appropriately completed and signed by a Responsible Officer of the applicable Borrower. Such Letter of Credit Application must be received by the applicable L/C Issuer and the Administrative Agent not later than 11:00 a.m. (New York City time) at least three Business Days in the case of a Letter of Credit to be denominated in Dollars, or at least five Business Days in the case of a Letter of Credit to be denominated in an Alternative Currency (or, in either case, such shorter period as such L/C Issuer and the Administrative Agent may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the applicable L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day not later than 30 days prior to the Maturity Date of the Revolving Credit Facility, unless the Administrative Agent and the L/C Issuer otherwise agree); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the currency in which the requested Letter of Credit will be denominated; (H) the Person for whose account the requested Letter of Credit is to be issued (which must be a Borrower Party); and (I) such other matters as the applicable L/C Issuer may reasonably request. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the applicable L/C Issuer: (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business

Day); (3) the nature of the proposed amendment and (4) such other matters as the applicable L/C Issuer may reasonably request.
(ii)     Promptly after receipt of any Letter of Credit Application, the applicable L/C Issuer will confirm with the Administrative Agent that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower Representative on behalf of the applicable Borrower and, if not, such L/C Issuer will provide the Administrative Agent with a copy thereof. Upon receipt by such L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the applicable Borrower Party (as designated in the Letter of Credit Application) or enter into the applicable amendment, as the case may be. Immediately upon the issuance of each Letter of Credit under any Tranche, each Revolving Credit Lender under such Tranche shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the applicable L/C Issuer a risk participation in such Letter of Credit in an amount equal to such Lender’s Pro Rata Share of such Tranche multiplied by the amount of such Letter of Credit.
(iii)     If the Borrower Representative on behalf of the applicable Borrower Party so requests in any applicable Letter of Credit Application, the applicable L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic renewal provisions (each, an “Auto~~-~~-Extension Letter of Credit”); provided that any such Auto~~-~~-Extension Letter of Credit must permit such L/C Issuer to prevent any such renewal at least once in each twelve~~-~~-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day in each such twelve~~-~~-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the applicable L/C Issuer, the Borrower Representative shall not be required to make a specific request to such L/C Issuer for any such renewal. Once an Auto~~-~~-Extension Letter of Credit has been issued, the Lenders under the applicable Tranche shall be deemed to have authorized (but may not require) the applicable L/C Issuer to permit the renewal of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that such L/C Issuer shall not permit any such renewal if such L/C Issuer has determined that it would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof (by reason of the provisions of Section 2.03(a)(ii) or otherwise).
(iv)     Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable L/C Issuer will also (A) deliver to the Borrower Representative, the applicable Borrower Party and the Administrative Agent a true and complete copy of such Letter of Credit or amendment and (B) notify each Revolving Credit Lender of the applicable Tranche of such issuance or amendment and the amount of such Revolving Credit Lender’s Pro Rata Share therein.
(v)     Notwithstanding anything to the contrary set forth above, the issuance of any Letters of Credit by any L/C Issuer under this Agreement shall be subject to such reasonable additional letter of credit issuance procedures and requirements as may be required by such L/C Issuer’s internal letter of credit issuance policies and procedures, in its sole discretion, as in effect at the time of such issuance, including requirements with respect to the prior receipt by such L/C Issuer of customary “know your customer” information regarding a prospective account party or applicant that is not a Borrower hereunder, as well as regarding any beneficiaries of a requested Letter of Credit.

Additionally, if (a) the beneficiary of a Letter of Credit issued hereunder is an issuer of a letter of credit not governed by this Agreement to any Borrower Party (an “Other LC”), and (b) such Letter of Credit is issued to provide credit support for such Other LC, no amendments may be made to such Other LC without the consent of the applicable L/C Issuer hereunder.
(d)    Drawings and Reimbursements; Funding of Participations. (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the applicable L/C Issuer shall notify the Borrower Representative (on behalf of the Borrowers) and the Administrative Agent thereof. Each L/C Issuer shall notify the Borrower Representative (on behalf of the Borrowers) on the date of any payment by such L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), and the Borrowers shall reimburse such L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing (and in the same currency in which such drawing was made) no later than on the next succeeding Business Day (and any reimbursement made on such next Business Day shall be taken into account in computing interest and fees in respect of any such Letter of Credit) after the Borrower Representative shall have received notice of such payment with interest on the amount so paid or disbursed by such L/C Issuer, to the extent not reimbursed prior to 3:00 p.m. in the case of drawings in Dollars or 2:00 p.m. (London time) (or, if earlier, 9:00 a.m. New York city time) in the case of drawings in an Alternative Currency, in each case, on the respective Honor Date, from and including the date paid or disbursed to but excluding the date such L/C Issuer was reimbursed by the Borrowers therefor at a rate per annum equal to the Base Rate as in effect from time to time plus the Applicable Rate as in effect from time to time for Revolving Credit Loans that are maintained as Base Rate Loans. If the Borrowers fail to so reimburse such L/C Issuer on such next Business Day, the Administrative Agent shall promptly notify each Revolving Credit Lender of the applicable Tranche of the Honor Date, the amount of the unreimbursed drawing (expressed in Dollars in the Dollar Amount thereof in the case of an Alternative Currency) (the “Unreimbursed Amount”), and the amount of such Revolving Credit Lender’s Pro Rata Share thereof. In such event, (x) in the case of an Unreimbursed Amount denominated in Dollars, the Borrowers shall be deemed to have requested a Revolving Credit Borrowing of Base Rate Loans and (y) in the case of an Unreimbursed Amount denominated in an Alternative Currency, the Borrowers shall be deemed to have requested a Revolving Credit Borrowing of Eurocurrency Rate Loans or SONIA Rate Loans, in each case, under the applicable Tranche and to be disbursed on such date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, SONIA Rate Loans or Eurocurrency Rate Loans, as the case may be, but subject to the amount of the unutilized portion of the Revolving Credit Commitments under the applicable Tranche and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by an L/C Issuer or the Administrative Agent pursuant to this Section 2.03(d)(i) may be given by telephone if promptly confirmed in writing; provided that the lack of such a prompt confirmation shall not affect the conclusiveness or binding effect of such notice.
(ii)     Each Revolving Credit Lender under the applicable Tranche (including each Lender acting as an L/C Issuer) shall upon any notice pursuant to Section 2.03(d)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the applicable L/C Issuer, in Dollars or the applicable Alternative Currency, at the Administrative Agent’s Office in an amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 3:00 p.m. (New York City time) on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(d)(iii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Revolving Credit Loan in the form of in the case of a Letter of Credit (x) denominated in Dollars, a Base Rate Loan to the Borrowers in such amount and (y) denominated in an Alternative Currency, a

Eurocurrency Rate Loan or a SONIA Rate Loan, to the Borrowers in such amount. The Administrative Agent shall remit the funds so received to the applicable L/C Issuer.
(iii)     With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Credit Borrowing of Base Rate Loans for Letters of Credit denominated in Dollars or Eurocurrency Rate Loans or SONIA Rate Loans, for Letters of Credit denominated in an Alternative Currency, as the case may be, because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrowers shall be deemed to have incurred from the applicable L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate then applicable to Revolving Credit Loans. In such event, each Revolving Credit Lender’s payment to the Administrative Agent for the account of the applicable L/C Issuer pursuant to Section 2.03(d)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.
(iv)     Until each Revolving Credit Lender under the applicable Tranche funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the applicable L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Pro Rata Share of such amount shall be solely for the account of such L/C Issuer.
(v)     Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or L/C Advances to reimburse the applicable L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(d), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against such L/C Issuer, any Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.03(d) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower Representative (on behalf of the Borrowers) of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrowers to reimburse the applicable L/C Issuer for the amount of any payment made by the applicable L/C Issuer under any Letter of Credit, together with interest as provided herein.
(vi)     If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the applicable L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(d) by the time specified in Section 2.03(d)(ii), then, without limiting the other provisions of this Agreement, such L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the greater of the applicable Overnight Rate from time to time in effect and a rate reasonably determined by such L/C Issuer in accordance with banking industry rules on interbank compensation, plus any reasonable administrative, processing or similar fees customarily charged by such L/C Issuer in connection with the foregoing. If such Lender pays such principal amount, the amount so paid (less interest and fees) shall constitute such Lender’s Loan included in the relevant Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the applicable L/C Issuer submitted to any Revolving Credit

Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(d)(vi) shall be conclusive absent manifest error.
(e)    Repayment of Participations. (i) If, at any time after an L/C Issuer under any Tranche has made a payment under any Letter of Credit issued by it and has received from any Revolving Credit Lender under such Tranche such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(d), the Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrowers or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Pro Rata Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.
(ii)     If any payment received by the Administrative Agent for the account of an L/C Issuer pursuant to Section 2.03(d)(i) is required to be returned under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each Revolving Credit Lender under the applicable Tranche shall pay to the Administrative Agent for the account of such L/C Issuer its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.
(f)    Obligations Absolute. The obligation of the Borrowers to reimburse the applicable L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:
(i)    any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;
(ii)    the existence of any claim, counterclaim, setoff, defense or other right that the Borrowers may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the applicable L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;
(iii)    any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
(iv)    any payment by the applicable L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the applicable L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor~~-~~-in~~-~~-possession, assignee for the benefit of creditors, administrator, administrative receiver, judicial manager, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

(v)    any exchange, release or non~~-~~-perfection of any Collateral, or any release or amendment or waiver of or consent to departure from the Guaranty or any other guarantee, for all or any of the Obligations of the Borrowers in respect of such Letter of Credit; or
(vi)    any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrowers.
The Borrowers shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to them and, in the event of any claim of noncompliance with the instructions of the Borrower Representative (on behalf of the Borrowers) or other irregularity, the Borrower Representative (on behalf of the Borrowers) will promptly notify the applicable L/C Issuer. The Borrowers shall be conclusively deemed to have waived any such claim against any L/C Issuer and its correspondents unless such notice is given as aforesaid.
(g)    Role of L/C Issuer. Each Lender and the Borrowers agree that, in paying any drawing under a Letter of Credit, the applicable L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the applicable L/C Issuer, any Agent~~-~~-Related Person nor any of the respective correspondents, participants or assignees of the applicable L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Credit Lenders or the Required Revolving Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrowers hereby assume all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrowers from pursuing such rights and remedies as they may have against the beneficiary or transferee at Law or under any other agreement. None of the applicable L/C Issuer, any Agent~~-~~-Related Person, nor any of the respective correspondents, participants or assignees of such L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(f); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrowers may have a claim against such L/C Issuer, and such L/C Issuer may be liable to the Borrowers, to the extent, but only to the extent, of any direct, as opposed to indirect, special, punitive, consequential or exemplary, damages suffered by the Borrowers which a court of competent jurisdiction determines in a final non~~-~~-appealable judgment were caused by such L/C Issuer’s willful misconduct or gross negligence. In furtherance and not in limitation of the foregoing, the applicable L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and such L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.
(h)    [Reserved].
(i)    Letter of Credit Fees. The Borrowers shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Pro Rata Share, a Letter of Credit fee which shall accrue for each Letter of Credit of each Tranche in an amount equal to the Applicable Rate then in effect for Eurocurrency Rate Loans or a SONIA Rate Loans with respect to the Revolving Credit Facility multiplied by the daily maximum amount then available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit if such maximum amount increases periodically pursuant to the terms of such Letter of Credit); provided, however, that any Letter of Credit fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the applicable L/C Issuer pursuant to this Section 2.03 shall be payable, to the maximum extent permitted by applicable Law, to the other Lenders under the applicable Tranche in accordance with the upward adjustments in their respective Pro Rata Shares allocable to such Letter of Credit pursuant to Section 2.19(a)(iv), with the balance of such fee, if any, payable to the applicable L/C Issuer for its own account. Such Letter of Credit fees shall be computed on a quarterly basis in arrears and shall be due and payable on the last Business Day of each March, June, September and December, in respect of the quarterly period then ending (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Each payment of fees under this clause (h) on any Letters of Credit shall be made in Dollars.
(j)    Fronting Fee and Documentary and Processing Charges Payable to an L/C Issuer. The Borrowers shall pay directly to the applicable L/C Issuer for its own account a fronting fee at a rate equal to 0.125% per annum computed on the maximum daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears. Such fronting fee shall be due and payable on the last Business Day of each March, June, September and December in respect of the quarterly period then ending (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the maximum daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09. Each payment of fees required above under this clause (i) on any Letters of Credit denominated in an Alternative Currency shall be made in the relevant Alternative Currency (even if the Borrowers are required to convert currency to do so). In addition, the Borrowers shall pay directly to the applicable L/C Issuer for its own account the customary issuance, presentation, administration, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable within five Business Days of demand and are nonrefundable.
(k)    Conflict with Letter of Credit Application. In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.
(l)    Reporting. To the extent that any Letters of Credit are issued by an L/C Issuer other than the Administrative Agent, each such L/C Issuer shall furnish to the Administrative Agent a report detailing the daily L/C Obligations outstanding under all Letters of Credit issued by it under any Tranche of the Revolving Credit Facility, such report to be in a form and at reporting intervals as shall be agreed between the Administrative Agent and such L/C Issuer; provided that in no event shall such reports be furnished at intervals greater than 31 days.
(m)    Provisions Related to Extended Revolving Credit Commitments. If the Maturity Date in respect of any Tranche of Revolving Credit Commitments occurs prior to the expiration of any Letter of Credit, then (i) if one or more other tranches of Revolving Credit Commitments in respect of which the Maturity Date shall not have occurred are then in effect, such Letters of Credit shall automatically be deemed to have been issued (including for purposes of the obligations of the Revolving Credit Lenders to purchase participations therein and to make Revolving Credit Loans and payments in respect thereof pursuant to this Section 2.03) under

(and ratably participated in by Lenders pursuant to) the Revolving Credit Commitments in respect of such non~~-~~-terminating Tranches up to an aggregate amount not to exceed the aggregate principal amount of the unutilized Revolving Credit Commitments thereunder at such time (it being understood that no partial face amount of any Letter of Credit may be so reallocated) and to the extent any Letters of Credit are not able to be reallocated pursuant to this clause (i) and there are outstanding Revolving Credit Loans under the non~~-~~-terminating Tranches, the Borrowers agree to repay all such Revolving Credit Loans (or such lesser amount as is necessary to reallocate all Letters of Credit pursuant to this clause (i)) or (ii) to the extent not reallocated pursuant to immediately preceding clause (i), the ~~Dutch~~Parent Borrower shall Cash Collateralize any such Letter of Credit in accordance with Section 2.18 but only up to the amount of such Letter of Credit not so reallocated. Except to the extent of reallocations of participations pursuant to clause (i) of the immediately preceding sentence, the occurrence of a Maturity Date with respect to a given tranche of Revolving Credit Commitments shall have no effect upon (and shall not diminish) the percentage participations of the Revolving Credit Lenders in any Letter of Credit issued before such Maturity Date.
(n)    Revolving Credit Lender Replacement. Any replacement or exit of any Revolving Credit Lender pursuant to the terms of this Agreement shall also constitute its resignation as an L/C Issuer, in which case the resigning L/C Issuer (x) shall not be required to issue any further Letters of Credit and (y) shall maintain all of its rights as L/C Issuer, as the case may be, with respect to any Letters of Credit issued by it, prior to the date of such resignation.
Section 2.04    Swing Line Loans.
(a)    The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, shall make loans in Dollars (each such loan, a “Swing Line Loan”) under either the Dollar Tranche or the Multicurrency Tranche to the Borrowers (on a joint and several basis) from time to time on any Business Day until the Maturity Date in an aggregate amount not to exceed at any time outstanding the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans under such Tranche, when aggregated with the Pro Rata Share of the Outstanding Amount of Loans and L/C Obligations under such Tranche of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Revolving Credit Commitment under such Tranche; provided, however, that after giving effect to any Swing Line Loan, (i) the Total Revolving Credit Outstandings shall not exceed the Revolving Credit Facility and (ii) the aggregate Outstanding Amount of the Revolving Credit Loans of any Revolving Credit Lender under the applicable Tranche, plus such Revolving Credit Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations under such Tranche at such time, plus such Revolving Credit Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans under such Tranche at such time shall not exceed such Revolving Credit Lender’s Revolving Credit Commitment under such Tranche; provided, further, that the Borrowers shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall bear interest only at a rate based on the Base Rate. Immediately upon the making of a Swing Line Loan under any Tranche, each Revolving Credit Lender under such Tranche shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to such Revolving Credit Lender’s Pro Rata Share of such Tranche multiplied by the amount of such Swing Line Loan.
(b)    Borrowing Procedures. Each Swing Line Borrowing shall be made upon the irrevocable notice by the Borrower Representative (on behalf of the Borrowers) to the Swing Line Lender and the Administrative Agent, which notice may be by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. (New York City time) on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000 or a whole multiple of $100,000 in excess thereof, (ii) the requested borrowing date, which shall be a Business Day and (iii) whether such borrowing is to be made under the Dollar Tranche or the Multicurrency Tranche. The Borrower Representative (on behalf of the Borrowers) shall deliver to the Swing Line Lender and the Administrative Agent a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower Representative. Promptly after receipt by the Swing Line Lender of any Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent of the contents thereof. Unless the Swing Line Lender has received notice from the Administrative Agent (including at the request of any Revolving Credit Lender) prior to 1:00 p.m. (New York City time) on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a) or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 4:00 p.m. (New York City time) on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrowers. If no election as to the Tranche of Swing Line Loans is requested, such election shall be deemed to be made under the Dollar Tranche.
(c)    Refinancing of Swing Line Loans. (i) The Swing Line Lender with respect to each Tranche at any time in its sole and absolute discretion may request, on behalf of the Borrowers (and the Borrowers hereby irrevocably authorize the Swing Line Lender to so request on their behalf), that each Revolving Credit Lender of the applicable Tranche make a Base Rate Loan in an amount equal to such Lender’s Pro Rata Share of the amount of Swing Line Loans under the Dollar Tranche or the Multicurrency Tranche, as applicable, then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Revolving Credit Facility and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the Borrower Representative and the Borrowers with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Revolving Credit Lender of the applicable Tranche shall make an amount equal to its Pro Rata Share of the amount specified in such Committed Loan Notice available to the Administrative Agent in immediately available funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Swing Line Loan) for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 1:00 p.m. (New York City time) on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrowers in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.
(ii)     If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Credit Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Revolving Credit Lenders of the applicable Tranche fund its risk participation in the relevant Swing Line Loan and each Revolving Credit Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

(iii)     If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the greater of the applicable Overnight Rate from time to time in effect and a rate reasonably determined by the Swing Line Lender in accordance with banking industry rules on interbank compensation, plus any reasonable administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid) the amount so paid shall constitute such Lender’s committed Loan included in the relevant committed Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.
(iv)     Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrowers or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrowers to repay Swing Line Loans, together with interest as provided herein.
(d)    Repayment of Participations. (i) At any time after any Revolving Credit Lender under any Tranche has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan under such Tranche, the Swing Line Lender will distribute to such Lender its Pro Rata Share of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s risk participation was funded) in the same funds as those received by the Swing Line Lender.
(ii)     If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan under any Tranche is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Revolving Credit Lender under such Tranche shall pay to the Swing Line Lender its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Overnight Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.
(e)    Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrowers for interest on the Swing Line Loans. Until each Revolving Credit Lender under the applicable Tranche funds its Base Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Lender’s Pro Rata Share of any

Swing Line Loan made under such Tranche, interest in respect of such Pro Rata Share shall be solely for the account of the Swing Line Lender.
(f)    Payments Directly to Swing Line Lender. The Borrowers shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.
(g)    Extended Revolving Credit Commitments. If the Maturity Date shall have occurred in respect of any Tranche of Revolving Credit Commitments at a time when another tranche or tranches of Revolving Credit Commitments is or are in effect with a longer Maturity Date, then on the earliest occurring Maturity Date all then outstanding Swing Line Loans shall be repaid in full on such date (and there shall be no adjustment to the participations in such Swing Line Loans as a result of the occurrence of such Maturity Date); provided, however, that if on the occurrence of such earliest Maturity Date (after giving effect to any repayments of Revolving Credit Loans and any reallocation of Letter of Credit participations as contemplated in Section 2.03(m)), no Default then exists or would result therefrom and there shall exist sufficient unutilized Revolving Credit Commitments in effect with a longer Maturity Date so that the respective outstanding Swing Line Loans could be incurred pursuant the such Revolving Credit Commitments which will remain in effect after the occurrence of such Maturity Date, then there shall be an automatic adjustment on such date of the participations in such Swing Line Loans and same shall be deemed to have been incurred solely pursuant to the relevant Revolving Credit Commitments in effect with a longer Maturity Date, and such Swing Line Loans shall not be so required to be repaid in full on such earliest Maturity Date.
Section 2.05    Prepayments.
(a)    Optional. (i) The Borrowers may, upon notice by the Borrower Representative (on behalf of the Borrowers) substantially in the form of Exhibit M~~-~~-1 to the Administrative Agent, at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty except as set forth in Section 2.05(a)(iv) below; provided that (1) such notice must be received by the Administrative Agent not later than 12:00 p.m. (New York City time in the case of Loans denominated in Dollars, or Local Time in the case of Loans denominated in an Alternative Currency) (A) three Business Days prior to any date of prepayment of Eurocurrency Rate Loan or Term SOFR Loan, (B) one Business Day prior to any date of prepayment of Base Rate Loans and (C) five Business Days prior to any date of prepayment of SONIA Rate Loans; (2) any prepayment of Eurocurrency Rate Loans or Term SOFR Loans shall be in a principal Dollar Amount of $5,000,000 or a whole multiple of the Dollar Amount of $1,000,000 in excess thereof; (3) any prepayment of SONIA Rate Loans shall be in a principal Sterling Amount of £1,000,000 or a whole multiple of £500,000 in excess thereof; and (4) any prepayment of Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of the Dollar Amount of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding (it being understood that Base Rate Loans shall be denominated in Dollars only). Each such notice shall specify the date and amount of such prepayment, the Tranche of Loans to be prepaid, the Type(s) of Loans to be prepaid and, if Eurocurrency Rate Loans, Term SOFR Loans or SONIA Rate Loans are to be prepaid, the Interest Period(s) of such Loans (except that if the class of Loans to be prepaid includes both Base Rate Loans and Eurocurrency Rate Loans or both Base Rate Loans and Term SOFR Loans, absent direction by the Borrower Representative (on behalf of the Borrowers), the applicable prepayment shall be applied first to Base Rate Loans to the full extent thereof before application to Eurocurrency Rate Loans or Term SOFR Loans, as applicable, in each case in a manner that minimizes the amount payable by the Borrowers in respect of such prepayment pursuant to Section 3.06). The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s ratable share of the relevant Facility or, in the case of the Revolving Credit Facility, Tranche of Loans).

If such notice is given by the Borrower Representative (on behalf of the Borrowers), subject to clause (iii) below, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurocurrency Rate Loan, Term SOFR Loan or SONIA Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 2.05(a)(iv) and Section 3.06. Each prepayment of the principal of, and interest on, any Revolving Credit Loans denominated in an Alternative Currency shall be made in the relevant Alternative Currency (even if the Borrowers are required to convert currency to do so). Subject to Section 2.19, each prepayment of outstanding Term Loan Tranches pursuant to this Section 2.05(a) shall be applied to such Term Loan Tranche on a pro rata basis (or, if agreed to in writing by the Majority Lenders of a Term Loan Tranche, in a manner that provides for more favorable prepayment treatment of other Term Loan Tranches, so long as each other such Term Loan Tranche receives its Pro Rata Share of any amount to be applied more favorably, except to the extent otherwise agreed by the Majority Lenders of each Term Loan Tranche receiving less than such Pro Rata Share) (other than a prepayment of Term Loans with the proceeds of (x) Indebtedness incurred pursuant to Section 2.20 or (y) any Refinancing Notes issued to the extent permitted under Section 7.03(b), which, in each case, shall be applied to the Term Loan Tranche being refinanced pursuant thereto). All voluntary prepayments of a Term Loan Tranche in accordance with this Section 2.05(a) shall be applied to the remaining amortization payments of the respective Term Loan Tranche as directed by the Borrowers (or, if the Borrowers have not made such designation, in direct order of maturity); and each such prepayment shall be paid to the Appropriate Lenders on a pro rata basis, except as set forth above.
(ii)     The Borrowers may, upon notice by the Borrower Representative (on behalf of the Borrowers) to the Swing Line Lender substantially in the form of Exhibit M~~-~~-2 (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 12:00 p.m. (New York City time) on the date of the prepayment and (B) any such prepayment shall be in a minimum principal amount of $100,000 or a whole multiple of $100,000 in excess thereof or, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date, the applicable Tranche and amount of such prepayment. If such notice is given the Borrower Representative (on behalf of the Borrowers), subject to clause (iii) below, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.
(iii)     Notwithstanding anything to the contrary contained in this Agreement, any notice of prepayment under Section 2.05(a)(i) or (a)(ii) may state that it is conditioned upon the occurrence or non~~-~~-occurrence of any event specified therein (including the effectiveness of other credit facilities), in which case such notice may be revoked by the applicable Borrowers (by written notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.
(iv)        ~~(A)~~ If any applicable Borrower, in connection with, or resulting in, any Repricing Event (1) makes a voluntary prepayment of Term B~~-1~~-4 Dollar Loans pursuant to Section 2.05(a), (2) makes a repayment of any Term B~~-1~~-4 Dollar Loans pursuant to Section 2.05(b)(iii) or (3) effects any amendment with respect to the Term B~~-1~~-4 Dollar Loans, in each case, on or prior to the six ~~month anniversary of the Fourth Amendment Effective Date, the applicable Borrower~~(~~s~~6) ~~shall pay to the Administrative Agent, for the ratable account of the applicable Term Lenders (x) with respect to clauses (1) and (2), a prepayment premium in an amount equal to 1.00% of the principal amount of Term B-1 Loans prepaid or repaid and (y) with respect to clause (3), a prepayment premium in an amount equal to 1.00% of the principal amount of the affected Term B-1 Loans held by the Term Lenders consenting to such amendment; (B) if any~~

~~applicable Borrower, in connection with, or resulting in, any Repricing Event (1) makes a voluntary prepayment of Term B-2 Dollar Loans pursuant to Section 2.05(a), (2) makes a repayment of any Term B-2 Dollar Loans pursuant to Section 2.05(b)(iii) or (3) effects any amendment with respect to the Term B-2 Dollar Loans, in each case, on or prior to the six~~ month anniversary of the ~~Fifth~~Eleventh Amendment Effective Date, the applicable Borrower(s) shall pay to the Administrative Agent, for the ratable account of the applicable Term Lenders (x) with respect to clauses (1) and (2), a prepayment premium in an amount equal to 1.00% of the principal amount of Term B~~-2~~-4 Dollar Loans prepaid or repaid and (y) with respect to clause (3), a prepayment premium in an amount equal to 1.00% of the principal amount of the affected Term B~~-2~~-4 Dollar Loans held by the Term Lenders ~~consenting to such amendment; and (C) if any applicable Borrower, in connection with, or resulting in, any Repricing Event (1) makes a voluntary prepayment of Term B-3 Dollar Loans pursuant to Section 2.05(a), (2) makes a repayment of any Term B-3 Dollar Loans pursuant to Section 2.05(b)(iii) or (3) effects any amendment with respect to the Term B-3 Dollar Loans, in each case, on or prior to the six month anniversary of the Sixth Amendment Effective Date, the applicable Borrower(s) shall pay to the Administrative Agent, for the ratable account of the applicable Term Lenders (x) with respect to clauses (1) and (2), a prepayment premium in an amount equal to 1.00% of the principal amount of Term B-3 Dollar Loans prepaid or repaid and (y) with respect to clause (3), a prepayment premium in an amount equal to 1.00% of the principal amount of the affected Term B-3 Dollar Loans held by the Term Lenders~~not consenting to such amendment.
(b)    Mandatory. (i) Within ten Business Days after financial statements have been delivered pursuant to Section 6.01(a) and the related Compliance Certificate has been delivered pursuant to Section 6.02(b) (or, if later, the date on which such financial statements and such Compliance Certificate are required to be delivered), the Borrowers shall prepay an aggregate principal amount of Term Loans in an amount equal to (A) 50% (as may be adjusted pursuant to the proviso below) of Excess Cash Flow for the fiscal year covered by such financial statements commencing with the fiscal year ending on December 31, 2014 , minus (B) the sum of (1) the aggregate amount of voluntary principal prepayments of the Loans (except prepayments of (x) Swing Line Loans and (y) Loans under any Revolving Tranche that are not accompanied by a corresponding permanent commitment reduction of the Revolving Tranches and Loans repurchased pursuant to Dutch Auctions or open market purchases in an amount equal to the discounted purchase price of such Loans paid in respect of such Loans pursuant to such Dutch Auctions or through open market purchases), in each case other than to the extent that any such prepayment is funded with the proceeds of Specified Refinancing Debt, Refinancing Notes or any other long~~-~~-term Indebtedness and (2) any amount not required to be applied pursuant to Section 2.05(b)(viii); provided that such percentage in respect of any Excess Cash Flow Period shall be reduced to 25% or 0% if the First Lien Net Leverage Ratio as of the last day of the fiscal year to which such Excess Cash Flow Period relates was less than 4.25:1.00 or 3.50:1.00, respectively.
(ii)     ~~(A)~~ (A) If (x) Holdings or any Restricted Subsidiary Disposes of any property or assets (other than any Disposition (1) to a Loan Party or (2) by a Restricted Subsidiary that is not a Loan Party to another Restricted Subsidiary that is not a Loan Party) pursuant to Section 7.05(e), (m), (n), (p), (s), or (t), or (y) any Casualty Event occurs, and any transaction or series of related transactions described in the foregoing clauses (x) and (y) results in the receipt by Holdings or such Restricted Subsidiary of aggregate Net Cash Proceeds in excess of $75,000,000 ~~in any fiscal year~~ (any such transaction or series of related transactions resulting in Net Cash Proceeds being a “Relevant Transaction” and such excess, “Excess Proceeds”), the Borrowers shall, except to the extent the Borrowers elect to reinvest all or a portion of such ~~Net Cash~~Excess Proceeds in accordance with Section 2.05(b)(ii)(B), prepay, subject to Section 2.05(b)(viii), an aggregate principal amount of Term Loans in an amount equal to 100% of the ~~Net Cash~~Excess Proceeds received from such Relevant Transaction within 30 Business Days of receipt thereof by Holdings or such Restricted Subsidiary; provided that the Borrowers may use a portion of the ~~Net Cash~~Excess Proceeds received from such

Relevant Transaction to prepay or repurchase any other Indebtedness that is secured by the Collateral on a first lien “equal and ratable” basis with Liens securing the Obligations to the extent such other Indebtedness and the Liens securing the same are permitted hereunder and the documentation governing such other Indebtedness requires such a prepayment or repurchase thereof with the proceeds of such Relevant Transaction, to the extent not deducted in the calculation of Net Cash Proceeds, in each case in an amount not to exceed the product of (1) the amount of such ~~Net Cash~~Excess Proceeds and (2) a fraction, the numerator of which is the outstanding principal amount of such other Indebtedness (or to the extent such amount is not in Dollars, such equivalent amount of such Indebtedness converted into Dollars as determined in accordance with Section 1.10) and the denominator of which is the aggregate outstanding principal amount of Term Loans and such other Indebtedness (or to the extent such amount is not in Dollars, such equivalent amount of such Indebtedness converted into Dollars as determined in accordance with Article I).
(B)    ~~(B)~~ With respect to any ~~Net Cash~~Excess Proceeds realized or received with respect to any Relevant Transaction at the option of the Borrowers, the Borrowers may reinvest all or any portion of such ~~Net Cash~~Excess Proceeds in the business within 365 days following receipt of such ~~Net Cash~~Excess Proceeds (or~~,~~ if Holdings or the relevant Restricted Subsidiary, as applicable, has contractually committed within 365 days following receipt of such ~~Net Cash~~Excess Proceeds to reinvest such ~~Net Cash~~Excess Proceeds, then within 545 days following receipt of such ~~Net Cash~~Excess Proceeds); provided, however, that the Borrowers will be permitted to deem Investments in the business that otherwise would be acceptable as a reinvestment of Excess Proceeds in accordance with this clause (B) if such Investments were made up to 90 days prior to receipt of such Excess Proceeds as having been so reinvested; provided, further, however, that if any of such ~~Net Cash~~Excess Proceeds are no longer intended to be so reinvested at any time after the occurrence of the Relevant Transaction (or are not reinvested within such 365 days or 545 days, as applicable), an amount equal to any such ~~Net Cash~~Excess Proceeds shall be promptly applied to the prepayment of Term Loans (subject to the proviso set forth in clause (A) above) as set forth in this Section 2.05.
(iii)        ~~(A)~~ Upon the incurrence or issuance by Holdings or any Restricted Subsidiary of any Refinancing Notes, any Specified Refinancing Term Loans or any Indebtedness not expressly permitted to be incurred or issued pursuant to Section 7.03, the Borrowers shall prepay an aggregate principal amount of Term Loan Tranches in an amount equal to 100% of all Net Cash Proceeds received therefrom immediately upon receipt thereof by Holdings or such Restricted Subsidiary.
~~(B)    Without duplication, upon the receipt by Holdings or any Restricted Subsidiary of Net Cash Proceeds of the type described in clause (d) of the definition of “Net Cash Proceeds,” the Borrowers shall immediately apply such proceeds to the prepayment of Term Loan Tranches as set forth in this Section 2.05.~~
(iv)     Upon the incurrence by Holdings or any Restricted Subsidiary of any Specified Refinancing Debt constituting revolving credit facilities, the Borrowers shall prepay an aggregate principal amount of the Tranche of Revolving Credit Loans in an amount equal to 100% of all Net Cash Proceeds received therefrom immediately upon receipt thereof by Holdings or such Restricted Subsidiary.
(v)     If for any reason the sum of the Total Revolving Credit Outstandings under any Tranche and the outstanding Specified Refinancing Revolving Loans at any time exceed the sum of the Revolving Tranches then in effect (including after giving effect to any reduction in the Revolving Credit Commitments pursuant to Section 2.06), the Borrowers shall immediately prepay Revolving Tranches and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that the Borrowers shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(b)(v) unless after the prepayment in full of the Revolving Tranches and Swing Line Loans the sum of the Total Revolving Credit Outstandings and the outstanding Specified Refinancing Revolving Loans exceed the aggregate Revolving Credit Commitments under such Tranche and commitments to make Specified Refinancing Revolving Loans then in effect.
(vi)     Subject to Section 2.19, each prepayment of Term Loans pursuant to this Section 2.05(b) shall be applied to each Term Loan Tranche on a pro rata basis (or, if agreed to in writing by the Majority Lenders of a Term Loan Tranche, in a manner that provides for more favorable prepayment treatment of other Term Loan Tranches, so long as each other such Term Loan Tranche receives its Pro Rata Share of any amount to be applied more favorably, except to the extent otherwise agreed by the Majority Lenders of each Term Loan Tranche receiving less than such Pro Rata Share) (other than a prepayment of (x) Term Loans or Revolving Loans, as applicable, with the proceeds of Indebtedness incurred pursuant to Section 2.20, which shall be applied to the Term Loan Tranche or Revolving Tranche, as applicable, being refinanced pursuant thereto or (y) Term Loans with the proceeds of any Refinancing Notes issued to the extent permitted under Section 7.03(b)(i), which shall be applied to the Term Loan Tranche being refinanced pursuant thereto). Amounts to be applied to a Term Loan Tranche in connection with prepayments made pursuant to this Section 2.05(b) shall be applied to the remaining scheduled installments with respect to such Term Loan Tranche in direct order of maturity. Each prepayment of Term Loans under a Facility pursuant to this Section 2.05(b) shall be applied on a pro rata basis to the then outstanding Base Rate Loans ~~and~~, Eurocurrency Rate Loans and Term SOFR Loans under such Facility; provided that, if there are no Declining Lenders with respect to such prepayment, then the amount thereof shall be applied first to Base Rate Loans under such Facility to the full extent thereof before application to ~~Eurocurrency Rate~~Term SOFR Loans, in each case in a manner that minimizes the amount payable by the Borrowers in respect of such prepayment pursuant to Section 3.06.
(vii)     All prepayments under this Section 2.05 shall be made together with, in the case of any such prepayment of a Eurocurrency Rate Loan, Term SOFR Loan or SONIA Rate Loan on a date other than the last day of an Interest Period therefor, any amounts owing in respect of such Eurocurrency Rate Loan, Term SOFR Loan or SONIA Rate Loan pursuant to Section 3.06 and, to the extent applicable, any additional amounts required pursuant to Section 2.05(a)(iv). Notwithstanding any of the other provisions of this Section 2.05(b), so long as no Event of Default shall have occurred and be continuing, if any prepayment of Eurocurrency Rate Loans, Term SOFR Loan or SONIA Rate Loans is required to be made under this Section 2.05(b), other than on the last day of the Interest Period therefor, either Borrower may, in its sole discretion, deposit the amount of any such prepayment otherwise required to be made thereunder into a Cash Collateral account until the last day of such Interest Period, at which time the Administrative Agent shall be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of such Loans in accordance with this Section 2.05(b). Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent shall also be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of the outstanding Loans in accordance with this Section 2.05(b).

(viii)     Notwithstanding any other provisions of this Section 2.05, to the extent that any or all of the Net Cash Proceeds of any Disposition by a Foreign Subsidiary (a “Foreign Disposition”) or the Net Cash Proceeds of any Casualty Event from a Foreign Subsidiary (a “Foreign Casualty Event”), in each case giving rise to a prepayment event pursuant to Section 2.05(b)(ii), or Excess Cash Flow giving rise to a prepayment event pursuant to Section 2.05(b)(i) are or is prohibited, restricted or delayed by applicable local law from being repatriated to the United States or the Netherlands, (A) the portion of such Net Cash Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Term Loans at the times provided in this Section 2.05 but may be retained by the applicable Foreign Subsidiary so long, but only so long, as the applicable local law will not permit repatriation to the United States or the Netherlands (the Borrowers hereby agreeing to use commercially reasonable efforts to cause the applicable Foreign Subsidiary to promptly take all actions reasonably required by the applicable local law to permit such repatriation), and once such repatriation of any of such affected Net Cash Proceeds or Excess Cash Flow is permitted under the applicable local law, such repatriation will be immediately effected and such repatriated Net Cash Proceeds or Excess Cash Flow will be promptly (and in any event not later than two Business Days after such repatriation) applied (net of additional ~~taxes~~Taxes payable or reserved against as a result thereof) to the repayment of the Loans pursuant to this Section 2.05 to the extent provided herein and (B) to the extent that the Borrower Representative has determined in good faith that repatriation of any or all of the Net Cash Proceeds of any Foreign Disposition, any Foreign Casualty Event or Excess Cash Flow would have a material adverse tax cost consequence (computed, for the avoidance of doubt, taking into account any foreign ~~tax~~Tax credit or benefit actually realized in connection with such repatriation, including any deduction allowed under Section 245A of the Code (or other similar provision of federal, state, local or other applicable Law)) with respect to such Net Cash Proceeds or Excess Cash Flow, the Net Cash Proceeds or Excess Cash Flow so affected may be retained by the applicable Foreign Subsidiary, provided that in the case of this clause (B), on or before the date on which any Net Cash Proceeds so retained would otherwise have been required to be applied to reinvestments or prepayments pursuant to this Section 2.05 (or twelve months after the date such Excess Cash Flow would have been so required to be applied if it were Net Cash Proceeds), (x) the applicable Borrower shall apply an amount equal to such Net Cash Proceeds or Excess Cash Flow to such reinvestments or prepayments as if such Net Cash Proceeds or Excess Cash Flow had been received by the applicable Borrower rather than such Foreign Subsidiary, less the amount of additional ~~taxes~~Taxes that would have been payable or reserved against if such Net Cash Proceeds or Excess Cash Flow had been repatriated (or, if less, the Net Cash Proceeds or Excess Cash Flow that would be calculated if received by such Foreign Subsidiary) or (y) such Net Cash Proceeds or Excess Cash Flow are applied to the repayment of Indebtedness of a Foreign Subsidiary, in each case, other than as mutually agreed by the Borrower Representative and the Administrative Agent.
(c)    Term Lender Opt~~-~~-Out. With respect to any prepayment of Term B-~~1 Loans or Term B-2 Dollar Loans or Term B-3~~4 Dollar Loans and, unless otherwise specified in the documents therefor, other Term Loan Tranches pursuant to Section 2.05(b)(~~ii~~i) or (~~iii~~ii), any Appropriate Lender, at its option (but solely to the extent the Borrower elects for this clause (c) to be applicable to a given prepayment), may elect not to accept such prepayment as provided below. The Borrower Representative (on behalf of the Borrowers) may notify the Administrative Agent of any event giving rise to a prepayment under Section 2.05(b)(~~ii~~i) or (~~iii~~ii) at least ten Business Days prior to the date of such prepayment. Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the amount of such prepayment that is required to be made under Section 2.05(b)(~~ii~~i) or (~~iii~~ii) (the “Prepayment Amount”). The Administrative Agent will promptly notify each Appropriate Lender of the contents of any such prepayment notice so received from the Borrower Representative (on behalf of the Borrowers), including the date on which such prepayment is to be made (the “Prepayment Date”). Any Appropriate Lender may (but solely to the extent the Borrower elects for this clause (c) to be applicable to a given prepayment) decline to accept all (but not less than all) of its share of any such prepayment (any such Lender, a “Declining Lender”) by providing written notice to the Administrative Agent no later than five Business Days after the date of such Appropriate Lender’s receipt of notice from the Administrative Agent regarding such prepayment. If any Appropriate Lender does not give a notice to the Administrative Agent on or prior to such fifth Business Day informing the Administrative Agent that it declines to accept the applicable prepayment, then such Lender will be deemed to have accepted such prepayment. On any Prepayment Date, an amount equal to the Prepayment Amount minus the portion thereof allocable to Declining Lenders, in each case for such Prepayment Date, shall be paid to the Administrative Agent by the Borrowers and applied by the Administrative Agent ratably to prepay Term Loans under the Term Loan Tranches owing to Appropriate Lenders (other than Declining Lenders) in the manner described in Section 2.05(b) for such prepayment. Any amounts that would otherwise have been applied to prepay Term Loans, New Term Loans or Specified Refinancing Term Loans owing to Declining Lenders shall be retained by the Borrowers (such amounts, “Declined Amounts”).
(d)    All Loans shall be repaid, whether pursuant to this Section 2.05 or otherwise, in the currency in which they were made.
Section 2.06    Termination or Reduction of Commitments.
(a)    Optional. The Borrowers may, upon written notice by the Borrower Representative (on behalf of the Borrowers) to the Administrative Agent, terminate the unused portions of the Commitments under any Term Loan Tranche, the Letter of Credit Sublimit, or the unused Revolving Credit Commitments under any Revolving Credit Tranche, or from time to time permanently reduce the unused portions of the Commitments under any Term Loan Tranche, the Letter of Credit Sublimit, or the unused Revolving Credit Commitments under any Revolving Credit Tranche; provided that (i) any such notice shall be received by the Administrative Agent five Business Days (or such shorter period as the Administrative Agent shall agree) prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $2,000,000 or any whole multiple of $500,000 in excess thereof and (iii) the Borrowers shall not terminate or reduce (A) the Commitments under any Tranche of the Revolving Credit Facility if, after giving effect thereto and to any concurrent prepayments hereunder, (x) the Total Revolving Credit Outstandings would exceed the Revolving Credit Facility or (y) the Total Revolving Credit Outstandings with respect to such Tranche would exceed the Revolving Credit Commitments under such Tranche, (B) the Letter of Credit Sublimit if, after giving effect thereto, the Outstanding Amount of L/C Obligations not fully Cash Collateralized hereunder would exceed the Letter of Credit Sublimit or (C) the Swing Line Sublimit if, after giving effect thereto and to any concurrent prepayments hereunder, the Outstanding Amount of Swing Line Loans would exceed the Swing Line Sublimit. Any such notice of termination or reduction of commitments pursuant to this Section 2.06(a) may state that it is conditioned upon the occurrence or non~~-~~-occurrence of any event specified therein (including the effectiveness of other credit facilities), in which case such notice may be revoked by the Borrower Representative (by written notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.
(b)    Mandatory. (i) The Aggregate Commitments under a Term Loan Tranche shall be automatically and permanently reduced to zero on the date of the initial incurrence of Term Loans under such Term Loan Tranche.
(ii)     Upon the incurrence by any Borrower or any Restricted Subsidiary of any Specified Refinancing Debt constituting revolving credit facilities, the Revolving Credit

Commitments of the Lenders of the Tranche of Revolving Credit Loans being refinanced shall be automatically and permanently reduced on a ratable basis by an amount equal to 100% of the Commitments under such revolving credit facilities.
(iii)     If after giving effect to any reduction or termination of Revolving Credit Commitments under this Section 2.06, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the amount of the Revolving Credit Facility at such time, the Letter of Credit Sublimit or the Swing Line Sublimit, as the case may be, shall be automatically reduced by the amount of such excess.
(iv)     The aggregate Revolving Credit Commitments with respect to the applicable Revolving Credit Facility shall automatically and permanently be reduced to zero on the Maturity Date with respect to such Revolving Credit Facility.
(c)    Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Lenders of the applicable Revolving Credit Facility of any termination or reduction of the Commitments under any Term Loan Tranche, the Letter of Credit Sublimit or the Revolving Credit Commitment under this Section 2.06. Upon any reduction of Commitments under a Facility or Tranche thereof, the Commitment of each Lender under such Facility or Tranche thereof shall be reduced by such Lender’s ratable share of the amount by which such Facility or Tranche thereof is reduced (other than the termination of the Commitment of any Lender as provided in Section 3.07). All commitment fees accrued until the effective date of any termination of the Aggregate Commitments and unpaid, shall be paid on the effective date of such termination. For the avoidance of doubt, to the extent that any portion of the Revolving Credit Loans have been refinanced with one or more new revolving credit facilities constituting Specified Refinancing Debt, any prepayments of revolving Loans made pursuant to this Section 2.06 (other than any prepayments of revolving Loans made pursuant to Section 2.06(b)(ii)) shall be allocated ratably among the Revolving Tranches.
Section 2.07    Repayment of Loans.
(a)    Term B~~-1~~-4 Dollar Loans. The Borrowers shall repay to the Administrative Agent ~~(i)~~ for the ratable account of ~~the~~any Term B~~-1~~-4 Dollar ~~Lenders~~Lender holding Term B~~-1~~-4 Dollar Loans the aggregate principal amount of all Term B~~-1~~-4 Dollar Loans outstanding ~~and (ii) for the ratable account of the Term B-1 Euro Lenders holding Term B-1 Euro Loans the aggregate principal amount of all Term B-1 Euro Loans outstanding, in each case,~~ in consecutive quarterly installments as follows (which installments shall, to the extent applicable, be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Sections 2.05 and 2.06, or be increased as a result of any increase in the amount of Term B~~-1~~-4 Dollar Loans ~~or Term B-1 Euro Loans, as applicable,~~ pursuant to Section 2.14 (such increased amortization payments to be calculated in the same manner (and on the same basis) as the schedule set forth below for the Term B~~-1~~-4 Dollar Loans ~~or Term B-1 Euro Loans, as applicable,~~ made as of the ~~Fourth~~Eleventh Amendment Effective Date))~~:~~.

Date	Amount
Each March 31, June 30, September 30 and December 31 ending prior to the Maturity Date, starting with ~~March~~June ~~31, 2017~~30, 2023	~~an~~An amount equal to 0.25% of the aggregate principal amount of the Term B~~-1~~-4 Dollar ~~Loans and Term B-1 Euro~~  Loans as of the ~~Fourth~~Eleventh Amendment Effective Date~~.~~
Term B-4 Dollar Loan Maturity Date ~~for the Term Facilities~~	~~allAll unpaid aggregate principal amounts of any outstanding Term B-1-4 Dollar Loans or Term B-1 Euro Loans, as applicable.~~

provided, however, that the final principal repayment installment of the Term B~~-1~~-4 Dollar Loans ~~or Term B-1 Euro Loans, as applicable,~~ shall be repaid on the Term B-4 Dollar Maturity Date ~~for the Term B-1 Loans~~ and in any event shall be in an amount equal to the aggregate principal amount of all Term B~~-1~~-4 Dollar Loans ~~or Term B-1 Euro Loans, as applicable,~~ outstanding on such date.
(b)    Revolving Credit Loans. The Borrowers shall repay to the Administrative Agent for the ratable account of the Appropriate Lenders on the applicable Maturity Date for the Revolving Credit Facilities of a given Tranche the aggregate principal amount of all of its Revolving Credit Loans of such Tranche outstanding on such date.
(c)    Swing Line Loans. The Borrowers shall repay each Swing Line Loan on the earlier to occur of (i) the date five Business Days after such Loan is made and (ii) the Maturity Date for the Revolving Credit Facility. At any time that there shall exist a Defaulting Lender, immediately upon the request of the Swing Line Lender, the Borrowers shall repay Swing Line Loans in an amount sufficient to eliminate any Fronting Exposure in respect of the Swing Line Loans.
(d)    All Loans shall be repaid, whether pursuant to this Section 2.07 or otherwise, in the currency in which they were made.
~~(e)    Term B-2 Dollar Loans. The Borrowers shall repay to the Administrative Agent for the ratable account of any Term B-2 Dollar Lender holding Term B-2 Dollar Loans the aggregate principal amount of all Term B-2 Dollar Loans outstanding in consecutive quarterly installments as follows (which installments shall, to the extent applicable, be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Sections 2.05 and 2.06, or be increased as a result of any increase in the amount of Term B-2 Dollar Loans pursuant to Section 2.14 (such increased amortization payments to be calculated in the same manner (and on the same basis) as the schedule set forth below for the Term B-2 Dollar Loans made as of the Fifth Amendment Effective Date or the Delayed Draw Funding Date, as applicable)):~~

~~Date~~	~~Amount~~
~~Each March 31, June 30, September 30 and December 31 ending prior to the Maturity Date, starting with September 30, 2017~~
~~an amount equal to 0.25% of the aggregate principal amount of the Term B-2 Dollar Loans as of the Fifth Amendment Effective Date;~~

~~or~~

~~to the extent that the Delayed Draw Fund Date occurs, an amount equal to 0.25% of the aggregate principal amount of the Term B-2 Dollar Loans as of the Delayed Draw Funding Date. For the avoidance of doubt, such Term B-2 Dollar Loans shall include all of such Term B-2 Dollar Loans funded on the Fifth Amendment Effective Date.~~

~~Term B-2 Dollar Loan Maturity Date~~	~~all unpaid aggregate principal amounts of any outstanding Term B-2 Dollar Loans.~~

~~provided, however, that the final principal repayment installment of the Term B-2 Dollar Loans shall be repaid on the Term B-2 Dollar Maturity Date and in any event shall be in an amount equal to the aggregate principal amount of all Term B-2 Dollar Loans outstanding on such date.~~
~~(f)    Term B-3 Dollar Loans.    The Borrowers shall repay to the Administrative Agent for the ratable account of any Term B-3 Dollar Lender holding Term B-3 Dollar Loans the aggregate principal amount of all Term B-3 Dollar Loans outstanding in consecutive quarterly installments as follows (which installments shall, to the extent applicable, be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Sections 2.05 and 2.06, or be increased as a result of any increase in the amount of Term B-3 Dollar Loans pursuant to Section 2.14 (such increased amortization payments to be calculated in the same manner (and on the same basis) as the schedule set forth below for the Term B-3 Dollar Loans made as of the Sixth Amendment Effective Date~~

~~Date~~	~~Amount~~
~~Each March 31, June 30, September 30 and December 31 ending prior to the Maturity Date, starting with June 30, 2018~~	~~an amount equal to 0.25% of the aggregate principal amount of the Term B-3 Dollar Loans as of the Sixth Amendment Effective Date;~~
~~Term B-3 Dollar Loan Maturity Date~~	~~all unpaid aggregate principal amounts of any outstanding Term B-3 Dollar Loans.~~

~~provided, however, that the final principal repayment installment of the Term B-3 Dollar Loans shall be repaid on the Term B-3 Dollar Maturity Date and in any event shall be in an amount equal to the aggregate principal amount of all Term B-3 Dollar Loans outstanding on such date.~~
Section 2.08    Interest.
(a)    Subject to the provisions of Section 2.08(b), (i) each Eurocurrency Rate Loan under a Facility shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the sum of (A) the Adjusted Eurocurrency Rate applicable to the currency in which such Eurocurrency Rate Loan is incurred for such Interest Period plus (B)

the Applicable Rate for Eurocurrency Rate Loans under such Facility; (ii) each Term SOFR Loan under a Facility shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the sum of (A) the Adjusted Term SOFR for such Interest Period plus (B) the Applicable Rate for Term SOFR Loans under such Facility; (iii) each Base Rate Loan under a Facility shall bear interest on the outstanding principal amount thereof from the applicable borrowing date or conversion date, as the case may be, at a rate per annum equal to the sum of (A) the Base Rate plus (B) the Applicable Rate for Base Rate Loans under such Facility; (~~iii~~iv) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the sum of (A) the Base Rate plus (B) the Applicable Rate for Base Rate Loans under the Revolving Credit Facility and (~~iv~~v) each SONIA Rate Loan under any Revolving Credit Facility shall bear interest on the outstanding principal amount thereof for each SONIA Interest Period at a rate per annum equal to the sum of (A) the SONIA Rate for such SONIA Interest Period plus (B) the Applicable Rate for SONIA Rate Loans under the Revolving Credit Facility. Each Revolving Credit Loan denominated in an Alternative Currency other than Pounds Sterling shall be a Eurocurrency Rate Loan. Each Revolving Credit Loan denominated in Pounds Sterling shall be a SONIA Rate Loan.
(b)    The Borrowers shall pay interest on all overdue Obligations hereunder, which shall include all Obligations following an acceleration pursuant to Section 8.02 (including an automatic acceleration) at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
(c)    Accrued interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein; provided that in the event of any repayment or prepayment of any Loan (other than Revolving Credit Loans bearing interest based on the Base Rate that are repaid or prepaid without any corresponding termination or reduction of the Revolving Credit Commitments other than as set forth in Section 2.14(e)), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
(d)    Interest on each Loan shall be payable in the currency in which each Loan was made.
(e)    All computations of interest hereunder shall be made in accordance with Section 2.10 of this Agreement.
(f)    The parties hereto have assumed that interest at such rates is not and will not become subject to Swiss Withholding Tax (Verrechnungssteuer). Notwithstanding that the parties hereto do not anticipate that any payment of interest will be subject to Swiss Withholding Tax, each Lender, each Borrower, each Guarantor and the Administrative Agent agree that if Swiss Withholding Tax is imposed on or in respect of any interest payment by the Borrowers or the Guarantors to any Lender and it is unlawful for any reason for the Borrowers or the Guarantors to comply with Section 3.01 when it would otherwise be required to make any payment under such Section, then any payment of interest to be made by the Borrowers or Guarantors to such Lender shall be increased to an amount which (after making any deduction of the Non~~-~~-refundable Portion of Swiss Withholding Tax (as defined below)) results in a payment to such Lender of an amount equal to the payment which would have been due had no deduction of Swiss Withholding Tax been required. In calculating the amount due pursuant to the foregoing sentence, Swiss Withholding Tax shall be calculated on the full grossed~~-~~-up interest amount. For purposes of the foregoing, “Non~~-~~-refundable Portion of Swiss Withholding Tax”

means Swiss Withholding Tax at the standard rate (which, as of the date of this Agreement, is 35%) unless according to an applicable double tax treaty, the Non~~-~~-refundable Portion of Swiss Withholding Tax for any Lender is a specified lower rate, in which case such lower rate shall be applied in relation to such Lender. No payment pursuant to this Section 2.08(f) shall be in duplication of any payment pursuant to Section 3.01.
Section 2.09    Fees. In addition to certain fees described in Sections 2.03(i) and (j):
(a)     Commitment Fee. The Borrowers shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Pro Rata Share of each Tranche of the Revolving Credit Facility, a commitment fee in Dollars equal to the Applicable Commitment Fee multiplied by the actual daily amount by which the aggregate Revolving Credit Commitments under such Tranche exceed the sum of (A) the Outstanding Amount of Revolving Credit Loans under such Tranche (which, for the avoidance of doubt, shall not include the Outstanding Amount of any Swing Line Loans) and (B) the Outstanding Amount of L/C Obligations under such Tranche, subject to adjustment as provided in Section 2.19. The commitment fee shall accrue at all times from the Closing Date until the Maturity Date for the Revolving Credit Facility, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the last Business Day of the first full fiscal quarter to end following the Closing Date, and on the Maturity Date for the Revolving Credit Facility.
    ~~Other Fees. The Borrowers shall pay to the Arrangers and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letter.~~
(b)    ~~(ii)~~ Other Fees. The Borrowers shall pay to the Lenders and the Administrative Agent such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified.
Section 2.10    Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate.
(a)    All computations of interest for (i) Base Rate Loans based on the Prime Lending Rate and (ii) Eurocurrency Rate Loans or SONIA Rate Loans denominated in Australian Dollars, Canadian Dollars and Pounds Sterling shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360~~-~~-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365~~-~~-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error. For the avoidance of doubt, with respect to SONIA Rate Loans only, daily accruing amounts of SONIA Rate interest will not be rounded; instead, the aggregate amount of interest payable will be rounded only once on the relevant Interest Payment Date.
(b)    If, as a result of any restatement of or other adjustment to the financial statements of the ~~Dutch~~Parent Borrower or for any other reason, the Borrower Representative or the Lenders determine that (i) the First Lien Net Leverage Ratio as calculated by the Borrower Representative as of any applicable date was inaccurate and (ii) a proper calculation of such ratio would have resulted in higher interest for any period, the Borrowers shall be obligated to pay to the Administrative Agent for the account of the applicable Lenders or the applicable L/C Issuer, as the case may be, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code of the United States, automatically and with any such demand by the Administrative Agent being excused), an amount equal to the excess of the amount of interest that should have been paid for such period over the amount of interest actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent, any Lender or the applicable L/C Issuer, as the case may be, under Section 2.03(d)(iii), Section 2.03(i) or (j), Section 2.08(b) or under Article VIII. The Borrowers’ obligations under this Section 2.10(b) shall survive the termination of the Aggregate Commitments and acceleration of the Loans pursuant to Section 8.02 and the repayment of all other Obligations after an acceleration of the Loans pursuant to Sections 8.02. Except in any case where a demand is excused as provided above, any additional interest under this Section 2.10(b) shall not be due and payable until a demand is made for such payment by the Administrative Agent and accordingly, any nonpayment of such interest or fees as result of any such inaccuracy shall not constitute a Default (whether retroactively or otherwise), and none of such additional amounts shall be deemed overdue or accrue interest at the Default Rate, in each case at any time prior to the date that is five Business Days following such demand.
Section 2.11    Evidence of Indebtedness.
(a)    The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and evidenced by one or more entries in the Register maintained by the Administrative Agent, acting solely for purposes of Treasury Regulation Section 5f.~~103-1~~103-1(c), as a non~~-~~-fiduciary agent for the Borrowers, in each case in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be prima facie evidence absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrowers shall execute and deliver to such Lender (through the Administrative Agent) a Note payable to such Lender, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.
(b)    In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records and, in the case of the Administrative Agent, entries in the Register, evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.
(c)    Entries made in good faith by the Administrative Agent in the Register pursuant to Sections 2.11(a) and (b), and by each Lender in its accounts or records pursuant to Sections 2.11(a) and (b), shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrowers to, in the case of the Register, each Lender and, in the case of such accounts or records, such Lender, under this Agreement and the other Loan Documents, absent manifest error; provided that the failure of the Administrative Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such accounts or records shall not limit the obligations of the Borrowers under this Agreement and the other Loan Documents.

Section 2.12    Payments Generally; Administrative Agent’s Clawback.
(a)    General. All payments to be made by the Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein and except with respect to payments in an Alternative Currency, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 12:00 p.m. (New York City time) on the date specified herein. Except as otherwise expressly provided herein, all payments by any Borrower hereunder in an Alternative Currency shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in such Alternative Currency and in Same Day Funds not later than 2:00 p.m. (Local Time) on the dates specified herein. If, for any reason, any Borrower is prohibited by any Law from making any required payment hereunder in an Alternative Currency, such Borrower shall make such payment in Dollars in the Dollar Amount of the Alternative Currency payment amount. The Administrative Agent will promptly distribute to each Lender its ratable share in respect of the relevant Facility or Tranche thereof (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent (i) after 12:00 p.m. (New York City time) in the case of payments in Dollars or (ii) after 2:00 p.m. (Local Time) in the case of payments in an Alternative Currency, shall, in each case, be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrowers shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurocurrency Rate Loans, Term SOFR Loans or SONIA Rate Loans to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.
(b)     (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurocurrency Rate Loans, Term SOFR Loans or SONIA Rate Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 p.m. (New York City time) on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with and at the time required by Section 2.02(b) and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. In such event, if any Lender does not in fact make its share of the applicable Borrowing available to the Administrative Agent, then such Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand an amount equal to such applicable share in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrowers by the Administrative Agent to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the applicable Overnight Rate and a rate reasonably determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any reasonable administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing and (B) in the case of a payment to be made by the Borrowers, the interest rate applicable to Base Rate Loans. If both the Borrowers and such Lender pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrowers the amount of such interest paid by the Borrowers for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid (less interest and fees) shall constitute such Lender’s Loan included in such Borrowing. Any payment by the

Borrowers shall be without prejudice to any claim the Borrowers may have against a Lender that shall have failed to make its share of any Borrowing available to the Administrative Agent.
(ii)     Payments by the Borrowers; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower Representative (on behalf of the Borrowers) prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or an L/C Issuer hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Appropriate Lenders or the applicable L/C Issuer, as the case may be, the amount due. In such event, if the Borrowers do not in fact make such payment, then each of the Appropriate Lenders or the applicable L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed by the Administrative Agent to but excluding the date of payment to the Administrative Agent, at the greater of the applicable Overnight Rate and a rate reasonably determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any reasonable administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing.
A notice of the Administrative Agent to any Lender or the Borrowers with respect to any amount owing under this Section 2.12(b) shall be conclusive, absent manifest error.
(c)    Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrowers by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender on demand, without interest.
(d)    Obligations of the Lenders Several. The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 9.07 are several and not joint. The failure of any Lender to make any Loan or to fund any such participation or to make any payment under Section 9.07 on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or, to fund its participation or to make its payment under Section 9.07.
(e)    Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
(f)    Insufficient Funds. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, L/C Borrowings, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal and L/C Borrowings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and L/C Borrowings then due to such parties.

(g)    Unallocated Funds. If the Administrative Agent receives funds for application to the Obligations of the Loan Parties under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the manner in which such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each of the Lenders in accordance with such Lender’s ratable share of the sum of (a) the Outstanding Amount of all Loans outstanding at such time and (b) the Outstanding Amount of all L/C Obligations outstanding at such time, in repayment or prepayment of such of the outstanding Loans or other Obligations then owing to such Lender.
Section 2.13    Sharing of Payments. If, other than as expressly provided elsewhere herein (including the application of funds arising from the existence of a Defaulting Lender), any Lender shall obtain on account of the Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it, any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact and (b) purchase from the other Lenders such participations in the Loans made by them and/or such subparticipations in the participations in L/C Obligations or Swing Line Loans held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans or such participations, as the case may be, pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. The Borrowers agree that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by Law, exercise all its rights of payment (including the right of setoff, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of each Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.13 and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 2.13 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased. For the avoidance of doubt, the provisions of this Section shall not be construed to apply to (A) the application of Cash Collateral provided for in Section 2.18, (B) the assignments and participations (including by means of a Dutch Auction and open market debt repurchases) described in Section 10.07, (C) (i) the incurrence of any New Term Loans in accordance with Section 2.14, (ii) the prepayment of Revolving Credit Loans in accordance with Section 2.14(e) in connection with a Revolving Commitment Increase or (iii) any Specified Refinancing Debt in accordance with Section 2.20, (D) any loan modification offer described in Section 10.01, or (E) any applicable circumstances contemplated by Sections 2.05(b), 2.14, 2.19 or 3.08.
Section 2.14    Incremental Facilities.
(a)    The Borrowers may (on a joint and several basis), from time to time after the Closing Date, upon notice by the Borrower Representative to the Administrative Agent (who shall promptly notify the applicable Lenders, which, for the avoidance of doubt, do not need to be all Lenders under any Tranche and may be new lenders not currently Lenders hereunder) specifying the proposed amount thereof, request (i) an increase in the Commitments under any Revolving Tranche (which shall be on the same terms as, and become part of, the Revolving Tranche proposed to be increased) (a “Revolving Credit Commitment Increase”), (ii) an increase in any Term Loan Tranche then outstanding (which shall be on the same terms as, and become part of, the Term Loan Tranche proposed to be increased hereunder (except as otherwise provided in clause (d) below with respect to amortization)) (each, a “Term Commitment Increase”) and (iii) the addition of one or more new term loan facilities to the Facilities (each, a “New Term Facility”; and any advance made by a Lender thereunder, a “New Term Loan”; and the commitments thereof, the “New Term Commitment” and together with the Revolving Credit Commitment Increase and the Term Commitment Increase, the “New Loan Commitments”) by an amount not to exceed (x) a Dollar Amount equal to the greater of (A) $~~700,000,000~~783,000,000 and (B) 100% of the EBITDA Grower Amount (the “Cash~~-~~-Capped Incremental Facility”) plus (y) an unlimited amount (the “Ratio~~-~~-Based Incremental Facility”) so long as the Maximum ~~First Lien~~ Leverage Requirement is satisfied plus (z) an amount equal to (i) (A) all voluntary prepayments of Term Loans (including, for the avoidance of doubt, any New Term Loans that are pari passu in right of payment and security with the then-outstanding Term Loans) made pursuant to Section 2.05(a) and (B) all redemptions, repurchases and cancellations of Term Loans (including, for the avoidance of doubt, any New Term Loans that are pari passu in right of payment and security with the then-outstanding Term Loans) made pursuant to the terms hereof (with credit given for the principal amount of the Loans so repurchased or canceled) and (ii) voluntary prepayments of Revolving Credit Loans made pursuant to Section 2.05(a) to the extent accompanied by a corresponding, permanent reduction in the Revolving Credit Commitments pursuant to Section 2.06(a), in each case, to the extent not funded with the proceeds of long term Indebtedness (excluding any revolving credit facilities (including the Revolving Credit Facility)) (the “Prepayment~~-~~-Based Incremental Facility”) (such amounts described in clauses (x) through (z), at any such time, the “Incremental Amount”); provided that (i) no payment or bankruptcy Event of Default (subject to Section 1.02(i)) would exist after giving effect to any such request and (ii) any such request for an increase shall be in a minimum amount of the lesser of (x) a Dollar Amount of $20,000,000 and (y) the entire amount of any increase that may be requested under this Section 2.14; provided, further, that for any New Loan Commitments established pursuant to this Section 2.14 and New Incremental Notes issued pursuant to Section 2.17, (A) at the Borrowers’ option, the Borrowers shall be deemed to have used amounts under the ~~Prepayment-Based Incremental Facility, if any, prior to utilization of the Cash-Capped Incremental Facility and the Ratio-Based Incremental Facility, and the Borrowers shall be deemed to have used the~~ Ratio~~-~~-Based Incremental Facility (to the extent ~~permitted by the pro forma calculation of the First Lien Net Leverage Ratio~~compliant therewith), prior to utilization of the Prepayment-Based Incremental Facility and the Cash~~-~~-Capped Incremental Facility ~~and~~, and the Borrowers shall be deemed to have used the Prepayment-Based Incremental Facility prior to utilization of the Cash-Capped Incremental Facility, (B) such New Loan Commitments ~~pursuant to this Section 2.14~~ and such New Incremental Notes ~~pursuant to Section 2.17~~ may be incurred under ~~clauses (x), (y) and (z) above~~the Ratio-Based Incremental Facility (to the extent compliant therewith), the Cash-Capped Incremental Facility and the Prepayment-Based Incremental Facility, and proceeds from any such incurrence ~~under clauses (x), (y) and (z) above~~ may be utilized in a single transaction ~~by~~or series of related transactions by, at Borrowers’ option, first calculating the incurrence under ~~clause (y)~~the Ratio-Based Incremental Facility (without inclusion of any amounts substantially concurrently utilized pursuant to the Cash-Capped Incremental Facility, the Prepayment-Based Incremental Facility or any amounts substantially concurrently incurred under Section 7.03 (other than any Permitted Additional Debt) and then calculating the incurrence under the Prepayment-Based Incremental Facility (without inclusion of any amounts utilized pursuant to ~~clause (x)~~the Cash-Capped Incremental Facility) and then calculating the incurrence under ~~clause~~the Cash-Capped Incremental Facility and (~~x~~C) unless the Borrowers elect otherwise, all or any portion of Indebtedness originally designated as incurred under the Cash-Capped Incremental Facility or the Prepayment-Based Incremental Facility shall automatically be deemed to have been incurred under the

Ratio-Based Incremental Facility from and after the first date on which the Borrowers would be permitted to incur all or such portion, as applicable, of the aggregate principal amount of such Indebtedness under the Ratio-Based Incremental Facility (which, for the avoidance of doubt, shall have the effect of increasing the Cash-Capped Incremental Facility and/or the Prepayment-Based Incremental Facility, as applicable, by the amount of such redesignated Indebtedness). At the time of sending such notice to the applicable Lenders, the Borrower Representative (in consultation with the Administrative Agent) shall specify the time period within which each applicable Lender is requested to respond (which, unless the Administrative Agent otherwise agrees, shall in no event be less than ten Business Days from the date of delivery of such notice).
(b)    Each applicable Lender shall notify the Administrative Agent within such time period whether or not it agrees to participate in such new facility or increase of the existing Tranche and, if so, whether by a percentage of the requested increase equal to, greater than, or less than its Pro Rata Share of any then~~-~~-existing Tranche. Any Lender approached may elect or decline, in its sole discretion, to provide such increase or new facility. Any Lender not responding within such time period shall be deemed to have declined to increase its Commitment with respect to such Tranche or to provide a new Tranche. The Administrative Agent shall notify the Borrowers of the Lenders’ responses to each request made under this Section 2.14. To achieve the full amount of a requested increase or issuance of New Term Facility, as applicable, the Borrowers may also invite additional Eligible Assignees reasonably satisfactory to the Administrative Agent, each L/C Issuer and the Swing Line Lender (to the extent the consent of any of the foregoing would be required to assign Revolving Credit Loans to such Eligible Assignee, which consent shall not be unreasonably withheld or delayed) to become Lenders pursuant to a joinder agreement to this Agreement in form and substance reasonably satisfactory to the Administrative Agent.
(c)    If (i) a Revolving Tranche or a Term Loan Tranche is increased in accordance with this Section 2.14 or (ii) a New Term Loan Facility is added in accordance with this Section 2.14, the Administrative Agent and the Borrowers shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase or New Term Facility among the applicable Lenders. The Administrative Agent shall promptly notify the applicable Lenders of the final allocation of such increase or New Term Facility and the Increase Effective Date. In connection with (i) any increase in a Term Loan Tranche or Revolving Tranche or (ii) any addition of a New Term Facility, in each case, pursuant to this Section 2.14, this Agreement and the other Loan Documents may be amended in a writing (which may be executed and delivered by the Borrowers and the Administrative Agent) in order to establish the New Term Facility or to effectuate the increases to the Term Loan Tranche or Revolving Tranche and to reflect any technical changes necessary or appropriate to give effect to such increase or new facility in accordance with its terms as set forth herein. As of the Increase Effective Date, the amortization schedule for the Term Loan Tranche then increased set forth in Section 2.07(a) (or any other applicable amortization schedule for New Term Loans or Specified Refinancing Term Loans) shall be amended in a writing (which may be executed and delivered by the Borrowers and the Administrative Agent) to increase the then~~-~~-remaining unpaid installments of principal by an aggregate amount equal to the additional Loans under such Term Loan Tranche being made on such date, such aggregate amount to be applied to increase such installments ratably in accordance with the amounts in effect immediately prior to the Increase Effective Date.
(d)    With respect to any Revolving Credit Commitment Increase, Term Commitment Increase or addition of New Term Facility pursuant to this Section 2.14, (i) ~~no Event of Default (~~subject to Section 1.02(i), no Event of Default under Sections 8.01(a), (f) or (g) would exist immediately after giving effect to such increase, (ii) (A) in the case of any ~~increase of the~~ Revolving ~~Tranche~~Credit Commitment Increase, (1) the final maturity shall be the same as the Maturity Date applicable to the Revolving Credit Facility, (2) no amortization or mandatory commitment reduction prior to the Maturity Date applicable to the Revolving Credit Facility shall be required and (3) the terms and documentation applicable to the Revolving Credit Facility shall apply, (B) in the case of any ~~increase of a~~ Term ~~Loan Tranche,~~Commitment Increase the final maturity of the Term Loans, New Term Loans or Specified Refinancing Term Loans increased pursuant to this Section shall be no earlier than the Latest Maturity Date for, and such additional Loans shall not have a Weighted Average Life to Maturity shorter than the longest remaining weighted average life of, ~~any other outstanding~~the Term ~~Loans, New Term~~B-4 Dollar Loans ~~or Specified Refinancing Term Loans, as applicable,~~ and (C) in the case of any New Term Facility, other than in the case of Extendable Bridge Loans/Interim Debt and amounts not in excess of the Inside Maturity Basket at the time of Incurrence, such New Term Facility shall have a final maturity no earlier than the then Latest Maturity Date of any Term Loan Tranche and the Weighted Average Life to Maturity of such New Term Facility shall be no shorter than that of ~~any existing~~the Term ~~Loan Tranche~~B-4 Dollar Loans, (iii) except with respect to ~~all-~~All-in ~~yield~~Yield and as set forth in subclause (C) above with respect to final maturity and Weighted Average Life to Maturity, ~~or otherwise as shall~~to the extent the terms and documentation of any such New Term Facility are not consistent with the Term B-4 Dollar Facility, any such New Term Facility shall either (x) reflect market terms and conditions (as determined by the Borrowers in good faith) at the time of incurrence of such New Term Facility or (y) be reasonably satisfactory to the Administrative Agent~~, any such New Term Facility~~ (it being understood that no consent shall ~~have~~be required by the ~~same terms as~~Administrative Agent if any covenants or other provisions are only applicable after the then-Latest Maturity Date for the Term B-4 Dollar Facility) and (iv) to the extent reasonably requested by the Administrative Agent, the Administrative Agent shall have received legal opinions, resolutions, officers’ certificates and/or reaffirmation agreements consistent with those delivered on the Closing Date ~~under Section 4.01~~ or delivered from time to time pursuant to Section 6.12 and/or Section 6.16 with respect to Holdings, the Borrowers, all Material Subsidiary Guarantors and each other Subsidiary Guarantor that is organized in a jurisdiction for which local counsel to the Administrative Agent in such jurisdiction advises that such deliveries are reasonably necessary to preserve the Collateral in such jurisdiction (other than changes to such legal opinions resulting from a change in Law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent). Notwithstanding the foregoing, the conditions precedent to each such increase or New Term Facility shall be agreed to by the Lenders providing such increase or New Term Facility, as applicable, and the Administrative Agent and the Borrowers; provided, further, in connection with the incurrence of any New Term Loans, if the proceeds of such New Term Loans are, substantially concurrently with the receipt thereof, to be used, in whole or in part, by the Borrowers or any other Loan Party to finance, in whole or in part, a Permitted Acquisition, then (A) the only representations and warranties that will be required to be true and correct in all material respects as of the applicable Increase Effective Date shall be (x) the Specified Representations and (y) such of the representations and warranties made by or on behalf of the applicable acquired company or business in the applicable acquisition agreement as are material to the interests of the Lenders, but only to the extent that Holdings or the Borrowers (or any Affiliate of Holdings or the Borrowers) has the right to terminate the obligations of Holdings, the Borrowers or such Affiliate under such acquisition agreement or not consummate such acquisition as a result of a breach of such representations or warranties in such acquisition agreement and (B) no Event of Default under Sections 8.01(a), (f) or (g) would exist immediately after giving effect to such incurrence (“Permitted Acquisition Provisions”).
(e)    On the Increase Effective Date with respect to a Revolving Tranche, (x) each Revolving Credit Lender immediately prior to such increase or incurrence will automatically and without further act be deemed to have assigned to each Lender providing a portion of the increase to the Revolving Credit Commitments (each, a “Revolving Commitment Increase Lender”), and each such Revolving Commitment Increase Lender will automatically and without further act be deemed to have assumed, a portion of such Revolving Credit Lender’s participations hereunder in outstanding L/C Advances and Swing Line Loans such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding (i) participations hereunder in L/C Advances and (ii) participations hereunder in Swing Line Loans held by each Revolving Credit Lender (including each such Revolving Commitment Increase Lender) will equal the percentage of the aggregate Revolving Credit Commitments of all Revolving Credit Lenders represented by such Revolving Credit Lender’s Revolving Credit Commitment and (y) if, on the date of such increase, there are any Revolving Credit Loans outstanding, such Revolving Credit Loans shall on or prior to the Increase Effective Date be prepaid from the proceeds of Revolving Credit Loans made hereunder (reflecting such increase in Revolving Credit Commitments), which prepayment shall be accompanied by accrued interest on the Revolving Credit Loans being prepaid and any costs incurred by any Lender in accordance with Section 3.06. The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence. The additional Term Loans made under the Term Loan Tranche subject to the increases shall be made by the applicable Lenders participating therein pursuant to the procedures set forth in Sections 2.01 and 2.02 and on the date of the making of such new Term Loans, and notwithstanding anything to the contrary set forth in Sections 2.01 and 2.02, such new Loans shall be added to (and form part of) each Borrowing of outstanding Term Loans under such Term Loan Tranche on a pro rata basis (based on the relative sizes of the various outstanding Borrowings), so that each Lender under such Term Loan Tranche will participate proportionately in each then outstanding Borrowing of Term Loans under the Term Loan Tranche.
(f)    (i) Any New Term Facility shall (A) rank pari passu in right of payment~~, have~~ with the ~~same guarantees as~~other Term Facilities, (B) not be Guaranteed by any Restricted Subsidiary that is not a Borrower or Subsidiary Guarantor under each of the other Facilities (provided that, for the avoidance of doubt, any New Term Facility need not be Guaranteed by all Loan Parties under the other Facilities), and (C) be either unsecured, secured by assets that do not constitute Collateral, or secured by the Collateral (and, to the extent secured by the Collateral, secured either on a first lien “equal and ratable” basis with the other Facilities or on a “junior” basis to the other Facilities, in each case over the same (or less) Collateral that secures the Facilities (and in each case, the application of any proceeds of the Collateral securing such New Term Facility shall be subject to intercreditor arrangements that are reasonably satisfactory to the Administrative Agent; it being understood that the Intercreditor Agreement is reasonably satisfactory to the Administrative Agent), (ii) ~~the~~any New Term Facility that is secured on a pari passu basis with the Term Facility shall share ratably in any mandatory prepayments of the Term Loans pursuant to Section 2.05 (~~or otherwise provide for more favorable prepayment treatment for the then outstanding Term Loan Tranches than the Term Loans under such~~other than mandatory prepayments resulting from a refinancing of any Facility, which may be applied exclusively to the Facility being refinanced) (or on a lesser basis) and (iii) with respect to any broadly syndicated floating rate New Term Facility~~) and (iii) the all-in yield (whether~~ denominated in Dollars that is in the form of ~~interest rate margins, original issue discount, upfront fees, or Eurocurrency Rate or Base Rate floors (but not arrangement or underwriting fees paid to arrangers for their own account) and equating original issue discount and upfront fees to interest rate for purposes of this calculation, assuming a four-year life to maturity) applicable to such~~term loans, pari passu in right of payment with the Term B-4 Dollar Facility and secured on a pari passu ~~New~~basis with the Term B-4 Dollar Facility ~~of like currency shall be determined by the Borrowers and the Lenders providing such New Term Facility and~~, the All-In Yield shall not be more than 50 basis points higher than the corresponding ~~all-in yield (giving effect to interest rate margins, original issue discount, upfront fees and Eurocurrency Rate and Base Rate floors, in the case of original issue discount and upfront fees calculated as provided in the preceding parenthetical)~~All-In Yield payable by the Borrowers for ~~any corresponding~~the Term ~~Loan Tranche, in the case of Euro Term Loans, incurred on the Fourth Amendment Effective Date or, in the case of Term Loans denominated in Dollars, incurred on the Sixth Amendment Effective Date,~~B-4 Dollar Loans

unless the ~~all-in yield~~All-In Yield with respect to ~~each applicable~~the Term ~~Loan Tranche~~B-4 Dollar Loans is increased to the amount necessary so that the difference between the ~~all-in yield~~All-In Yield with respect to such New Term Facility, and the ~~corresponding all-in yield~~All-In Yield on ~~such applicable~~the Term ~~Loan Tranche~~B-4 Dollar Loans is equal to 50 basis points; provided that this clause (iii) shall not apply to any New Term Facility that (1) is incurred after the date that is twelve (12) months after the Eleventh Amendment Effective Date, (2) is in an aggregate amount less than or equal to the greater of (A) $783,000,000 and (B) 100% of the EBITDA Grower Amount, (3) (A) has a final maturity on or after the date that is two years after the Latest Maturity Date of the then outstanding Term B-4 Dollar Loans or (B) has an initial maturity of one year or less and is Incurred as a bridge financing which, subject to customary conditions, provides for conversion or exchange into Indebtedness that otherwise is permitted to be Incurred under this Agreement or (4) is incurred in connection with a Permitted Acquisition or other Investment permitted under this Agreement.
Section 2.15    Reserved.
Section 2.16    Reserved.
Section 2.17    New Incremental Notes.
(a)    The Borrowers, on a joint and several basis, may from time to time after the Closing Date, upon notice by the Borrower Representative to the Administrative Agent, specifying in reasonable detail the proposed terms thereof, request to issue one or more series of senior secured, senior unsecured, senior subordinated or subordinated notes (which notes, if secured by the Collateral, are secured on a first lien “equal and ratable” basis with the Liens securing the Obligations or secured on a “junior” basis with the Liens securing the Obligations) and guaranteed only by the guarantors (such notes, collectively, “New Incremental Notes”) in an amount to exceed the Incremental Amount (at the time of issuance); provided that (i) no Event of Default (subject to Section 1.02(i)) would exist after giving Pro Forma Effect to any such request subject to the Permitted Acquisition Provisions, and (ii) any such issuance of New Incremental Notes shall be in a minimum amount of the lesser of (x) a Dollar Amount of $20,000,000 and (y) the entire amount that may be requested under this Section 2.17; provided, further, that for any Incremental Commitments established pursuant to Section 2.14 and New Incremental Notes issued pursuant to this Section 2.17, (A) the Borrowers shall be deemed to have used amounts under the ~~Prepayment-~~Ratio-Based Incremental Facility~~, if any~~ (to the extent compliant therewith), prior to utilization of the ~~Cash-Capped Incremental Facility and the Ratio-Based Incremental Facility, and the Borrowers shall be deemed to have used the Ratio-~~Prepayment-Based Incremental Facility (to the extent permitted by the pro forma calculation of the First Lien Net Leverage Ratio) and the Cash-Capped Incremental Facility, and the Borrowers shall be deemed to have used the Prepayment-Based Incremental Facility prior to utilization of the Cash~~-~~-Capped Incremental Facility ~~and~~, (B) such New Loan Commitments ~~pursuant to this Section 2.14~~ and such New Incremental Notes ~~pursuant to Section 2.17~~ may be incurred under ~~clauses (x), (y) and (z) above~~the Ratio-Based Incremental Facility (to the extent compliant therewith), the Cash-Capped Incremental Facility and the Prepayment-Based Incremental Facility, and proceeds from any such incurrence ~~under clauses (x), (y) and (z) above~~ may be utilized in a single transaction ~~by~~or series of related transactions by, at Borrowers’ option, first calculating the incurrence under ~~clause (y)~~the Ratio-Based Incremental Facility (without inclusion of any amounts substantially concurrently utilized pursuant to the Cash-Capped Incremental Facility, the Prepayment-Based Incremental Facility or any amounts substantially concurrently incurred under Section 7.03 (other than any Permitted Additional Debt) and then calculating the incurrence under the Prepayment-Based Incremental Facility (without inclusion of any amounts utilized pursuant to ~~clause (x)~~the Cash-Capped Incremental Facility) and then calculating the incurrence under ~~clause~~the Cash-Capped Incremental Facility and (~~x~~C) unless the Borrowers elect otherwise, all or any portion of Indebtedness originally designated as incurred under the Cash-Capped Incremental Facility or the Prepayment-Based Incremental Facility shall automatically be deemed to have been incurred under the Ratio-Based Incremental Facility from and after the first date on which the Borrowers would be permitted to incur all or such portion, as applicable, of the aggregate principal amount of such Indebtedness under the Ratio-Based Incremental Facility (which, for the avoidance of doubt, shall have the effect of increasing the Cash-Capped Incremental Facility and/or the Prepayment-Based Incremental Facility, as applicable, by the amount of such redesignated Indebtedness).
(b)    As a condition precedent to the issuance of any New Incremental Notes pursuant to this Section 2.17, (i) the Borrower Representative (on behalf of the Borrowers) shall deliver to the Administrative Agent a certificate dated as of the date of issuance of the New Incremental Notes signed by a Responsible Officer of the Borrower Representative, certifying and attaching the resolutions adopted by each Borrower approving or consenting to the issuance of such New Incremental Notes, and certifying that the conditions precedent set forth in the following subclauses (ii) through (v) have been satisfied (which certificate shall include supporting calculations demonstrating compliance, if applicable, with the Maximum ~~First Lien~~ Leverage Requirement), (ii) such New Incremental Notes shall not be Guaranteed by any Person that is not a Guarantor, but need not be Guaranteed by all Loan Parties, (iii) to the extent secured, such New Incremental Notes shall be subject to intercreditor arrangements that are reasonably satisfactory to the Administrative Agent); (iv) other than in the case of Extendable Bridge Loans/Interim Debt and amounts not in excess of the Inside Maturity Basket at the time of Incurrence, such New Incremental Notes shall have a final maturity no earlier than 91 days after the then Latest Maturity Date, (v) other than in the case of Extendable Bridge Loans/Interim Debt and amounts not in excess of the Inside Maturity Basket at the time of Incurrence, the Weighted Average Life to Maturity of such New Incremental Notes shall not (A) be shorter than 91 days after that of any then~~-~~-existing Term Loan Tranche, or (B) to the extent unsecured, be subject to any amortization prior to the final maturity thereof, or be subject to any mandatory redemption or prepayment provisions or rights (except customary assets sale or change of control provisions), (vi) such New Incremental Notes shall not be subject to any mandatory redemption or prepayment provisions or rights (except to the extent any such mandatory redemption or prepayment is required to be applied pro rata to the Term Loans and other Indebtedness that is secured on a pari passu basis with the Obligations) and (vii) the covenants, events of default, guarantees, collateral and other terms of such New Incremental Notes are customary for similar debt securities in light of then~~-~~-prevailing market conditions at the time of issuance (it being understood that (x) no New Incremental Notes shall include any financial maintenance covenants (including indirectly by way of a cross~~-~~-default to this Agreement), but that customary cross~~-~~-acceleration provisions may be included) and (y) any negative covenants with respect to indebtedness, investments, liens or restricted payments shall be incurrence~~-~~-based) and in any event are not more restrictive to the Borrowers and their Restricted Subsidiaries than those set forth in this Agreement (other than with respect to interest rate and redemption provisions), except for covenants or other provisions applicable only to periods after the then Latest Maturity Date (provided that a certificate of a Responsible Officer of the ~~Dutch~~Parent Borrower delivered to the Administrative Agent in good faith at least five Business Days prior to the incurrence of such New Incremental Notes, together with a reasonably detailed description of the material terms and conditions of such New Incremental Notes or drafts of the documentation relating thereto, stating that the ~~Dutch~~Parent Borrower has determined in good faith that such terms and conditions satisfy the requirement set forth in this clause (b), shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent provides notice to the Borrowers of its objection during such five Business Day period (including a reasonable description of the basis upon which it objects) and provided, further, that if the terms of the New Incremental Notes are substantially identical to the Senior Notes or any Permitted Refinancing thereof, the conditions in this clause (b) shall be deemed to be satisfied).

Notwithstanding the foregoing, the conditions precedent to each such increase shall be agreed to by the Lenders providing such increase and the Borrowers.
(c)    The issuance of any New Incremental Notes shall also be subject, to the extent reasonably requested by the Administrative Agent, to receipt by the Administrative Agent of legal opinions, board resolutions, officers’ certificates and/or reaffirmation agreements, including any supplements or amendments to the Collateral Documents providing for such New Incremental Notes and the Borrowers. The Lenders hereby authorize the Administrative Agent to enter into amendments to this Agreement and the other Loan Documents with the Borrowers as may be necessary or appropriate in order to secure any New Incremental Notes with the Collateral and/or to make such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower Representative in connection with the issuance of such New Incremental Notes, in each case on terms consistent with this Section 2.17.
Section 2.18    Cash Collateral.
(a)    Upon the request of the Administrative Agent or the applicable L/C Issuer (i) if the applicable L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing or (ii) if, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, the Borrowers shall, in each case, immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations. At any time that there shall exist a Defaulting Lender, immediately upon the request of the Administrative Agent, the applicable L/C Issuer or the Swing Line Lender, the Borrowers shall deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover (i) 103% of all Fronting Exposure of such Defaulting Lender after giving effect to Section 2.19(a)(iv) and any Cash Collateral provided by such Defaulting Lender.
(b)    All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, interest bearing deposit accounts at the Administrative Agent or the Collateral Agent. The Borrowers, and to the extent provided by any Lender, such Lender, hereby grants to (and subjects to the control of) the Administrative Agent and the Collateral Agent, for the benefit of the Administrative Agent, the applicable L/C Issuer and the Lenders (including the Swing Line Lender), and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.18(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent as herein provided or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure and other obligations secured thereby, the Borrowers and the relevant Defaulting Lender shall, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.
(c)    Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.18 or Sections 2.03, 2.04, 2.05, 2.06, 2.19, 8.02 or 8.04 in respect of Letters of Credit or Swing Line Loans shall be held and applied to the satisfaction of the specific L/C Obligations, Swing Line Loans, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided prior to any other application of such property as may be provided for herein.
(d)    Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure (after giving effect to such release) or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 10.07(b)(viii))) or (ii) the Administrative Agent’s good faith determination that there exists excess Cash Collateral; provided, however, (x) that Cash Collateral furnished by or on behalf of a Loan Party shall not be released during the continuance of a Default under Sections 8.01(a), (f) or (g) or an Event of Default (and following application as provided in this Section 2.18 may be otherwise applied in accordance with Section 8.04) and (y) the Person providing Cash Collateral and the applicable L/C Issuer or Swing Line Lender, as applicable, may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.
Section 2.19    Defaulting Lenders.
(a)    Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:
(i)    That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.01.
(ii)    Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 10.09), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to the applicable L/C Issuer or Swing Line Lender hereunder; third, if so reasonably determined by the Administrative Agent or reasonably requested by the applicable L/C Issuer or Swing Line Lender, to be held as Cash Collateral for future funding obligations of that Defaulting Lender of any participation in any Swing Line Loan or Letter of Credit; fourth, as the Borrower Representative (on behalf of the Borrowers) may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrowers, to be held in a non~~-~~-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders, the applicable L/C Issuer or Swing Line Lender as a result of any non~~-~~-appealable judgment of a court of competent jurisdiction obtained by any Lender, the applicable L/C Issuer or Swing Line Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default pursuant to Sections 8.01(a), (f) or (g) exists, to the payment of any amounts owing to the Borrowers as a result of any non~~-~~-appealable judgment of a court of competent jurisdiction obtained by the Borrowers against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans or L/C Borrowings were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Borrowings owed to, all non~~-~~-Defaulting

Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Borrowings owed to, that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.19(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)    That Defaulting Lender (x) shall not be entitled to receive any commitment fee pursuant to Section 2.09(a) for any period during which that Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender) and (y) shall be limited in its right to receive Letter of Credit fees as provided in Section 2.03(i).
(iv)    During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non~~-~~-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit or Swing Line Loans pursuant to Sections 2.03 and 2.04, the “Pro Rata Share” of each non~~-~~-Defaulting Lender under a Revolving Credit Tranche shall be determined without giving effect to the Commitment under such Revolving Credit Tranche of that Defaulting Lender; provided that the aggregate obligation of each non~~-~~-Defaulting Lender under a Revolving Credit Tranche to acquire, refinance or fund participations in Letters of Credit issued, and Swing Line Loans incurred, under such Revolving Credit Tranche shall not exceed the positive difference, if any, of (1) the Commitment under such Revolving Credit Tranche of that non~~-~~-Defaulting Lender minus (2) the aggregate Outstanding Amount of the Loans under such Revolving Credit Tranche of that Revolving Credit Lender. Subject to Section 10.26, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a non-Defaulting Lender as a result of such non-Defaulting Lender’s increased exposure following such reallocation.
(b)    If the Borrowers, the Administrative Agent, the Swing Line Lender and each L/C Issuer agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may reasonably determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their ratable shares (without giving effect to the application of Section 2.19(a)(iv)) in respect of that Lender, whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender.
Section 2.20    Specified Refinancing Debt.
(a)    The Borrowers may on a joint and several basis, from time to time after the Closing Date, and subject to the consent of the Administrative Agent (which consent shall not be unreasonably withheld, delayed or conditioned), add one or more new term loan facilities and new revolving credit facilities to the Facilities (“Specified Refinancing Debt”; and the

commitments in respect of such new term facilities, the “Specified Refinancing Term Commitment” and the commitments in respect of such new revolving credit facilities, the “Specified Refinancing Revolving Credit Commitment”) pursuant to procedures reasonably specified by the Administrative Agent and reasonably acceptable to the Borrowers, to refinance (i) all or any portion of any Term Loan Tranches then outstanding under this Agreement and (ii) all or any portion of any Revolving Credit Tranches then in effect under this Agreement, in each case pursuant to a Refinancing Amendment; provided that such Specified Refinancing Debt: (i) will rank pari passu in right of payment as the other Loans and Commitments hereunder; (ii) will not be Guaranteed by any Person that is not a Guarantor; (iii) will be (x) unsecured or (y) secured by the Collateral on a first lien “equal and ratable” basis with the Liens securing the Obligations or on a “junior” basis with the Liens securing the Obligations (in each case pursuant to intercreditor arrangements reasonably satisfactory to the Administrative Agent); (iv) will have such pricing and optional prepayment terms as may be agreed by the Borrowers and the applicable Lenders thereof; (v) (x) to the extent constituting revolving credit facilities, will not have a maturity date (or have mandatory commitment reductions or amortization) that is prior to the scheduled Maturity Date of the Revolving Tranche being refinanced and (y) other than in the case of Extendable Bridge Loans/Interim Debt and amounts not in excess of the Inside Maturity Basket at the time of Incurrence, to the extent constituting term loan facilities, will have a maturity date that is not prior to the date that is after the scheduled Maturity Date of, and will have a Weighted Average Life to Maturity that is not shorter than the Weighted Average Life to Maturity of, the Term Loans being refinanced; (vi) any Specified Refinancing Term Loans shall share ratably in any prepayments of Term Loans pursuant to Section 2.05 (or otherwise provide for more favorable prepayment treatment for the then outstanding Term Loan Tranches than the Specified Refinancing Term Loans); (vii) each Revolving Credit Borrowing (including any deemed Revolving Credit Borrowings made pursuant to Sections 2.03 and 2.04) and participations in Letters of Credit or Swing Line Loans pursuant to Sections 2.03 and 2.04 shall be allocated pro rata among the Revolving Tranches; (viii) subject to clauses (iv) and (v) above, will have terms and conditions (other than pricing and optional prepayment and redemption terms) that are substantially identical to, or less favorable, when taken as a whole, to the lenders providing such Specified Refinancing Debt than, the terms and conditions of the Facilities and Loans being refinanced (as reasonably determined by the Borrower Representative in good faith, which determination shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent provides notice to the ~~Dutch~~Parent Borrower of an objection (including a reasonable description of the basis upon which it objects) within five Business Days after being notified of such determination by the ~~Dutch~~Parent Borrower); and (ix) the Net Cash Proceeds of such Specified Refinancing Debt shall be applied, substantially concurrently with the incurrence thereof, to the pro rata prepayment of outstanding Loans being so refinanced (and, in the case of Revolving Credit Loans, a corresponding amount of Revolving Credit Commitments shall be permanently reduced), in each case pursuant to Section 2.05 and 2.06, as applicable; provided however, that such Specified Refinancing Debt (x) may provide for any additional or different financial or other covenants or other provisions that are agreed among the Borrowers and the Lenders thereof and applicable only during periods after the then Latest Maturity Date in effect and (y) shall not have a principal or commitment amount (or accreted value) greater than the Loans being refinanced (excluding accrued interest, fees, discounts, premiums or expenses).(b)     The Borrower Representative (on behalf of the Borrowers) shall make any request for Specified Refinancing Debt pursuant to a written notice to the Administrative Agent specifying in reasonable detail the proposed terms thereof. Any proposed Specified Refinancing Debt shall first be requested on a ratable basis from existing Lenders in respect of the Facility and Loans being refinanced. At the time of sending such notice to such Lenders, the Borrowers (in consultation with the Administrative Agent) shall specify the time period within which each applicable Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice or such shorter period as may be agreed by the Administrative Agent). Each applicable Lender shall notify the Administrative Agent within such time period whether or not it agrees to participate in providing such Specified Refinancing Debt and, if so, whether by an amount equal to, greater than, or less than its ratable portion (based on such Lender’s ratable share in respect of the applicable Facility) of such Specified Refinancing Debt. Any Lender approached to provide all or a portion of any Specified Refinancing Debt may elect or decline, in its sole discretion, to provide such Specified Refinancing Debt. Any Lender not responding within such time period shall be deemed to have declined to participate in providing such Specified Refinancing Debt. The Administrative Agent shall notify the Borrowers and each applicable Lender of the Lenders’ responses to each request made hereunder. To achieve the full amount of a requested issuance of Specified Refinancing Debt, and subject to the approval of the Administrative Agent, each L/C Issuer and the Swing Line Lender, if applicable (in each case, which approval shall not be unreasonably withheld, conditioned or delayed), the Borrowers may also invite additional Eligible Assignees to become Lenders in respect of such Specified Refinancing Debt pursuant to a joinder agreement to this Agreement in form and substance reasonably satisfactory to the Administrative Agent.
(c)    The effectiveness of any Refinancing Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Section 4.02 and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of legal opinions, board resolutions, officers’ certificates and/or reaffirmation agreements with respect to the Borrowers, including any supplements or amendments to the Collateral Documents providing for such Specified Refinancing Debt to be secured thereby, consistent with those delivered on the Closing Date ~~under Section 4.01~~ or delivered from time to time pursuant to Section 6.12 and/or Section 6.16 (other than changes to such legal opinions resulting from a change in Law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent). The Lenders hereby authorize the Administrative Agent to enter into amendments to this Agreement and the other Loan Documents with the Borrowers as may be necessary in order to establish new Tranches of Specified Refinancing Debt and to make such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrowers in connection with the establishment of such new Tranches, in each case on terms consistent with and/or to effect the provisions of this Section 2.20.
(d)    Each class of Specified Refinancing Debt incurred under this Section 2.20 shall be in an aggregate principal amount that is (x) not less than a Dollar Amount of $20,000,000 and (y) an integral multiple of a Dollar Amount of $1,000,000 in excess thereof. Any Refinancing Amendment may provide for the issuance of Letters of Credit for the account of the Borrowers (on a joint and several basis) in respect of a Revolving Tranche, or the provision to the Borrowers (on a joint and several basis) of Swing Line Loans, pursuant to any revolving credit facility established thereby, in each case on terms substantially equivalent to the terms applicable to Letters of Credit and Swing Line Loans under the Revolving Credit Commitments.
(e)    The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Amendment. Each of the parties hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Specified Refinancing Debt incurred pursuant thereto (including the addition of such Specified Refinancing Debt as separate “Facilities” hereunder and treated in a manner consistent with the Facilities being refinanced, including for purposes of prepayments and voting). Any Refinancing Amendment may, without the consent of any Person other than the Borrowers, the Administrative Agent and the Lenders providing such Specified Refinancing Debt, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrowers, to effect the provisions of or consistent with this Section 2.20. In addition, if so provided in the relevant Refinancing Amendment and with the consent of each L/C Issuer, participations in Letters of Credit expiring on or after the scheduled Maturity Date in respect of the Revolving Tranche shall be reallocated from Lenders holding Revolving Credit Commitments to Lenders holding extended revolving commitments in accordance with the terms of such Refinancing Amendment; provided, however, that such participation interests shall, upon receipt thereof by the relevant Lenders holding extended revolving commitments, be deemed to be participation interests in respect of such extended revolving commitments and the terms of such participation interests (including the commission applicable thereto) shall be adjusted accordingly.
ARTICLE III.~~ARTICLE III.~~
Taxes, Increased Costs Protection and Illegality
Section 3.01    Taxes.
(a)    Any and all payments by or on account of any obligation of the Borrowers or any other Loan Party hereunder or under any other Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Law. If any applicable Law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from or in respect of any such payment, then the Loan Party, Administrative Agent or other applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Law and, if such Tax is an Indemnified Tax, the sum payable by the applicable Borrower or other applicable Loan Party shall be increased as necessary so that after all such deductions or withholdings have been made (including such deductions and withholdings applicable to additional sums payable under this Section 3.01) the applicable Lender (or, in the case of any amount received by the Administrative Agent for its own account, the Administrative Agent) receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(b)    In addition but without duplication, the Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(c)    The Loan Parties shall jointly and severally indemnify each Recipient, within 30 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable out~~-~~-of~~-~~-pocket expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. Notwithstanding anything to the contrary contained in this Section 3.01(c), no Loan Party shall be required to indemnify any Recipient pursuant to this Section 3.01(c) for any interest and penalties that accrue as a result of such Recipient’s failure to notify the Loan Party of such possible indemnification within 180 days after such Recipient receives written notice from the relevant taxing authorities or Governmental Authority of the specific Tax assessment giving rise to such indemnification claim.
(d)    Within 30 days after any payment of Taxes any Loan Party to a Governmental Authority pursuant to this Section 3.01, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such Payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)    If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Indemnified Taxes as to which it has been indemnified pursuant to this Section 3.01 (including by the payment of additional amounts pursuant to this Section 3.01), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 3.01 with respect to the Indemnified Taxes giving rise to such refund), net of all out~~-~~-of~~-~~-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall promptly repay to such indemnified party the amount paid over pursuant to this paragraph (e) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (e), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (e) the payment of which would place the indemnified party in a less favorable net after~~-~~-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(f)    Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 3.01(a) or (c) with respect to such Lender it will, if requested by the Borrower Representative (on behalf of the Borrowers), use commercially reasonable efforts (subject to such Lender’s overall internal policies of general application and legal and regulatory restrictions) to avoid or reduce to the greatest extent possible any indemnification or additional amounts being due under this Section 3.01, including to designate another Lending Office for any Loan or Letter of Credit affected by such event; provided that such efforts are made on terms that, in the reasonable judgment of such Lender, cause such Lender and its Lending Office(s) to suffer no material economic, legal or regulatory disadvantage; and provided further that nothing in this Section 3.01(f) shall affect or postpone any of the Obligations of the Borrowers or the rights of such Lender pursuant to Sections 3.01(a) and (c). The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender as a result of a request by the Borrower Representative (on behalf of the Borrowers) under this Section 3.01(f).
(g)    (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to any payments made under any Loan Document shall deliver to the Borrowers and the Administrative Agent, at the time or times reasonably requested by the Borrower Representative (on behalf of the Borrowers) or the Administrative Agent, such properly completed and executed documentation or such information reasonably requested by the Borrower Representative (on behalf of the Borrowers) or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower Representative (on behalf of the Borrowers) or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower Representative (on behalf of the Borrowers) or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)     Without limiting the generality of the foregoing, ~~in the case of the U.S. Borrower,~~
(A)     any Lender that is a U.S. Person shall deliver to the Borrower Representative (on behalf of the U.S. Borrower) and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Representative (on behalf of the U.S. Borrower) or the Administrative Agent), executed originals of IRS Form W~~-~~-9 (or any successor form) certifying that such Lender is exempt from U.S. federal backup withholding;
(B)     any Foreign Lender shall, to the extent it is legally eligible to do so, deliver to the Borrower Representative (on behalf of the U.S. Borrower) and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Representative (on behalf of the U.S. Borrower) or the Administrative Agent), whichever of the following is applicable:
(i)     ~~(i)~~ in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party, executed ~~originals~~copies of IRS Form W~~-~~-8BEN or IRS Form W~~-~~-8BEN~~-~~-E (or any successor form) establishing an exemption from, or reduction of, U.S. federal withholding Tax;
(ii)     ~~(ii)~~ executed ~~originals~~copies of IRS Form W~~-~~-8ECI (or any successor form);
(iii)     ~~(iii)~~ in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 871(h) or Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit ~~N-~~L-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of any Borrower within the meaning of Section 881(c)(3)(B) of the Code, a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and that no payments in connection with any Loan Document are effectively connected with such Lender’s conduct of a U.S. trade or business (a “U.S. Tax Compliance Certificate”) and (y) executed ~~originals~~copies of IRS Form W~~-~~-8BEN or IRS Form W~~-~~-8BEN~~-~~-E (or any successor form); or
(iv)     ~~(iv)~~ to the extent a Foreign Lender is not the beneficial owner (e.g., where the Foreign Lender is a partnership or a participating Lender), executed ~~originals~~copies of IRS Form W~~-~~-8IMY, accompanied by IRS Form W~~-~~-8ECI, IRS Form W~~-~~-8BEN, IRS Form W~~-~~-8BEN~~-~~-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit ~~N~~L-2 or Exhibit L-3, IRS Form W~~-~~-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership (and not a participating Lender) and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit ~~N-~~L-4 on behalf of each such direct and indirect partner;

(C)     any Foreign Lender shall, to the extent it is legally eligible to do so, deliver to the Borrower Representative (on behalf of the U.S. Borrower) or the Administrative Agent, executed ~~originals~~copies of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the U.S. Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)     if a payment made to a Lender or an Agent under any Loan Document would be subject to Tax imposed pursuant to FATCA if such Lender or Agent, as applicable, were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Sections 1471(b) or 1472(b) of the Code, as applicable), such Lender or Agent, as applicable, shall deliver to the Borrower Representative (on behalf of the Borrowers) and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower Representative (on behalf of the Borrowers) or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine whether such Lender or Agent, as applicable, has or has not complied with such Lender’s or Agent’s, as applicable, obligations under FATCA and, if necessary, to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(iii)    Each Lender hereby authorizes the Administrative Agent to deliver to the Loan Parties and to any successor Administrative Agent any documentation provided by such Lender to the Administrative Agent pursuant to this Section 3.01(g).
(iv)    Each Lender agrees that if any documentation it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall promptly update and deliver such form or certification to the Borrowers and the Administrative Agent or promptly notify the Borrowers and the Administrative Agent in writing of its legal ineligibility to do so.
(v)    ~~Notwithstanding any other provision of this Section 3.01(g), a Lender shall not be required to deliver any documentation that such Lender is not legally eligible to deliver.~~[Reserved.]
(vi)    ~~For the avoidance of doubt, for purposes of FATCA, from and after the Seventh Amendment Effective Date, the Borrowers and the Administrative Agent shall continue to treat the Loans as not qualifying as “grandfathered obligations” for within the meaning of Treasury Regulations section 1.1471-2(b)(2)(i).~~[Reserved.]
(vii)    A Lender which is a UK Treaty Lender and a UK Borrower which makes a payment under a Loan Document to which that UK Treaty Lender is entitled shall co-operate in completing any procedural formalities necessary for that Borrower to obtain authorization to make that payment without a UK Tax Deduction, including, to the extent reasonably practicable, making and filing of an appropriate application for relief under an applicable Treaty. Notwithstanding anything to the contrary in this Agreement, in the event that the relevant UK Treaty Lender holds a passport under the United Kingdom H.M. Revenue & Customs

Double Taxation Treaty Passport scheme (the “DTTP Scheme”) and that UK Treaty Lender wishes that scheme to apply to this Agreement, that UK Treaty Lender shall confirm its scheme reference number and its jurisdiction of tax residence in writing to the UK Borrower and the Administrative Agent (i) where the UK Borrower is not a party to this Agreement on the date on which the Lender becomes a party to this Agreement, promptly upon request from the UK Borrower following the date on which it becomes a party to this Agreement or (ii) where the relevant UK Treaty Lender becomes a Lender after the date on which the UK Borrower becomes a party to this Agreement as a Borrower, in the documentation which that Lender executes on becoming a party to this Agreement. Following receipt of such notification, the UK Borrower shall, in respect of each UK Treaty Lender that has provided it with a DTTP Scheme reference number in the particular Interest Period, submit a duly completed form DTTP2 or DTTP2A (or such alternative form as may be specified by HM Revenue & Customs from time to time) to HM Revenue & Customs prior to the next Interest Payment Date, and the UK Borrower shall promptly on making such filing, deliver a copy of the relevant filing to the Administrative Agent for delivery to the relevant Lender.
(A)    Subject to Section 3.01(g)(vii)(2) below, where a UK Treaty Lender wishes the DTTP Scheme to apply to this Agreement and has confirmed its scheme reference number and its jurisdiction of tax residence in writing to the applicable UK Borrower and the Administrative Agent in accordance with this Section 3.01(g)(vii), it shall not be under any further obligation pursuant to this Section 3.01(g)(vii) in respect of any procedural formalities necessary for the relevant Borrower to obtain authorization to make payments without a UK Tax Deduction. Nothing in this Section 3.01(g)(vii) shall require any UK Treaty Lender to (a) register under the DTTP Scheme or (b) apply the DTTP Scheme to any Loan or Letter of Credit if it has registered under the scheme if it has not given notification to the UK Borrower and the Administrative Agent to the effect that it wishes the DTTP Scheme to apply to this Agreement in accordance with this Section 3.01(g)(vii).
(B)    If a UK Treaty Lender has confirmed its scheme reference number in accordance with Section 3.01(g)(B)(1) above and (i) a UK Borrower making a payment to that UK Treaty Lender has not made a DTTP Scheme filing in respect of that UK Treaty Lender or (ii) a UK Borrower making a payment to that UK Treaty Lender has made a DTTP Scheme filing in respect of that Potential UK Treaty Lender or UK Treaty Lender but (i) that DTTP Scheme filing has been rejected by HM Revenue & Customs; or (ii) HM Revenue & Customs has not given the UK Borrower authority to make payments to that Potential UK Treaty Lender without a Tax Deduction, on account of Tax imposed by the United Kingdom, within sixty (60) days of the date of the DTTP Scheme filing, and in each case, the UK Borrower has notified that UK Treaty Lender in writing, that UK Treaty Lender and the UK Borrower shall co-operate in completing any additional procedural formalities necessary for that UK Borrower to obtain authorization to make that payment without a Tax Deduction.
(viii)    For the avoidance of doubt, no Lender shall be required to comply with the UK tax form and documentation requirements under Section 3.01(g) unless they have extended Loans or Commitments to a UK Borrower.

(ix)    A UK Non-Bank Lender shall promptly notify the UK Borrower and the Administrative Agent if there is any change in the position from that set out in the Tax Confirmation.
(h)    VAT. ~~(i)~~ (i) All amounts expressed to be payable under any Loan Document by any ~~Loan Party~~party to a Finance Party which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to Section 3.01(h)(ii) ~~below,~~ if VAT is or becomes chargeable on any supply made by any Finance Party to any ~~Loan Party~~party under any Loan Document and such Finance Party is required to account to the relevant tax authority for the VAT, that ~~Loan Party~~party must pay to such Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Finance Party must promptly provide an appropriate VAT invoice to that ~~Loan Party~~party).
(ii)                ~~(ii)~~ If VAT is or becomes chargeable on any supply made by any Finance Party (the ~~"~~“Supplier~~"~~”) to any other Finance Party (the ~~"~~“VAT Recipient~~"~~”) under any Loan Document, and any Loan Party (the ~~"~~“Relevant Party~~"~~”) is required by the terms of any Loan Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the VAT Recipient in respect of that consideration)~~:~~
(a)                ~~(A)~~ (where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The VAT Recipient must (where this paragraph (A) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the VAT Recipient receives from the relevant tax authority which the VAT Recipient reasonably determines relates to the VAT chargeable on that supply; and
(b)                ~~(B)~~ (where the VAT Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the VAT Recipient, pay to the VAT Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the VAT Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.
(iii)                ~~(iii)~~ Where a Loan Document requires any Loan Party to reimburse or indemnify a Finance Party for any cost or expense, that Loan Party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Finance Party is entitled to credit or repayment in respect of such VAT from the relevant tax authority.
(iv)                ~~(iv)~~ Any reference in this Section 3.01(h) to any ~~Loan Party~~party shall, at any time when such ~~Loan Party~~party is treated as a member of a group (including but not limited to any fiscal unities) for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the person who is treated as making the supply, or (as appropriate) receiving the supply under the grouping rules.
(v)                ~~(v)~~ In relation to any supply made by a Finance Party to any Loan Party under a Loan Document, if reasonably requested by such Finance Party, that Loan Party must promptly provide such Finance Party with details of that

Loan Party~~'~~’s VAT registration and such other information as is reasonably requested in connection with such Finance Party~~'~~’s VAT reporting requirements in relation to such supply.
(i)    Lender Status Confirmation
(i)    Each Lender that becomes a party to this Agreement after the date on which the UK Borrower becomes a party to this Agreement as a Borrower shall indicate, in the documentation which it executes on becoming a party, and for the benefit of the Administrative Agent and without liability to any Loan Party, which of the following categories it falls in:
(a)    not a Qualifying Lender;
(b)    a Qualifying Lender (other than a UK Treaty Lender); or
(c)    a UK Treaty Lender.
(j)    Each Lender that is already a party to this Agreement on the date on which a UK Borrower becomes a party to this Agreement as a Borrower shall confirm reasonably promptly, upon reasonable written request of the UK Borrower, and for the benefit of the Administrative Agent and without liability to any Loan Party, which of the following categories it falls in:
(i)    not a Qualifying Lender;
(ii)    a Qualifying Lender (other than a UK Treaty Lender); or
(iii)    a UK Treaty Lender.
(k)    If such a Lender fails to indicate its status in accordance with Section 3.01(i) or (j) above then that Lender shall be treated for the purposes of this Agreement (including by each Loan Party) as if it is not a UK Qualifying Lender until such time as it notifies the Administrative Agent which category applies (and the Administrative Agent, upon receipt of such notification, shall inform the Borrowers). For the avoidance of doubt, the documentation which a Lender executes on becoming a party shall not be invalidated by any failure of a Lender to comply with this Section 3.01(k).
(l)    ~~(i)~~ For the avoidance of doubt, the term “Lender” shall, for purposes of this Section 3.01, include any L/C Issuer and any Swing Line Lender.
(m)    ~~(j)~~ On or before the ~~Fourth~~Eleventh Amendment Effective Date, Barclays Bank PLC as Administrative Agent shall, and on or before the date any successor or replacement Administrative Agent becomes the Administrative Agent hereunder it shall, deliver to the Borrower Representative (on behalf of the Borrowers) two duly executed originals of either (A) IRS Form W-9 or (B) a U.S. branch withholding certificate on IRS Form W-8IMY evidencing its agreement with the Borrowers to be treated as a United States person within the meaning of Section 7701(a)(30) of the Code (with respect to amounts received on account of any Lender) and IRS Form W-8ECI (with respect to amounts received on its own account), with the effect that, in either case, the Borrowers will be entitled to make payments hereunder to the Administrative Agent without withholding or deduction of any Taxes imposed by the United States; provided that the Administrative Agent shall not be required to provide any documentation pursuant to this clause (i) that such Administrative Agent is unable to deliver as a result of a change in any Laws after the ~~Fourth~~Eleventh Amendment Effective Date.
Section 3.02    Currency Equivalents.
(a)    The Administrative Agent shall determine the Dollar Amount of each Revolving Credit Loan denominated in an Alternative Currency and L/C Obligation in respect of Letters of Credit denominated in an Alternative Currency (i) as of the first day of each Interest Period applicable thereto and (ii) as of the end of each fiscal quarter of the ~~Dutch~~Parent Borrower, and shall promptly notify the Borrowers and the Lenders of each Dollar Amount so determined by it. Each such determination shall be based on the Exchange Rate (x) on the date of the related Borrowing request for purposes of the initial such determination for any Revolving Credit Loan and (y) on the fourth Business Day prior to the date as of which such Dollar Amount is to be determined, for purposes of any subsequent determination.
(b)    If after giving effect to any such determination of a Dollar Amount, the sum of the aggregate Outstanding Amount of the Revolving Credit Loans denominated in Alternative Currencies and the L/C Obligations denominated in Alternative Currencies under the Multicurrency Tranche exceeds the aggregate amount of Multicurrency Revolving Credit Commitments then in effect by 5.0% or more, the Borrowers shall, within five Business Days of receipt of notice thereof from the Administrative Agent setting forth such calculation in reasonable detail, prepay the applicable outstanding Dollar Amount of the Revolving Credit Loans denominated in Alternative Currencies under the Multicurrency Tranche or take other action as the Administrative Agent, in its discretion, may direct (including Cash Collateralization of the applicable L/C Obligations in amounts from time to time equal to such excess) to the extent necessary to eliminate any such excess.
Section 3.03    Illegality. If any Lender reasonably determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to the Eurocurrency Rate or SONIA Rate (whether denominated in Dollars or an Alternative Currency) or Term SOFR, or to determine or charge interest rates based upon the Adjusted Eurocurrency Rate or Adjusted Term SOFR, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars or any Alternative Currency in the applicable interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (i) any obligation of such Lender to make or continue Eurocurrency Rate Loans, Term SOFR Loans or SONIA Rate Loans in the affected currency or currencies or to convert Base Rate Loans to Eurocurrency Rate Loans or Term SOFR Loans shall be suspended and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Adjusted Eurocurrency Rate or the Adjusted Term SOFR component of the Base Rate, as applicable, the interest rate on which Base Rate Loans of such Lender, shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurocurrency Rate or the Term SOFR component of the Base Rate, as applicable, in each case until such Lender notifies the Administrative Agent and the Borrowers that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, (I) if applicable and such Loans are denominated in Dollars, convert all of such Lender’s Eurocurrency Rate Loans or Term SOFR Loans, as applicable, to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Adjusted Eurocurrency Rate component or the Adjusted Term SOFR component of the Base Rate, as applicable) or (II) if applicable and such Loans are denominated in Alternative Currencies, the interest rate with respect to such Loans shall be determined by an alternative rate mutually acceptable to the Borrowers and the Lenders, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Rate Loans or SONIA Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurocurrency Rate Loans or SONIA Rate Loans. Upon any such prepayment or conversion, the applicable Borrower shall also pay accrued interest on the amount so prepaid or converted and all amounts due, if any, in connection with such prepayment or conversion under Section 3.06. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.
Section 3.04    Inability to Determine Rates.
(a)    If the Required Lenders reasonably determine that for any reason, adequate and reasonable means do not exist for determining the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan, or that the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, or that deposits are not being offered to banks in the relevant interbank market for the applicable amount and the Interest Period of such Eurocurrency Rate Loan, the Administrative Agent will promptly so notify the Borrowers and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurocurrency Rate Loans in the affected currency or currencies shall be suspended and (y) in the event of a determination described in the preceding sentence with respect to the Eurocurrency Rate component of the Base Rate, the utilization of the Eurocurrency Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower Representative (on behalf of the Borrowers) may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein (or, in the case of a pending request for a Loan denominated in an Alternative Currency, the Borrowers and the Lenders may establish a mutually acceptable alternative rate).
(b)    If the Required Revolving Lenders reasonably determine that for any reason, adequate and reasonable means do not exist for determining the SONIA Rate for any requested SONIA Interest Period with respect to a proposed SONIA Rate Loan, or that the SONIA Rate for any requested SONIA Interest Period with respect to a proposed SONIA Rate Loan does not adequately and fairly reflect the cost to such Revolving Lenders of funding such Loan, or that deposits are not being offered to banks in the relevant interbank market for the applicable amount and the Interest Period of such SONIA Rate Loan, the Administrative Agent will promptly so notify the Borrowers and each Revolving Lender. Thereafter, each SONIA Rate Loan shall either be repaid or converted into a Eurocurrency Rate Loan denominated in Dollars with a one month Interest Period at the earlier of the end of such SONIA Interest Period and the date on which any determination or notice is made pursuant to this Section 3.04(b) and no further Borrowings of Sterling Loans shall be permitted and any further requests for SONIA Rate Loans shall be ineffective.
(c)    Benchmark Replacement for Revolving Credit Loans Denominated in Dollars. Notwithstanding anything to the contrary herein or in any other Loan Document, with respect to Revolving Credit Loans denominated in Dollars only:
(i)    Replacing USD LIBOR. On March 5, 2021 the Financial Conduct Authority (“FCA”), the regulatory supervisor of USD LIBOR’s administrator (“IBA”), announced in a public statement the future cessation or loss of representativeness of overnight/Spot Next, 1~~-~~-month, 3~~-~~-month, 6~~-~~-month and 12~~-~~ -month USD LIBOR tenor settings. On the earlier of (i) the date that all Available Tenors of USD LIBOR have either permanently or indefinitely ceased to be provided by IBA or have been announced by the FCA pursuant to public statement or publication of information to be no longer representative and (ii) the Early Opt~~-~~-in Effective Date, if the then~~-~~-current Benchmark is USD LIBOR, the Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action or consent of any other party to this Agreement or any other Loan Document. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a quarterly basis.
(ii)    Replacing Future Benchmarks. Upon the occurrence of a Benchmark Transition Event, the Benchmark Replacement will replace the then~~-~~-current Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Revolving Credit Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Revolving Credit Lenders comprising the Required Revolving Lenders. At any time that the administrator of the then~~-~~-current Benchmark has permanently or indefinitely ceased to provide such Benchmark or such Benchmark has been announced by the regulatory supervisor for the administrator of such Benchmark pursuant to public statement or publication of information to be no longer representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored, the Borrowers may revoke any request for a borrowing of, conversion to or continuation of Revolving Credit Loans to be made, converted or continued that would bear interest by reference to such Benchmark until the Borrowers’ receipt of notice from the Administrative Agent that a Benchmark Replacement has replaced such Benchmark, and, failing that, the Borrowers will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans. During the period referenced in the foregoing sentence, the component of Base Rate based upon the Benchmark will not be used in any determination of Base Rate.
(iii)    Benchmark Replacement Conforming Changes. In connection with the implementation and administration of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.
(iv)    Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrowers and the Revolving Credit Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Revolving Credit Lender (or group of Revolving Credit Lenders) pursuant to this Section 3.04, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non--occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 3.04.

(v)    Unavailability of Tenor of Benchmark. At any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then~~-~~-current Benchmark is a term rate (including Term SOFR or USD LIBOR), then the Administrative Agent may remove any tenor of such Benchmark that is unavailable or non~~-~~-representative for Benchmark (including Benchmark Replacement) settings and (ii) the Administrative Agent may reinstate any such previously removed tenor for Benchmark (including Benchmark Replacement) settings.
(vi)    In connection with any replacement of USD LIBOR with any Benchmark Replacement pursuant to this Section 3.04(c), the Administrative Agent shall consider in good faith any reasonable request by Borrowers in order for the adoption of such Benchmark Replacement and any Benchmark Replacement Conforming Changes not to be treated as a deemed exchange under Section 1001 of the Code for U.S. federal income tax purposes. The foregoing provisions in Section 3.04(c) (and all corresponding definitions used in such Section) shall only apply to Revolving Loans.
(vii)    As used in this Section 3.04(c):
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date.
“Benchmark” means, initially, USD LIBOR; provided that if a replacement of the Benchmark has occurred pursuant to Section 3.04(c) titled “Benchmark Replacement Setting”, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.
“Benchmark Replacement” means, for any Available Tenor:
(a)    For purposes of Section 3.04(c)(i), the first alternative set forth below that can be determined by the Administrative Agent:
(i)    the sum of: (i) Term SOFR and (ii) 0.11448% (11.448 basis points) for an Available Tenor of one-month’s duration, 0.26161% (26.161 basis points) for an Available Tenor of three-months’ duration, and 0.42826% (42.826 basis points) for an Available Tenor of six-months’ duration, or
(ii)    the sum of: (i) Daily Simple SOFR and (ii) the spread adjustment selected or recommended by the Relevant Governmental Body for the replacement of the tenor of USD LIBOR with a SOFR-based rate having approximately the same length as the interest payment period specified in Section 3.04(c)(i); and
(b)    For purposes of Section 3.04(c)(ii), the sum of (a) the alternate benchmark rate and (b) an adjustment (which may be a positive or negative value or zero), in each case, that has been selected by the Administrative Agent and the Borrower as the replacement for such Available Tenor of such Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the

Relevant Governmental Body, for U.S. dollar-denominated syndicated credit facilities at such time;
provided that, if the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Benchmark Transition Event” means, with respect to any then-current Benchmark other than USD LIBOR, the occurrence of a public statement or publication of information by or on behalf of the administrator of the then-current Benchmark, the regulatory supervisor for the administrator of such Benchmark, the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark, a resolution authority with jurisdiction over the administrator for such Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark, announcing or stating that (a) such administrator has ceased or will cease on a specified date to provide all Available Tenors of such Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark or (b) all Available Tenors of such Benchmark are or will no longer be representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored.
“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.
“Early Opt-in Effective Date” means, with respect to any Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Revolving Credit Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Revolving Credit Lenders, written notice of objection to such Early Opt-in Election from Revolving Credit Lenders comprising the Required Revolving Lenders.

“Early Opt-in Election” means the occurrence of: (1) a notification by the Administrative Agent to (or the request by the Borrower to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding U.S. dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and (2) the joint election by the Administrative Agent and the Borrower to trigger a fallback from USD LIBOR and the provision by the Administrative Agent of written notice of such election to the Revolving Credit Lenders.
“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to USD LIBOR.
“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.
“SOFR” means a rate per annum equal to the secured overnight financing rate for such Business Day published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org (or any successor source for the secured overnight financing rate identified as such by the administrator of the secured overnight financing rate from time to time).
“Term SOFR” means, for the applicable corresponding tenor, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.
“USD LIBOR” means the London interbank offered rate for U.S. dollars.
(d)    Benchmark Replacement for Revolving Credit Loans Denominated in Certain Alternative Currencies. Notwithstanding anything to the contrary herein or in any other Loan Document, with respect to Revolving Credit Loans denominated in Alternative Currencies (other than Pounds Sterling) only:
(i)    If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (x) the circumstances set forth in Section 3.04(a) have arisen and such circumstances are unlikely to be temporary or (y) the circumstances set forth in Section 3.04(a) have not arisen but the supervisor for the administrator of the Eurocurrency Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the Eurocurrency Rate shall no longer be used for determining interest rates for loans, then the Administrative Agent and the Borrowers shall endeavor to establish an alternate rate of interest to the Eurocurrency Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable (but for the avoidance of doubt, such related changes shall not include a reduction of the Eurocurrency Rate).

(ii)    Notwithstanding anything to the contrary in the first paragraph of Section 10.01, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five Business Days of the date notice of such alternate rate of interest is provided to the Revolving Credit Lenders, a written notice from the Required Revolving Lenders stating that such Required Revolving Lenders object to such amendment. Until an alternate rate of interest shall be determined in accordance with this clause (ii) (but, in the case of circumstances described in Section 3.04(a), only to the extent the Eurocurrency Rate for such Interest Period is not available or published at such time on a current basis), if any notice of Borrowing requests a Borrowing of Revolving Credit Loans denominated in an Alternative Currency (other than Pounds Sterling), such Revolving Credit Loans shall either be repaid or converted into a Eurocurrency Rate Loan denominated in Dollars with a one month Interest Period at the earlier of the end of such Interest Period and the date on which any determination or notice is made pursuant to this Section 3.04(d) and no further Borrowings of Revolving Credit Loans in such Alternative Currency shall be permitted and any further requests for Revolving Credit Loans in such Alternative Currency shall be ineffective
(e)    Subject to Section 3.04(g), if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that Term SOFR cannot be determined in accordance with the terms of this Agreement on or prior to the first day of any Interest Period, the Administrative Agent will promptly so notify the Borrowers and each Lender. Upon notice thereof by the Administrative Agent to the Borrowers, any obligation of the Lenders to make or continue Term SOFR Loans or to convert Base Rate Loans to Term SOFR Loans shall be suspended (to the extent of the affected Term SOFR Loans or, in the case of a Term SOFR Borrowing, the affected Interest Periods) until the Administrative Agent revokes such notice. Upon receipt of such notice, (i) the Borrowers may revoke any pending request for a borrowing of, conversion to or continuation of Term SOFR Loans (to the extent of the affected Term SOFR Loans or, in the case of a Term SOFR Borrowing, the affected Interest Periods) or, failing that, in the case of any request for an affected Term SOFR Borrowing, then such request shall be ineffective and (ii) any outstanding affected Term SOFR Loans will be deemed to have been converted into Base Rate Loans. If the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that Term SOFR cannot be determined in accordance with the terms of this Agreement, in each case on any given day, the interest rate on Base Rate Loans shall be determined by the Administrative Agent without reference to clause (d) of the definition of “Base Rate” until the Administrative Agent revokes such determination.
(f)    [Reserved].
(g)    Benchmark Replacement after the Eleventh Amendment Effective Date.
(i)    As of the Eleventh Amendment Effective Date, the provisions of this Section 3.04(g) shall apply to govern the effect of a Benchmark Transition Event (such term, and related terms, as defined below in this Section 3.04(g)) as it relates solely to (x) the Term B-4 Dollar Loans and (y) any other Commitments or Loans first established or made after the Eleventh Amendment Effective Date and, notwithstanding anything contained herein to the contrary, this Section 3.04(g) shall not apply to the Revolving Credit Loans or any other Loans outstanding immediately prior to the Eleventh Amendment Effective Date; provided that, at such time as all Loans outstanding immediately prior to the Eleventh Amendment Effective Date shall have been repaid in full, the provisions of Sections 3.04(a), 3.04(b), 3.04(c) and 3.04(d) shall cease to be of any force and effect.

(ii)    Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, then (A) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (B) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Lenders and the Borrowers so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders.
(iii)    In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent, in consultation with the Borrower Representative, will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(iv)    The Administrative Agent will promptly notify the Borrowers and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will promptly notify the Borrowers of the removal or reinstatement of any tenor of a Benchmark pursuant to Section 3.04(g)(v). Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.04(g), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, shall be made in consultation with the Borrower Representative and will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.04(g).
(v)    Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including any Term SOFR) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the administrator of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable, non-representative, non-compliant or non-aligned tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(vi)    Upon the Borrowers’ receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrowers may revoke any pending request for a Term SOFR Borrowing of, conversion to or continuation of Term SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrowers will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans. During any Benchmark Unavailability Period or at any time that any tenor for the then-current Benchmark is not an Available Tenor, the component of Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate.
(vii)    As used in this Section 3.04(g):
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 3.04(g)(v).
“Benchmark” means, initially, Term SOFR; provided that if a Benchmark Transition Event has occurred with respect to Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.04(g)(ii).
“Benchmark Replacement” means with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:
(a)    Daily Simple SOFR; or
(b)    the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrowers giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for syndicated credit facilities and (ii) the related Benchmark Replacement Adjustment;

provided, that, solely with respect to the Term B-4 Dollar Loans, if the Benchmark Replacement would be less than 0.50%, the Benchmark Replacement will be deemed to be 0.50% for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrowers giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities.
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:
(a)    in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof); or
(b)    in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative or non-compliant with or non-aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks; provided that such non-representativeness, non-compliance or non-alignment will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, if such Benchmark is a term rate, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:
(a)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such

Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark rate is a term rate, any Available Tenor of such Benchmark (or such component thereof);
(b)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); or
(c)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks.
For the avoidance of doubt, if such Benchmark is a term rate, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.04(g) and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.04(g).
“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions and other technical, administrative or operational matters) that the Administrative Agent decides, in consultation with the Borrower Representative, may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to the greater of (a) SOFR for the day (such day “i”) that is five U.S. Government Securities Business Days prior to (A) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (B) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website and (b) solely with respect to the Term B-4 Dollar Loans, 0.50%. If by 5:00 pm (New York City time) on the second (2nd) U.S. Government Securities Business Day immediately following any day “i”, the SOFR in respect of such day “i” has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple SOFR has not occurred, then the SOFR for such day “i” will be the SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided that any SOFR determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple SOFR for no more than three (3) consecutive SOFR Rate Days. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrowers.
“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.
“SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR”.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
Section 3.05    Increased Cost and Reduced Return; Capital Adequacy.
(a)    If any Lender reasonably determines that as a result of the introduction of or any change in or in the interpretation of any Law, in each case after the date hereof, or such Lender’s compliance therewith, there shall be any material increase in the cost to such Lender of agreeing to make or making, funding or maintaining any Loan the interest on which is determined by reference to the Eurocurrency Rate, Term SOFR or SONIA Rate or (as the case may be) issuing or participating in Letters of Credit, or a material reduction in the amount received or receivable by such Lender in connection with any of the foregoing (including Taxes on or in respect of its loans, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, but excluding for purposes of this Section 3.05(a) any such increased costs or reduction in amount resulting from (i) Indemnified Taxes indemnifiable under Section 3.01, (ii) Excluded Taxes, and (iii) reserve requirements reflected in the Eurocurrency Rate, Term SOFR or SONIA Rate), then within 15 days after demand of such

Lender setting forth in reasonable detail such increased costs (with a copy of such demand to the Administrative Agent given in accordance with Section 3.06), the Borrowers shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.
(b)    If any Lender reasonably determines that the introduction of any Law regarding capital adequacy or any change therein or in the interpretation thereof, in each case after the date hereof, or compliance by such Lender (or its Lending Office) therewith, has the effect of materially reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender’s obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender’s desired return on capital), then within 15 days after demand of such Lender setting forth in reasonable detail the charge and the calculation of such reduced rate of return (with a copy of such demand to the Administrative Agent given in accordance with Section 3.06), the Borrowers shall pay to such Lender such additional amounts as will compensate such Lender for such reduction.
(c)    The Borrowers shall pay to each Lender, (i) as long as such Lender shall be required to maintain reserves or liquidity with respect to liabilities or assets consisting of or including ~~Eurocurrency~~ funds or deposits, additional interest on the unpaid principal amount of each Eurocurrency Rate Loan, Term SOFR Loan or SONIA Rate Loan equal to the actual costs of such reserves or liquidity allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive in the absence of manifest error), and (ii) as long as such Lender shall be required to comply with any liquidity requirement, reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Eurocurrency Rate Loans, Term SOFR Loans or SONIA Rate Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error) which in each case shall be due and payable on each date on which interest is payable on such Loan; provided the Borrowers shall have received at least 15 days’ prior notice (with a copy to the Administrative Agent) of such additional interest or cost from such Lender. If a Lender fails to give notice fifteen days prior to the relevant Interest Payment Date, such additional interest or cost shall be due and payable 15 days from receipt of such notice.
(d)    For purposes of this Section 3.05, (i) the Dodd~~-~~-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities (other than foreign regulatory authorities in Switzerland), in each case pursuant to Basel III, shall, in each case, be deemed to have gone into effect after the date hereof, regardless of the date enacted, adopted or issued.
Section 3.06    Funding Losses.
(i)    ~~(i)~~ In the case of any Loans denominated in any currency other than Pounds Sterling, upon written demand of any Lender (with a copy to the Administrative Agent) from time to time, setting forth in reasonable detail the basis for calculating such compensation, the Borrowers shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:
(a)     any continuation, conversion, payment or prepayment of any Eurocurrency Rate Loan or Term SOFR Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);
(b)     any failure by the Borrowers (for a reason other than the failure of such Lender to make a Loan or pursuant to a conditional notice) to prepay, borrow, continue or convert any Eurocurrency Rate Loan or Term SOFR Loan on the date or in the amount notified by the Borrowers; or
(c)     any failure by a Borrower to make payment of any Loan or drawing under any Letter of Credit (or interest due thereon) denominated in an Alternative Currency on its scheduled due date or any payment of any Loan or drawing under any Letter of Credit (or interest due thereon) in a different currency from such Loan or Letter of Credit drawing; or
(d)     any mandatory assignment of such Lender’s Eurocurrency Rate Loans or Term SOFR Loans pursuant to Section ~~3.07~~3.08 on a day other than the last day of the Interest Period for such Loans, including foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained, or from the performance of any foreign exchange contract (but excluding anticipated profits). The Borrowers shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.
(ii)    In the case of any Loans denominated in Pounds Sterling, in addition to all amounts required to be paid by the Borrowers pursuant to Section 2.08, each Borrower shall compensate each Lender that has made a Loan to such Borrower, upon written request in accordance with this paragraph (ii), for all losses, expenses and liabilities that such Lender may sustain (i) if for any reason (other than by reason of such Lender being a non~~-~~-funding Lender) a proposed Revolving Credit Borrowing, conversion into or continuation of SONIA Rate Loans does not occur on a date specified therefor in a Revolving Credit Borrowing request given by a Borrower or in a telephonic request by it for borrowing or conversion or continuation, (ii) if for any reason any SONIA Rate Loan is repaid or prepaid (including pursuant to Section 2.05(b)) on a date prior to the interest payment date set forth in Section 2.08(a), (iii) as a consequence of a required conversion of SONIA Rate Loans, as applicable, as a result of any of the events indicated in clause (d) above or (iv) as a result of any assignment of any SONIA Rate Loans pursuant to a request by the applicable Borrower pursuant to Section 3.08.
Section 3.07    Matters Applicable to All Requests for Compensation.
(a)    A certificate of any Agent or any Lender claiming compensation under this Article III and setting forth in reasonable detail a calculation of the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Agent or such Lender may use any reasonable averaging and attribution methods. With respect to any Lender’s claim for compensation under Section 3.03, 3.04 or 3.05, the Loan Parties shall not be required to compensate such Lender for any amount incurred more than 180 days prior to the date that such Lender notifies the Borrower Representative of the event that gives rise to such claim; provided that, if the circumstance giving rise to such claim is retroactive, then such 180~~-~~-day period referred to above shall be extended to include the period of retroactive effect thereof.

(b)    If any Lender requests compensation under Section 3.05, or a Borrower is required to pay any additional ~~amount~~amounts or indemnity payments to any Lender, the L/C Issuer, or any Governmental Authority for the account of any Lender or the L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.03 or 3.04, then such Lender or the L/C Issuer, as applicable, will, if requested by the Borrower Representative (on behalf of the Borrowers) and at the Borrowers’ expense, use commercially reasonable efforts to designate another Lending Office for any Loan or Letter of Credit affected by such event; provided that such efforts (i) would eliminate or reduce amounts payable pursuant to Section 3.01, ~~3.02~~3.03, 3.04 or ~~3.04~~3.05, as applicable, in the future and (ii) would not, in the judgment of such Lender or such L/C Issuer, as applicable, be inconsistent with the internal policies of, or otherwise be disadvantageous in any material legal, economic or regulatory respect to such Lender or its Lending Office or such L/C Issuer. The provisions of this clause (c) shall not affect or postpone any Obligations of the Borrowers or rights of such Lender pursuant to Section 3.05.
(c)    If any Lender requests compensation by the Borrowers under Section 3.05, the Borrower Representative (on behalf of the Borrowers) may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or continue from one Interest Period to another Eurocurrency Rate Loans denominated in Dollars or Term SOFR Loans, as applicable, or to convert Base Rate Loans into Eurocurrency Rate Loans denominated in Dollars or Term SOFR Loans, as applicable, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section ~~3.06~~3.07(e) shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.
(d)    If the obligation of any Lender to make or continue from one Interest Period to another any Eurocurrency Rate ~~Loan~~Loans denominated in Dollars~~,~~ or Term SOFR Loans or to convert Base Rate Loans into Eurocurrency Rate Loans denominated in Dollars or Term SOFR Loans shall be suspended pursuant to this Section 3.07(d) hereof, such Lender’s Eurocurrency Rate Loans denominated in Dollars or Term SOFR Loans, as applicable, shall be automatically converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for such Eurocurrency Rate Loans or Term SOFR Loans, as applicable (or, in the case of an immediate conversion required by Section 3.03, on such earlier date as required by Law), and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 3.03, 3.04 or 3.05 hereof that gave rise to such conversion no longer exist:
(i)    to the extent that such Lender’s Eurocurrency Rate Loans denominated in Dollars or Term SOFR Loans have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s Eurocurrency Rate Loans denominated in Dollars or Term SOFR Loans, as applicable, shall be applied instead to its Base Rate Loans; and
(ii)    all Loans that would otherwise be made or continued from one Interest Period to another by such Lender as Eurocurrency Rate Loans denominated in Dollars or Term SOFR Loans shall be made or continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be converted into Eurocurrency Rate Loans denominated in Dollars or Term SOFR Loans shall remain as Base Rate Loans.
(e)    If any Lender gives notice to the Borrower Representative (with a copy to the Administrative Agent) that the circumstances specified in Section 3.03, 3.04 or 3.05 hereof that gave rise to the conversion of such Lender’s Eurocurrency Rate Loans denominated in Dollars or Term SOFR Loans, as applicable, pursuant to this Section 3.07 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurocurrency Rate Loans denominated in Dollars or Term SOFR Loans made by other Lenders are outstanding, such Lender’s Base Rate Loans shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurocurrency Rate Loans denominated in Dollars or Term SOFR Loans, as applicable, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Eurocurrency Rate Loans denominated in Dollars or Term SOFR Loans, as applicable, and by such Lender are held pro rata (as to principal amounts, interest rate basis, and Interest Periods) in accordance with their respective Commitments.
(f)    A Lender shall not be entitled to any compensation pursuant to the foregoing sections to the extent such Lender is not imposing such charges or requesting such compensation from borrowers (similarly situated to the Borrowers hereunder) under comparable syndicated credit facilities.
Section 3.08    Replacement of Lenders under Certain Circumstances.
(a)    If at any time (i) the Borrowers become obligated to pay additional amounts or indemnity payments described in Section 3.01 or 3.05 ~~(other than with respect to Other Taxes)~~to (or for the account of) any Lender as a result of any condition described in such Sections or any Lender ceases to make Eurocurrency Rate Loans, Term SOFR Loans or SONIA Rate Loans as a result of any condition described in Section 3.03 or 3.04, (ii) any Lender becomes a Defaulting Lender or (iii) any Lender becomes a Non~~-~~-Consenting Lender (as defined below in this Section 3.08) (collectively, a “Replaceable Lender”), then the Borrowers may, on ten Business Days’ prior written notice from the Borrower Representative to the Administrative Agent and such Lender, either (i) replace such Lender by causing such Lender to (and such Lender shall be obligated to) assign pursuant to Section 10.07(b) (with the assignment fee to be paid by the Borrowers in such instance unless waived by the Administrative Agent) all of its rights and obligations under this Agreement (or, in the case of a Non~~-~~-Consenting Lender, all of its rights and obligations under this Agreement with respect to the Facility or Facilities for which its consent is required) to one or more Eligible Assignees; provided that neither the Administrative Agent nor any Lender shall have any obligation to the Borrowers to find a replacement Lender or other such Person or (ii) so long as no Default or Event of Default shall have occurred and be continuing, terminate the Commitment of such Lender or L/C Issuer, as the case may be, and (1) in the case of a Lender (other than an L/C Issuer), repay all Obligations of the Borrowers owing (and the amount of all accrued interest and fees in respect thereof) to such Lender relating to the Loans and participations held by such Lender as of such termination date and (2) in the case of an L/C Issuer, repay all obligations of the Borrowers owing to such L/C Issuer relating to the Loans and participations held by such L/C Issuer as of such termination date and cancel or backstop on terms satisfactory to such L/C Issuer any Letters of Credit issued by it; provided that (i) in the case of any such replacement of, or termination of Commitments with respect to a Non~~-~~-Consenting Lender such replacement or termination shall be sufficient (together with all other consenting Lenders including any other Replacement Lender) to cause the adoption of the applicable modification, waiver or amendment of the Loan Documents and (ii) in the case of any such replacement as a result of Borrowers having become obligated to pay amounts described in Section 3.01 ~~or~~, 3.03, 3.04 or 3.05, such replacement would eliminate or reduce payments pursuant to Section ~~3.01 or~~01, 3.03, 3.04 or 3.05, as applicable, in the future. Any Lender being replaced pursuant to this Section 3.08(a) shall (i) execute and deliver an Assignment and Assumption with respect to such Lender’s Commitment and outstanding Loans and participations in L/C Obligations and Swing Line Loans and (ii) deliver any Notes evidencing such Loans to the Borrower Representative (for return to the applicable Borrower) or the Administrative Agent. Pursuant to such Assignment and Assumption, (A) the assignee Lender shall acquire all or a portion, as the case may be, of the assigning Lender’s Commitment and outstanding Loans and participations in L/C Obligations and Swing Line Loans, (B) all Obligations relating to the Loans and participations (and the amount of all accrued interest and fees in respect thereof) so assigned shall be paid in full by the assignee Lender to such assigning Lender concurrently with such assignment and assumption and (C) upon such payment and, if so requested by the assignee Lender, the assigning Lender shall deliver to the assignee Lender the applicable Note or Notes executed by the Borrowers, the assignee Lender shall become a Lender hereunder and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned Loans, Commitments and participations, except with respect to indemnification provisions under this Agreement, which shall survive as to such assigning Lender. In connection with any such replacement, if any such Replaceable Lender does not execute and deliver to the Administrative Agent a duly executed Assignment and Assumption reflecting such replacement within five Business Days of the date on which the assignee Lender executes and delivers such Assignment and Assumption to such Replaceable Lender, then such Replaceable Lender shall be deemed to have executed and delivered such Assignment and Assumption without any action on the part of the Replaceable Lender. In connection with the replacement of any Lender pursuant to this Section 3.08(a), the Borrowers shall pay to such Lender such amounts as may be required pursuant to Section 3.06.
(b)    Notwithstanding anything to the contrary contained above, (i) any Lender that acts as an L/C Issuer may not be replaced hereunder at any time that it has any Letter of Credit outstanding hereunder unless arrangements satisfactory to such L/C Issuer (including the furnishing of a back~~-~~-up standby letter of credit in form and substance, and issued by an issuer reasonably satisfactory to such L/C Issuer or the depositing of Cash Collateral into a cash collateral account in amounts and pursuant to arrangements consistent with the requirements of Section 2.18) have been made with respect to such outstanding Letter of Credit and (ii) the Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 9.09.
(c)    In the event that (i) the Borrower Representative (on behalf of the Borrowers) or the Administrative Agent has requested the Lenders to consent to a waiver of any provisions of the Loan Documents or to agree to any amendment or other modification thereto, (ii) the waiver, amendment or modification in question requires the agreement of all affected Lenders in accordance with the terms of Section 10.01 or all the Lenders with respect to a certain class of the Loans and (iii) the Required Lenders have agreed to such waiver, amendment or modification, then any Lender who does not agree to such waiver, amendment or modification, in each case, shall be deemed a “Non~~-~~-Consenting Lender”; provided, that the term “Non~~-~~-Consenting Lender” shall also include any Lender that rejects (or is deemed to reject) (x) a loan modification offer under Section 10.01, which loan modification has been accepted by at least the Majority Lenders of the respective Tranche of Loans whose Loans and/or Commitments are to be extended pursuant to such loan modification and (y) any Lender that does not elect to become a lender in respect of any Specified Refinancing Debt pursuant to Section 2.20.
(d)    Survival. All of the Loan Parties’ obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder, any assignment by or replacement of a Lender and any resignation of the Administrative Agent.
ARTICLE IV.~~ARTICLE IV.~~
Conditions Precedent to Credit Extensions
~~Section 4.01    Conditions to the Initial Credit Extension on the Closing Date. The obligation of each Lender to make its initial Credit Extension hereunder on the Closing Date is subject to satisfaction or due waiver in accordance with Section 10.01 of each of the following conditions precedent, except as otherwise agreed between the Borrowers and the Administrative Agent:~~
    ~~The Administrative Agent shall have received all of the following, each of which shall be originals or facsimiles or “pdf” files (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated as of the Closing Date (or, in the case of certificates of governmental officials, as of a recent date before the Closing Date), each in form and substance reasonably satisfactory to the Administrative Agent, and each accompanied by their~~

~~respective required schedules and other attachments (and set forth thereon shall be all required information with respect to Holdings and its Subsidiaries, giving effect to the Transaction):~~
    ~~executed counterparts of (A) this Agreement from Holdings and each Borrower, (B) the Holdings Guaranty from Holdings, (C) the Subsidiary Guaranty from each Subsidiary Guarantor and (D) the Intercompany Subordination Agreement;~~
    ~~the Security Agreement, duly executed by the U.S. Holdings, the U.S. Borrower, each Subsidiary Guarantor that is a Domestic Subsidiary, together with (subject to the last paragraph of this Section 4.01):~~
    ~~certificates, if any, representing the Pledged Interests in the Dutch Borrower, U.S. Borrower and, to the extent received from the Sellers after Holdings’ use of commercially reasonable efforts to receive such certificates or otherwise without undue burden or expense, each wholly owned Domestic Subsidiary other than Immaterial Subsidiaries referred to therein accompanied by undated stock powers executed in blank (or stock transfer forms, as applicable) and instruments evidencing the Pledged Debt indorsed in blank (or instrument of transfer, as applicable),~~
    ~~copies of proper financing statements, filed or duly prepared for filing under the Uniform Commercial Code in all jurisdictions that the Administrative Agent may deem reasonably necessary in order to perfect and protect the Liens on assets of Holdings, each Borrower and each Subsidiary Guarantor that is party to the Security Agreement created under the Security Agreement, covering the Collateral described in the Security Agreement, and~~
    ~~evidence that all other actions, recordings and filings of or with respect to the Security Agreement that the Administrative Agent may deem reasonably necessary or desirable in order to perfect and protect the Liens created thereby shall have been taken, completed or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent (including receipt of duly executed payoff letters, customary lien searches and UCC-3 termination statements); provided, however, that this provision does not apply with respect to foreign intellectual property;~~
    ~~an Intellectual Property Security Agreement, duly executed by the U.S. Borrower and each Subsidiary Guarantor that is a Domestic Subsidiary that owns intellectual property that is required to be pledged in accordance with the Security Agreement, together with (subject to the last paragraph of this Section 4.01) evidence that all action that the Administrative Agent in its reasonable judgment may deem reasonably necessary or desirable in order to perfect and protect the Liens created under the Intellectual Property Security Agreement has been taken; provided, however, that this provision does not apply with respect to perfection and protections of the Liens over foreign intellectual property;~~
    ~~those certain Collateral Documents required to be delivered on the Closing Date pursuant to Schedule 1.01(l) duly executed by the parties thereto;~~
    ~~a Note executed by the Borrowers in favor of each Lender requesting a Note reasonably in advance of the Closing Date;~~
    ~~a Committed Loan Notice and a Letter of Credit Application, if applicable, in each case relating to the initial Credit Extension;~~
    ~~a solvency certificate executed by the chief financial officer or similar officer or manager of each Borrower (after giving effect to the Transaction) substantially in the form attached hereto as Exhibit I, together with supporting financial statements and calculations to the extent reasonably requested by the Arrangers;~~
    ~~such documents and certifications (including Organization Documents and, if applicable, good standing certificates (which, in the case of Holdings and the Dutch Borrower, shall be an excerpt of the Trade Register of the Netherlands, dated not later than one day prior to the Closing Date)) as the Administrative Agent may reasonably require to evidence that Holdings, each Borrower and each Subsidiary Guarantor is duly organized or formed, and that each of them is validly existing~~

~~and, to the extent applicable, in good standing, except to the extent that failure to be so qualified could not reasonably be expected to have a Material Adverse Effect;~~
    ~~an opinion of Latham & Watkins LLP, special New York counsel to Holdings, the Borrowers and the Subsidiary Guarantors, addressed to each Secured Party, in form and substance reasonably satisfactory to the Administrative Agent; and~~
    ~~opinions of local and foreign counsel for the Borrowers and the Subsidiary Guarantors (or the Administrative Agent, as applicable) listed on Schedule 4.01(a)(x) hereto, in form and substance reasonably satisfactory to the Administrative Agent.~~
    ~~Except as set forth on the Disclosure Schedules to the Purchase Agreement, since December 31, 2011, through and including the Closing Date, no Company Material Adverse Effect has occurred.~~
    ~~The Arrangers and the Administrative Agent shall have received (i) audited consolidated balance sheets of the Company and related statements of income, changes in equity and cash flows of the Company for the three most recently completed fiscal years ended at least 145 days before the Closing Date and (ii) unaudited combined balance sheets and related statements of income, changes in equity and cash flows of the Company for each subsequent fiscal quarter after December 31, 2011 ended at least 45 days before the Closing Date (other than any fiscal fourth quarter).~~
    ~~The Arrangers and the Administrative Agent shall have received a pro forma combined balance sheet and related pro forma combined statement of income of the Dutch Borrower and its Subsidiaries (based on the financial statements of the Company referred to in Section 4.01(c) above) as of and for the twelve-month period ending on the last day of the most recently completed four-fiscal quarter period ended at least 45 days prior to the Closing Date (or, if the most recently completed fiscal period is the end of a fiscal year, ended at least 145 days before the Closing Date), prepared after giving effect to the Transaction as if the Transaction had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of such other financial statements), which need not be prepared in compliance with Regulation S-X, or include adjustments for purchase accounting.~~
    ~~Holdings, each Borrower and each Subsidiary Guarantor shall have provided the documentation and other information reasonably requested in writing at least ten days prior to the Closing Date by the Arrangers as they reasonably determine is required by regulatory authorities under applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act, in each case at least three business days prior to the Closing Date (or such shorter period as the Administrative Agent shall otherwise agree).~~
    ~~All actions necessary to establish that the Administrative Agent will have a perfected first priority security interest (subject to Liens permitted under Section 7.01) in the Collateral shall have been taken, in each case, to the extent such Collateral (including the creation or perfection of any security interest) is required to be provided on the Closing Date pursuant to the last paragraph of this Section 4.01.~~
    ~~The Arrangers and the Administrative Agent shall have received a true and correct copy of the Purchase Agreement (as certified by a Responsible Officer of Holdings) and the Acquisition shall be consummated concurrently with the initial funding of the Facilities, in all material respects in accordance with the terms of the Purchase Agreement, without giving effect to any modifications, amendments, consents or waivers thereto or thereunder (other than any such modification, amendment, consent or waiver that is not material and adverse to the interests of the Lenders and the Arrangers) effected without the prior consent of the Arrangers (such consent not to be unreasonably withheld, conditioned or delayed) (it being hereby understood and agreed that any change in the purchase price payable in connection with the Acquisition shall not be deemed to be material and adverse to the interests of the Lenders and the Arrangers; provided that (A) any increase in the purchase price so payable is funded solely by an increase in the aggregate amount of the Equity Contribution, (B) any reduction in the purchase price so payable is allocated (x) first, to reduce the Equity Contribution to an amount that is equal to 25% of the total pro forma consolidated debt and equity capitalization of the Borrowers and their respective Subsidiaries on the Closing Date (excluding any Letters of Credit issued on the Closing Date and amounts funded hereunder or under the Senior Notes or Senior Secured Notes to fund upfront fees or original issue discount) after giving effect to the Transaction, and (y) second, (I) 75% to reduce any amounts to be funded pro rata under the Term B Commitments and (II) 25% to the Equity Contribution dollar for dollar on a pro rata basis and (C) the facts and circumstances underlying any reduction in such purchase price may be taken into account in assessing whether a Company Material Adverse Effect has occurred or in reasonably likely to occur).~~

     ~~(A) The Acquisition Representations and the Specified Representations shall be true and correct in all material respects (and in all respects, if any such Acquisition Representation or Specified Representation is already qualified by materiality); provided that at any time “Material Adverse Effect” is utilized in such representation and warranty it shall be deemed to refer to Company Material Adverse Effect; (B) the Dutch Borrower shall have received the proceeds from the Equity Contribution (in an amount not less than that contemplated by the definition of Transaction (or such lesser amount permitted by clause (B) of the proviso to Section 4.01(g)) and not less than 50.1% of such proceeds shall have been contributed by the Sponsor); and (C) the Refinancing shall have been, or shall concurrently with the initial funding of the Facilities be, consummated.~~
~~(ii)    All fees required to be paid on the Closing Date pursuant to this Agreement and the Fee Letter and reasonable out-of-pocket expenses required to be paid on the Closing Date pursuant to the Commitment Letter, to the extent invoiced at least five Business Days prior to the Closing Date (or such later date as the Borrower Representative may reasonably agree) shall have been paid (which amounts may be offset against the proceeds of the Initial Term Loan).~~
~~Without limiting the generality of the provisions of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender as of the Closing Date shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received written notice from such Lender prior to the Closing Date specifying its objection thereto.~~
~~Notwithstanding anything herein to the contrary, it is understood that, other than with respect to the execution and delivery of the Security Agreement those certain Collateral Documents required to be delivered on the Closing Date pursuant to Schedule 1.01(l) and any UCC Filing Collateral (as defined below) and any Collateral upon which a Lien may be perfected by the filing of a short-form security agreement with the United States Patent and Trademark Office or the United States Copyright Office, to the extent any Lien on any Collateral is not provided and/or perfected on the Closing Date after Holdings’ and the Borrowers’ use of commercially reasonable efforts to do so, the provision and/or perfection of a Lien on such Collateral shall not constitute a condition precedent for purposes of this Section 4.01, but instead shall be required to be delivered after the Closing Date in accordance with Sections 6.14 and 6.16; provided that Holdings and the Borrowers shall have delivered all Stock Certificates (to the extent received from the Sellers after Holdings’ and the Borrowers’ use of commercially reasonable efforts to receive such certificates or otherwise without undue burden or expense). For purposes of this paragraph, “UCC Filing Collateral” means Collateral, including Collateral constituting investment property, for which a security interest can be perfected by filing a UCC-1 financing statement. “Stock Certificates” means Collateral consisting of certificates representing capital stock or other equity interests of the Borrowers and the wholly owned Domestic Subsidiaries of the Loan Parties (other than Immaterial Subsidiaries) and any FSHCO (provided that Holdings and the Borrowers shall not be required to deliver Stock Certificates of any FSHCO representing in excess of 65% of the voting capital stock of such FSHCO) for which a security interest can be perfected by delivering such certificates, together with undated stock powers or other appropriate instruments of transfer executed in blank for each such certificate.~~
Section 4.01    [Reserved]
Section 4.02    Conditions to All Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than (i) on the Closing Date, ~~and other than~~(ii) a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurocurrency Rate Loans, Term SOFR Loans or SONIA Rate Loans or (iii) an incremental Facility, which shall be governed by Section 2.14) is subject to the following conditions precedent:
(a)     The representations and warranties of the Borrowers and each other Loan Party contained in Article V or any other Loan Document shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in Sections 5.05(a) and 5.05(b) shall be deemed to refer to the most recent financial statements furnished pursuant to Section 6.01(a) and (b), respectively, prior to such proposed Credit Extension.
(b)     Subject to Section 1.02(i), no Default or Event of Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds therefrom.
(c)     The Administrative Agent and, if applicable, the applicable L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.
Each Request for a Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Eurocurrency Rate Loans, Term SOFR Loans or SONIA Rate Loans) submitted by the Borrowers shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied (unless waived) on and as of the date of the applicable Credit Extension.
~~Section 4.03    Conditions to Delayed Draw Term B-2 Dollar Loans. The obligation of each Lender to honor any Request for Credit Extension relating to Delayed Draw Term B-2 Dollar Loans is subject to the satisfaction of the following conditions precedent on or prior to the Delayed Draw Termination Date:~~
~~(a)    The representations and warranties of the Borrowers and each other Loan Party contained in Article V or any other Loan Document shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) on and as of the date of such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) as of such earlier date, and except that for purposes of this Section 4.03, the representations and warranties contained in Sections 5.05(a) and 5.05(b) shall be deemed to refer to the most recent financial statements furnished pursuant to Section 6.01(a) and (b), respectively, prior to such date.~~
~~(b)    No Default or Event of Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds therefrom.~~
~~(c)    The Administrative Agent shall have received a Request for Credit Extension in accordance with the requirements hereof.~~
~~(d)    the Borrowers shall have paid to the Fifth Amendment Lead Arranger and the Term B-2 Dollar Lender all fees and any other compensation payable to the Fifth Amendment Lead Arranger and the Term B-2 Dollar Lender to the extent then due.~~
ARTICLE V.~~ARTICLE V.~~
Representations and Warranties
Each of Holdings and each of the Borrowers represents and warrants to the Administrative Agent and the Lenders ~~(after giving effect to the Transaction)~~ that:
Section 5.01    Existence, Qualification and Power; Compliance with Laws. Each Loan Party and each of the Restricted Subsidiaries (a) is a Person duly organized, formed, established or incorporated, validly existing and in good standing (or its equivalent, to the extent such concept is applicable in the relevant jurisdiction) under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and is authorized to do business and in good standing (to the extent such concept is applicable in the relevant jurisdiction) under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification and (d) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted; except in each case referred to in clause (a) (other than with respect to the Borrowers), (b)(ii) (other than with respect to the Borrowers), (b)(i), (b)(ii) (other than with respect to the Borrowers), (c) and (d), to the extent that any failure to be so or to have such could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
Section 5.02    Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is or is to be a party, are within such Loan Party’s corporate or other powers, have been duly authorized by all necessary corporate or other organizational action and do not (a) contravene the terms of any of such Person’s Organization Documents or (b) violate any Law; except to the extent that such violation or contravention could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
Section 5.03    Governmental Authorization; Other Consents. No approval, consent, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery, performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, ~~or for the consummation of the Transaction,~~ (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents or (d) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for (w) filings and registrations necessary to perfect the Liens on the Collateral granted by the Loan Parties or any Restricted Subsidiary in favor of the Secured Parties consisting of UCC financing statements, filings in the United States Patent and Trademark Office and the United States Copyright Office and Mortgages or filings in foreign jurisdictions, (x) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect, (y) those approvals, consents, exemptions, authorizations or other actions, notices or filings set out in the Collateral Documents and (z) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
Section 5.04    Binding Effect. This Agreement and each other Loan Document has been duly executed and delivered by each Loan Party that is party thereto. This Agreement and each other Loan Document constitutes, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, administration, administrative receivership, winding~~-~~-up, insolvency, reorganization (by way of voluntary arrangement, schemes of arrangement or otherwise), receivership, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity.
Section 5.05    Financial Statements; No Material Adverse Effect.
(a)    The ~~Audited Financial Statements~~audited consolidated financial statements of Holdings and its Subsidiaries most recently delivered pursuant to Section 6.01(a) fairly present in all material respects the combined financial condition of the ~~Company~~Holdings as of the dates thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein.
(b)    The unaudited consolidated financial statements of ~~the Dutch Borrower~~Holdings and its Subsidiaries most recently delivered pursuant to Section 6.01(b) (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present in all material respects the consolidated financial condition of ~~the Dutch Borrower~~Holdings and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject to the absence of footnotes and to normal and recurring year~~-~~-end audit adjustments.
(c)    Since the Closing Date, there has been no event or circumstance, either individually or in the aggregate, that has had or would reasonably be expected to have a Material Adverse Effect.
~~(d)    The consolidated forecasted balance sheets, statements of income and statements of cash flows of the Dutch Borrower and its Subsidiaries most recently delivered pursuant to Section 6.01(c) were prepared in good faith on the basis of the assumptions stated therein, which assumptions were reasonable in light of the conditions existing at the time of delivery of such forecasts; it being understood that no assurance can be given that any particular projections will be realized, actual results may vary from such forecasts and that such variations may be material.~~
Section 5.06    Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrowers threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, against Holdings, the Borrowers or any Restricted Subsidiary, or against any of their properties or revenues that would reasonably be expected to have a Material Adverse Effect.
Section 5.07    Use of Proceeds. The Borrowers (a) will ~~only~~ use the proceeds of ~~the Initial Term Loans to finance a portion of the Transaction (including paying any fees, commissions and expenses associated therewith); (b) will only use the proceeds of the Revolving Credit Loans incurred on the Closing Date to finance any upfront fees or original issue discount required to be funded on the Closing Date with respect to the Facilities; (c) will use the proceeds of all other Borrowings (except as set forth below in clauses (d), (e) and (f))~~Revolving Credit Loans to finance the working capital needs of Holdings, the Borrowers and the Restricted Subsidiaries and for general corporate purposes of Holdings, the Borrowers and the Restricted Subsidiaries (including Permitted Acquisitions and other Investments permitted hereunder)~~;~~ and (d) will use the proceeds of the ~~2014 Specified Refinancing~~ Term B-4 Dollar Loans incurred on the ~~Second~~Eleventh Amendment Effective Date to repay and/or replace all ~~Initial~~ Term B ~~Loans and Initial Euro Term Loans, as applicable, outstanding prior to the Second Amendment Effective Date and pay any accrued interest, fees, expenses and prepayment premiums related thereto, (e) will use the proceeds of the Term B-1 Loans incurred on the Fourth Amendment Effective Date to repay and/or replace all 2014 Specified Refinancing Term Loans outstanding prior to the Fourth Amendment Effective Date and pay any accrued interest, fees, expenses and prepayment premiums related thereto, (f) will use the proceeds of the Term B-2 Dollar Loans incurred on the Fifth Amendment Effective Date to (i) pay the purchase price in connection with the 2017 Acquisition, (ii) pay the fees, costs and expenses incurred in connection with the 2017 Acquisition and (iii) fund working capital and general corporate purposes, (g) will use the proceeds of the Term B-2 Dollar Loans incurred on the Delayed Draw Funding Date to repay all Term B-1 Dollar Loans outstanding prior to the Fourth Amendment Effective Date and (h) will use the proceeds of the Term B-3 Dollar Loans incurred on the Sixth Amendment Effective Date to repay and/or replace all Term B-2 Dollar Loans and Term B-1 Euro~~-3 Dollar Loans outstanding prior to the ~~Sixth~~Eleventh Amendment Effective Date and pay any accrued interest, fees, expenses and prepayment premiums related thereto. The Borrowers and Guarantors shall ensure that, from and after the Sixth Amendment Effective Date, no proceeds borrowed under any Loans will be used in a manner which would constitute a ~~"~~“use of proceeds in Switzerland~~"~~” as interpreted by Swiss tax authorities for the purposes of Swiss Withholding Tax (Verrechnungssteuer), except and to the extent that a written confirmation or tax ruling countersigned by the Swiss Federal Tax Administration (Eidgenössische Steuerverwaltung) has been obtained (in a form satisfactory to the Administrative Agent) confirming that the intended ~~"~~“use of proceeds in Switzerland~~"~~” if guaranteed by a Swiss resident Guarantor does not result in a Loan qualifying as a Swiss financing for Swiss Withholding Tax purposes.
Section 5.08    Ownership of Property; Liens.
(a)    Each Loan Party and each of the Restricted Subsidiaries has fee simple or other comparable valid title to, or leasehold interests in, all real property necessary in the ordinary conduct of its business, free and clear of all Liens except for minor defects in title that do not materially interfere with its ability to conduct its business or to utilize such assets for their intended purposes and Liens permitted by Section 7.01, except where the failure to have such title or interests could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the use or operation of any Material Real Property or any real property necessary for the ordinary conduct of each Borrower’s business, taken as a whole.
(b)    Set forth on Schedule 5.08(b) hereto is a complete and accurate list, in all material respects, of all Material Real Property owned by any Domestic Subsidiary that is a Loan Party as of the ~~Seventh~~Eleventh Amendment Effective Date, showing as of the ~~Seventh~~Eleventh Amendment Effective Date, the street address (to the extent available), county or other relevant jurisdiction, state and record owner; and as of the ~~Seventh~~Eleventh Amendment Effective Date, no Loan Party owns any Material Real Property except as listed on Schedule 5.08(b).
Section 5.09    Environmental Compliance. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:
(a)     Holdings, the Borrowers and the Restricted Subsidiaries and their respective operations and properties, are in compliance with all applicable Environmental Laws and Environmental Permits and none of the Borrowers or the Restricted Subsidiaries are subject to any Environmental Liability.
(b)     (i) None of the properties currently or formerly owned or operated by any Borrower Party is listed or, to the knowledge of any Borrower, proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or is adjacent to any such property, (ii) there is no asbestos or asbestos~~-~~-containing material on any property currently owned or operated by Holdings, either Borrower or any of the Restricted Subsidiaries requiring investigation, remediation, mitigation, removal, or assessment, or other response, remedial or corrective action, pursuant to any Environmental Law and (iii) Hazardous Materials have not been released, discharged or disposed of on any property currently or, to the knowledge of any Borrower, formerly owned or operated by Holdings, any Borrower or any of the Restricted Subsidiaries, except for such releases, discharges and disposals that were in compliance with, or would not reasonably be expected to give rise to liability under, Environmental Laws.
(c)     None of the Borrower Parties is undertaking, and none has completed, either individually or together with other potentially responsible parties, any investigation, remediation, mitigation, removal, assessment or remedial, response or corrective action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law.
(d)     All Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or, to the knowledge of any Borrower, formerly owned or operated by any of the Borrower Parties have been disposed of in a manner not reasonably expected to result in liability to any of the Borrower Parties.
Section 5.10    Taxes. Holdings, the Borrowers and each of the Restricted Subsidiaries have filed or have caused to be filed all Tax returns and reports required to be filed, and have paid all Taxes (including in its capacity as a withholding agent) levied or imposed upon them or their properties, income or assets otherwise due and payable, except those (a) which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP or (b) with respect to which the failure to make such filing or payment would not, individually or in the aggregate, reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

Section 5.11    Employee Benefits Plans.
(a)    Except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (i) each Plan is in compliance with the applicable provisions of ERISA, the Code and other applicable federal and state laws and (ii) each Plan that is intended to be a qualified plan under Section 401(a) of the Code may rely upon an opinion letter for a prototype plan or has received a favorable determination letter from the IRS to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the IRS to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter will be submitted to the IRS within the applicable required time period with respect thereto or is currently being processed by the IRS, and to the knowledge of any Loan Party, nothing has occurred that would prevent, or cause the loss of, such tax~~-~~-qualified status.
(b)    Except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (i) each Foreign Plan is in compliance in all material respects with all requirements of Law applicable thereto and the respective requirements of the governing documents for such plan and (ii) with respect to each Foreign Plan, none of the ~~Dutch~~Parent Borrower or any of its Subsidiaries or any of their respective directors, officers, employees or agents has engaged in a transaction that could subject Holdings, the Borrowers or any Restricted Subsidiary, directly or indirectly, to any tax or civil penalty.
(c)    There are no pending or, to the knowledge of any Loan Party, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could be reasonably be expected to have a Material Adverse Effect. There has been no “prohibited transaction” within the meaning of Section 4975 of the Code or Section 406 or 407 of ERISA (and not otherwise exempt under Section 408 of ERISA) with respect to any Plan that has resulted could reasonably be expected to result in a Material Adverse Effect.
(d)    (i) No ERISA Event has occurred and neither any Loan Party nor, to the knowledge of any Loan Party, any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Plan, (ii) each Loan Party and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Plan, and no waiver of the minimum funding standards under such Pension Funding Rules has been applied for or obtained, (iii) there exists no Unfunded Pension Liability, (iv) as of the most recent valuation date for any Plan, the present value of all accrued benefits under such Plan (based on the actuarial assumptions used to fund such Plan) did not exceed the value of the assets of such Plan allocable to such accrued benefits, (v) neither any Loan Party nor, to the knowledge of any Loan Party, any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) for any Plan, if applicable, to drop below 80% as of the most recent valuation date, (vi) neither any Loan Party nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid, (vii) neither any Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA and (viii) no Plan has been terminated by the plan administrator thereof or by the PBGC and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Plan or Multiemployer Plan, except with respect to each of the foregoing clauses (i) through (viii) of this Section 5.11(d), as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.
(e)    (i) With respect to each Foreign Plan, reserves have been established in the financial statements furnished to Lenders in respect of any unfunded liabilities in accordance with applicable Law and prudent business practice or, where required, in accordance with ordinary accounting practices in the jurisdiction in which such Foreign Plan is maintained, (ii) except as disclosed or reflected in such financial statements, there are no aggregate unfunded liabilities with respect to Foreign Plans and the present value of the aggregate accumulated benefit liabilities of all Foreign Plans did not, as of the last annual valuation date applicable thereto, exceed the assets of all such Foreign Plans, except with respect to each of the foregoing clauses (i) and (ii) of this Section 5.11(d), as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.
Section 5.12    Subsidiaries; Equity Interests. As of the Seventh Amendment Effective Date, there are no Restricted Subsidiaries other than those specifically disclosed in Schedule 5.12, and all of the outstanding Equity Interests in such Restricted Subsidiaries that are owned by a Loan Party have been validly issued, are fully paid and non~~-~~-assessable (other than for those Restricted Subsidiaries that are limited liability companies and to the extent such concepts are not applicable in the relevant jurisdiction) and are owned free and clear of all Liens except (i) those created under the Collateral Documents, (ii) those created under that certain Loan Facility and Servicing Agreement, dated as of April 28, 2016, by and among Axalta Coating Systems Ltd, the other subsidiary guarantors party thereto and Truist Bank (f/k/a SunTrust Bank), (iii) any nonconsensual Lien that is permitted under Section 7.01 and (iv) if such representation is made after the ~~Closing~~Eleventh Amendment Effective Date, Liens related to New Incremental Notes, Refinancing Notes and Permitted Additional Debt.
Section 5.13    Margin Regulations; Investment Company Act.
(a)    Each of the Loan Parties are not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock and no proceeds of any Borrowings or drawings under any Letter of Credit will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock. Neither the making of any Credit Extension hereunder nor the use of proceeds thereof will violate any Regulations of the FRB, including the provisions of Regulations T, U or X of the FRB.
(b)    None of the Loan Parties is or is required to be registered as an “investment company” under the Investment Company Act of 1940, as amended.
Section 5.14    Disclosure. As of the Closing Date, no report, financial statement, certificate or other written information furnished by or on behalf of any Loan Party (other than projected financial information, pro forma financial information and information of a general economic or industry nature) to any Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or any other Loan Document (as modified or supplemented by other information so furnished), when taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein (when taken as a whole), in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected and pro forma financial information, Holdings and the Borrowers represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation and delivery; it being understood that actual results may vary from such forecasts and that such variances may be material.
Section 5.15    Compliance with Laws. Holdings, each Borrower and each Restricted Subsidiary is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
Section 5.16    Intellectual Property; Licenses, Etc. Each Borrower and each Subsidiary Guarantor owns, licenses or possesses the right to use, all of the trademarks, service marks, trade names, copyrights, patents, licenses and other intellectual property rights (collectively, “IP Rights”) that are necessary for the operation of its respective business, as currently conducted, except to the extent such failure to own, license or possess, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect and provided that the foregoing shall not deem to constitute a representation that Borrower and the Subsidiary Guarantors do not infringe or violate the IP Rights held by any other Person. Set forth on Schedule 5.16 is a complete and accurate list of all material registered or applications to register in the United States Patent and Trademark Office or the United States Copyright Office patents, trademarks, and copyrights owned or, in the case of copyrights, exclusively licensed by the Borrowers and Subsidiary Guarantors as of the Seventh Amendment Effective Date. To the knowledge of any Borrower, the conduct of the business of such Borrower or Subsidiary Guarantor as currently conducted does not infringe upon or violate any IP Rights held by any other Person, except for such infringements and violations which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any of the foregoing is pending or, to the knowledge of any Borrower, threatened in writing, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
Section 5.17    Solvency. On the ~~Closing~~Eleventh Amendment Effective Date, immediately after giving effect to the ~~Transaction~~Eleventh Amendment, Holdings and the Restricted Subsidiaries, on a consolidated basis, are Solvent.
Section 5.18    Perfection, Etc. Each Collateral Document delivered pursuant to this Agreement will, upon execution and delivery thereof, be effective to create (to the extent described therein ~~and subject, in the case of Collateral Documents governed by the Laws of a jurisdiction located outside of the United States, to the Guaranty and Security Principles~~) in favor of the Collateral Agent for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, the Collateral described therein to the extent intended to be created thereby, except as to enforcement, as may be limited by applicable domestic or foreign bankruptcy, winding~~-~~-up, insolvency, fraudulent conveyance, reorganization (by way of voluntary arrangement, schemes of arrangements or otherwise), moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and (a) when financing statements and other filings in appropriate form are filed or registered, as applicable, in the offices of the Secretary of State (or a comparable office in any applicable non~~-~~-U.S. jurisdiction or pursuant to such other system of registration as may exist in any applicable non~~-~~-U.S. jurisdiction) of each Loan Party’s jurisdiction of organization or formation and applicable documents are filed and recorded as applicable in the United States Copyright Office or the United States Patent and Trademark Office and (b) upon the taking of possession or control by the Collateral Agent of such Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Collateral Agent to the extent possession or control by the Collateral Agent is required by the applicable Collateral Document or in the case of Foreign Subsidiaries, such actions as set forth in the applicable Collateral Documents to which such Foreign Subsidiaries are a party) the Liens created by the Collateral Documents shall constitute fully perfected first priority Liens so far as possible under relevant law on, and security interests in (to the extent intended to be created thereby and required to be perfected under the Loan Documents ~~and, in each case, and subject to the Guaranty and Security Principles~~), all right, title and interest of the grantors in such Collateral in each case free and clear of any Liens other than Liens permitted hereunder~~)~~.

Section 5.19    Anti~~-~~-Terrorism Laws; OFAC.
(a)    Anti~~-~~-Terrorism Laws. Except as could not reasonably be expected to result in a Material Adverse Effect, to the extent applicable, each of Holdings, the Borrowers and each of their respective Subsidiaries is in compliance, in all material respects, with the Sanctions Laws and Regulations.
(b)    OFAC. Except as could not reasonably be expected to result in a Material Adverse Effect, none of Holdings, the Borrowers or any of their respective Subsidiaries nor, to the knowledge of Holdings and the Borrowers, any director, manager, officer, agent or employee of Holdings, the Borrowers or any of their respective Subsidiaries (i) is a person whose property or interest in property is (or, with regard to any German Resident (as defined below), has been) blocked or subject to blocking pursuant to Section 1 of the Executive Order, (ii) engages in any dealings or transactions prohibited by Section 2 of the Executive Order, or is (or, with regard to any German Resident, has been) otherwise associated with any such person in any manner that violates Section 2 of the Executive Order or (iii) is (or, with regard to any German Resident, has been) a person on the list of “Specially Designated Nationals and Blocked Persons” or subject to the limitations or prohibitions under any other U.S. Department of Treasury’s Office of Foreign Assets Control regulation or executive order. For the purposes of this paragraph, “German Resident” means each Guarantor that qualifies as a German resident (~~Gebietsansässiger~~Inländer) within the meaning of section ~~4~~2 paragraph ~~1 no. 5~~15 of the German Foreign Trade Act (Außenwirtschaftsgesetz, “AWG”) (including its directors, managers, officers, agents and/ or employees).
Section 5.20    Anti~~-~~-Corruption Laws.
(a)    Except as could not reasonably be expected to result in a Material Adverse Effect, no part of the proceeds of any Loan will be used for any improper payments, directly or indirectly, to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, or any other party (if applicable) in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, the United Kingdom Bribery Act of 2010, as amended, the Bribery Act 2016 of Bermuda and any similar laws, rules or regulations issued, administered or enforced by any Governmental Authority having jurisdiction over any of the Borrowers.
(b)    Section 5.19 and Section 5.20(a) shall not apply for the benefit of any Finance Party that is a resident (Inländer) within the meaning of section 2 paragraph 15 of the AWG or a legal person within the scope of article 11 of the Council Regulation (EC) No 2271/96 (each, a “Restricted Finance Party”) or to any of its Subsidiaries to the extent that these provisions would result in (i) any violation of, conflict with or liability under Council Regulation (EC) No 2271/96 or (ii) any violation of or conflict with section 7 of the German Foreign Trade Regulation (Außenwirtschaftsverordnung) (in connection with section 4 paragraph 1 no 3 of the AWG) or a similar anti-boycott statute. Each Finance Party that is a Restricted Finance Party shall notify the Administrative Agent to this effect.
Section 5.21    ~~Section 5.21.~~ Central Administration; COMI. For so long as the Parent Borrower is incorporated under the laws of the Netherlands, the Parent Borrower has its central administration (administration centrale) and, for the purposes of the European Insolvency Regulation, the centre of its main interests (centre des intérêts principaux) at the place of its registered office (siège statutaire) in the Netherlands and, as of the Closing Date, has no establishment (as defined in the European Insolvency Regulation) outside the Netherlands.

ARTICLE VI.~~ARTICLE VI.~~
Affirmative Covenants
So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation (other than contingent indemnification obligations as to which no claim has been asserted and obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements) hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding (other than Letters of Credit which have been Cash Collateralized), each Borrower Party shall, except in the case of the covenants set forth in Sections 6.01, 6.02 and 6.03, which shall only apply to the Borrowers:
Section 6.01    Financial Statements. Deliver to the Administrative Agent for further distribution to each Lender:
(a)     as soon as available, but in any event within 90 days ~~(or 145 days with respect to the fiscal year ending December 31, 2012)~~ after the end of each fiscal year of Holdings (or 120 days with respect to any fiscal year in which Holdings or any of its Restricted Subsidiaries has consummated any acquisition or Disposition permitted hereunder that in the good faith judgment of the Borrowers is material to the businesses of Holdings, the Borrowers and their Restricted Subsidiaries, taken as a whole), a consolidated balance sheet of Holdings and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of PricewaterhouseCoopers LLP or any other independent certified public accountant of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification, exception or explanatory paragraph or any qualification, exception or explanatory paragraph as to the scope of such audit (other than any such qualification, exception or explanatory paragraph that is expressly solely with respect to, or expressly resulting solely from~~,~~: (i) an upcoming maturity date under the Facilities ~~that is scheduled to occur within one year from the time such report and opinion are delivered~~ or other Indebtedness, (ii) any potential inability to satisfy the springing financial covenant set forth in Section 7.11 of this Agreement on a future date or in a future period or any other financial covenant then applicable, (iii) the activities, operations, financial results, assets or liabilities of any Unrestricted Subsidiary) or (iv) any emphasis of matter), together with a customary management’s discussion and analysis of financial information;
(b)     as soon as available, but in any event within 45 days ~~(or 90 days with respect to the first fiscal quarter ending after the Closing Date and 60 days with respect to the second fiscal quarter ending after the Closing Date)~~ after the end of each of the first three fiscal quarters of each fiscal year of Holdings (or 75 days with respect to any fiscal quarter in which Holdings or any of its Restricted Subsidiaries has consummated any acquisition or Disposition permitted hereunder that in the good faith judgment of the Borrowers is material to the businesses of Holdings, the Borrowers and their Restricted Subsidiaries, taken as a whole), a consolidated balance sheet of Holdings and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal quarter and for the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of Holdings as fairly presenting in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of Holdings and its Subsidiaries in accordance with GAAP, subject only to normal year~~-~~-end audit adjustments and the absence of footnotes, together with a customary management’s discussion and analysis of financial information;

(c)        ~~as soon as available, but in any event no later than 90 days after the end of each fiscal year (or 145 days with respect to the fiscal year beginning January 1, 2013), reasonably detailed consolidated forecasts along with written assumptions prepared by management of the Borrowers (including projected consolidated balance sheets, income statements, Consolidated EBITDA and cash flow statements of Holdings and its Subsidiaries) on a quarterly basis for the fiscal year following such fiscal year then ended, which forecasts shall be prepared in good faith on the basis of assumptions believed to be reasonable at the time of preparation thereof~~[reserved]; and
(d)     concurrently with the delivery of any financial statements pursuant to Sections 6.01(a) and (b) above, the related consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements.
Notwithstanding the foregoing, (A) ~~the obligations in paragraphs (a), (b) and (c) of this Section 6.01 may be satisfied by furnishing, at the option of the Borrowers, the applicable financial statements or forecasts of Holdings (or any Parent Holding Company) and its Subsidiaries, provided that to the extent such information relates to Holdings (or a Parent Holding Company), such information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to Holdings (or any Parent Holding Company), on the one hand, and the information relating to Holdings and the Restricted Subsidiaries on a standalone basis, on the other hand~~[reserved], and (B) (i) in the event that ~~the Borrowers deliver~~Holdings delivers to the Administrative Agent an Annual Report on Form 10~~-~~-K for any fiscal year, as filed with the SEC or in such form as would have been suitable for filing with the SEC, within 90 days or 120 days, as applicable, after the end of such fiscal year, such Form 10~~-~~-K shall satisfy all requirements of paragraph (a) of this Section 6.01 (including, without limitation, the requirement to deliver (x) a report and opinion of ~~PricewaterhouseCoopers LLP) with respect~~an independent certified public accountant of nationally recognized standing and (y) a customary management’s discussion and analysis, to the extent such ~~fiscal year~~Form 10-K includes a management’s discussion and analysis) and (ii) in the event that ~~the Borrowers~~Holdings deliver to the Administrative Agent a Quarterly Report on Form 10~~-~~-Q for any fiscal quarter, as filed with the SEC or in such form as would have been suitable for filing with the SEC, within 45 days or 75 days, as applicable, after the end of such fiscal quarter, such Form 10~~-~~-Q shall satisfy all requirements of paragraph (b) of this Section with respect to such fiscal quarter (including, without limitation, the requirement to deliver a customary management’s discussion and analysis, to the extent such Form 10-Q includes a management’s discussion and analysis).
Section 6.02    Certificates; Other Information. Deliver to the Administrative Agent for further distribution to each Lender:
(a)     no later than five days after the delivery of (i) the financial statements referred to in Section 6.01(a) or (ii) an Annual Report on Form 10~~-~~-K (delivered pursuant to the last paragraph of Section 6.01), but only to the extent permitted by accounting industry policies generally followed by independent certified public accountants, a certificate of the ~~Dutch~~Parent Borrower’s or, if applicable, Holdings’ independent certified public accountants certifying such financial statements and stating that in making the examination necessary therefor no knowledge was obtained of any Event of Default arising from a breach of Section 7.11 (to the extent then applicable) or, if any such Event of Default shall exist, stating the nature and status of such event;
(b)     no later than five days after the delivery of (i) the financial statements referred to in Sections 6.01(a) and (b) or (ii) an Annual Report on Form 10~~-~~-K or a Quarterly Report on Form 10~~-~~-Q (in either case, delivered pursuant to the last paragraph of Section 6.01), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower Representative (which delivery may, unless the Administrative Agent or a Lender requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes);

(c)     promptly after the same are available, copies of all annual, regular, periodic and special reports and registration statements which Holdings or the Borrowers may file or be required to file, copies of any report, filing or communication with the SEC under Section 13 or 15(d) of the Exchange Act, or with any Governmental Authority that may be substituted therefor, or with any national securities exchange, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;
(d)     promptly after the furnishing thereof, copies of any notices received by any Loan Party (other than in the ordinary course of business) and copies of any statement or report furnished to any holder of debt securities or loans of any Loan Party or of any of its Subsidiaries, in each case pursuant to the terms of the Senior Notes, the Senior Secured Notes or any other Junior Financing in a principal amount greater than $200,000,000 and not otherwise required to be furnished to the Lenders pursuant to any other clause of this Section 6.02;
(e)     promptly after the receipt thereof by any Loan Party or any of its Subsidiaries, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non~~-~~-U.S. jurisdiction) concerning any material investigation or other material inquiry by such agency regarding financial or other operational results of any Loan Party or any of its Subsidiaries;
(f)     promptly after the assertion or occurrence thereof, notice of any action arising under any Environmental Law against or of any noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit that could reasonably be expected to have a Material Adverse Effect;
(g)     together with the delivery of each Compliance Certificate pursuant to Section 6.02(b) in connection with the financial statements referred to in Section 6.01(a), a report supplementing Schedules 5.08(b), 5.12 and 5.16 hereto, to the extent necessary so that the related representation and warranty would be true and correct if made as of the date of such Compliance Certificate; and
(h)     promptly, such additional information regarding the business, legal, financial or corporate affairs of any Loan Party or any Subsidiary thereof as the Administrative Agent or any Lender through the Administrative Agent may from time to time reasonably request.
Documents required to be delivered pursuant to Section 6.01(a), (b), (c) or (d) or Section 6.02(c) or (d) (or to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which such documents are posted on the Borrower Representative’s behalf on the Platform or another relevant internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third~~-~~-party website or whether sponsored by the Administrative Agent); provided that: ~~(i) upon written request by the Administrative Agent, the Borrowers shall deliver paper copies of such documents to the Administrative Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii)~~ the Borrowers shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain or deliver to Lenders paper copies of the documents ~~referred to above~~, and in any event shall have no responsibility to monitor compliance by the Borrowers with any such request for delivery, and each Lender shall be solely responsible for timely accessing posted ~~documents or requesting delivery of paper copies of such~~ documents from the Administrative Agent and maintaining its copies of such documents.

The Borrower Representative hereby acknowledges that (a) the Administrative Agent and/or the Arrangers will make available to the Lenders and the L/C Issuers materials and/or information provided by or on behalf of the Borrowers hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks/IntraAgency, Syndtrak or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non~~-~~-public information (within the meaning of United States federal and state securities laws) with respect to Holdings or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market~~-~~-related activities with respect to such Persons’ securities. The Borrowers hereby agree that they will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC SIDE” which, at a minimum, shall mean that the word “PUBLIC SIDE” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC SIDE,” the Borrowers shall be deemed to have authorized the Administrative Agent, the Arrangers, the L/C Issuers and the Lenders to treat such Borrower Materials as not containing any material non~~-~~-public information (although it may be sensitive and proprietary) with respect to Holdings or its Affiliates, or their respective securities for purposes of United States federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.08); (y) all Borrower Materials marked “PUBLIC SIDE” are permitted to be made available through a portion of the Platform designated “Public Side Information” and (z) any Borrower Materials that are not marked “PUBLIC SIDE” shall be deemed to contain material non~~-~~-public information (within the meaning of United States federal and state securities laws) and shall not be suitable for posting on a portion of the Platform designated “Public Side Information.” Notwithstanding anything herein to the contrary, financial statements delivered pursuant to Sections 6.01(a) and (b) and Compliance Certificates delivered pursuant to Section 6.02(a) shall be deemed to be suitable for posting on a portion of the Platform designated “Public Side Information.”
Section 6.03    Notices. Promptly, after a Responsible Officer of any Borrower or any Guarantor has obtained knowledge thereof, notify the Administrative Agent:
(a)     of the occurrence of any Default;
    ~~of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect;~~
(b)    [reserved];
(c)     of the institution of any material litigation not previously disclosed by the Borrower Representative to the Administrative Agent, or any material development in any material litigation that is reasonably likely to be adversely determined, and would, in either case, if adversely determined be reasonably expected to have a Material Adverse Effect; and
(d)     of the occurrence of any ERISA Event, where there is any reasonable likelihood of the imposition of liability on any Loan Party as a result thereof that could be reasonably expected to have a Material Adverse Effect.
Each notice pursuant to this Section 6.03 shall be accompanied by a statement of a Responsible Officer of the Borrower Representative setting forth details of the occurrence referred to therein and stating what action the Borrowers have taken and propose to take with respect thereto.

Section 6.04    Payment of Taxes. Pay, discharge or otherwise satisfy as the same shall become due and payable, all Taxes (including in its capacity as withholding agent) imposed upon it or its income, profits, properties or other assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by Holdings, a Borrower or such Restricted Subsidiary; except to the extent the failure to pay, discharge or satisfy the same could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
Section 6.05    Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05, (b) take all reasonable action to maintain all rights, privileges (including its good standing, if such concept is applicable in its jurisdiction of organization), permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect or as otherwise permitted hereunder, and (c) use commercially reasonable efforts to preserve or renew all of its registered copyrights, patents, trademarks, trade names and service marks, the non~~-~~-preservation of which could reasonably be expected to have a Material Adverse Effect or as otherwise permitted hereunder, provided that nothing in this Section 6.05 shall require the preservation, renewal or maintenance of, or prevent the abandonment by, any Borrower Party of any registered copyrights, patents, trademarks, trade names and service marks that such Borrower Party reasonably determines is not useful to its business or no longer commercially desirable.
Section 6.06    Maintenance of Properties. Except if the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, maintain, preserve and protect all of its tangible properties and equipment that are necessary in the operation of its business in good working order, repair and condition, ordinary wear and tear excepted and casualty or condemnation excepted.
Section 6.07    Maintenance of Insurance(a)    . ~~(a)~~ Except if the failure to do so could not reasonably be expected to have a Material Adverse Effect, maintain in full force and effect, with insurance companies that the ~~Dutch~~Parent Borrower believes (in the good faith judgment of the management of the ~~Dutch~~Parent Borrower) are financially sound and responsible at the time the relevant coverage is placed or renewed, insurance in at least such amounts (after giving effect to any self~~-~~-insurance which the ~~Dutch~~Parent Borrower believes (in the good faith judgment of management of the ~~Dutch~~Parent Borrower) is reasonable and prudent in light of the size and nature of its business) and against at least such risks (and with such risk retentions) as are usually insured against in the same general area by companies engaged in businesses similar to those engaged by the Restricted Subsidiaries. The Borrowers shall use commercially reasonable efforts to ensure that at all times the Collateral Agent for the benefit of the Secured Parties, shall be named as an additional insured with respect to liability policies (other than directors and officers policies and workers compensation) maintained by the Borrowers and each Subsidiary Guarantor and the Collateral Agent for the benefit of the Secured Parties, shall be named as loss payee with respect to the property insurance maintained by the Borrowers and each Subsidiary Guarantor; provided that, unless an Event of Default shall have occurred and be continuing, (A) all proceeds from insurance policies shall be paid to the ~~Dutch~~Parent Borrower, (B) to the extent the Collateral Agent receives any proceeds, the Collateral Agent shall turn over to the ~~Dutch~~Parent Borrower any amounts received by it as an additional insured or loss payee under any property insurance maintained by the ~~Dutch~~Parent Borrower and its Subsidiaries, and (C) the Collateral Agent agrees that the ~~Dutch~~Parent Borrower and/or its applicable Subsidiary shall have the sole right to adjust or settle any claims under such insurance. Notwithstanding anything to the contrary herein, with respect to Foreign Subsidiaries and Collateral located outside of the United States, the requirements of this Section 6.07~~(a)~~ shall be deemed satisfied if the Borrowers obtain insurance policies that are customary and appropriate for the applicable jurisdiction.

~~(b)    If (x) any improved portion of any Mortgaged Property located in the United States is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area with respect to which flood insurance has been made available under the National Flood Insurance Act of 1968 (as now or hereafter in effect or successor act thereto) and (y) the Collateral Agent shall have delivered notice(s) to the relevant Borrower Party pursuant to Section 208.25(i) of Regulation H of the FRB stating that such mortgaged property is located in the United States and in such special flood hazard area with respect to which such flood insurance has been made available, then the Dutch Borrower shall, or shall cause each Loan Party to (i) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (ii) deliver to the Administrative Agent evidence of such compliance in form and substance reasonably acceptable to the Administrative Agent.~~
Section 6.08    Compliance with Laws. Comply with the requirements of all applicable Laws (including, without limitation, ERISA, the PATRIOT Act and Environmental Laws) and all orders, writs, injunctions and decrees of any Governmental Authority applicable to it or to its business or property, except if the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
Section 6.09    Books and Records. Maintain proper books of record and account, in a manner to allow financial statements to be prepared in all material respects in conformity with GAAP consistently applied in respect of all financial transactions and matters involving the assets and business of the ~~Dutch~~Parent Borrower or, if applicable, Holdings or such Restricted Subsidiary, as the case may be (it being understood and agreed that Foreign Subsidiaries may maintain individual books and records in conformity with generally accepted accounting principles that are applicable in their respective jurisdiction of organization).
Section 6.10    Inspection Rights. Permit representatives of the Administrative Agent and, during the continuance of any Event of Default, of each Lender to visit and inspect any of its properties (subject to the rights of lessees or sublessees thereof and subject to any restrictions or limitations in the applicable lease, sublease or other written occupancy arrangement pursuant to which Holdings, any Borrower or such Restricted Subsidiary is a party), to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, managers, officers, and independent public accountants (subject to such accountants’ customary policies and procedures), all at the reasonable expense of the Borrowers and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance written notice to the Borrower Representative; provided that, excluding any such visits and inspections during the continuation of an Event of Default, (i) only the Administrative Agent on behalf of the Lenders may exercise rights under this Section 6.10, (ii) the Administrative Agent shall not exercise such rights more often than one time during any calendar year and (iii) such exercise shall be at the Borrowers’ expense; provided further, that when an Event of Default exists the Administrative Agent (or any of their respective representatives) may do any of the foregoing at the expense of the Borrowers at any time during normal business hours and upon reasonable advance written notice. The Administrative Agent and the Lenders shall give the Borrowers the opportunity to participate in any discussions with the Borrowers’ accountants.
Section 6.11    Use of Proceeds. The Borrowers will use the proceeds of the Loans only as provided in Section 5.07.
Section 6.12    Covenant to Guarantee Obligations and Give Security.
(a)    Upon the formation or acquisition ~~of any new Subsidiaries~~ by any Loan Party of any new Subsidiary organized in a Security Jurisdiction (provided that each of (i) any Subsidiary Redesignation resulting in an Unrestricted Subsidiary becoming a Restricted Subsidiary and (ii) any Excluded Subsidiary ceasing to be an Excluded Subsidiary but remaining a Restricted

Subsidiary (including a Controlled Foreign Subsidiary ceasing to be a Controlled Foreign Subsidiary or a FSHCO ceasing to be a FSHCO) shall be deemed to constitute the acquisition of a Restricted Subsidiary for all purposes of this Section 6.12), and upon the acquisition of any property (other than Excluded Property and real property that is not Material Real Property) by any Loan Party, which property, in the reasonable judgment of the Administrative Agent, is not already subject to a perfected (or the equivalent under applicable foreign Law) Lien in favor of the Collateral Agent for the benefit of the Secured Parties (and where such a perfected (or the equivalent under applicable foreign Law) Lien would be required in accordance with the terms of the Collateral Documents and subject to the Perfection Exceptions in all respects), the Borrowers shall ~~(in each case subject, in the case of any Foreign Subsidiaries, to the Guaranty and Security Principles)~~, at the Borrowers’ expense:
(i)    in connection with the formation or acquisition of such a Subsidiary, within the later of (x) 45 days of the last day of the fiscal quarter in which such formation or acquisition occurred and (y) 90 days after such formation or acquisition by the Loan Party or such longer period as the Collateral Agent may agree in its sole discretion,
(ii)    (A) cause each such Subsidiary that is not an Excluded Subsidiary to duly execute and deliver to the Collateral Agent a guaranty or guaranty supplement, in form and substance reasonably satisfactory to the Collateral Agent, guaranteeing the Obligations and a joinder or supplement to the applicable Collateral Documents and (B) (if not already so delivered) deliver certificates (or the foreign equivalent thereof, as applicable) representing the Pledged Interests of each such Subsidiary (if any) (other than any Unrestricted Subsidiary) held by the applicable Loan Party accompanied by undated stock powers or other appropriate instruments of transfer executed in blank and instruments evidencing the Pledged Debt owing by such Subsidiary to any Loan Party indorsed in blank to the Collateral Agent, together with, if requested by the Collateral Agent, supplements to the Security Agreement or other pledge or security agreements with respect to the pledge of any Equity Interests or Indebtedness; provided that any Excluded Property shall not be required to be pledged as Collateral,
(iii)    ~~(ii)~~ within the later of (x) 45 days of the last day of the fiscal quarter in which such formation or acquisition of such a Subsidiary occurred and (y) 90 days after such formation or acquisition of any such property or any request therefor by the Collateral Agent (or such longer period, as the Collateral Agent may agree in its sole discretion) duly execute and deliver, and cause each such Subsidiary that is not an Excluded Subsidiary to duly execute and deliver, to the Collateral Agent one or more Mortgages (and other documentation and instruments referred to in Section 6.14) (with respect to Material Real Properties only), Security Agreement Supplements, Intellectual Property Security Agreement Supplements and other security agreements, as specified by and in form and substance reasonably satisfactory to the Collateral Agent (consistent, to the extent applicable, with the Security Agreement, the Intellectual Property Security Agreement, the Mortgages and the other Collateral Documents (and Section 6.14)), securing payment of all the Obligations of the applicable Loan Party or such Subsidiary (provided that, to the extent any property to be subject to a Mortgage is located in a jurisdiction which imposes mortgage recording taxes, intangibles tax, documentary tax or similar recording fees or taxes, the relevant Mortgage shall not secure an amount in excess of the fair market value of such property subject thereto, nor shall the mortgages secure the Obligations in respect of Letters of Credit or the Revolving Credit Facility in those states that impose a mortgage tax on paydowns or re-advances applicable thereto), as the case may be, under the Loan Documents and establishing Liens on all such properties or property~~; provided that such properties or property shall not be required to be pledged as Collateral, and no Security Agreement Supplements, Intellectual Property Security Agreement Supplements and supplements to other security agreements or pledge~~

~~agreements shall be required to be delivered in respect thereof, to the extent that such any such properties or property constitute Excluded Property or would be excluded by the Guaranty and Security Principles~~,
(iv)    ~~(iii)~~ within the later of (x) 45 days of the last day of the fiscal quarter in which such request, formation or acquisition of such a Subsidiary occurred and (y) 90 days after such request, formation or acquisition occurred, or such longer period, as the Collateral Agent may agree in its sole discretion, take, and cause such Subsidiary that is not an Excluded Subsidiary and each applicable Loan Party to take, whatever action (including the recording of Mortgages (with respect to Material Real Properties only), the filing of UCC financing statements (or equivalent filings in jurisdictions other than the United States), the giving of notices and delivery of stock and membership interest certificates or foreign equivalents representing the applicable Equity Interests) as may be necessary or advisable in the reasonable opinion of the Collateral Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) valid and subsisting Liens on the properties purported to be subject to the Mortgages, Security Agreement Supplements, Intellectual Property Security Agreement Supplements, supplements to other Collateral Documents and security agreements delivered pursuant to this Section 6.12, in each case to the extent required under the Loan Documents and subject to ~~(x)~~ the Perfection Exceptions ~~and, in the case of any Foreign Subsidiaries, to the Guaranty and Security Principles, enforceable against all third parties in accordance with their terms~~,
(v)    ~~(iv)~~ within the later of (x) 45 days of the last day of the fiscal quarter in which the Collateral Agent requests and (y) 90 days after which the Collateral Agent requests, or such longer period as the Collateral Agent may agree in its sole discretion, deliver to the Collateral Agent, Organization Documents, resolutions and a signed copy of one or more opinions, addressed to the Collateral Agent and the other Secured Parties, of counsel for the Loan Parties reasonably acceptable to the Collateral Agent as to such matters as the Collateral Agent may reasonably request (limited, in the case of any opinions of local counsel to the Loan Parties in jurisdictions in which any Mortgaged Property is located, to opinions relating to Material Real Property (and any other Mortgaged Properties located in the same jurisdiction as any such Material Real Property)),
(vi)    ~~(v)~~ as promptly as practicable after the request of the Collateral Agent, deliver to the Collateral Agent with respect to each Material Real Property that is the subject of such request, ~~title reports in scope, form and substance reasonably satisfactory to the Collateral Agent, fully paid American Land Title Association Lender’s title insurance policies or the equivalent or other form available in the applicable jurisdiction in form and substance~~Mortgage Policies, with endorsements as provided in Section 6.14 and in amounts, reasonably acceptable to the Collateral Agent (not to exceed the fair market value of the Material Real Properties covered thereby and subject to any tie~~-~~-in coverage available) but only to the extent such Material Real Property is located in the United States, and
(vii)    ~~(vi)~~ at any time and from time to time, promptly execute and deliver any and all further instruments and documents and take all such other action as the Collateral Agent in its reasonable judgment may deem necessary or desirable in obtaining the full benefits of, or in perfecting and preserving the Liens of, such guaranties, Mortgages, Security Agreement Supplements, Intellectual Property Security Agreement Supplements, Collateral Documents and security agreements~~.~~;
    ~~Notwithstanding anything to the contrary herein or in any other Loan Document, no Loan Party shall be required to execute or deliver any security agreement or pledge agreement governed by the laws of Brazil, France, Mexico and Sweden unless reasonably requested by the Administrative Agent if Holdings or any other entity that (x) directly or indirectly, owns 100% of the Equity Interests of the Dutch Borrower or (y) directly owns the Equity Interests of the U.S. Borrower, in each case, is organized in such jurisdiction.~~

    ~~For purposes of this Section 6.12, from and after the Ninth Amendment Effective Date, notwithstanding any prior release of, or termination of, security granted in Switzerland, the Loan Parties shall be required to deliver certain share pledge agreements, share charge agreements or other similar security documents granting Liens over Equity Interests governed by Swiss law~~
Notwithstanding anything to the contrary herein, properties or property constituting Excluded Property shall not be required to be pledged as Collateral, and no Security Agreement Supplements, Intellectual Property Security Agreement Supplements and supplements to other security agreements or pledge agreements shall be required to be delivered in respect thereof.
Section 6.13    Compliance with Environmental Laws. Except, in each case, to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect, comply, and make all reasonable efforts to cause all lessees and other Persons operating or occupying its properties to comply with all Environmental Laws and Environmental Permits; obtain, maintain and renew all Environmental Permits necessary for its operations and properties; and, to the extent required under Environmental Laws, conduct any investigation, mitigation, study, sampling and testing, and undertake any cleanup, removal or remedial, corrective or other action necessary to respond to and remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws.
Section 6.14    Further Assurances. Promptly upon request by the Administrative Agent, or the Collateral Agent or any Lender through the Administrative Agent, and subject to the limitations described in Section 6.12 ~~and, in the case of Foreign Subsidiaries, the Guaranty and Security Principles~~, (i) correct any material defect or error that may be discovered in any Loan Document or other document or instrument relating to any Collateral or in the execution, acknowledgment, filing or recordation thereof and (ii) do, execute, acknowledge, deliver, record, re~~-~~-record, file, re~~-~~-file, register and re~~-~~-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, or the Collateral Agent or any Lender through the Administrative Agent, may reasonably require from time to time in order to grant, preserve, protect and continue the validity, perfection and priority of the security interests created or intended to be created by the Collateral Documents~~. By the date that is 120 days after the Closing Date, as such time period may be extended in the Collateral Agent’s reasonable discretion, Holdings shall, and shall cause each Restricted Subsidiary to, deliver to the Collateral Agent, subject, in~~ including, with respect to Material Real Property only, the ~~case of Foreign Subsidiaries, to the limitations of the Guaranty and Security Principles~~following:
(a)    ~~(i)~~ a Mortgage with respect to each Mortgaged Property, together with evidence each such Mortgage has been duly executed, acknowledged and delivered by a duly authorized officer of each party thereto on or before such date in a form suitable for filing and recording in all appropriate local filing or recording offices that the Collateral Agent may deem reasonably necessary or desirable in order to create a valid and subsisting perfected Lien on the property described therein in favor of the Collateral Agent for the benefit of the Secured Parties and that all filing and recording taxes and fees have been paid or otherwise provided for in a manner reasonably satisfactory to the Collateral Agent;
(b)    ~~(ii)~~ fully paid American Land Title Association Lender’s title insurance policies or marked up unconditional binder for such insurance (the “Mortgage Policies”) in form and substance reasonably requested by Collateral Agent, with endorsements reasonably requested by Collateral Agent, in amounts reasonably acceptable to the Collateral Agent (not to exceed the value of the Material Real Properties covered thereby and subject to any tie-in coverage available), issued, coinsured and reinsured by title insurers reasonably acceptable to the Collateral Agent in connection with any Material Real Property located in the United States;

(c)    ~~(iii)~~ American Land Title Association/American Congress on Surveying and Mapping form surveys, for which all necessary fees (where applicable) have been paid, certified to the Collateral Agent and the issuer of the Mortgage Policies in a manner reasonably satisfactory to the Collateral Agent by a land surveyor duly registered and licensed in the States in which the property described in such surveys is located and reasonably acceptable to the Collateral Agent; provided that new or updated surveys will not be required if an existing survey, ExpressMap or other similar documentation is available and survey coverage is available for the Mortgage Policies without the need for such new or updated surveys and provided further this foregoing requirement shall only be in connection with any Material Real Property located in the United States;
(d)    ~~(iv)~~ in each case with respect to any Material Real Property (and any other Mortgaged Properties located in the same state as any such Material Real Property), customary opinions of local counsel to the Loan Parties in jurisdictions in which the Mortgaged Property is located, with respect to the enforceability ~~and perfection~~ of the Mortgages ~~and, if applicable any related fixture filings~~, in form and substance reasonably satisfactory to the Collateral Agent;
~~(v)    customary opinions of counsel to the Loan Parties in the states in which the Loan Parties party to the Mortgages are organized or formed, with respect to the validly existence, corporate power and authority of such Loan Parties in the granting of the Mortgages, in form and substance reasonably satisfactory to the Administrative Agent;~~
(e)    [reserved];
(f)    ~~(vi)~~ with respect to each improved Mortgaged Property, a “Life-of Loan” Federal Emergency Management Agency Standard Flood Hazard Determination ~~and, if the area in~~ which ~~any~~confirms that there are no improvements located on ~~any~~the Mortgaged Property ~~is designated~~in a “special flood hazard area” as designated by the Federal Emergency Management Agency ~~(~~or any successor agency~~), evidence of flood insurance satisfying the requirements of Section 6.07(b) hereof~~ (it being understood, however, that the Collateral Agent shall be responsible for obtaining each such determination if so required by applicable law);
(g)    ~~(vii)~~ evidence that all other actions reasonably requested by the Administrative Agent, that are necessary in order to create valid and subsisting Liens on the property described in the Mortgage, have been taken; and
(h)    ~~(viii)~~ evidence that all fees, costs and expenses have been paid in connection with the preparation, execution, filing and recordation of the Mortgages, including reasonable attorneys’ fees, filing and recording fees, title insurance company coordination fees, documentary stamp, mortgage and intangible taxes and title search charges and other charges incurred in connection with the recordation of the Mortgages and the other matters described in this Section 6.14 and as otherwise required to be paid in connection therewith under Section 10.04.
Section 6.15    Maintenance of Ratings. Use commercially reasonable efforts to obtain and maintain (but not obtain or maintain a specific rating) (i) a public corporate family rating of the Borrowers and a rating of the Facilities~~, in each case from Moody’s,~~ and (ii) a public corporate credit rating of the Borrowers and a rating of the Facilities, in each case of clauses (i) and (ii), from any two of Moody’s, S&P and Fitch (it being understood and agreed that “commercially reasonable efforts” shall in any event include the payment by the Borrowers of customary rating agency fees and cooperation with information and data requests by Moody’s ~~and~~, S&P and/or Fitch in connection with their ratings process).

Section 6.16    Post~~-~~-Closing Undertakings. Within the time periods specified on Schedule 6.16 hereto (as each may be extended by the Administrative Agent in its reasonable discretion), provide such Collateral Documents and complete such undertakings as are set forth on Schedule 6.16 hereto.
Section 6.17    ~~Section 6.17~~ COMI. With respect to each Loan Party subject to the European Insolvency Regulation (excluding, for the avoidance of doubt, any Loan Party incorporated under the laws of England and Wales), not knowingly, without the prior written consent of the Administrative Agent, change its centre of main interest (as that term is used in Article 3(1) of the European Insolvency Regulation) unless it is changing to a centre of main interest located in the same country as the original centre of main interest.
Section 6.18    Transactions with Affiliates. Not enter into any transaction of any kind with any Affiliate of the Borrowers involving aggregate consideration in excess of $50,000,000, whether or not in the ordinary course of business, other than (a) transactions among Loan Parties and their Restricted Subsidiaries (or any entity that becomes a Loan Party or a Restricted Subsidiary as a result of such transaction), (b) on fair and reasonable terms substantially as favorable to Holdings or such Restricted Subsidiary as would be obtainable by Holdings or such Restricted Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate, (c) [reserved], (d) [reserved], (e) customary fees and indemnities may be paid to any directors or managers of Holdings, the Borrowers and the other Restricted Subsidiaries (and, to the extent attributable to the operations or ownership of the Borrowers and the other Restricted Subsidiaries, of any Parent Holding Company) and reasonable out-of-pocket costs of such Persons may be reimbursed, (f) the Borrower Parties may enter into employment and severance or other compensation arrangements with officers and employees in the ordinary course of business or as otherwise approved by the board of directors, board of managers or other equivalent governing body of such Borrower Parties and transactions pursuant to stock option plans and employee benefit plans and arrangements in the ordinary course of business or as otherwise approved by the board of directors, board of managers or other equivalent governing body of such Borrower Party, (g) Restricted Payments permitted under Section 7.06 (other than Section 7.06(d)), (h) Investments to the extent permitted under Section 7.02, (i) Indebtedness permitted under Section 7.03, (j) transactions pursuant to agreements in existence on the Eleventh Amendment Effective Date and set forth on Schedule 6.18 or any amendment thereto to the extent such an amendment is not materially adverse, taken as a whole, to the Lenders in any material respect, (k) transactions between a Borrower Party and any Person that is an Affiliate solely due to the fact that a director or manager of such Person is also a director or manager of any Borrower or any Parent Holding Company; provided, however, that such director or manager abstains from voting as a director of such Borrower or such Parent Holding Company, as the case may be, on any matter involving such other Person, (l) the issuance of Equity Interests to the Sponsor or any Parent Holding Company, or to any director, officer, employee or consultant thereof, (m) any issuance of Equity Interests, or other payments, awards or grants in cash, securities, Equity Interests or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the board of directors or board of managers of or the Restricted Subsidiaries, as the case may be, (n) transactions with wholly owned Subsidiaries for the purchase or sale of goods, products, parts and services entered into in the ordinary course of business, (o) transactions with joint ventures for the purchase or sale of goods, equipment and services entered into in the ordinary course of business, (p) Investments by Affiliates in Indebtedness or preferred Equity Interests of Holdings, the Borrowers or any of their Subsidiaries (and/or such Affiliate’s exercise of any permitted rights with respect thereto), so long as non-Affiliates were also offered the opportunity to invest in such Indebtedness or preferred Equity Interests, and transactions with Affiliates solely in their capacity as holders of Indebtedness or preferred

Equity Interests of Holdings, the Borrowers or any of their Subsidiaries, so long as such transaction is with all holders of such class (and there are such non-Affiliate holders) and such Affiliates are treated no more favorably than all other holders of such class generally and (q) any transaction involving aggregate consideration in excess of $75,000,000, so long as the Borrower Representative delivers to the Administrative Agent a copy of a resolution adopted in good faith by the majority of the Board of Directors of Holdings, approving such transaction, together with a certificate of a Responsible Officer of Holding certifying that the Board of Directors of Holdings determined or resolved that such transaction is on fair and reasonable terms substantially as favorable to Holdings or such Restricted Subsidiary as would be obtainable by Holdings or such Restricted Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate.
ARTICLE VII.~~ARTICLE VII.~~
Negative Covenants
So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation (other than contingent indemnification obligations as to which no claim has been asserted and obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements) hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding (other than Letters of Credit which have been Cash Collateralized), Holdings shall not, nor shall it permit any Restricted Subsidiary to, directly or indirectly:
Section 7.01    Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, or sign or file or authorize the filing under the Uniform Commercial Code of any jurisdiction a financing statement that names Holdings or any Restricted Subsidiary as debtor, or sign any security agreement authorizing any secured party thereunder to file any such financing statement, other than the following:
(a)     Liens pursuant to any Loan Document;
(b)     Liens existing on the ~~Seventh~~Eleventh Amendment Effective Date and listed on Schedule 7.01 hereto (or to the extent not listed on such Schedule 7.01, where the fair market value of ~~all~~each property to which such Liens under this clause (b) attach is less than $~~25,000,000 in the aggregate~~5,000,000) and any modifications, replacements, renewals, refinancings or extensions thereof; provided that (i) the Lien does not encumber any property other than (A) property encumbered on the ~~Seventh~~Eleventh Amendment Effective Date, (B) after~~-~~-acquired property that is affixed or incorporated into the property encumbered by such Lien on the ~~Seventh~~Eleventh Amendment Effective Date and (C) proceeds and products thereof and (ii) the modification, replacement, renewal, extension or refinancing of the obligations secured or benefited by such Liens, to the extent constituting Indebtedness, is permitted by Section 7.03;
(c)     Liens for ~~taxes~~Taxes, assessments or governmental charges which are not yet delinquent or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP (or, with respect to Holdings and any Foreign Subsidiaries, in conformity with generally accepted accounting principles that are applicable in their respective jurisdiction of organization);
(d)     statutory or common law Liens of landlords, carriers, warehousemen, mechanics, materialmen, repairmen, construction contractors or other like Liens arising in the ordinary course of business and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(e)     Liens incurred in the ordinary course of business (i) in connection with workers’ compensation, unemployment insurance and other social security legislation, (ii) securing liability for reimbursement or indemnification obligations of insurance carriers providing property, casualty or liability insurance to Holdings or any Restricted Subsidiary or under self~~-~~-insurance arrangements in respect of such obligations or (iii) securing obligations in respect of letters of credit that have been posted by Holdings or any Restricted Subsidiary of Holdings to support the payment of items set forth in clauses (i) and (ii);
(f)     Liens to secure the performance of tenders, bids, trade contracts, governmental contracts, leases and other contracts (other than Indebtedness for borrowed money), statutory obligations, surety, stay, customs and appeal bonds, performance bonds, customer guarantees, performance and completion guarantees and other obligations of a like nature (including (i) those to secure health, safety and environmental obligations, (ii) those required or requested by any Governmental Authority and (iii) letters of credit or bank guarantees issued in lieu of any such bonds or guarantees to support the issuance thereof) incurred in the ordinary course of business;
(g)     easements, covenants, rights~~-~~-of~~-~~-way, restrictions (including zoning restrictions), encroachments, protrusions and other similar encumbrances and minor title defects affecting real property which, in the aggregate, do not in any case materially and adversely interfere with the ordinary conduct of the business of the applicable Person and any exceptions on the Mortgage Policies issued in connection with the Mortgaged Properties;
(h)     Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h);
(i)     Liens securing Indebtedness permitted under Section 7.03(b)(v); provided that (i) such Liens (other than any Liens securing any Permitted Refinancing of the Indebtedness secured by such Liens) attach concurrently with or within 270 days after the acquisition, repair, replacement, construction or improvement (as applicable) of the property subject to such Liens, (ii) such Liens do not at any time encumber any property (except for replacements, additions and accessions to such property) other than the property financed by such Indebtedness and the proceeds and the products thereof and (iii) with respect to Capitalized Leases, such Liens do not at any time extend to or cover any assets other than the assets subject to such Capitalized Leases and the proceeds and products thereof and customary security deposits; provided that individual financings of equipment provided by one lender may be cross~~-~~-collateralized to other financings of equipment provided by such lender on customary terms;
(j)     leases, licenses, subleases, sublicenses or other occupancy arrangements granted to others in respect of real property on which facilities owned or leased by Holdings or any Restricted Subsidiary are located;
(k)     Liens (i) in favor of customs and revenue authorities arising as a matter of Law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business or (ii) on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business;
(l)     Liens (i) of a collection bank arising under Section ~~4-210~~4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business; and (iii) in favor of a banking or other financial institution arising as a matter of Law or under customary general terms and conditions encumbering deposits (including the right of set~~-~~-off) and which are within the general parameters customary in the banking industry;

(m)     Liens (i) on cash or Cash Equivalents advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 7.02(i), (o), (q) or (s) to be applied against the purchase price for such Investment or (ii) consisting of an agreement to Dispose of any property in a Disposition permitted under Section 7.05, in each case solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;
(n)     Liens on property of any Borrower Party that is not a Loan Party securing Indebtedness and other obligations in respect of such Indebtedness of such non~~-~~-Loan Party to the extent such Liens do not secure Indebtedness with an aggregate principal amount exceeding the greater of $~~175,000,000~~425,000,000 and ~~2.75~~6.50% of Consolidated Total Assets;
(o)     Liens in favor of any Borrower Party securing Indebtedness permitted under Section 7.03(b)(iv);
(p)     Liens existing on property at the time of its acquisition or existing on the property of any Person that becomes a Subsidiary after the date hereof and any modifications, replacements, renewals and extensions thereof (including Liens securing Permitted Refinancings of Indebtedness secured by such Liens) but, in each case, other than Liens on the Equity Interests of any Person that becomes a Subsidiary (that is not an Excluded Subsidiary); provided that (i) such Lien was not created in contemplation of such acquisition or such Person becoming a Subsidiary, (ii) such Lien does not encumber any property other than property encumbered at the time of such acquisition or such Person becoming a Subsidiary and the proceeds and products thereof and (iii) the Indebtedness secured thereby is permitted under (A) Section 7.03(b)(v), (B) Section 7.03(b)(vi) or (to the extent that it constitutes a type of Indebtedness otherwise permitted under Section 7.03(b)(v)) Section 7.03(b)(xiii) or (C) Section 7.03(b)(xv);
(q)     Liens arising from precautionary UCC financing statement filings (or other similar filings in non~~-~~-U.S. jurisdictions) regarding leases, subleases, licenses or consignments entered into by Holdings or any Restricted Subsidiary;
(r)     any interest or title of a lessor, sublessor, licensee, sublicensee, licensor or sublicensor under any lease, sublease, license or sublicense agreement (including software and other technology licenses) in the ordinary course of business;
(s)     Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by Holdings or any Restricted Subsidiary in the ordinary course of business;
(t)     Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 7.02;
(u)     Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;
(v)     Permitted Encumbrances;
(w)     Liens on Cash Collateral granted in favor of any Lenders and/or L/C Issuers created as a result of any requirement or option to Cash Collateralize pursuant to this Agreement;
(x)     Liens that are customary contractual rights of setoff (i) relating to the establishment of depository relations with banks or other financial institutions (including, without limitation, any Liens created pursuant to the general conditions of a bank operating in the Netherlands based on the general conditions drawn up by the Netherlands Bankers’ Association (Nederlandse Vereniging van Banken) and the Consumers Union (Consumentenbond), and under the German general terms and conditions of banks and saving banks (Allgemeine Geschäftsbedingungen der Banken und Sparkassen) or any other general conditions used by, or agreement or arrangement with, a bank operating in the Netherlands to substantially the same effect) not given in connection with the incurrence of Indebtedness, (ii) relating to pooled deposit or sweep accounts of Holdings or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of Holdings or any Restricted Subsidiary or (iii) relating to purchase orders and other agreements entered into with customers of Holdings or any Restricted Subsidiary in the ordinary course of business;
(y)     (i) zoning, building, entitlement and other land use regulations by Governmental Authorities with which the normal operation of the business of Holdings or the Restricted Subsidiaries complies, and (ii) any zoning or similar Law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of Holdings or any Restricted Subsidiary taken as a whole;
(z)     Liens solely on any cash earnest money deposits made by Holdings or any Restricted Subsidiary in connection with any letter of intent or purchase agreement permitted hereunder;
(aa)     Liens on Equity Interests of Joint Ventures securing obligations of such Joint Venture;
(bb)     (i) deposits made in the ordinary course of business to secure liability to insurance carriers and (ii) Liens on insurance policies and the proceeds thereof securing the financing of insurance premiums with respect thereto;
(cc)     receipt of progress payments and advances from customers in the ordinary course of business to the extent the same creates a Lien on the related inventory and proceeds thereof;
(dd)     so long as no Default has occurred and is continuing at the time of granting such Liens, Liens on cash deposits in an aggregate amount not to exceed the greater of $15,000,000 and 0.25% of Consolidated Total Assets securing any Swap Contract permitted hereunder;
(ee)     Liens on cash or Cash Equivalents used to defease or to satisfy and discharge Indebtedness; provided that such defeasance or satisfaction and discharge is permitted hereunder;
(ff)     Liens on Permitted Receivables Financing Assets securing any Permitted Receivables Financing;
(gg)     (A) Liens on property ~~constituting Collateral~~ securing obligations issued or incurred under (i) any Refinancing Notes and the Refinancing Notes Indentures related thereto, (ii) any New Incremental Notes and the New Incremental Notes Indentures related thereto or (iii) any Permitted Additional Debt and any documentation related thereto in each case incurred in compliance with this Agreement and, in each case, any Permitted Refinancings thereof (or successive Permitted Refinancings thereof); provided that such Indebtedness is subject to customary intercreditor arrangements reasonably satisfactory to the Administrative Agent and (B) Liens on any property of any Borrower Party that is not a Subsidiary Guarantor securing obligations issued or incurred under any Permitted Additional Debt and any documentation related thereto and any Permitted Refinancing thereof (or successive Permitted Refinancings thereof);

(hh)     Liens on cash or Cash Equivalents (and the related escrow accounts) in connection with the issuance into (and pending the release from) escrow of the Senior Notes or Senior Secured Notes, any Refinancing Notes, any New Incremental Notes, any Permitted Additional Debt and, in each case, any Permitted Refinancing thereof;
(ii)     other Liens securing Indebtedness outstanding in an aggregate principal amount not to exceed the greater of $~~375,000,000~~425,000,000 and 6.50% of Consolidated Total Assets; provided that if any such Indebtedness in excess of $50,000,000 is secured by any of the Collateral such Indebtedness is subject to customary intercreditor arrangements reasonably satisfactory to the Administrative Agent;
(jj)     Liens arising out of any license, sublicense or cross license of intellectual property to or from Holdings or any Restricted Subsidiary permitted under Section 7.05;
    ~~Liens in connection with the Senior Secured Notes; provided that the Indebtedness incurred thereunder is subject to the Intercreditor Agreement;~~
(kk)    [reserved];
(ll)     Liens in respect of sale~~-~~-leasebacks; ~~and~~
(mm)     In respect of personal property (as defined under the Australian PPSA), Liens provided for by one of the following transactions provided the transaction does not secure payment or performance of an obligation: (i) a transfer of an Account or Chattel Paper (as those terms are defined in the Australian PPSA) in respect of which a Borrower Party is the transferor; or (ii) a bailment of goods that is a PPS Lease (as defined in the Australian PPSA) in respect of which a Borrower Party is the bailee;
(nn)    Liens granted in order to comply with the requirements of section 8a of the German Partial Retirement Act (Altersteilzeitgesetz) or of section 7e of the German Social Code IV (SGB IV); and
(oo)    Liens required to be granted under mandatory law in favor of creditors as a consequence of a merger or conversion permitted under this Agreement due to sections 22, 204 German Transformation Act (Umwandlungsgesetz – UmwG) or a termination of a profit and loss pooling agreement (Beherrschungs- und Gewinnabfhrungsvertrag) pursuant to section 303 German Stock Corporation Act (Aktiengesetz – AktG).
Section 7.02    Investments. Make or hold any Investments, except:
(a)     Investments held by Holdings or any Restricted Subsidiary in the form of Cash Equivalents or that were Cash Equivalents when made;
(b)     loans or advances to officers, managers, directors and employees of Holdings, the ~~Dutch~~Parent Borrower, any Parent Holding Company or any Restricted Subsidiary (i) ~~for travel, entertainment, relocation and analogous ordinary business purposes,~~ in an aggregate amount not ~~to exceed, other than for travel and entertainment~~ in excess of the ~~ordinary course~~greater of ~~business, $12,000,000~~$25,000,000 and 0.50% of Consolidated Total Assets at any time outstanding and (ii) in connection with such Person’s purchase of Equity Interests of Holdings or any Parent Holding Company; provided that no cash is actually advanced pursuant to this clause (ii) unless immediately repaid;
(c)     Investments (i) by Holdings or any Restricted Subsidiary in any Loan Party (including any new Borrower Party which becomes a Loan Party), (ii) by any Restricted

Subsidiary that is not a Loan Party in any other Restricted Subsidiary that is also not a Loan Party, (iii) by Loan Parties in any Borrower Party that is not a Loan Party so long as such Investment is part of a series of Investments by Borrower Parties in other Borrower Parties that result in the proceeds of the initial Investment being invested in one or more Loan Parties including, without limitation, through the extinguishment of, or payment of, indebtedness owed by any such non-Loan Party to a Loan Party, ~~and~~ (iv) by Holdings or any Restricted Subsidiary in Holdings or any other Restricted Subsidiary made for tax planning reorganization purposes, so long as the Borrowers provide to the Administrative Agent evidence reasonably acceptable to the Administrative Agent that, after giving Pro Forma Effect to such Investments, the granting, perfection, validity and priority of the security interest of the Secured Parties in the Collateral, taken as a whole, is not impaired in any material respect by such Investment and (v) Investments by any Loan Party in any Restricted Subsidiary that is not a Loan Party in an aggregate amount, solely with respect to this clause (v), not in excess of the greater of $275,000,000 and 4.25% of Consolidated Total Assets at any time outstanding;
(d)     Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business (including advances made to distributors), Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors, and Investments consisting of prepayments to suppliers in the ordinary course of business;
(e)     to the extent constituting Investments, transactions expressly permitted (other than by reference to this Section 7.02 or any clause thereof) under Sections 7.01, 7.03, 7.04, 7.05 (including the receipt of non~~-~~-cash consideration for the Dispositions of assets permitted thereunder), 7.06 and 7.13;
(f)     ~~Investments~~any Investment in existence on, or that ~~are~~is made pursuant to a legally binding written ~~commitments~~commitment that ~~are~~is in existence on, the ~~Seventh~~Eleventh Amendment Effective Date and ~~are~~, with respect to any individual Investment in an amount in excess of $5,000,000, set forth on Schedule 7.02, and any modification, replacement, renewal or extension thereof; provided no such modification, replacement, renewal or extension shall increase the amount of ~~Investments~~any such Investment then permitted under this Section 7.02(f) except pursuant to the terms of such Investment in existence on the ~~Seventh~~Eleventh Amendment Effective Date or as otherwise permitted by this Section 7.02;
(g)     Investments in Swap Contracts permitted under Section 7.03;
(h)     promissory notes and other non~~-~~-cash consideration received in connection with Dispositions permitted by Section 7.05;
(i)     (i) any acquisition or other Investment made solely with the Net Cash Proceeds of any substantially concurrent Permitted Equity Issuance (other than Cure Amounts) Not Otherwise Applied or (ii) the purchase or other acquisition of all or substantially all of the property and assets or business of, any Person or of assets constituting a business unit, a line of business or division of such Person, or of all of the Equity Interests in a Person that, upon the consummation thereof, will be a Borrower Party (including as a result of a merger or consolidation) (each, a “Permitted Acquisition”); provided that, with respect to each purchase or other acquisition made pursuant to this Section 7.02(i):
(A)    each applicable Loan Party and any such newly created or acquired Borrower Party shall have complied with the requirements of Section 6.12 or made arrangements reasonably satisfactory to the Administrative Agent for compliance after the effectiveness of such Permitted Acquisition, as applicable;

(B)    immediately after giving Pro Forma Effect to any such purchase or other acquisition and any incurrence of Indebtedness in connection therewith, no Event of Default shall have occurred and be continuing; and
(C)    any Person or assets or division as acquired in accordance herewith shall be in same business or lines of business or reasonably related, ancillary or complementary businesses (including related, complementary, synergistic or ancillary technologies) in which Holdings and/or its Subsidiaries are then engaged;
(j)     (i) Investments ~~by any Restricted Subsidiary that is not a Loan Party~~ in any Joint Venture ~~or Unrestricted Subsidiary~~of any Borrower Party in an amount not to exceed the greater of (x) $275,000,000 and (y) 4.25% of Consolidated Total Assets and (ii) Investments ~~by Loan Parties~~ in any ~~Restricted Subsidiary that is not a Loan Party or in any Joint Venture or~~ Unrestricted Subsidiary~~, to the extent that the aggregate amount of all Investments made pursuant to this Section 7.02(j) is not in excess of~~ in an amount not to exceed the greater of (x) $~~250,000,000~~400,000,000 and (y) ~~4.25~~6.00% of Consolidated Total Assets (provided that, in each case, intercompany current liabilities incurred in the ordinary course of business and consistent with past practice in connection with the cash management operations of Holdings and its Restricted Subsidiaries shall not be included in calculating such limitation~~) plus any amounts of Investments then permitted to be made under Section 7.02(s) (provided that any usage of such amounts hereunder shall reduce the Cumulative Credit by a corresponding amount~~); provided, however, that if any Investment pursuant to this Section 7.02(j) is made in any Person that is not a Loan Party at the date of the making of such Investment and such Person becomes a Loan Party after such date, such Investment shall thereafter be deemed to have been made pursuant to Section 7.02(c)(i) above and shall cease to have been made pursuant to this Section 7.02(j) for so long as such Person continues to be a Loan Party;
(k)     Investments in the ordinary course of business consisting of (i) endorsements for collection or deposit and (ii) customary trade arrangements with customers;
(l)     Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization (by way of voluntary arrangement, schemes of arrangement or otherwise) of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business and upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;
(m)     the licensing, sublicensing or contribution of IP Rights in the ordinary course of business;
(n)     loans and advances to a Parent Holding Company in lieu of, and not in excess of the amount of (after giving effect to any other loans, advances or Restricted Payments made to such Parent Holding Company), Restricted Payments permitted to be made to a Parent Holding Company in accordance with Section 7.06; provided that any such loan or advance shall reduce the amount of such applicable Restricted Payment thereafter permitted under Section 7.06 by a corresponding amount (if such applicable subsection of Section 7.06 contains a maximum amount);
(o)     other Investments not exceeding the greater of $~~300,000,000~~330,000,000 and 5.25% of Consolidated Total Assets;
(p)     loans or advances made to distributors or customers in the ordinary course of business and consistent with past practice;

(q)     Investments to the extent that payment for such Investments is made solely by the issuance of Equity Interests (other than Disqualified Equity Interests) of Holdings ~~(or any Parent Holding Company)~~ to the seller of such Investments;
(r)     Investments of a Person that is acquired and becomes a Borrower Party or of a company merged or amalgamated or consolidated into any Borrower Party, in each case after the Closing Date and in accordance with this Section 7.02 and/or Section 7.04, as applicable, to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;
(s)     Investments made with the portion, if any, of the Cumulative Credit on the date that the Borrower Representative elects to apply all or a portion thereof to this Section 7.02(s), such election to be specified in a written notice of a Responsible Officer of the Borrower Representative calculating in reasonable detail the amount of Cumulative Credit immediately prior to such election and the amount thereof elected to be so applied; provided that, immediately after giving effect to any such Investment, the Borrower Parties would be permitted to Incur at least $1.00 of unsecured Permitted Additional Debt;
(t)     any Investments in a Restricted Subsidiary that is not a Loan Party or in a Joint Venture, in each case, to the extent such Investment is substantially contemporaneously repaid with a dividend or other distribution from such Restricted Subsidiary or Joint Venture;
(u)     the forgiveness or conversion to equity of any Indebtedness owed to a Borrower Party and permitted by Section 7.03;
    ~~Investments made (i) on or prior to the Closing Date to consummate the Transaction, (ii) in connection with the Reorganization Transaction or (iii) in connection with the 2018 Reorganization Transaction;~~
(v)    [reserved];
(w)     advances of payroll payments to employees in the ordinary course of business;
(x)     additional Restricted Subsidiaries of Holdings may be established or created if the Borrowers and such Subsidiary comply with the requirements of Section 6.12, if applicable; provided that to the extent any such new Subsidiary is created solely for the purpose of consummating a transaction pursuant to an acquisition permitted by this Section 7.02, and such new Subsidiary at no time holds any assets or liabilities other than any merger consideration contributed to it contemporaneously with the closing of such transaction, such new Subsidiary shall not be required to take the actions set forth in Section 6.12, as applicable, until the respective acquisition is consummated (at which time the surviving or transferee entity of the respective transaction and its Subsidiaries shall be required to so comply in accordance with the provisions thereof);
(y)     (i) Investments in a Permitted Receivables Financing Subsidiary or any Investment by a Permitted Receivables Financing Subsidiary in any other Person in connection with a Permitted Receivables Financing; provided, however, that any such Investment in a Permitted Receivables Financing Subsidiary is in the form of a contribution of additional Permitted Receivables Financing Assets and (ii) distributions or payments by such Permitted Receivables Financing Subsidiary of Permitted Receivables Financing Fees;
(z)     to the extent that they constitute Investments, purchases and acquisitions of inventory, supplies, materials and equipment, maintenance, filing and renewal fees or purchases of contract rights or licenses or leases of intellectual property, in each case in the ordinary course of business;
(aa)     Guarantees of Holdings or any Restricted Subsidiary of leases entered into in the ordinary course of business;
(bb)     Guarantees of Indebtedness Incurred by customers in connection with the purchase or other acquisition of equipment, supplies or other property in the ordinary course of business;
(cc)     Investments arising as a result of sale~~-~~-leasebacks; ~~and~~
(dd)     ~~Additional~~additional Investments so long as after giving Pro Forma Effect to such Investment, the Total Net Leverage Ratio does not exceed ~~3.00:1.00~~3.25:1.00; and
(ee)    Investments in any Person (other than any Unrestricted Subsidiary) that is primarily engaged in a Similar Business in amount not to exceed the greater of $275,000,000 and 4.25% of Consolidated Total Assets;
provided that, notwithstanding anything to the contrary in this Agreement, Holdings, the Borrowers and their Restricted Subsidiaries shall not directly or indirectly make any Investment in, or Disposition to, an Unrestricted Subsidiary in the form of transferring legal title to, or licensing on an exclusive basis, as applicable, intellectual property that, at the time of making such Investment, is material to the businesses of Holdings, the Borrowers and their Restricted Subsidiaries, taken as a whole.
Section 7.03    Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:
(a)     in the case of Holdings and the ~~Borrowers:~~
Loan Parties, Indebtedness in an aggregate principal amount not to exceed ~~$1,400,000,000~~the aggregate principal amount of the Senior Notes outstanding on the Eleventh Amendment Effective Date plus interest, premiums, expenses and other amounts owing thereunder (as such amount may be increased in connection with a Permitted Refinancing thereof pursuant to clause (a) of the definition of Permitted Refinancing) at any one time outstanding evidenced by the Senior Notes; and
    ~~[Reserved]~~
(b)     in the case of Holdings and its Restricted Subsidiaries:
(i)     (x) Indebtedness of the Loan Parties under or pursuant to the Loan Documents including any refinancing thereof in accordance with Section 2.20, (y) Indebtedness of the Loan Parties evidenced by Refinancing Notes and any Permitted Refinancing thereof (or successive Permitted Refinancings thereof) and (z) Indebtedness of the Loan Parties evidenced by New Incremental Notes and any Permitted Refinancing thereof (or successive Permitted Refinancings thereof);
(ii)     Indebtedness outstanding or committed to be incurred on the ~~Seventh~~Eleventh Amendment Effective Date and, with respect to any Indebtedness the outstanding or committed principal amount of which exceeds $5,000,000, listed on Schedule 7.03 and any Permitted Refinancing thereof (or successive Permitted Refinancings thereof);

(iii)     Guarantees (i) incurred by Holdings or any Restricted Subsidiary in respect of Indebtedness of Holdings or any Restricted Subsidiary that is permitted to be incurred under this Agreement; provided that in the case of any Guarantees by a Loan Party of the obligations of a non-Loan Party, the related Investment is permitted under Section 7.02 and (ii) of any Loan Party in respect of Indebtedness of any Borrower (including the Senior Notes ~~or Senior Secured Notes and, in each case,~~and any Permitted Refinancing thereof) or any other Loan Party otherwise permitted hereunder;
(iv)     Indebtedness of (A) any Loan Party owing to any other Loan Party, (B) any Borrower Party that is not a Loan Party owed to (1) any other Borrower Party that is not a Loan Party or (2) any Loan Party in respect of an Investment permitted under Section 7.02(c), (i)(i), (j), (n), (o), (s) or (x) and (C) any Loan Party to any Borrower Party which is not a Loan Party; provided that all such Indebtedness of any Loan Party in this clause (iv)(C) must be expressly subordinated to the Obligations on the terms of the Intercompany Subordination Agreement;
(v)     (A) Attributable Indebtedness and purchase money obligations (including obligations in respect of mortgage, industrial revenue bond, industrial development bond and similar financings) to finance the purchase, repair or improvement of fixed or capital assets within the limitations set forth in Section 7.01(i); and (B) any Permitted Refinancing in respect thereof; provided, however, that the aggregate amount of ~~all such~~ Indebtedness at any one time outstanding pursuant to this Section 7.03(b)(v) shall not exceed, when taken together with all other Indebtedness outstanding pursuant to Section 7.03(b)(xxvii) below, the greater of $~~125,000,000~~330,000,000 and ~~2.00~~5.25% of Consolidated Total Assets;
(vi)     Indebtedness of Borrower Parties that are not Loan Parties not to exceed the greater of $~~375,000,000~~425,000,000 and 6.50% of Consolidated Total Assets at any time outstanding;
(vii)     Indebtedness in respect of Swap Contracts incurred in the ordinary course of business and not for speculative purposes;
(viii)     Indebtedness (other than for borrowed money, Attributable Indebtedness or purchase money obligations) secured by Liens permitted under Section 7.01;
(ix)     Indebtedness representing deferred compensation or stock~~-~~-based compensation to employees of Holdings and the Restricted Subsidiaries;
(x)     Indebtedness consisting of promissory notes issued by any Loan Party to current or former officers, directors and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of Holdings or any Parent Holding Company permitted by Section 7.06;
(xi)     Indebtedness in respect of indemnification, purchase price adjustments or other similar adjustments incurred by Holdings or any Restricted Subsidiary in a Permitted Acquisition or Disposition under agreements which provide for the adjustment of the indemnification, purchase price or for similar adjustments;
(xii)     Indebtedness consisting of obligations of Holdings or any Restricted Subsidiary under deferred consideration (e.g., earn~~-~~-outs, indemnifications, incentive non~~-~~-competes and other contingent obligations) or other similar arrangements incurred by such Person in connection with ~~the Transaction, or~~ any Permitted Acquisition or other Investment permitted under Section 7.02;

(xiii)         (A) Indebtedness incurred in connection with any Permitted Acquisition and any Permitted Refinancing thereof and (B) assumed Indebtedness of a Person that becomes a Restricted Subsidiary (or is merged ~~or~~, consolidated or amalgamated with and into Holdings or a Restricted Subsidiary) acquired after the ~~Closing~~Eleventh Amendment Effective Date in a Permitted Acquisition or an Investment permitted under Section 7.02 to the extent existing at the time of such acquisition and any Permitted Refinancing thereof; provided that ~~(i) such Indebtedness is not incurred in contemplation of such acquisition and (ii) the Total Net Leverage Ratio~~, in each case, after giving Pro Forma Effect to such Permitted Acquisition or Investment, ~~does not exceed 6.00:1.00, such~~(A) with respect to Indebtedness secured by the Collateral on a pari passu basis with the Facilities, the First Lien Net Leverage Ratio does not increase, (B) with respect to Indebtedness secured by the Collateral on a junior basis to the Facilities, the Senior Secured Net Leverage Ratio does not increase and (C) with respect to unsecured Indebtedness or Indebtedness secured by assets that do not constitute Collateral, at the option of the Borrowers, either (I) the Total Net Leverage Ratio does not increase or (II) the Fixed Charge Coverage Ratio does not decrease, and in each case, compliance is to be determined on the basis of the financial information most recently delivered (or required to have been delivered) to the Administrative Agent and the Lenders pursuant to Section 6.01(a) or (b) as though such Permitted Acquisition or Investment had been consummated as of the first day of the applicable four fiscal quarter period covered thereby and evidenced by a certificate from a Responsible Officer of the ~~Dutch~~Parent Borrower demonstrating such compliance calculation in reasonable detail; provided, further that that the amount of Indebtedness that may be Incurred pursuant to this Section 7.03(b)(xiii) by Restricted Subsidiaries that are not Subsidiary Guarantors shall not, taken together with all other Indebtedness incurred by Restricted Subsidiaries that are not Subsidiary Guarantors pursuant to Section 7.03(b)(xx) below, exceed the greater of $330,000,000 and 5.25% of Consolidated Total Assets at any one time outstanding;
(xiv)     Indebtedness in respect of netting services, overdraft protections, employee credit card programs, automatic clearinghouse arrangements and similar arrangements in each case in connection with deposit accounts and Indebtedness arising from the honoring of a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that any such Indebtedness is extinguished within 30 days;
(xv)     Indebtedness in an aggregate principal amount not to exceed the greater of $~~375,000,000~~425,000,000 and 6.50% of Consolidated Total Assets, at any time outstanding;
(xvi)     Indebtedness incurred by Holdings or any Restricted Subsidiary in respect of bank guarantees, letters of credit, warehouse receipts or similar instruments issued or created in the ordinary course of business, including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self~~-~~-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers compensation claims;
(xvii)     Obligations (including bank guarantees and letters of credit issued) in respect of performance, bid, appeal and surety bonds, customer guarantees and performance and completion guarantees and similar obligations provided by Holdings or any Restricted Subsidiary;

(xviii)     Indebtedness consisting of (a) the financing of insurance premiums or (b) take~~-~~-or~~-~~-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;
(xix)     Indebtedness of Holdings or any Restricted Subsidiary in an aggregate principal amount not to exceed the amount of cash that is contributed to the common equity of Holdings ~~(or any Parent Holding Company)~~ after the Closing Date (other than (x) by any Restricted Subsidiary and (y) any Cure Amount); provided that (i) the cash so contributed to any Parent Holding Company is promptly further contributed to the common equity of Holdings or any Restricted Subsidiary, (ii) such Indebtedness is incurred within 210 days after such cash contribution to Holdings ~~(or any Parent Holding Company)~~ is made and (iii) such Indebtedness is designated as “Contribution Indebtedness” in a certificate from a Responsible Officer of the Borrower Representative on the date incurred;
(xx)     Indebtedness incurred by Holdings or the Restricted Subsidiaries constituting Permitted Additional Debt; provided that the amount of Indebtedness that may be ~~Incurred~~incurred pursuant to this Section 7.03(b)(xx) in each case by Restricted Subsidiaries that are not Subsidiary Guarantors shall not, taken together with all other Indebtedness incurred by Restricted Subsidiaries that are not Subsidiary Guarantors pursuant to Section 7.03(b)(xiii) above, exceed the greater of $~~200,000,000~~330,000,000 and ~~3.00~~5.25% of Consolidated Total Assets at any one time outstanding and any Permitted Refinancing in respect thereof;
(xxi)     Indebtedness incurred by a Permitted Receivables Financing Subsidiary in a Permitted Receivables Financing that is not recourse to Holdings or any Restricted Subsidiary ~~in an aggregate principal amount of not greater than $75,000,000 at any time outstanding~~;
(xxii)     Indebtedness supported by a Letter of Credit, in a principal amount not in excess of the stated amount of such Letter of Credit;
(xxiii)     Indebtedness of Holdings or any Restricted Subsidiary as an account party in respect of trade letters of credit issued in the ordinary course of business;
    ~~Indebtedness contemplated by or incurred in connection with the Reorganization Transaction or the 2018 Reorganization Transaction;~~

(xxiv)    to the extent constituting Indebtedness, cash pooling services and similar arrangements or services entered into in the ordinary course of business;
(xxv)    Guarantees incurred in the ordinary course of business in respect of obligations of or to suppliers, customers, franchisees, lessors, licensees and sublicensees;
(xxvi)     unsecured Indebtedness in respect of intercompany obligations of Holdings or any Restricted Subsidiary in respect of accounts payable incurred in connection with goods sold or services rendered in the ordinary course of business and not in connection with the borrowing of money;
(xxvii)     (i) Indebtedness incurred in connection with any sale leaseback and (ii) any Permitted Refinancing in respect thereof, in each case, in an aggregate amount at any one time outstanding not to exceed, when taken together with all other

Indebtedness outstanding pursuant to Section 7.03(b)(v) above, the greater of $330,000,000 and 5.25% of Consolidated Total Assets;
(xxviii)     Indebtedness arising under a declaration of joint and several liability used for the purpose of section 2:403 DCC (and any residual liability under such declaration arising pursuant to section 2:404(2) DCC);
(xxix)    Indebtedness of Holdings or a Restricted Subsidiary incurred on behalf of, or representing guarantees of Indebtedness Incurred by, Joint Ventures in amount not to exceed the greater of $175,000,000 and 2.50% of Consolidated Total Assets at any one time outstanding;
(xxx)    Indebtedness of Holdings or a Restricted Subsidiary Incurred to finance, or assumed in connection with, an acquisition of any assets (including Equity Interests), business or Person permitted hereunder in an aggregate principal amount that does not exceed the greater of $275,000,000 and 4.25% of Consolidated Total Assets, at any one time outstanding;
(xxxi)     Indebtedness arising as a result of (the establishment of) a fiscal unity (fiscale eenheid) ~~between Holdings and any Restricted~~for Dutch corporate income tax and Dutch VAT purposes between Axalta Coating Systems Dutch Holding A B.V. and any of its Subsidiaries and / or between any of its Subsidiaries incorporated in the Netherlands; and
(xxxii)     all premiums (if any), interest (including post~~-~~-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (i) through (~~xxix~~xxxi) above.
Section 7.04    Fundamental Changes. Merge, dissolve, liquidate, amalgamate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, (other than in the case of clause (e)) so long as no Event of Default would result therefrom:
(a)     any Borrower Party (other than the U.S. Borrower) may merge, amalgamate or consolidate with (i) the U.S. Borrower (including a merger, the purpose of which is to reorganize the U.S. Borrower into a new jurisdiction in any State of the United States or the District of Columbia); provided that the U.S. Borrower shall be the continuing or surviving Person or the surviving Person shall expressly assume the obligations of the U.S. Borrower pursuant to documents reasonably acceptable to the Administrative Agent, (ii) the Parent Borrower; provided that the Parent Borrower or any New Parent Borrower, as described in and subject to the requirements of the definition of “Parent Borrower”, shall be the continuing or surviving Person, or (iii) any one or more other Borrower Parties; provided that (x) any Borrower Party that is not a Controlled Foreign Subsidiary or a FSHCO may not merge with any Borrower Party that is a Controlled Foreign Subsidiary or a FSHCO if such Controlled Foreign Subsidiary or such FSHCO shall be the continuing or surviving Person and (y) when any Guarantor is merging with another Borrower Party that is not a Loan Party (A) the Guarantor shall be the continuing or surviving Person, (B) to the extent constituting an Investment, such Investment must be a permitted Investment in or Indebtedness of a Borrower Party which is not a Loan Party in accordance with Sections 7.02 and 7.03, respectively and (C) to the extent constituting a Disposition, such Disposition must be permitted hereunder;
(b)        (i) any Restricted Subsidiary that is not a Loan Party may merge, amalgamate or consolidate with or into any other Restricted Subsidiary that is not a Loan Party and (ii) any Borrower Party (other than a Borrower) may liquidate or dissolve, or any Borrower or any Borrower Party may (if the validity, perfection and priority of the Liens securing the Obligations is not adversely affected thereby) change its legal form if the Borrowers determine in good faith that such action is in the best interest of Holdings and its Subsidiaries and is not disadvantageous to the Lenders in any material respect (it being understood that in the case of any dissolution of a Borrower Party that is a Guarantor, such Subsidiary shall at or before the time of such dissolution transfer its assets to another Borrower Party that is a Guarantor in the same jurisdiction or a different jurisdiction reasonably satisfactory to the Administrative Agent unless such Disposition of assets is permitted hereunder; and in the case of any change in legal form, a Borrower Party that is a Guarantor will remain a Guarantor unless such Guarantor is otherwise permitted to cease being a Guarantor hereunder);
(c)     any Restricted Subsidiary (other than a U.S. Borrower) may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to Holdings or any Restricted Subsidiary; provided that if the transferor in such a transaction is a Guarantor, then (i) the transferee must either be a Borrower or a Guarantor in the same jurisdiction or a different jurisdiction reasonably satisfactory to the Administrative Agent and (ii) to the extent constituting an Investment, such Investment must be a permitted Investment in or Indebtedness of a Restricted Subsidiary which is not a Loan Party in accordance with Sections 7.02 and 7.03, respectively; provided, further, that the U.S. Borrower may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to any other Domestic Loan Party;
(d)     any Borrower Party (other than a Borrower) may merge, amalgamate or consolidate with, or dissolve into, any other Person in order to effect an Investment permitted pursuant to Section 7.02; provided that (i) the continuing or surviving Person shall, to the extent subject to the terms hereof, have complied with the requirements of Section 6.12 and (ii) to the extent constituting an Investment, such Investment must be a permitted Investment in accordance with Section 7.02 and (iii) to the extent constituting a Disposition, such Disposition must be permitted hereunder;
    ~~Holdings, the Borrowers and the other Restricted Subsidiaries may consummate the Transaction, the Reorganization Transaction and the 2018 Reorganization Transaction;~~
(e)    [reserved];
(f)     any Restricted Subsidiary (other than the U.S. Borrower) may merge, dissolve, liquidate, amalgamate, consolidate with or into another Person in order to effect a Disposition permitted pursuant to Section 7.05 (other than Section 7.05(d)(A)); and
(g)     any Investment permitted by Section 7.02 may be structured as a merger, consolidation or amalgamation.
Notwithstanding anything to the contrary herein and (1) subject to the provisions set forth in the definition of “Holdings,” for the avoidance of doubt, Holdings shall be permitted to (a) merge, consolidate or amalgamate with an Affiliate of Holdings or an entity incorporated or organized solely for the purpose of reincorporating or reorganizing Holdings in ~~the United Kingdom, the Netherlands or Luxembourg~~any jurisdiction permitted pursuant to the definition of “Holdings”, or (b) reorganize or reincorporate itself in ~~the United Kingdom, the Netherlands or Luxembourg~~in any jurisdiction permitted pursuant to the definition of “Holdings”, in each case, so long as the principal amount of Indebtedness of Holdings and its Restricted Subsidiaries is not increased thereby (unless such increase is permitted by this Agreement) and (2) subject to the provisions set forth in the definition of “Parent Borrower,” for the avoidance of doubt, any merger, conversion, legal continuation, continuation to a foreign jurisdiction or otherwise by Previous Parent Borrower with or into New Parent Borrower and the assumption of all obligations by New

Parent Borrower immediately thereafter shall be permitted under this Agreement. The Administrative Agent and the Collateral Agent are hereby authorized to execute and deliver such documents and take such other actions as may be reasonably requested by ~~the~~ Holdings to give effect to the successions contemplated hereby (and the Administrative Agent and the Collateral Agent are entitled to rely, without independent investigation on any officer’s certificate delivered to it by Holdings (including as to its authority hereunder) which certificate shall be delivered by the Loan Parties upon request of the Administrative Agent or the Collateral Agent).
Section 7.05    Dispositions. Make any Disposition, except:
(a)     Dispositions of obsolete, surplus or worn out property, whether now owned or hereafter acquired, in the ordinary course of business and Dispositions of property no longer used or useful or economically practicable to maintain in the conduct of the business of Holdings, the Borrowers and the other Restricted Subsidiaries (including allowing any registrations or any applications for registration of any intellectual property to lapse or go abandoned);
(b)     Dispositions of inventory, goods held for sale and immaterial assets in the ordinary course of business;
(c)     Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the net proceeds of such Disposition are promptly applied to the purchase price of such replacement property;
(d)     (A) Dispositions permitted by Section 7.04, (B) Investments permitted by Section 7.02, (C) Restricted Payments permitted by Section 7.06 and (D) Liens permitted by Section 7.01 (in each case, other than by reference to this Section 7.05 (or any clause under this Section 7.05));
(e)     Dispositions by Holdings or any Restricted Subsidiary of property pursuant to sale~~-~~-leaseback transactions; provided that ~~(i) the fair market value of all property so Disposed of shall not exceed the greater of $150,000,000 and 2.50% of Consolidated Total Assets from and after the Closing Date and (ii) the purchase price for such property shall~~with respect to any sale-leaseback transaction with a total consideration in excess of $75,000,000, at least 75% of the consideration to be paid to Holdings or such Restricted Subsidiary, as applicable, ~~for not less than 75%~~shall consist of cash ~~consideration~~;
(f)     Dispositions of cash and Cash Equivalents;
(g)     (i) Dispositions of accounts receivable in connection with the collection or compromise thereof and (ii) Dispositions of account receivables so long as the Net Cash Proceeds of any sale or transfer pursuant to this clause (ii) are offered to prepay the Term Loans pursuant to Section 2.05(b)(ii);
(h)     licensing or sublicensing of IP Rights in the ordinary course of business on customary terms;
(i)     sales, Disposition or contributions of property (A) between Loan Parties, (B) between Restricted Subsidiaries (other than Loan Parties), (C) by Restricted Subsidiaries that are not Loan Parties to the Loan Parties or (D) by Loan Parties to any Restricted Subsidiary that is not a Loan Party, provided that (1) the portion (if any) of any such Disposition made for less than fair market value and (2) any non-cash consideration received in exchange for any such Disposition, shall in each case constitute an Investment in such Restricted Subsidiary and, if the transferor of such property is a Loan Party and the transferee thereof is a non-Loan Party, such sale, Disposition or contribution of property shall otherwise comply with Section 7.02;

(j)     leases, subleases, licenses, sublicenses or other occupancy arrangements of property (other than IP Rights) in the ordinary course of business and which do not materially interfere with the business of the Borrower Parties;
(k)     transfers of property subject to Casualty Events upon receipt of the Net Cash Proceeds of such Casualty Event;
    ~~Dispositions made on the Closing Date to consummate the Transaction;~~
(l)    [reserved];
(m)     Dispositions of Investments (including Equity Interests) in Joint Ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;
(n)     the transfer for fair value of property (including Equity Interests of Subsidiaries) to another Person in connection with a joint venture arrangement with respect to the transferred property; provided that such transfer is permitted under Section 7.02(j), (o) or (s);
(o)     the unwinding of Swap Contracts permitted hereunder pursuant to their terms;
(p)     transfers of condemned property as a result of the exercise of “eminent domain” or other similar powers to the respective Governmental Authority or agency that has condemned the same (whether by deed in lieu of condemnation or otherwise), and transfers of property that have been subject to a casualty to the respective insurer of such real property as part of an insurance settlement;
(q)     any Disposition of any asset between or among the Borrower Parties as a substantially concurrent interim Disposition in connection with a Disposition otherwise permitted pursuant to this Section 7.05;
(r)     the ~~purchase and~~ sale or other transfer~~, in each case for cash,~~ of Permitted Receivables Financing Assets (~~including by capital contribution)~~or a fractional undivided interest therein), or participations therein, to a Permitted Receivables Financing Subsidiary or in factoring or similar transactions;
(s)     Dispositions by Holdings or any Restricted Subsidiary not otherwise permitted under this Section 7.05, provided that (i) at the time of such Disposition (other than any such Disposition made pursuant to a legally binding commitment entered into at a time when no Event of Default exists), no Event of Default shall exist or would result from such Disposition and (ii) ~~the~~with respect to any Disposition with a purchase price ~~for such property~~ in excess of $~~60,000,000 shall~~75,000,000, at least 75% of the consideration to be paid to Holdings or such Restricted Subsidiary, as applicable, ~~for not less than 75%~~shall consist of cash ~~consideration~~; provided, however, that for the purposes of this clause (s)(ii), the following shall be deemed to be cash: (A) any liabilities (as shown on Holdings or such Restricted Subsidiary’s most recent balance sheet provided hereunder or in the footnotes thereto) of Holdings or such Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Obligations) that are assumed by the transferee with respect to the applicable Disposition and for which Holdings or the Restricted Subsidiaries shall have been validly released by all applicable creditors in writing, (B) any securities received by Holdings or such Restricted Subsidiary from such transferee that are converted by Holdings or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received in the conversion) within 180 days following the closing of the applicable Disposition; and (C) any Designated Non~~-~~-Cash Consideration in respect of such Disposition having an aggregate fair market value, taken together with the

Designated Non~~-~~-Cash Consideration in respect of all other Dispositions, not in excess of ~~$75,000,000~~the greater of $175,000,000 and 2.50% of Consolidated Total Assets (with the fair market value of each item of Designated Non~~-~~-Cash Consideration being measured as of the time received);
(t)     the Disposition of any Unrestricted Subsidiary; and
(u)     the Disposition of assets acquired pursuant to or in order to effectuate a Permitted Acquisition which assets are (i) obsolete or (ii) not used or useful to the core or principal business of Holdings, the Borrowers and the Restricted Subsidiaries; ~~and~~
    ~~Dispositions in connection with or as a part of the Reorganization Transaction or the 2018 Reorganization Transaction,~~
provided, however, that (x) any Disposition of any property pursuant to Section 7.05(b) (other than with respect to immaterial assets Disposed of in the ordinary course of business), (c), (e), (n), (s) or (t) shall be for no less than the fair market value of such property at the time of such Disposition and (y) notwithstanding anything to the contrary in this Agreement, Holdings, the Borrowers and their Restricted Subsidiaries shall not directly or indirectly make any Investment in, or Disposition to, an Unrestricted Subsidiary in the form of transferring legal title to, or licensing on an exclusive basis, as applicable, intellectual property that, at the time of making such Investment, is material to the businesses of Holdings, the Borrowers and their Restricted Subsidiaries, taken as a whole. To the extent any Collateral is Disposed of as expressly permitted by this Section 7.05 to any Person other than a Loan Party, such Collateral shall be sold free and clear of the Liens created by the Loan Documents, and the Administrative Agent is authorized to and shall take any actions deemed appropriate in order to effect the foregoing.
Section 7.06    Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, except:
(a)     each Restricted Subsidiary may make Restricted Payments to Holdings and to another Restricted Subsidiary that directly or indirectly own Equity Interests of such Restricted Subsidiary (and, in the case of a Restricted Payment by a non~~-~~-wholly owned Restricted Subsidiary, to any such other Restricted Subsidiary and to each other owner of Equity Interests of such Restricted Subsidiary based on their relative ownership interests);
(b)     Holdings and each Restricted Subsidiary may declare and make dividend payments or other distributions payable solely in the Equity Interests (other than Disqualified Equity Interests) of such Person (for the avoidance of doubt, any Restricted Subsidiary may declare and make such dividend payment or distribution paid in Equity Interests to Holdings);
(c)     Holdings may make Restricted Payments with the cash proceeds contributed to its common equity from the Net Cash Proceeds of any Permitted Equity Issuance Not Otherwise Applied, so long as, with respect to any such Restricted Payments, no Event of Default shall have occurred and be continuing or would result therefrom;
(d)     to the extent constituting Restricted Payments, Holdings and the Restricted Subsidiaries may take actions expressly permitted by Section 7.02 (other than Sections 7.02(e) and (n)), 7.04, ~~7.08~~6.18 or 7.13 (in each case, other than by reference to this Section 7.06 (or any clause under this Section 7.06));
(e)     Holdings and any Restricted Subsidiary may make Restricted Payments to any Parent Holding Company:

(i)     the proceeds of which shall be used by Parent Holding Company to pay (or to make a Restricted Payment to or Investment in another Parent Holding Company to enable it to pay) (a) such Parent Holding Company’s operating expenses incurred in the ordinary course of business and other corporate overhead costs and expenses (including administrative, legal, accounting and similar expenses provided by third parties), which are reasonable and customary and incurred in the ordinary course of business, plus any reasonable and customary indemnification claims made by directors, managers or officers of Parent Holding Company not to exceed the ratable share of the amount to which such Restricted Payment relates that is related to the ownership or operations of Holdings or the Restricted Subsidiaries or (b) ~~the fees and other amounts described in Sections 7.08(c) and (d) to the extent that the Borrowers would be then permitted under such Sections 7.08(c) and (d)~~ to pay such fees and other amounts directly;
(ii)     for any taxable period for which Holdings or any of its Subsidiaries are members of a consolidated, combined, unitary, affiliated or similar income ~~tax~~Tax or VAT group of which a direct or indirect parent of Holdings is the common parent (a “Tax Group”), the portion of any income ~~taxes~~Taxes (and any consolidated, combined, unitary, affiliated or similar franchise or similar ~~taxes~~Taxes imposed in lieu of such income ~~taxes~~Taxes of such Tax Group) or VAT due by the parent company of the relevant Tax Group for such taxable period, that is attributable to Holdings and/or its applicable Subsidiaries, provided that (A) Restricted Payments under this Section 7.06(e)(ii) for any taxable period shall not exceed the amount of such Taxes that Holdings and/or such Subsidiaries, as applicable, would have paid had Holdings and/or such Subsidiaries, as applicable, been a stand~~-~~-alone taxpayer (or a stand~~-~~-alone group) and (B) Restricted Payments under this Section 7.06(e)(ii) in respect of an Unrestricted Subsidiary shall be permitted only to the extent that cash distributions were made by such Unrestricted Subsidiary to Holdings or any of the Restricted Subsidiaries for such purpose;
(iii)     the proceeds of which will be used to repurchase, retire or otherwise acquire the Equity Interests of Parent Holding Company, Holdings or any of its Restricted Subsidiaries (or to make a Restricted Payment to or an Investment in another Parent Holding Company or a direct or indirect equity holder thereof to enable it to repurchase, retire or otherwise acquire its Equity Interest) from directors, managers, consultants, employees or members of management of Holdings or any Restricted Subsidiary (or their estate, family members, spouse and/or former spouse), in each case in connection with the resignation, termination, death or disability of any such directors, managers, employees or members of management, in an aggregate amount not in excess of ~~$30,000,000~~the greater of (x) $50,000,000 and (y) 1.0% of Consolidated Total Assets in any calendar year ~~plus any unutilized portion of such amount in the immediately preceding two fiscal years (with such sum, however, not exceeding $40,000,000 at any time~~(with unused amounts in any calendar year being permitted to be carried over for succeeding calendar years); provided further that the amounts set forth in this clause (e)(iv) may be further increased by (A) the proceeds of any key~~-~~-man life insurance received by Holdings (or a Parent Holding Company), the ~~Dutch~~Parent Borrower or any other Restricted Subsidiary (solely with respect to the calendar year in which such proceeds are received and without limiting any carry~~-~~-over thereof permitted above), plus (B) to the extent contributed in cash to the common equity of Holdings or any Restricted Subsidiary and not theretofore utilized to make a Restricted Payment under this clause (e)(iv), the Net Cash Proceeds from the sale of Equity Interests of Holdings or any Parent Holding Company, in each case to members of management, managers, directors or consultants of Holdings or any of its Subsidiaries or any Parent Holding Company that occurs after the Closing Date (provided that in no event shall any such contributed amounts increase the Cumulative Credit) plus (C) the amount of any cash bonuses or other cash compensation otherwise payable to any future, present or former director, manager, employee, member of management or consultant of Holdings or a direct or indirect equity holder thereof, ~~Dutch~~Parent Borrower or any other Restricted Subsidiary that are foregone in return for the receipt of Equity Interests of Holdings or a direct or indirect equity holder thereof, ~~Dutch~~Parent Borrower or any other Restricted Subsidiary pursuant to a deferred compensation plan of such equity;
(iv)     the proceeds of which are applied to the purchase or other acquisition by any Parent Holding Company of all or substantially all of the property and assets or business of any Person, or of assets constituting a business unit, a line of business or division of such Person, or more than 50% of the Equity Interests in a Person that; provided that if such purchase or other acquisition had been made by Holdings or any Restricted Subsidiary, it would have constituted a Permitted Acquisition permitted to be made pursuant to Section 7.02(i); provided that (A) such Restricted Payment shall be made concurrently with the closing of such purchase or other acquisition and (B) any Parent Holding Company shall, immediately following the closing thereof, cause (1) all property acquired (whether assets or Equity Interests) and any liabilities assumed to be contributed to Holdings or any Restricted Subsidiary (other than (i) with respect to such assets, to any Foreign Subsidiaries of the U.S. Borrower and (ii) to the extent such Equity Interests constitute Foreign Subsidiaries, to the U.S. Borrower or any of its Subsidiaries) or (2) the merger (to the extent permitted in Section 7.04) into any Restricted Subsidiary (other than the U.S. Borrower or any of its Subsidiaries to the extent constituting a Foreign Subsidiary) of the Person formed or acquired in order to consummate such purchaser or other acquisition;
(v)     repurchases of Equity Interests of a Parent Holding Company deemed to occur upon the non~~-~~-cash exercise of stock options and warrants or similar equity incentive awards;
(vi)     the proceeds of which shall be used by a Parent Holding Company to pay, or to make Restricted Payments to allow any Parent Holding Company to pay, other than to Affiliates of Holdings, a portion of any customary fees and expenses related to any unsuccessful equity offering by Holdings ~~(or any Parent Holding Company)~~ or offering or debt issuance, incurrence or offering, Disposition or acquisition or investment transaction permitted by this Agreement, in each case not to exceed the ratable share of the amount to which such Restricted Payment relates that is directly related to the operations of Holdings and the Restricted Subsidiaries;
(vii)     the proceeds of which shall be used to pay customary salary, bonus and other benefits payable to officers, employees, consultants and independent contractors of any Parent Holding Company to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of Holdings or the Restricted Subsidiaries; and
(f)     in addition to the foregoing Restricted Payments, the Borrowers may make additional Restricted Payments to a Parent Holding Company in an aggregate amount not to exceed (1) the ~~sum~~greater of ~~(1)~~ $~~150,000,000~~400,000,000 and 6.0% of Consolidated Total Assets (less the aggregate amount of all prepayments, redemptions, purchases, defeasements and other satisfaction prior to the scheduled maturity of Junior Financing~~, Unsecured Financing~~ and Permitted Refinancings thereof pursuant to Section 7.13(iv)~~(y)~~) plus (2) an amount (which shall not be less than zero) equal to the portion, if any, of the Cumulative Credit on the date of such election that the applicable Borrower elects to apply to this Section 7.06(f)(2), such election to be specified in a written notice of a Responsible Officer of the Borrower Representative calculating in reasonable detail the amount of Cumulative Credit immediately prior to such election and the amount thereof elected to be so applied; provided that, in the case of this Section 7.06(f)(2), (A) immediately before and immediately after giving Pro Forma Effect to any such Restricted

Payment, no Event of Default shall have occurred and be continuing and (B) immediately after giving effect to any such Restricted Payment, the Borrower Parties ~~shall~~would be ~~in Pro Forma Compliance with a First Lien Net Leverage Ratio of no greater than 4.50:1.00, such compliance to be determined on the basis of the financial information most recently delivered to the Administrative Agent and the Lenders pursuant to Section 6.01(a) or (b) as though such Restricted Payment had been made as of the first day of the applicable four fiscal quarter period covered thereby~~permitted to Incur at least $1.00 of unsecured Permitted Additional Debt;
    ~~Restricted Payments made (i) on or after the Closing Date to consummate the Transaction, (ii) in order to satisfy indemnity and other similar obligations under the Purchase Agreement, (iii) in connection with the Reorganization Transaction or (iv) in connection with the 2018 Reorganization Transaction;~~
(g)    [reserved];
(h)     Holdings and any Restricted Subsidiary may (i) pay cash in lieu of fractional shares in connection with any dividend, split or combination of its Equity Interests or any Permitted Acquisition (or similar Investment) and (ii) honor any conversion request by a holder of convertible Indebtedness and make cash payments in lieu of fractional shares in connection with any such conversion;
(i)     the payment of dividends and distributions within 60 days after the date of declaration thereof, if at the date of declaration of such payment, such payment would have complied with the other provisions of this Section 7.06;
(j)     the Borrower Parties may make Restricted Payments to a Parent Holding Company so that Parent Holding Company may make Restricted Payments to its equity holders or the equity holders of any other Parent Holding Company in an aggregate amount not exceeding the sum of (A) 6.0% per annum of the Net Cash Proceeds received by the Borrower Parties from any public offering of common stock or contributed to the Borrower Parties by any direct or indirect parent of any Borrower Party from any public offering of common stock and (B) an aggregate amount per annum not to exceed 7.0% of Market Capitalization;
(k)     Holdings and any Restricted Subsidiary may make Restricted Payments in an amount equal to any Taxes payable, including, but not limited to, withholding or similar ~~taxes~~Taxes payable or expected to be payable, in connection with any payments to any present or former employee, director, officer, manager, consultant or independent contractor (or their respective Affiliates, estates or immediate family members) or in connection with any repurchases, of Equity Interests in consideration of such payments including deemed repurchases in connection with the exercise of stock options or grant, vesting or delivery of any Equity Interests; ~~and~~
(l)     additional Restricted Payments so long as after giving Pro Forma Effect to such Restricted Payments, the Total Net Leverage Ratio does not exceed ~~2.75:1.00~~3.00:1.00; and
(m)    the declaration and payment of dividends or distributions to holders of any class or series of Designated Preferred Stock (other than Disqualified Equity Interests) of Holdings; provided, however, that (A) for the most recently ended Test Period, at the Borrowers’ option, either (I) the Fixed Charge Coverage Ratio of Holdings and its Restricted Subsidiaries is 2.00 to 1.00 or greater or (ii) the Total Net Leverage Ratio does not exceed 5.50 to 1.00 and (B) the aggregate amount of dividends declared and paid pursuant to this clause (m) does not exceed the Net Cash Proceeds actually received by Holdings from the sale of Designated Preferred Stock; provided, further, that for purposes of calculating the Total Net Leverage Ratio for purposes of compliance with clause (ii) above, Consolidated Funded Indebtedness shall include the aggregate amount of all outstanding Designated Preferred Stock of Holdings, with the amount of such Designated Preferred Stock equal to the greater of its voluntary or involuntary liquidation preference and Maximum Fixed Repurchase Price, in each case determined on a consolidated basis in accordance with GAAP, based on internal financial statements that are available immediately preceding such date and calculated on a Pro Forma Basis.
Section 7.07    Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by Holdings and the Restricted Subsidiaries on the date hereof or any business reasonably related, complementary, synergistic or ancillary thereto or reasonable extensions thereof.
Section 7.08    ~~Transactions with Affiliates~~[Reserved]~~. Enter into any transaction of any kind with any Affiliate of the Borrowers~~, ~~whether or not in the ordinary course of business, other than (a) transactions among Loan Parties and their Restricted Subsidiaries (or any entity that becomes a Loan Party or a Restricted Subsidiary as a result of such transaction), (b) on fair and reasonable terms substantially as favorable to Holdings or such Restricted Subsidiary as would be obtainable by Holdings or such Restricted Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate, (c) the Transaction, the Reorganization Transaction and the 2018 Reorganization Transaction and the payment of fees and expenses in connection with the consummation of the Transaction, the Reorganization Transaction and the 2018 Reorganization Transaction (in the case of any deferred fees payable to the Sponsor, only so long as no Event of Default has occurred and is continuing), (d) so long as no Event of Default under Section 8.01(f) or (g) shall have occurred and be continuing, the payments pursuant to the Consulting Services Agreement (including upon termination thereof) to the Sponsor pursuant to the Consulting Services Agreements and related indemnities and reasonable expenses; provided that during the period that an Event of Default under Section 8.01(f) or (g) shall have occurred or be continuing, the payments pursuant to the Consulting Services Agreements may accrue, but not be paid, and following cure of such Event of Default to the satisfaction of the Administrative Agent, such accrued payments may be paid to the Sponsor~~, ~~(e) customary fees and indemnities may be paid to any directors or managers of Holdings (or any Parent Holding Company)~~, ~~the Borrowers and the other Restricted Subsidiaries (and, to the extent attributable to the operations or ownership of the Borrowers and the other Restricted Subsidiaries, of any Parent Holding Company) and reasonable out-of-pocket costs of such Persons may be reimbursed, (f) the Borrower Parties may enter into employment and severance or other compensation arrangements with officers and employees in the ordinary course of business or as otherwise approved by the board of directors, board of managers or other equivalent governing body of such Borrower Parties and transactions pursuant to stock option plans and employee benefit plans and arrangements in the ordinary course of business or as otherwise approved by the board of directors, board of managers or other equivalent governing body of such Borrower Party, (g) Restricted Payments permitted under Section 7.06 (other than Section 7.06(d)), (h) Investments to the extent permitted under Section 7.02, (i) any payments required to be made pursuant to the Purchase Agreement, (j) transactions pursuant to agreements in existence on the Seventh Amendment Effective Date and set forth on Schedule 7.08 or any amendment thereto to the extent such an amendment is not materially adverse, taken as a whole, to the Lenders in any material respect, (k) transactions between a Borrower Party and any Person that is an Affiliate solely due to the fact that a director  or manager of such Person is also a director or manager of any Borrower or any Parent Holding Company; provided, however, that such director or manager abstains from voting as a director of such Borrower or such Parent Holding Company, as the case may be, on any matter involving such other Person, (l) the issuance of Equity Interests to the Sponsor or any Parent Holding Company, or to any director, officer, employee or consultant thereof,  (m) any issuance of Equity Interests, or other payments, awards or grants in cash, securities, Equity Interests or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the board of directors or board of managers of Holdings (or any direct Parent Holding Company) or the Restricted Subsidiaries, as the case may be, (n) transactions with wholly owned Subsidiaries for the purchase or sale of goods, products, parts and services entered into in the ordinary course of business, (o) transactions with joint ventures for the purchase or sale of goods, equipment and services entered into in the ordinary course of business, (p) Investments by Affiliates in Indebtedness or preferred Equity Interests of Holdings, the Borrowers or any of their Subsidiaries (and/or such Affiliate’s exercise of any permitted rights with respect thereto), so long as non-Affiliates were also offered the opportunity to invest in such Indebtedness or preferred Equity Interests, and transactions with Affiliates solely in their capacity as holders of Indebtedness or preferred Equity Interests of Holdings, the Borrowers or any of their Subsidiaries, so long as such transaction is with all holders of such class (and there are such non-Affiliate holders) and such Affiliates are treated no more favorably than all other holders of such class generally and (q) reimbursement of reasonable out-of-pocket costs and expenses of the Sponsor by Holdings or any Restricted Subsidiaries incurred in connection with financial advisory, financing, underwriting or placement services or in respect of other investment banking activities (including in connection with acquisitions or divestitures, whether or not consummated) so long as such costs and expenses are approved by a majority of the members of the board of managers or a majority of the disinterested members of the board of managers, in each case, of Holdings in good faith.~~.

Section 7.09    Burdensome Agreements. Enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document) that limits the ability (a) of any Restricted Subsidiary to make Restricted Payments to any Borrower or any Guarantor or to otherwise transfer property to or invest in any Borrower or any Guarantor, except for (i) any agreement in effect on the Closing Date and described on Schedule 7.09, (ii) any agreement in effect at the time any Restricted Subsidiary becomes a Subsidiary of Holdings, so long as such agreement was not entered into solely in contemplation of such Person becoming a Subsidiary of Holdings, (iii) any agreement representing Indebtedness of a Restricted Subsidiary of Holdings which is not a Loan Party which is permitted by Section 7.03, (iv) any agreement in connection with a Disposition of all or substantially all of the Equity Interests or assets of such Subsidiary permitted by Section 7.05, (v) customary provisions in joint venture agreements or other similar agreements applicable to joint ventures permitted under Section 7.02 and applicable solely to such joint venture entered into in the ordinary course of business, (vi) customary provisions restricting assignment of any agreement entered into in the ordinary course of business, (vii) ~~restrictions contained in any Permitted Surviving Debt documents (as amended, so long as such restrictions are not expanded in scope)~~[reserved], (viii) customary net worth provisions contained in real property leases entered into by the Borrower Parties in the ordinary course of business, so long as the ~~Dutch~~Parent Borrower has determined in good faith that such net worth provisions would not reasonably be expected to impair the ability of the Borrower Parties to meet their ongoing obligations, (ix) any restrictions regarding licenses or sublicenses by the Borrower Parties of IP Rights in the ordinary course of business (in which case such restriction shall relate only to such IP Rights), (x) customary provisions restricting the subletting or assignment of any lease governing a leasehold interest, (xi) customary restrictions contained in (A) the Senior Notes and the Senior Secured Notes (and any Permitted Refinancing thereof), (B) Permitted Additional Debt, (C) any Refinancing Notes (and any Permitted Refinancing thereof), (D) New Incremental Notes and (E) Indebtedness permitted pursuant to Sections 7.03(b)(vi) (to the extent applicable only to the Restricted Subsidiaries that are not Subsidiary Guarantors obligated with respect to such Indebtedness) and 7.03(b)(xv) and any Permitted Refinancing thereof, (xii) restrictions contained in Indebtedness permitted pursuant to Section 7.03(b)(xxviii) to the extent no more restrictive, taken as a whole, to Holdings and its Subsidiaries than the covenants contained in this Agreement, (xiii) solely to the extent that (A) such restrictions relate to the Subsidiary being acquired or incurring such Indebtedness and (B) such Indebtedness is expressly made non~~-~~-recourse to Holdings and the Restricted Subsidiaries, restrictions contained in Indebtedness permitted pursuant to Section 7.03(b)(xxi) and (xiv) restrictions imposed by reason of applicable Law or (b) of any Borrower or any Loan Party (other than Holdings) to create, incur, assume or suffer to exist Liens on property of such Person for the benefit of the Lenders with respect to the Facilities and the Obligations or under the Loan Documents except for (i) any agreement in effect on the Closing Date and described on Schedule 7.09, (ii) any agreement in effect at any time any Restricted Subsidiary becomes a Subsidiary of Holdings, or any agreement assumed in connection with the acquisition of assets from any Person, so long as such agreement was not entered into solely in contemplation of such Person becoming a Subsidiary of Holdings or of the acquisition of assets from such Person and applies solely to such acquired assets, (iii) negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Sections 7.03(b)(v) or (xxi) or, to the extent it constitutes Indebtedness of a type permitted under Section 7.03(b)(v), Indebtedness permitted under Section 7.03(b)(xiii), but in each case solely to the extent any negative pledge relates to the property financed by or the subject of such Indebtedness, (iv) customary restrictions in leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate to the assets subject thereto, (v) in each case so long as such restrictions are no broader in scope than those contained in the Senior Secured Notes, customary restrictions contained in the (A) Senior Notes and Senior Secured Notes (and any Permitted Refinancing thereof), (B) Permitted Additional Debt (solely to the extent any negative pledge relates to the property financed by or the subject of such Indebtedness), (C) Refinancing Notes (and any Permitted Refinancing thereof) and (D) New Incremental Notes; provided in each case that such restrictions do not restrict the Liens securing the Obligations or the senior priority status thereof (it being understood that any such Indebtedness shall be permitted to be secured on a pari passu basis or junior with the Obligations to the extent permitted hereunder), (vi) restrictions arising in connection with cash or other deposits permitted under Sections 7.01 or 7.02 and limited to such cash or deposit, (vii) customary provisions restricting assignment of any agreement entered into in the ordinary course of business, (viii) customary provisions restricting the subletting or assignment of any lease governing a leasehold interest, (ix) ~~restrictions contained in any Permitted Surviving Debt documents (as amended, so long as such restrictions are not expanded in scope)~~[reserved], (x) customary provisions in joint venture agreements and other similar agreements applicable to joint ventures entered into in the ordinary course of business relating to the assets and Equity Interests of such Joint Venture, (xi) restrictions imposed by applicable Law, (xii) restrictions contained in Indebtedness permitted pursuant to Section 7.03(b)(vii) or Section 7.03(b)(xv) or, to the extent it constitutes Indebtedness of a type permitted under Section 7.03(b)(vii), Section 7.03(b)(xiii) to the extent relating to the Subsidiary incurring such Indebtedness and its Subsidiaries and provided that such restrictions do not restrict the Liens securing the Obligations as contemplated by Loan Documents or the first priority status thereof and (xiii) restrictions contained in Indebtedness permitted pursuant to Section 7.03(b)(vi).
Section 7.10    Reserved.
Section 7.11    Financial Covenant. As of the end of each fiscal quarter of Holdings and so long as the aggregate amount of L/C Obligations, Revolving Credit Loans and Swing Line Loans outstanding as of the end of such fiscal quarter (excluding (i) up to $20,000,000 of non~~-~~-Cash Collateralized Letters of Credit and (ii) all L/C Obligations that are Cash Collateralized by the Borrowers to at least 103% of their maximum stated amount) exceeds 30.0% of the aggregate amount of all Revolving Credit Commitments in effect as of the Closing Date, permit the First Lien Net Leverage Ratio as of the end of such fiscal quarter of Holdings and the Restricted Subsidiaries to be greater than 5.50:1.00.
Section 7.12    Accounting Changes. Make any change in fiscal year; provided, however, that the Borrower Representative or Holdings may, upon written notice to the Administrative Agent, change its fiscal year to any other fiscal year reasonably acceptable to the Administrative Agent, in which case, the Borrowers and the Administrative Agent will, and are hereby authorized by the Lenders to, make any amendments to this Agreement that are necessary, in the judgment of the Administrative Agent and the Borrower Representative or Holdings, as applicable, to reflect such change in fiscal year.
Section 7.13    Prepayments, Etc. of Indebtedness; Amendments. (a) Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner any Indebtedness that is expressly subordinated by contract in right of payment to the Obligations (other than intercompany Indebtedness so long as no Default or Event of Default shall have occurred and be continuing ~~and Indebtedness incurred in connection with the Reorganization Transaction or the 2018 Reorganization Transaction~~) or any Indebtedness that is secured by a second~~-~~-priority security interest in the Collateral (collectively, together with any Permitted Refinancing of the foregoing, “Junior Financing”) ~~or any Unsecured Financing~~ in an aggregate amount in excess of $75,000,000 (it being understood that payments of regularly scheduled interest and principal shall be permitted), or make any payment in violation of any subordination terms of any Junior Financing Documentation, except (i) a prepayment, redemption, purchase, defeasement or other satisfaction of Junior ~~Financing or Unsecured~~ Financing made using the portion, if any, of the Cumulative Credit on the date of such election that the Borrower Representative elects to apply to this Section 7.13(a)(i), such election to be specified in a written notice of a Responsible Officer of the Borrower Representative calculating in reasonable detail the amount of Cumulative Credit immediately prior to such election and the amount thereof elected to be so applied; provided that (A) immediately before and immediately after giving Pro Forma Effect to such prepayment, no

Event of Default shall have occurred and be continuing and (B) immediately after giving effect to any such prepayment, ~~Holdings and~~ the ~~Restricted Subsidiaries shall be in Pro Forma Compliance with a First Lien Net Leverage Ratio of no greater than 4.50:1.00~~Borrower Parties would be permitted to Incur at least $1.00 of unsecured Permitted Additional Debt, such compliance to be determined on the basis of the financial information most recently delivered to the Administrative Agent and the Lenders pursuant to Section 6.01(a) or (b) as though such prepayment had been made as of the first day of the applicable four fiscal quarter period covered thereby, (ii) the conversion of any Junior ~~Financing or Unsecured~~ Financing to Equity Interests (other than Disqualified Equity Interests) or the prepayment, redemption, purchase, defeasement or other satisfaction of Junior Financing ~~or Unsecured Financing~~ with the proceeds of Permitted Equity Issuances (other than Cure Amounts) Not Otherwise Applied, (iii) the refinancing of any Junior ~~Financing or Unsecured~~ Financing with any Permitted Refinancing thereof, (iv) the prepayment, redemption, purchase, defeasement or other satisfaction prior to the scheduled maturity of any Junior Financing~~, Unsecured Financing~~ or Permitted Refinancing thereof, in an aggregate amount not to exceed ~~(x) $150,000,000 plus~~the greater of $400,000,000 and 6.0% of Consolidated Total Assets (~~y)~~less the aggregate amount~~, if any, that is then available for~~ of all Restricted Payments made pursuant to Section 7.06(f)(1) ~~(as such amount may be reduced from time to time in accordance with the terms of such Section 7.06(f)(1)~~) and (v) the prepayment, redemption, purchase, defeasance or other satisfaction of any Indebtedness incurred or assumed pursuant to Section 7.03(b)(xiii); or (b) amend, modify or change any term or condition of any Junior Financing Documentation~~, any Unsecured Financing Documentation, in each case,~~ in an aggregate amount in excess of $75,000,000 or any of its Organization Documents in any manner that is, taken as a whole, materially adverse to the interests of the Administrative Agent or the Lenders.
ARTICLE VIII.~~ARTICLE VIII.~~
Events of Default and Remedies
Section 8.01    Events of Default. Any of the following shall constitute an Event of Default:
(a)     Non~~-~~-Payment. Any Borrower or any other Loan Party fails to pay in the currency required hereunder (i) when due and as required to be paid herein, any amount of principal of any Loan, or (ii) within five Business Days after the same becomes due and payable, any interest on any Loan or on any L/C Obligation, any L/C Obligation or any fee due hereunder, or any other amount payable hereunder or with respect to any other Loan Document; or
(b)     Specific Covenants. Any Borrower or any of the Guarantors fails to perform or observe any term, covenant or agreement contained in any of Sections 6.03(a), 6.05(a) (solely with respect to the Borrowers), 6.11 or in any Section of Article VII (subject to, in the case of the financial covenant contained in Section 7.11, the cure rights contained in Section 8.03 and the proviso at the end of this clause (b)); provided, that a Default by the Borrowers under Section 7.11 (a “Financial Covenant Event of Default”) shall not constitute an Event of Default with respect to the Term Facilities, any New Term Facility or any Specified Refinancing Debt (unless consisting of revolving credit facilities) unless and until the Required Revolving Lenders shall have terminated their Revolving Credit Commitments and declared all amounts outstanding under the Revolving Credit Facility to be due and payable; or
(c)     Other Defaults. Any Loan Party fails to perform or observe any covenant or agreement (other than those specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after notice thereof by the Administrative Agent to any Borrower; or
(d)     Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Borrower or any other Loan Party herein, in any other Loan Document, or in any document required to be delivered in connection herewith or therewith shall be incorrect or misleading in any material respect (or in any respect if any such representation or warranty is already qualified by materiality) when made or deemed made ~~(provided that the failure of any representation or warranty to be true and correct on the Closing Date will not constitute a Default or an Event of Default except~~and to the extent capable of being cured, such representation ~~or~~, warranty ~~constitutes a Specified Representation or an Acquisition Representation)~~, certification or statement of fact is not corrected within 30 days after it was initially made; or
(e)     Cross~~-~~-Default. (i) Any Loan Party or any Restricted Subsidiary (A) fails to make any payment beyond the applicable grace period with respect thereto, if any (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness (other than Indebtedness hereunder and intercompany Indebtedness) having an aggregate outstanding principal amount of more than $~~75,000,000~~100,000,000 or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) after the expiration of any applicable grace or cure period therefor to cause, with the giving of notice if required, such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, in each case, prior to its stated maturity; provided that this clause (e)(B) shall not apply to (x) secured Indebtedness that becomes due as a result of the sale or transfer or other Disposition (including a Casualty Event) of the property or assets securing such Indebtedness permitted hereunder and under the documents providing for such Indebtedness and such Indebtedness is repaid when required under the documents providing for such Indebtedness or (y) events of default, termination events or any other similar event under the documents governing Swap Contracts for so long as such event of default, termination event or other similar event does not result in the occurrence of an early termination date or any acceleration or prepayment of any amounts or other Indebtedness payable thereunder; provided, further, that such failure is unremedied and is not validly waived by the holders of such Indebtedness in accordance with the terms of the documents governing such Indebtedness prior to any termination of the Revolving Credit Commitments or acceleration of the Loans pursuant to Section 8.02; or
(f)     Insolvency Proceedings, Etc. Any Loan Party or any Restricted Subsidiary (other than Immaterial Subsidiaries) institutes or consents to the institution of any proceeding under any Debtor Relief Law, a winding~~-~~-up, an administration, a dissolution, or a composition or makes an assignment for the benefit of creditors or any other action is commenced (by way of voluntary arrangement, scheme of arrangement or otherwise); or appoints, applies for or consents to the appointment of any receiver, administrator, administrative receiver, trustee, custodian, conservator, liquidator, rehabilitator, judicial manager, provisional liquidator, administrator, receiver and manager, controller, monitor or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator, judicial manager, provisional liquidator, administrator, administrative receiver, receiver and manager, controller, monitor or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or substantially all of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 days, or an order for relief is entered in any such proceeding; or
(g)     Inability to Pay Debts; Attachment. (i) Any Loan Party or any Restricted Subsidiary (other than any Immaterial Subsidiary) becomes unable or admits in writing its inability or fails generally to pay its debts as they become due or suspends making payments or enters into a moratorium or standstill arrangement in relation to its Indebtedness or is taken to have failed to comply with a statutory demand (or otherwise be presumed to be insolvent by applicable Law) (including, without limitation, in respect of a member of the Group incorporated in Germany, it is unable to pay its debts as they fall due (Zahlungsunfähigkeit), is deemed unable to pay its debts as they fall due (drohende Zahlungsunfähigkeit) in the meaning of sections 17 and 18 of the German Insolvency Code (Insolvenzordnung), or is over~~-~~-indebted (überschuldet) in the meaning of section 19 of the German Insolvency Code (Insolvenzordnung)) or (ii) any writ or warrant of attachment or execution or similar process is issued, commenced or levied against all or substantially all of the property of any such Person and is not released, vacated or fully bonded within 60 days after its issue, commencement or levy, or any analogous procedure or step is taken in any jurisdiction (including, without limitation, the making of an application for the opening of insolvency proceedings for the reasons set out in sections 17 to 19 of the German Insolvency Code (Insolvenzordnung) (Antrag auf Eröffnung eines Insolvenzverfahrens) or the taking of actions pursuant to section 21 of the German Insolvency Code (Insolvenzordnung) (Anordnung von Sicherungsmaßnahmen)); or
(h)     Judgments. There is entered against any Loan Party or any Restricted Subsidiary a final judgment or order for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding $~~75,000,000~~100,000,000 (to the extent not paid and not covered by independent third~~-~~-party insurance as to which the insurer has been notified of such judgment or order and does not deny coverage) and there is a period of 60 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or
(i)     ERISA. (i) One or more ERISA Events occur or there is or arises an Unfunded Pension Liability (taking into account only Plans with positive Unfunded Pension Liability) which event or events or unfunded liability or unfunded liabilities results or could reasonably be expected to result in liability of any Loan Party in an aggregate amount (determined as of the date of occurrence of such ERISA Event) which could reasonably be expected to result in a Material Adverse Effect, (ii) any Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under any Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party in an aggregate amount which could reasonably be expected to result in a Material Adverse Effect or (iii) with respect to a Foreign Plan, a termination, withdrawal or noncompliance with applicable law or plan terms that would reasonably be expected to result in a Material Adverse Effect; or
(j)     Invalidity of Certain Loan Documents. Any material provision of any Collateral Document, any Guaranty, the Intercompany Subordination Agreement and/or any Intercreditor Agreement or any other intercreditor agreement required to be entered into pursuant to the terms of this Agreement, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder (including as a result of a transaction permitted under Section 7.04 or 7.05) or satisfaction in full of all the Obligations (other than contingent indemnification obligations as to which no claim has been asserted and obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements as to which arrangements satisfactory to the applicable Cash Management Bank or Hedge Bank shall have been made) ceases to be in full force and effect (except that any such failure to be in full force and effect with respect to the documents referred to in clause (vii) of the definition of Loan Documents shall constitute an Event of Default only if the Borrowers receive notice thereof and the Borrowers fail to remedy the relevant failure in all material respects within 15 days of receiving said notice); or any Loan Party contests in writing the validity or enforceability of any provision of any Collateral Document, any Guaranty, the Intercompany Subordination Agreement and any Intercreditor Agreement or any other intercreditor agreement required to be entered into pursuant to the terms of this Agreement; or any Loan Party denies in writing that it has any or further liability or obligation under any Loan Document (other than as a result of repayment in full of the Obligations (other than contingent indemnification obligations as to which no claim has been asserted and obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements as to which arrangements satisfactory to the applicable Cash Management Bank or Hedge Bank shall have been made) and termination of the Aggregate Commitments), or purports in writing to revoke or rescind any Loan Document or the perfected first priority Liens created thereby (except as otherwise expressly provided in this Agreement or the Collateral Documents); or
(k)     Change of Control. There occurs any Change of Control.
Notwithstanding anything to the contrary in this Agreement, (A) if any Default or Event of Default has occurred but is no longer continuing (a “Cured Default”), any other Default or Event of Default which would not have arisen had the Cured Default not occurred shall be deemed not to be continuing automatically upon, and simultaneous with, the remedy or waiver of the Cured Default, (B) any Default in respect of a failure to comply with any obligation to deliver any notice, certificate or other document or information, as applicable, within a prescribed time period (other than a Default arising from a knowing and willful failure to deliver such notice, certificate or other document or information) shall be deemed to be cured upon performance of such obligation even though such performance is not within the prescribed period, (C) no Event of Default or breach of any representation or warranty in Article V or any covenant in Articles VI or VII shall constitute a Default or Event of Default if such Event of Default or breach of such representation or warranty in Article V or such covenant in Articles VI or VII would not have occurred but for a fluctuation (or other adverse change) in Exchange Rates and (D) if any Default or Event of Default occurs resulting from any action or the occurrence of any event reported publicly in a filing with the SEC or otherwise disclosed to the Administrative Agent in writing and the Administrative Agent and the Lenders do not exercise any of their remedies under the terms of this Agreement or any other Loan Document for the two year period following the date such Default or Event of Default has been reported publicly in a filing with the SEC or otherwise disclosed to the Administrative Agent in writing (an “Uncalled Default”), such Uncalled Default shall be deemed not to be continuing automatically at the end of such two year period (regardless of whether such Default or Event of Default was still continuing at such time).
Section 8.02    Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders (or, if a Financial Covenant Event of Default occurs and is continuing, at the request of, or with the consent of, the Required Revolving Lenders only, and in such case, without limiting Section 8.01(b), only with respect to the Revolving Credit Facility, the Swing Line Facility, and any Letters of Credit, L/C Credit Extensions and L/C Obligations), take any or all of the following actions:
(a)     declare the commitment of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;
(b)     declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers;
(c)     require that the Borrowers Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

(d)     exercise on behalf of itself, the L/C Issuers and the Lenders all rights and remedies available to it, the L/C Issuers and the Lenders under the Loan Documents, under any document evidencing Indebtedness in respect of which the Facilities have been designated as “Designated Senior Debt” (or any comparable term) and/or under applicable Law;
provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under any Debtor Relief Law, the obligation of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrowers to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.
Section 8.03    Right to Cure.
(a)    Notwithstanding anything to the contrary contained in Section 8.01 or 8.02, in the event that the Borrowers fail to comply with the requirements of the financial covenant set forth in Section 7.11 at any time when the Borrowers are required to comply with such financial covenant, pursuant to the terms thereof, then (A) from the end of the most recently ended fiscal quarter of the ~~Dutch~~Parent Borrower until the expiration of the tenth Business Day subsequent to the date the relevant financial statements are required to be delivered pursuant to Sections 6.01 (a) or (b) (the last day of such period being the “Anticipated Cure Deadline”), Holdings (or a Parent Holding Company) shall have the right to issue common Equity Interests for cash and contribute the proceeds therefrom in the form of common Equity Interests or in another form reasonably acceptable to the Administrative Agent to the ~~Dutch~~Parent Borrower or obtain a contribution to its equity (which shall be in the form of common equity or otherwise in a form reasonably acceptable to the Administrative Agent) (the “Cure Right”), and upon the receipt by the ~~Dutch~~Parent Borrower of such cash (the “Cure Amount”), pursuant to the exercise by the Borrowers of such Cure Right, the calculation of Consolidated EBITDA as used in the financial covenant set forth in Section 7.11 shall be recalculated giving effect to the following pro forma adjustments:
(i)    Consolidated EBITDA shall be increased, solely for the purpose of measuring the financial covenant set forth in Section 7.11 and not for any other purpose under this Agreement (including but not limited to determining the availability or amount of any covenant baskets or carve~~-~~-outs (including the determination of Cumulative Credit) or determining the Applicable Commitment Fee or Applicable Rate), by an amount equal to the Cure Amount; provided that (1) the receipt by the ~~Dutch~~Parent Borrower of the Cure Amount pursuant to the Cure Right shall be deemed to have no other effect whatsoever under this Agreement (including but not limited to determining the availability or amount of any covenant baskets or carve~~-~~-outs or determining the Applicable Commitment Fee or Applicable Rate) and (2) no Cure Amount shall reduce Indebtedness on a Pro Forma Basis for the applicable period for purposes of calculating the financial covenant set forth in Section 7.11 or calculating the First Lien Net Leverage Ratio, the Senior Secured Net Leverage Ratio or the Total Net Leverage Ratio, nor shall any Cure Amount held by any Borrower Party qualify as “unrestricted cash or Cash Equivalents of the Borrower Parties” for the purposes of calculating any net obligations or liabilities under the terms of this Agreement; and
(ii)    If, after giving effect to the foregoing recalculations, the Borrowers shall then be in compliance with the requirements of the financial covenant set forth in Section 7.11, the Borrowers shall be deemed to have satisfied the requirements of the financial covenant set forth in Section 7.11 as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of the financial covenant set forth in Section 7.11 that had occurred shall be deemed cured for the purposes of this Agreement; and
(B) upon receipt by the Administrative Agent of written notice, on or prior to the Anticipated Cure Deadline, that the Borrowers intend to exercise the Cure Right in respect of a fiscal quarter, the Lenders shall not be permitted to accelerate Loans held by them, to terminate the Revolving Credit Commitments held by them or to exercise remedies against the Collateral on the basis of a failure to comply with the requirements of the financial covenant set forth in Section 7.11, unless such failure is not cured pursuant to the exercise of the Cure Right on or prior to the Anticipated Cure Deadline.
(b)    Notwithstanding anything herein to the contrary, (i) in each four consecutive fiscal~~-~~-quarter period there shall be at least two fiscal quarters in respect of which the Cure Right is not exercised, (ii) there can be no more than five fiscal quarters in respect of which the Cure Right is exercised during the term of the Facilities and (iii) for purposes of this Section 8.03, the Cure Amount utilized shall be no greater than the minimum amount required to remedy the applicable failure to comply with the financial covenant set forth in Section 7.11.
Section 8.04    Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after an actual or deemed entry of an order for relief with respect to any Borrower under any Debtor Relief Law), any amounts received on account of the Obligations shall, subject to the provisions of Sections 2.18 and 2.19, be applied by the Administrative Agent in the following order:
(a)     first, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, disbursements and other charges of counsel payable under Section 10.04 and amounts payable under Article III and amounts owing in respect of (x) the preservation of Collateral or the Collateral Agent’s security interest in the Collateral or (y) with respect to enforcing the rights of the Secured Parties under the Loan Documents) payable to the Administrative Agent and the Collateral Agent in their respective capacity as such;
(b)     second, to payment in full of Unfunded Advances/Participations (the amounts so applied to be distributed between or among, as applicable, the Administrative Agent, the Swing Line Lender and the L/C Issuers pro rata in accordance with the amounts of Unfunded Advances/Participations owed to them on the date of any such distribution);
(c)     third, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal, interest and Letter of Credit fees) payable to the Lenders and the L/C Issuers (including fees, disbursements and other charges of counsel payable under Sections 10.04 and 10.05) arising under the Loan Documents and amounts payable under Article III, ratably among them in proportion to the respective amounts described in this clause (b) held by them;
(d)     fourth, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit fees and interest on the Loans and L/C Borrowings, ratably among the Lenders and the L/C Issuers in proportion to the respective amounts described in this clause (d) held by them;
(e)     fifth, (i) to payment of that portion of the Obligations constituting unpaid principal of the Loans, the L/C Borrowings and obligations of the Loan Parties then owing under Secured Hedge Agreements and the Secured Cash Management Agreements and (ii) to Cash Collateralize that portion of L/C Obligations comprising the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Borrowers pursuant to Sections 2.03 and 2.18, ratably among the Lenders, the L/C Issuers, the Hedge Banks party to such Secured Hedge Agreements and the Cash Management Banks party to such Secured Cash Management Agreements in proportion to the respective amounts described in this clause (e) held by them; provided that (x) any such amounts applied pursuant to the foregoing subclause (ii) shall be paid to the Administrative Agent for the ratable account of the applicable L/C Issuers to Cash Collateralize such L/C Obligations, (y) subject to Sections 2.03(d) and 2.18, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to this clause (e) shall be applied to satisfy drawings under such Letters of Credit as they occur and (z) upon the expiration of any Letter of Credit, the pro rata share of Cash Collateral attributable to such expired Letter of Credit shall be applied by the Administrative Agent in accordance with the priority of payments set forth in this Section 8.04;
(f)     sixth, to the payment of all other Obligations of the Loan Parties owing under or in respect of the Loan Documents that are then due and payable to the Administrative Agent and the other Secured Parties, ratably based upon the respective aggregate amounts of all such Obligations then owing to the Administrative Agent and the other Secured Parties; and
(g)     last, after all of the Obligations have been paid in full (other than contingent indemnification obligations not yet due and owing), to the Borrowers or as otherwise required by Law.
If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in accordance with the priority of payments set forth above. Notwithstanding the foregoing, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements shall be excluded from the application of payments described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may reasonably request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. Each Cash Management Bank or Hedge Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX for itself and its Affiliates as if a “Lender” party hereto.
It is understood and agreed by each Loan Party and each Secured Party that the Administrative Agent and Collateral Agent shall have no liability for any determinations made by it in this Section 8.04, in each case except to the extent resulting from the gross negligence or willful misconduct of the Administrative Agent or the Collateral Agent, as applicable (as determined by a court of competent jurisdiction in a final and non~~-~~-appealable decision). Each Loan Party and each Secured Party also agrees that the Administrative Agent and the Collateral Agent may (but shall not be required to), at any time and in its sole discretion, and with no liability resulting therefrom, petition a court of competent jurisdiction regarding any application of Collateral in accordance with the requirements hereof, and the Administrative Agent and the Collateral Agent shall be entitled to wait for, and may conclusively rely on, any such determination.
ARTICLE IX.~~ARTICLE IX.~~
Administrative Agent and Other Agents
Section 9.01    Appointment and Authorization of Agents.
(a)    Each Lender, L/C Issuer and Swing Line Lender hereby irrevocably appoints Barclays to act on its behalf as Administrative Agent hereunder and under the other Loan Documents, and designates and authorizes the Administrative Agent to take such actions on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement or any other Loan Document, together with such actions and powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document no Agent shall have any duties or responsibilities, except those expressly set forth herein, nor shall any Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent. Regardless of whether a Default has occurred and is continuing and without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.
(b)    Each L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and such L/C Issuer shall have all of the benefits and immunities (i) provided to the Agents in this Article IX with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term “Agent” as used in this Article IX and in the definition of “Agent~~-~~-Related Person” included such L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to such L/C Issuer.
(c)    The Administrative Agent shall also act as the Collateral Agent under the Loan Documents, and each of the Lenders (including in its capacities as a Lender, Swing Line Lender (if applicable), L/C Issuer (if applicable) and a potential Cash Management Bank party to a Secured Cash Management Agreement and/or a potential Hedge Bank party to a Secured Hedge Agreement) hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of (and to hold any security interest created by the Collateral Documents for and on behalf of or in trust for) such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent as Collateral Agent (and any co~~-~~-agents, sub~~-~~-agents and attorneys~~-~~-in~~-~~-fact appointed by the Administrative Agent pursuant to Section 9.02 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article IX (including Section 9.07, as though such co~~-~~-agents, sub~~-~~-agents and attorneys~~-~~-in~~-~~-fact were the Collateral Agent under the Loan Documents) and Section 10.04 as if set forth in full herein with respect thereto and all references to Administrative Agent in this Article IX shall, where applicable, be read as including a reference to the Collateral Agent. Without limiting the generality of the foregoing, the Lenders hereby expressly authorize the Administrative Agent as Collateral Agent to execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto (including the Intercreditor Agreement), as contemplated by and in accordance with the provisions of this Agreement and the Collateral Documents and acknowledge and agree that any such action by any Agent shall bind the Lenders (including in its capacities as a Lender, Swing Line Lender (if applicable), L/C Issuer (if applicable) and a potential Cash Management Bank party to a Secured Cash Management Agreement and/or a potential Hedge Bank party to a Secured Hedge Agreement).
(d)    Each of the Lenders hereby relieves the Administrative Agent from the restrictions pursuant to section 181 of the German Civil Code (Bürgerliches Gesetzbuch) and similar restrictions applicable to it pursuant to any other applicable law, in each case to the extent legally possible to such Lender. Any Lender which is barred by its constitutional documents or by~~-~~-laws from granting such exemption shall notify the Administrative Agent accordingly.
Section 9.02    Delegation of Duties. The Administrative Agent may execute any of its duties and exercise its rights and powers under this Agreement or any other Loan Document (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents or of exercising any rights and remedies thereunder) by or through agents, employees or attorneys~~-~~-in~~-~~-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Agent~~-~~-Related Persons. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney~~-~~-in~~-~~-fact that it selects in the absence of gross negligence or willful misconduct by the Administrative Agent, as determined by a final non~~-~~-appealable judgment by a court of competent jurisdiction. The exculpatory provisions of this Article IX shall apply to any such sub agent and to the Agent~~-~~-Related Persons of the Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.
Section 9.03    Liability of Agents.
(a)    No Agent~~-~~-Related Person shall be (i) liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein, to the extent determined in a final, non~~-~~-appealable judgment by a court of competent jurisdiction), (ii) liable for any action taken or not taken by it (A) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (B) in the absence of its own gross negligence or willful misconduct as determined by the final judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein, (iii) responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, (iv) responsible for or have any duty to ascertain or inquire into the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien, or security interest created or purported to be created under the Collateral Documents, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder, (v) responsible for or have any duty to ascertain or inquire into the value or the sufficiency of any Collateral or (vi) responsible for or have any duty to ascertain or inquire into the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent. No Agent~~-~~-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof.
(b)    The Administrative Agent shall not have any duty to (i) take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that such Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that no

Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable Law; and (ii) to disclose, except as expressly set forth herein and in the other Loan Documents, and shall not be liable for the failure to disclose, any information relating to any Borrower or any of its Affiliates that is communicated to or obtained by any Person serving as an Agent or any of its Affiliates in any capacity.
(c)    Any assignor of a Loan or seller of a participation hereunder shall be entitled to rely conclusively on a representation of the assignee Lender or Participant in the relevant Assignment and Assumption or participation agreement, as applicable, that such assignee or purchaser is not a Disqualified Institution. No Agent shall have any responsibility or liability for monitoring the list or identities of, or enforcing provisions relating to, Disqualified Institutions.
Section 9.04    Reliance by Agents.
(a)    Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, request, consent, certificate, instrument, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, Internet or intranet website posting or other distribution statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. Each Agent may consult with, and rely upon (and be fully protected in relying upon), advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by such Agent. Each Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.
(b)    For purposes of determining compliance with the conditions specified in Sections ~~4.01 and~~ 4.02, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date, specifying its objection thereto.
Section 9.05    Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or any Borrower referring to this Agreement, describing such Default and stating that such notice is a “notice of default.” The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to any

Event of Default as may be directed by the Required Lenders or the Required Revolving Lenders, as applicable, in accordance with Article VIII; provided, however, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable or in the best interest of the Lenders.
Section 9.06    Credit Decision; Disclosure of Information by Agents. Each Lender acknowledges that no Agent~~-~~-Related Person has made any representation or warranty to it, and that no act by any Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent~~-~~-Related Person to any Lender as to any matter, including whether Agent~~-~~-Related Persons have disclosed material information in their possession. Each Lender represents to each Agent that it has, independently and without reliance upon any Agent~~-~~-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrowers and the other Loan Parties hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent~~-~~-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrowers and the other Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by any Agent herein, such Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent~~-~~-Related Person.
Section 9.07    Indemnification of Agents. Whether or not the transactions contemplated hereby are consummated, each Lender shall, on a ratable basis based on such Lender’s Pro Rata Share of all the Facilities, indemnify upon demand each Agent~~-~~-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), and hold harmless each Agent~~-~~-Related Person in each case from and against any and all Indemnified Liabilities incurred by such Agent~~-~~-Related Person; provided, however, that no Lender shall be liable for any Indemnified Liabilities incurred by an Agent~~-~~-Related Person to the extent such Indemnified Liabilities are determined in a final, non~~-~~-appealable judgment by a court of competent jurisdiction to have resulted from such Agent~~-~~-Related Person’s own gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Lenders (or such other number or percentage of the Lenders as shall be required by the Loan Documents) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 9.07; provided, further, that to the extent any L/C Issuer is entitled to indemnification under this Section 9.07 solely in its capacity and role as an L/C Issuer, only the Revolving Credit Lenders shall be required to indemnify such L/C Issuer under this Section 9.07 (which indemnity shall be provided by such Lenders based upon their respective Pro Rata Share of the Revolving Credit Facility). In the case of any investigation, litigation or proceeding giving rise to any Indemnified Liabilities, this Section 9.07 shall apply whether or not any such investigation, litigation or proceeding is brought by any Lender or any other Person. Without limiting the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its Pro Rata Share of any costs or out~~-~~-of~~-~~-pocket expenses (including the fees, disbursements and other charges of counsel) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrowers; provided that such reimbursement by the Lenders shall not affect the Borrowers’ continuing reimbursement obligations with respect thereto; provided, further, that failure of any Lender to indemnify or reimburse the Administrative Agent shall not relieve any other Lender of its obligation in respect thereof. The undertaking in this Section 9.07 shall survive termination of the Aggregate Commitments, the payment of all other Obligations and the resignation of the Administrative Agent.
Section 9.08    Agents in their Individual Capacities. Any Agent and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire Equity Interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though it were not an Agent or an L/C Issuer hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, an Agent or its Affiliates may receive information regarding any Loan Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that such Agent shall be under no obligation to provide such information to them. With respect to its Loans, such Agent shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not an Agent or an L/C Issuer, and the terms “Lender” and “Lenders” include such Agent in its individual capacity (unless otherwise expressly indicated or unless the context otherwise requires).
Section 9.09    Successor Agents.
(a)    The Administrative Agent or Collateral Agent may resign as the Administrative Agent or Collateral Agent, as applicable, upon 30 days’ notice to the Lenders. If the Administrative Agent or Collateral Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be consented to by the Borrowers at all times other than during the existence of an Event of Default under Section 8.01(a), (f), or (g) (which consent of the Borrowers shall not be unreasonably withheld or delayed). If no successor agent is appointed prior to the effective date of the resignation of the Administrative Agent or Collateral Agent, as applicable, the Administrative Agent or Collateral Agent, as applicable, may appoint, after consulting with the Lenders and the Borrowers, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, the Person acting as such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent or Collateral Agent, as applicable, and the term “Administrative Agent” or “Collateral Agent,” as applicable, shall mean such successor administrative agent or such successor collateral agent, as applicable, and the retiring Administrative Agent’s or Collateral Agent’s appointment, powers and duties as the Administrative Agent or Collateral Agent, as applicable, shall be terminated. After the retiring Administrative Agent’s or Collateral Agent’s resignation hereunder as the Administrative Agent or Collateral Agent, the provisions of this Article IX and Sections 10.04 and 10.05 shall continue in effect for its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent or Collateral Agent under this Agreement. If no successor agent has accepted appointment as the Administrative Agent or Collateral Agent by the date which is 30 days following the retiring Administrative Agent’s or Collateral Agent’s notice of resignation, the retiring Administrative Agent’s or Collateral Agent’s resignation shall nevertheless thereupon become effective and (i) the retiring Administrative Agent or Collateral Agent, as applicable, shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent or Collateral Agent on behalf of the Lenders under any of the Loan

Documents, the retiring Agent shall continue to hold such collateral security as bailee, trustee or other applicable capacity until such time as a successor of such Agent is appointed), (ii) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section 9.09 and (iii) the Lenders shall perform all of the duties of the Administrative Agent or Collateral Agent, as applicable, hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. Upon the acceptance of any appointment as the Administrative Agent or Collateral Agent hereunder by a successor and upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Mortgages, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, the Administrative Agent or Collateral Agent, as applicable, shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Administrative Agent or Collateral Agent. Upon the acceptance of any appointment as the Administrative Agent or Collateral Agent hereunder by a successor or upon the expiration of the 30~~-~~-day period following the retiring Administrative Agent’s or Collateral Agent’s notice of resignation without a successor agent having been appointed, the retiring Administrative Agent or Collateral Agent, as applicable, shall be discharged from its duties and obligations hereunder and under the other Loan Documents but the provisions of this Article IX and Sections 10.04 and 10.05 shall continue in effect for the benefit of such retiring Agent, its sub~~-~~-agents and their respective Agent~~-~~-Related Persons in respect of any actions taken or omitted to be taken by any of them solely in respect of the Loan Documents or Obligations, as applicable, while the retiring Agent was acting as Administrative Agent or Collateral Agent, as applicable. At any time the Administrative Agent or Collateral Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Administrative Agent or Collateral Agent may be removed as the Administrative Agent or Collateral Agent hereunder at the request of the ~~Dutch~~Parent Borrower (on behalf of the Borrowers) and the Required Lenders.
(b)    Any resignation by Barclays as Administrative Agent or Collateral Agent pursuant to this Section 9.09 shall also constitute its resignation as an L/C Issuer and as Swing Line Lender, in which case the resigning Administrative Agent (x) shall not be required to issue any further Letters of Credit or make any additional Swing Line Loans hereunder and (y) shall maintain all of its rights as L/C Issuer or Swing Line Lender, as the case may be, with respect to any Letters of Credit issued by it, or Swing Line Loans made by it, prior to the date of such resignation. Upon the acceptance of a successor’s appointment as Administrative Agent or Collateral Agent hereunder or upon the expiration of the 30~~-~~-day period following the retiring Administrative Agent or Collateral Agent’s notice of resignation without a successor agent having been appointed, (i) such successor (if any) shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and Swing Line Lender, (ii) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents and (iii) the successor L/C Issuer (if any) shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make (or the Borrowers shall enter into) other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.
Section 9.10    Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, administrative receivership, judicial management, insolvency, liquidation, bankruptcy, reorganization (by way of voluntary arrangement, schemes of arrangement or otherwise), arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(a)     to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.03(i) and (j), 2.09 and 10.04) allowed in such judicial proceeding; and
(b)     to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any administrator, administrative receiver, custodian, receiver, assignee, trustee, judicial manager, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization (by way of voluntary arrangement, schemes of arrangement or otherwise), arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.
Section 9.11    Collateral and Guaranty Matters. Each of the Lenders (including in their capacities as potential Hedge Banks party to a Secured Hedge Agreement and potential Cash Management Banks party to a Secured Cash Management Agreement) and each L/C Issuer irrevocably authorize the Administrative Agent and the Collateral Agent, and each of the Administrative Agent and the Collateral Agent shall to the extent requested by the Borrower Representative or, solely in the case of clause (d) below, to the extent provided for under this Agreement,
(a)     release any Lien on any property granted to or held by the Administrative Agent or Collateral Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than (A) contingent indemnification obligations as to which no claim has been asserted and (B) obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements) and the expiration or termination of all Letters of Credit (other than Letters of Credit which have been Cash Collateralized), (ii) that is sold, disposed of or distributed or to be sold, disposed of or distributed as part of or in connection with any transaction permitted hereunder or under any other Loan Document, in each case to a Person that is not a Loan Party, (iii) subject to Section 10.01, if approved, authorized or ratified in writing by the Required Lenders or (iv) owned by a Subsidiary Guarantor upon release of such Subsidiary Guarantor from its obligations under its Guaranty pursuant to clause (c) below;
(b)     release or subordinate any Lien on any property granted to or held by the Administrative Agent or Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(e) (other than with respect to self~~-~~-insurance arrangements), (f), (i), (m), (p), (s), (u), (w), (z), (aa), (bb), (dd), (ee), (ff), (hh) and (ll);
(c)     release any Guarantor from its obligations under the applicable Guaranty if in the case of any Subsidiary, such Person ceases to be a Restricted Subsidiary or otherwise becomes an Excluded Subsidiary as a result of a transaction or designation permitted hereunder; provided that no such release shall occur if such Guarantor continues to be a guarantor in respect of any Specified Refinancing Debt, any Refinancing Notes, the Senior Notes, any New Incremental Notes and, to the extent incurred by a Loan Party, any Permitted Additional Debt; and
(d)     establish intercreditor arrangements as contemplated by this Agreement.
Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Collateral Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.11. In each case as specified in this Section 9.11, the applicable Agent will (and each Lender irrevocably authorizes the applicable Agent to), at the Borrowers’ expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release or subordination of such item of Collateral from the assignment and security interest granted under the Collateral Documents, or to evidence the release of such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.11; provided that the Borrowers shall have delivered to the Administrative Agent a certificate of a Responsible Officer of the Borrower Representative certifying that any such transaction has been consummated in compliance with this Agreement and the other Loan Documents.
~~Effective upon the occurrence of the Fourth Amendment Effective Date, the security interests granted under the Collateral Documents governed by the laws of Brazil, France, Mexico, Sweden and Switzerland, which are identified on Schedule I to the Fourth Amendment (the “Released Jurisdiction Security Documents”) are hereby released and the Released Jurisdiction Security Documents are hereby terminated. Each Agent is hereby authorized to execute and deliver to the Borrower such documents as the Borrower may reasonably request to evidence the release of the security interests granted under the Released Jurisdiction Security Documents, and to take such other actions and make such filings as may be necessary or desirable under applicable local law to release the security interests created under the Released Jurisdiction Security Documents and terminate the Released Jurisdiction Security Documents. All documents to be delivered and all actions to be taken by any Agent in connection with such release and termination of the Released Jurisdiction Security Documents shall be at the Borrower’s expense.~~
Section 9.12    [Reserved].
Section 9.13    [Reserved].
Section 9.14    Other Agents; Arranger and Managers. None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a “syndication agent,” “co~~-~~-documentation agent,” “joint lead arranger,” or “joint bookrunner” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.
Section 9.15    Secured Cash Management Agreements and Secured Hedge Agreements. No Cash Management Bank or Hedge Bank that obtains the benefits of Section 8.03, any Guaranty or any Collateral by virtue of the provisions hereof or of any Guaranty or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.
Section 9.16    Appointment of Supplemental Agents.
(a)    It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any Law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case the Administrative Agent or the Collateral Agent deems that by reason of any present or future Law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, the Administrative Agent and the Collateral Agent are hereby authorized to appoint an additional individual or institution selected by them in their sole discretion as a separate trustee, co~~-~~-trustee, administrative agent, collateral agent, administrative sub~~-~~-agent or administrative co~~-~~-agent, as applicable (any such additional individual or institution being referred to herein individually as a “Supplemental Agent” and collectively as “Supplemental Agents”).
(b)    In the event that the Administrative Agent or the Collateral Agent appoints a Supplemental Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to the Administrative Agent or the Collateral Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Agent to the extent, and only to the extent, necessary to enable such Supplemental Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Agent shall run to and be enforceable by either the Administrative Agent and the Collateral Agent or such Supplemental Agent, and (ii) the provisions of this Article IX and of Sections 10.04 and 10.05 (obligating the Borrowers to pay the Administrative Agent’s and the Collateral Agent’s expenses and to indemnify the Administrative Agent and the Collateral Agent) that refer to the Administrative Agent and/or the Collateral Agent shall inure to the benefit of such Supplemental Agent and all references therein to the Administrative Agent and/or Collateral Agent shall be deemed to be references to the Administrative Agent and/or Collateral Agent and/or such Supplemental Agent, as the context may require.
(c)    Should any instrument in writing from the Borrowers, Holdings or any other Loan Party be required by any Supplemental Agent so appointed by the Administrative Agent or the Collateral Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, the Borrowers or Holdings, as applicable, shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by the Administrative Agent or the Collateral Agent. In case any Supplemental Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Agent, to the extent permitted by Law, shall vest in and be exercised by the Administrative Agent or the Collateral Agent, as applicable, until the appointment of a new Supplemental Agent.
(d)    Intercreditor Agreement. The Administrative Agent and the Collateral Agent are authorized to, to the extent required by the terms of the Loan Documents, enter into (i) any Intercreditor Agreement, (ii) any Collateral Document, (iii) or shall make or consent to any filings or take any other actions in connection therewith (and any amendments, amendments and restatements, restatements or waivers of or supplements to or other modifications to, such agreements in connection with the incurrence by any Loan Party of any Indebtedness of such Loan Party that is permitted to be secured pursuant to Sections 7.01 and 7.03 of this Agreement, in order to permit such Indebtedness to be secured by a valid, perfected lien on the Collateral (with such priority as may be designated by such Loan Party, to the extent such priority is permitted by the Loan Documents)), and the parties hereto acknowledge that any Intercreditor Agreement, Collateral Document, consent, filing or other action will be binding upon them. Each Lender (a) hereby agrees that it will be bound by and will take no actions contrary to the provisions of any Intercreditor Agreement (if entered into) and (b) hereby authorizes and instructs the Administrative Agent and the Collateral Agent to enter into any Intercreditor Agreement or Collateral Document (and any amendments, amendments and restatements, restatements or waivers of or supplements to or other modifications to, such agreements in connection with the incurrence by any Loan Party of any Indebtedness of such Loan Party that is permitted to be secured pursuant to Sections 7.01 and 7.03 of this Agreement, in order to permit such Indebtedness to be secured by a valid, perfected lien on the Collateral (with such priority as may be designated by such Loan Party, to the extent such priority is permitted by the Loan Documents)), and to subject the Liens on the Collateral securing the Obligations to the provisions thereof.
Section 9.17    Withholding Tax. To the extent required by any applicable Laws, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any withholding ~~tax~~Tax applicable to such payment. If the IRS or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold ~~tax~~Tax from amounts paid to or for the account of any Lender for any reason, or the Administrative Agent has paid over to the IRS or other Governmental Authority applicable withholding ~~tax~~Tax relating to a payment to a Lender but no deduction has been made from such payment, such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, including any penalties, additions to ~~tax~~Tax or interest and together with any and all expenses incurred, unless such amounts have been indemnified by any Borrower or other Loan Party. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this Section 9.17. The agreements in this Section 9.17 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.
Section 9.18    Certain ERISA Matters.
(a)    Each Term B-4 Dollar Lender (x) represents and warrants, as of the date such Person became a Term B-4 Dollar Lender party hereto, to, and (y) covenants, from the date such Term B-4 Dollar Person became a Term B-4 Dollar Lender party hereto to the date such Person ceases being a Term B-4 Dollar Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that at least one of the following is and will be true:

(i)    such Term B-4 Dollar Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Term B-4 Dollar Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,
(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers),is applicable with respect to such Term B-4 Dollar Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,
(iii)    (A) such Term B-4 Dollar Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Term B-4 Dollar Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Term B-4 Dollar Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Term B-4 Dollar Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or
(iv)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Term B-4 Dollar Lender.
(b)    In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Term B-4 Dollar Lender or (2) a Term B-4 Dollar Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Term B-4 Dollar Lender further (x) represents and warrants, as of the date such Person became a Term B-4 Dollar Lender party hereto, to, and (y) covenants, from the date such Person became a Term B-4 Dollar Lender party hereto to the date such Person ceases being a Term B-4 Dollar Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Term B-4 Dollar Lender involved in such Term B-4 Dollar Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

ARTICLE X.~~ARTICLE X.~~
Miscellaneous
Section 10.01    Amendments, Etc. Except as otherwise expressly set forth in this Agreement, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrowers or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent to the extent the Administrative Agent is not a Defaulting Lender (other than with respect to any amendment or waiver contemplated in clause (h) below, which shall only require the consent of the Required Revolving Lenders), and each such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:
(a)     extend or increase the Commitment of any Lender, or reinstate the Commitment of any Lender after the termination of such Commitment pursuant to Section 8.02, in each case without the written consent of such Lender (it being understood that a waiver of any condition precedent set forth in Section 4.02 or the waiver of (or amendment to the terms of) any Default or Event of Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute an extension or increase of any Commitment of any Lender);
(b)     postpone any date scheduled for, or reduce the amount of, any payment of principal of, or interest on, any Loan or L/C Borrowing or any fees or other amounts payable hereunder, without the written consent of each Lender directly and adversely affected thereby (and subject to such further requirements as may be applicable thereto under the last two paragraphs of this Section 10.01), it being understood that the waiver of any obligation to pay interest at the Default Rate, the amendment or waiver and any mandatory prepayment of Loans under the Term Facilities shall not constitute a postponement of any date scheduled for the payment of principal, interest or fees;
(c)     reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iii) of the proviso following clause (i) below) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly and adversely affected thereby, it being understood that any change to the definitions of First Lien Net Leverage Ratio, Senior Secured Net Leverage Ratio, Total Net Leverage Ratio or, in each case, in the component definitions thereof shall not constitute a reduction in any rate of interest or any fees based thereon; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrowers to pay interest at the Default Rate;
(d)     modify Section 2.06(c) or 2.13 without the written consent of each Lender directly and adversely affected thereby;
(e)     change (i) any provision of this Section 10.01 (other than the last two paragraphs of this Section), or the definition of Required Lenders, or any other provision hereof specifying the number or percentage of Lenders or portion of the Loans or Commitments required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder (other than the definition specified in clause (ii) of this Section 10.01(e)), without the written consent of each Lender, or (ii) the definition of “Required Revolving Lenders,” without the written consent of each Lender under the Revolving Credit Facility;
(f)     other than in a transaction permitted under Section 7.04 or 7.05, release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender;

(g)     other than in a transaction permitted under Section 7.04 or 7.05, release all or substantially all of the aggregate value of the Guaranty, or all or substantially all of the Guarantors, without the written consent of each Lender;
(h)        (i) amend or otherwise modify Section 7.11 (or for the purposes of determining compliance with Section 7.11, any defined terms used therein), or (ii) waive or consent to any Default or Event of Default resulting from a breach of Section 7.11 or (iii) alter the rights or remedies of the Required Revolving Lenders arising pursuant to Article VIII as a result of a breach of Section 7.11, in each case, without the written consent of the Required Revolving Lenders; provided, however, that the amendments, modifications, waivers and consents described in this clause (h) shall not require the consent of any Lenders other than the Required Revolving Lenders;
(i)     amend, modify or waive Article XI, without the written consent of the Administrative Agent and the Supermajority Lenders of each Facility; provided that (x) if the amendments, modifications or waivers described in this clause (i) affect any Lender pursuant to a given Facility in a manner different than that applicable to the other Lenders of such Facility, then the adversely affected Lender must provide prior written consent, (y) if the amendments, modifications or waivers described in this clause (i) adversely affect (or impose additional duties upon) the Administrative Agent, then the Administrative Agent must provide prior written consent and (z) the Administrative Agent may amend or modify Article XI to cause Lenders of additional Facilities (or new Lenders with respect to existing Facilities) to become parties hereto, so long as such additional Facilities or new Lenders are permitted in accordance with Sections 2.14 or 2.17 or a loan modification offer pursuant to this Section 10.01 (on substantially the same terms as apply to the Facilities) without the consent of the other Lenders; provided, further, that in no event may Article XI be amended to cause Holdings or any of its Subsidiaries to have obligations under Article XI without the prior written consent of Holdings; or
(j)     change the currency in which any Loan is denominated without the written consent of the Lender holding such Loans; or
and provided further that (i) no amendment, waiver or consent shall, unless in writing and signed by an L/C Issuer in addition to the Borrowers and the Lenders required above, affect the rights or duties of such L/C Issuer, in its capacity as such, under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Borrowers and the Lenders required above, affect the rights or duties of the Swing Line Lender, in its capacity as such, under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent, in its capacity as such, in addition to the Borrowers and the Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent under this Agreement or any other Loan Document; and (iv) Section 10.07(g) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification~~; and (v) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto~~. Notwithstanding anything to the contrary herein, any amendment, modification, waiver or other action which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders ~~or Affiliate Lenders (other than Debt Fund Affiliates)~~, except that (x) no amendment, waiver or consent relating to Section 10.01(a), (b) or (c) may be effected, in each case without the consent of such Defaulting ~~Lender or Affiliate~~ Lender and (y) any amendment, modification, waiver or other action that by its terms adversely affects any Defaulting Lender ~~or Affiliate Lender~~ in its capacity as a Lender in a manner that differs in any material respect from, and is more adverse to such Defaulting Lender ~~or Affiliate Lender~~ than it is to, other affected Lenders shall require the consent of such Defaulting

~~Lender or Affiliate~~ Lender. Notwithstanding anything to the contrary herein, any waiver, amendment, modification or consent in respect of this Agreement or any other Loan Document that by its terms affects the rights or duties under this Agreement or any other Loan Document of Lenders holding Loans or Commitments of a particular Tranche (but not the Lenders holding Loans or Commitments of any other Tranche) may be effected by an agreement or agreements in writing entered into by the Borrowers and the requisite percentage in interest of the Lenders with respect to such Tranche that would be required to consent thereto under this Section 10.01 if such Lenders were the only Lenders hereunder at the time.
This Section 10.01 shall be subject to any contrary provision of Sections 2.14 or 2.20. In addition, notwithstanding anything else to the contrary contained in this Section 10.01, (a) if the Administrative Agent and the Borrowers shall have jointly identified an obvious error or any error or omission of a technical nature, in each case, in any provision of the Loan Documents, then the Administrative Agent and the Borrowers shall be permitted to amend such provision and (b) the Administrative Agent and the Borrowers shall be permitted to amend any provision of any Collateral Document, the Guaranty~~, or Schedule 1.01(l),~~ or enter into any new agreement or instrument, to better implement the intentions of this Agreement and the other Loan Documents or as required by local law to give effect to any guaranty, or to give effect to or to protect any security interest for the benefit of the Secured Parties, in any property so that the security interests comply with applicable Law, and in each case, such amendments, documents and agreements shall become effective without any further action or consent of any other party to any Loan Document if in the case of amendments contemplated by clause (a) the same is not objected to in writing by the Required Lenders within ten Business Days following receipt of notice thereof.
~~Notwithstanding anything to the contrary herein, in connection with any amendment, modification, waiver or other action requiring the consent or approval of Required Lenders, Lenders that are Debt Fund Affiliates shall not be permitted, in the aggregate, to account for more than 50% of the amounts actually included in determining whether the threshold in the definition of Required Lenders has been satisfied. The voting power of each Lender that is a Debt Fund Affiliate shall be reduced, pro rata, to the extent necessary in order to comply with the immediately preceding sentence.~~
Notwithstanding anything to the contrary herein, at any time and from time to time, upon notice to the Administrative Agent (who shall promptly notify the applicable Lenders) specifying in reasonable detail the proposed terms thereof, the Borrowers may make one or more loan modification offers to all the Lenders of any Facility that would, if and to the extent accepted by any such Lender, (a) extend the scheduled Maturity Date and any amortization of the Loans and Commitments under such Facility and/or change the Applicable Rate and/or fees payable with respect to the Loans and Commitments under such Facility (in each case solely with respect to the Loans and Commitments of accepting Lenders in respect of which an acceptance is delivered) and (b) treat the Loans and Commitments so modified as a new “Facility” for all purposes under this Agreement; provided that (i) such loan modification offer is made to each Lender under the applicable Facility on the same terms and subject to the same procedures as are applicable to all other Lenders under such Facility (which procedures in any case shall be reasonably satisfactory to the Administrative Agent) and (ii) no loan modification shall affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent, the Swing Line Lender or any L/C Issuer, without its prior written consent.
In connection with any such loan modification offer, the Borrowers and each accepting Lender shall execute and deliver to the Administrative Agent such agreements and other documentation as the Administrative Agent shall reasonably specify to evidence the acceptance of the applicable loan modification offer and the terms and conditions thereof, and this Agreement and the other Loan Documents shall be amended in a writing (which may be executed and delivered by the Borrowers and the Administrative Agent and shall be effective only with respect to the applicable Loans and Commitments of Lenders that shall have accepted the relevant loan modification offer (and only with respect to Loans and Commitments as to which any such Lender has accepted the loan modification offer)) to the extent necessary or appropriate, in the judgment of the Administrative Agent, to reflect the existence of, and to give effect to the terms and conditions of, the applicable loan modification (including the addition of such modified Loans and/or Commitments as a “Facility” hereunder). No Lender shall have any obligation whatsoever to accept any loan modification offer, and may reject any such offer in its sole discretion. On the effective date of any loan modification applicable to the Revolving Credit Facility, the Borrowers shall prepay any Revolving Credit Loans, L/C Advances or Swing Line Loans (to the extent participated to Revolving Credit Lenders) outstanding on such effective date (and pay any additional amounts required pursuant to Section 3.06) to the extent necessary to keep the outstanding Revolving Credit Loans, L/C Advances or Swing Line Loans (to the extent participated to Revolving Credit Lenders), as the case may be, ratable with any revised Pro Rata Share of a Revolving Credit Lender in respect of the Revolving Credit Facility arising from any non~~-~~-ratable loan modification to the Revolving Credit Commitments under this Section 10.01. Notwithstanding the foregoing, no modification referred to above shall become effective unless the Administrative Agent, to the extent reasonably requested by the Administrative Agent, shall have received legal opinions, board resolutions, officers’ certificates and/or reaffirmation agreements consistent with those delivered on the Closing Date ~~under Section 4.01~~ or delivered from time to time pursuant to Section 6.12 and/or Section 6.16 with respect to Holdings, the Borrowers, all Material Subsidiary Guarantors and each other Subsidiary Guarantor that is organized in a jurisdiction for which local counsel to the Administrative Agent in such jurisdiction advises that such deliveries are reasonably necessary to preserve the Collateral in such jurisdiction.
Section 10.02    Notices; Electronic Communications.
(a)    General. Unless otherwise expressly provided herein, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i)    if to Holdings, any Borrower, the Administrative Agent, the Collateral Agent, an L/C Issuer or the Swing Line Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02 or to such other address, telecopier number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties hereto, as provided in Section 10.02(d); and
(ii)    if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.
Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in clause (b) below shall be effective as provided in such clause (b).
(b)    Electronic Communications. Notices and other communications to the Lenders and the L/C Issuers hereunder may be delivered or furnished by electronic communication (including e~~-~~-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or any

L/C Issuer pursuant to Article II if such Lender or such L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving, or is unwilling to receive, notices under Article II by electronic communication. The Administrative Agent or any Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes (with the Borrower Representative’s consent), (i) notices and other communications sent to an e~~-~~-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e~~-~~-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e~~-~~-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
(c)    The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT~~-~~-RELATED PERSONS DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON~~-~~-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT~~-~~-RELATED PERSON IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall any Agent~~-~~-Related Person have any liability to any Loan Party or any of their respective Subsidiaries, any Lender, any L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and non~~-~~-appealable judgment to have resulted from the gross negligence or willful misconduct of such Agent~~-~~-Related Person; provided, however, that in no event shall any Agent~~-~~-Related Person have any liability to any Loan Party or any of their respective Subsidiaries, any Lender, any L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).
(d)    Change of Address, Etc. Each of Holdings, the Borrowers, the Guarantors, the Administrative Agent, the Collateral Agent, each L/C Issuer and the Swing Line Lender may change its address, telecopier, telephone number or electronic mail address for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier, telephone number or electronic mail address for notices and other communications hereunder by notice to the Borrowers, the Administrative Agent, each L/C Issuer and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public

Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non~~-~~-public information with respect to the Borrowers or their securities for purposes of United States federal or state securities laws.
(e)    Reliance by Administrative Agent, Collateral Agent, L/C Issuer and Lenders. The Administrative Agent, the Collateral Agent, the L/C Issuers and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of the Borrowers even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrowers shall indemnify the Administrative Agent, the Collateral Agent, each L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of any Borrower to the extent required by Section 10.05. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
(f)    Each Term B-4 Dollar Lender hereby agrees that (A) if the Administrative Agent notifies such Term B-4 Dollar Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Term B-4 Dollar Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Term B-4 Dollar Lender (whether or not known to such Term B-4 Dollar Lender), and demands the return of such Payment (or a portion thereof), such Term B-4 Dollar Lender shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Term B-4 Dollar Lender to the date such amount is repaid to the Administrative Agent at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (B) to the extent permitted by applicable Law, such Term B-4 Dollar Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of setoff or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Term B-4 Dollar Lender under this Section 10.02(f) shall be conclusive, absent manifest error.
(g)    Each Term B-4 Dollar Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (A) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (B) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Term B-4 Dollar Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Term B-4 Dollar Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Term B-4 Dollar Lender to the date such amount is repaid to the Administrative Agent at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.
(h)    The Borrowers hereby agree that (A) in the event an erroneous Payment (or portion thereof) is not recovered from any Term B-4 Dollar Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Term B-4 Dollar Lender with respect to such amount and (B) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any obligations of the Borrowers hereunder.
(i)    Each party’s obligations under Sections 10.02(f), 10.02(g) and 10.02(h) shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Term B-4 Dollar Lender, as applicable, the termination of the Commitments or the repayment, satisfaction or discharge of all obligations of the Borrowers hereunder.
Section 10.03    No Waiver; Cumulative Remedies; Enforcement.
(a)    No failure by any Lender, any L/C Issuer, the Administrative Agent or the Collateral Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided hereunder and under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.
(b)    Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuers; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) each L/C Issuer or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as an L/C Issuer or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 10.09 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders. In the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale, the Administrative Agent, the Collateral Agent or any Lender (or any person nominated by them) may be the purchaser of any or all of such Collateral at any such sale and the Administrative Agent, as agent for and representative of the Lenders (but not any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold in any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any Collateral payable by the Administrative Agent at such sale.
Section 10.04    Expenses and Taxes. The Borrowers agree (a) to pay or reimburse the Administrative Agent and the other Agents for all reasonable and out~~-~~-of~~-~~-pocket costs and expenses incurred in connection with the preparation, negotiation, syndication and execution of this Agreement and the other Loan Documents (including reasonable expenses incurred in connection with due diligence and travel, courier, reproduction, printing and delivery expenses), and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees, disbursements and other charges of counsel (limited to the reasonable fees, disbursements and other charges of one primary counsel to the Agents and, if necessary, one local counsel in each relevant jurisdiction (which may include a single special counsel acting in multiple jurisdictions) and special counsel for each relevant specialty), and (b) to pay or reimburse the Administrative Agent, the other Agents and each Lender for all reasonable documented out~~-~~-of~~-~~-pocket costs and expenses incurred in connection with the enforcement of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any legal proceeding, including, without duplication of Indemnified Taxes or Other Taxes paid or indemnified pursuant to Sections 3.01 and ~~3.04~~3.05, any proceeding under any Debtor Relief Law or in connection with any workout or restructuring and all documentary ~~taxes~~Taxes associated with the Facilities), including the fees, disbursements and other charges of counsel (limited to the reasonable fees, disbursements and other charges of one counsel to the Administrative Agent, the other Agents and the Lenders taken as a whole, and, if necessary, of one local counsel in each relevant jurisdiction (which may include a single special counsel acting in multiple jurisdictions) and of special counsel for each relevant specialty and, in the event of any actual or potential conflict of interest, one additional counsel in each relevant jurisdiction for each Lender or group of Lenders or Agents subject to such conflict), in each case without duplication for any amounts paid (or indemnified) under ~~Section~~Sections 3.01 and 3.05. The foregoing costs and expenses shall include, without duplication of Indemnified Taxes or Other Taxes paid or indemnified pursuant to Sections 3.01 and ~~3.04~~3.05, all reasonable search, filing, recording, title insurance and appraisal charges and fees and ~~taxes~~Taxes related thereto, and other out~~-~~-of~~-~~-pocket expenses incurred by any Agent. All amounts due under this Section 10.04 shall be paid within 30 days after invoiced or demand therefor (with a reasonably detailed invoice with respect thereto) (except for any such costs and expenses incurred prior to the Closing Date, which shall be paid on the Closing Date to the extent invoiced at least 5 Business Days prior to the Closing Date). The agreements in this Section 10.04 shall survive the termination of the Aggregate Commitments and repayment of all other Obligations. If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it hereunder or under any Loan Document, such amount may be paid on behalf of such Loan Party by the Administrative Agent after any applicable grace periods have expired, in its sole discretion and the Borrowers shall, on a joint and several basis, immediately reimburse the Administrative Agent, as applicable.
Section 10.05    Indemnification by the Borrowers. The Borrowers shall indemnify and hold harmless each Arranger, each Agent~~-~~-Related Person, each Lender, each L/C Issuer, each of their respective Affiliates and each partner, director, officer, employee, counsel, agent and representative of the foregoing and, in the case of any funds, trustees and advisors and attorneys~~-~~-in~~-~~-fact (collectively, the “Indemnitees”) from and against (and will reimburse each Indemnitee, as and when incurred, for) any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs (including settlement costs), disbursements, and reasonable and documented or invoiced out~~-~~-of~~-~~-pocket fees and expenses (including the fees, disbursements and other charges of (i) one counsel to the Indemnitees taken as a whole, (ii) in the case of an actual or perceived conflict of interest, where the Indemnitee affected by such conflict informs the Borrowers of such conflict and thereafter retains its own counsel, of another firm of counsel for each such affected Indemnitee in each relevant jurisdiction, and (iii) if necessary, one local counsel in each relevant jurisdiction (which may include a single special counsel acting in multiple jurisdictions) and special counsel for each relevant specialty) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted or awarded against any such Indemnitee in any way relating to or arising out of or in connection with or by reason of (x) any actual or prospective claim, litigation, investigation or proceeding in any way relating to, arising out of, in connection with or by reason of any of the following, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding): (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby or (b) any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by any L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, disbursements, fees or expenses are determined by a court of competent jurisdiction in a final and non~~-~~-appealable judgment to have resulted from (A) the bad faith, gross negligence or willful misconduct of such Indemnitee or any of its Affiliates or controlling persons or any of the officers, directors, employees, agents, advisors, or members of any of the foregoing or (B) any dispute that is among Indemnitees (other than any dispute involving claims against the Administrative Agent, any Arranger or any other Agent, the Swing Line Lender or any L/C Issuer, in each case in their respective capacities as such~~, or any Initial Lender solely in connection with its syndication activities as contemplated under the Commitment Letter~~) that a court of competent jurisdiction has determined in a final and non~~-~~-appealable judgment did not involve actions or omissions of any direct or indirect parent or controlling person of the Borrowers or their Subsidiaries; or (y) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by Holdings or any of its Subsidiaries, or any Environmental Liability related in any way to Holdings or any of its Subsidiaries, ((x) and (y), collectively, the “Indemnified Liabilities”) in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee and regardless of whether such Indemnitee is a party thereto, and whether or not such proceedings are brought by any Borrower, its equity holders, its Affiliates, creditors or any other third person. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through the Platform or other information transmission systems (including electronic telecommunications) in connection with this Agreement unless determined by a court of competent jurisdiction in a final and non~~-~~-appealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee, nor shall any Indemnitee or any Loan Party have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date); provided that such waiver of special, punitive, indirect or consequential damages shall not limit the indemnification obligations of the Loan Parties under this Section 10.05. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 10.05 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnitee or any other Person, and whether or not any Indemnitee is otherwise a party thereto. Should any investigation, litigation or proceeding be settled, or if there is a judgment against an Indemnitee in any such investigation, litigation or proceeding, the Borrowers shall indemnify and hold harmless each Indemnitee in the manner set forth above. All amounts due under this Section 10.05 shall be payable within 30 days after demand therefor. The agreements in this Section 10.05 shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations. This Section 10.05 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
Section 10.06    Payments Set Aside. To the extent that any payment by or on behalf of any Borrower is made to any Agent, to any L/C Issuer or any Lender, or any Agent, any L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent, such L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and each L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect in the applicable currency of such recovery or payment. The obligations of the Lenders and the L/C Issuers under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.
Section 10.07    Successors and Assigns.
(a)    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (except as permitted pursuant to Section 7.04 or the definition of “Parent Borrower”) and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee (other than to any Disqualified Institution) in accordance with the provisions of Section 10.07(b), (ii) by way of participation in accordance with the provisions of Section 10.07(d), (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.07(f) or (iv) to an SPC in accordance with the provisions of Section 10.07(g) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.07(d) and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Loans (including for purposes of this Section 10.07(b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that:
(i)    (A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment under any Facility and the Loans at the time owing to it under such Facility, no minimum amount shall need be assigned, and (B) in any case not described in clause (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the outstanding principal balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than a Dollar Amount of $5,000,000 (or such lesser amount as is acceptable to the Administrative Agent and the Borrowers), in the case of any assignment in respect of the Revolving Credit Facility, or a Dollar Amount of $1,000,000 (or such lesser amount as is acceptable to the Administrative Agent and the Borrowers), in the case of any assignment in respect of a Term Facility, in each case unless each of the Administrative Agent and, so long as no Event of Default under Section 8.01(a), (f) or (g) has occurred and is continuing, the Borrowers otherwise consent (each such consent not to be unreasonably withheld, conditioned or delayed; provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group)) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;
(ii)    each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not (x) apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans or (y) prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non~~-~~-pro rata basis;
(iii)    no consent shall be required for any assignment except to the extent required by clause (b)(i)(B) of this Section and, in addition (A) the consent of the Borrowers (such consent not to be unreasonably withheld, conditioned or delayed; it being understood that investment objectives and/or history of any proposed lender or its affiliates shall be a reasonable basis for the Borrowers to withhold consent) shall be required for any assignment unless (1) an Event of Default under Section 8.01(a), (f) or (g) has occurred and is continuing at the time of such assignment, (2) such assignment is in respect of a Term Facility and is to a Lender, an Affiliate of a Lender or an Approved Fund (other than any Disqualified Institution) or (3) such assignment is in respect of the Revolving Credit Facility and is to a Revolving Credit Lender, an Affiliate of a Revolving Credit Lender or an Approved Fund related thereto (other than any Disqualified Institution); provided that ~~(1)~~ the Borrowers shall be deemed to have consented to any assignment unless they object thereto by written notice to the Administrative Agent within ten Business Days after having received notice thereof, ~~(2) during the forty-five (45) day period following the Closing Date, the Borrowers shall be deemed to have consented to an assignment to any Lender if such Lender was previously identified and approved in the initial allocations of the Loans provided by the Arrangers to the Borrowers and (3) during the ninety (90) day period following the Fourth Amendment Effective Date, the Borrowers shall be deemed to have consented to an assignment to any Lender if such Lender was previously identified and approved in the initial allocations of the Term B-1 Loans provided by the Fourth Amendment Lead Arrangers to the Borrowers~~ (B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for any assignment unless (1) such assignment is in respect of a Term Facility and to a Lender, an Affiliate of a Lender or an Approved Fund or (2) such assignment is in respect of the Revolving Credit Facility and is to a Revolving Credit Lender, an Affiliate of a Revolving Credit Lender or an Approved Fund related thereto (provided that the Administrative Agent shall acknowledge any such assignment) and (C) the consent of each L/C Issuer and the Swing Line Lender (each such consent not to be unreasonably withheld, conditioned or delayed) shall be required for any assignment in respect of the Revolving Credit Facility; provided, however, that the consent of each L/C Issuer and the Swing Line Lender shall not be required for any assignment of a Term Loan;

(iv)    the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption via an electronic settlement system acceptable to the Administrative Agent (or, if previously agreed with the Administrative Agent, manually), together with a processing and recordation fee of $3,500 (except, (x) in the case of contemporaneous assignments by any Lender to one or more Approved Funds, only a single processing and recording fee shall be payable for such assignments~~, (y) in the case of assignments by any of the Initial Lenders or any of their Affiliates~~ and (~~z~~y) the Administrative Agent, in its sole discretion, may elect to waive such processing and recording fee in the case of any assignment). Each Eligible Assignee that is not an existing Lender shall deliver to the Administrative Agent an Administrative Questionnaire;
(v)    no such assignment shall be made (A) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (A), (B) to any natural person, (C) to any Disqualified Institution, (D) to Holdings or any its Subsidiaries except as permitted under clause (j) below or (E) to any Affiliated Lender except as permitted under Section 10.07(i);
(vi)    no Revolving Credit Commitments or Revolving Credit Loans may be assigned to ~~any Affiliate Lender~~Carlyle Partners V, L.P., Carlyle Europe Partners III, L.P. or any of their respective Control Investment Affiliates (but excluding any operating portfolio companies of the foregoing);
(vii)    the assigning Lender shall deliver any Notes or, in lieu thereof, a lost note affidavit and indemnity reasonably acceptable to the Borrowers evidencing such Loans to the Borrowers or the Administrative Agent;
(viii)    in connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrowers and the Administrative Agent, the applicable Pro Rata Share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full Pro Rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Pro Rata Share; provided that notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs; and
(ix)    ~~(ix)~~ until the interpretation of the term “public” (as referred to in Article 4.1(1) of the Council Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No 648/2012 (the “CRR”)) has been published by the competent authority, if an assignment or transfer (including any assignment of a Commitment) does not include a principal amount outstanding from the Borrower of at least EUR 100,000 (or its equivalent in other currencies) (or such other amount as may be required from time to time under the Dutch Financial Supervision Act (Wet op het financieel toezicht)), the assignee shall confirm in the relevant Assignment and Assumption to the Borrower that it is a professional market party (professionele marktpartij) within the meaning of the Dutch Financial Supervision Act , or, after the interpretation of the term “public” has been published by the competent authority, the assignee shall confirm in the relevant Assignment and Assumption to the Borrower that it is not part of the “public” (as referred to in Article 4.1(1) of the CRR).
Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 10.07(c), from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment, and subject to the obligations set forth in Section 10.08). Upon request, and the surrender by the assigning Lender of its Note, each Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement (other than any purported assignment or transfer to a Disqualified Institution) that does not comply with this clause (b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.07(d).
(c)    The Administrative Agent, acting solely for this purpose as an agent of the Borrowers (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and related interest amounts) of the Loans, L/C Obligations (specifying the Unreimbursed Amounts), L/C Borrowings and amounts due under Section 2.03, owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrowers, the Agents and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as Defaulting Lender. The Register shall be available for inspection by the Borrowers, any Agent and any Lender (with respect to itself), at any reasonable time and from time to time upon reasonable prior notice. This Section 10.07(c) and Section 2.11 shall be construed so that all Loans are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related Treasury regulations (or any other relevant or successor provisions of the Code or of such Treasury regulations).
(d)    Any Lender may at any time, without the consent of, or notice to, the Borrowers, the Administrative Agent, the L/C Issuers or Swing Line Lender, sell participations to any Person (other than a natural person~~, an Affiliate Lender (other than a Debt Fund Affiliate~~), a Person that the Administrative Agent has identified in a notice to the Lenders as a Defaulting Lender or a Disqualified Institution (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that directly affects such Participant. Subject to Section 10.07(e), the Borrowers agree that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and the limitations of such Sections and Section 3.08) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.07(b) provided that any forms or information required to be provided by any Participant pursuant to Section 3.01(g) shall be provided solely to the participating Lender, except in the event such Participant claims additional amounts or indemnification for Indemnified Taxes under Section 3.01. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender; provided such Participant agrees to be subject to Section 2.13 as though it were a Lender.
(e)    A Participant shall not be entitled to receive any greater payment under Section 3.01, 3.04 or 3.05 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, except to the extent that a Participant’s right to a greater payment results from a change in any Law after the Participant becomes a Participant.
(f)    Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) (other than to a Disqualified Institution or a natural person) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank having jurisdiction over such Lender; provided that no such pledge or assignment, and no foreclosure or other enforcement action in respect thereof, shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(g)    Notwithstanding anything to the contrary herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrowers (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof or, if it fails to do so, to make such payment to the Administrative Agent as is required under Section 2.12(b)(ii). Each party hereto hereby agrees that an SPC shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and the limitations of such Sections and Section 3.08); provided that neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrowers under this Agreement (including under Section 3.01, 3.04 or 3.05)~~, except to the extent that the SPC’s right to a greater payment results from a change in any Law after the grant to the SPC takes place~~. Each party hereto further agrees that (i) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (ii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the Lender of record hereunder. Other than as expressly provided in this Section 10.07(g), (A) such Granting Lender’s obligations under this Agreement shall remain unchanged, (B) such Granting Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrowers, the Agents and the other Lenders shall continue to deal solely and directly with such Granting Lender in connection with such Granting Lender’s rights and obligations under this Agreement. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not, other than in respect of matters unrelated to this Agreement or the transactions contemplated hereby, institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrowers and the Administrative Agent and with the payment of a processing fee of $3,500, assign all or any portion of its rights hereunder with respect to any Loan to the Granting Lender and (ii) subject to Section 10.08, disclose on a confidential basis any non~~-~~-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.
(h)    Notwithstanding anything to the contrary herein, any Lender that is a Fund may create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities; provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 10.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents, and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.
~~(i)    Notwithstanding anything to the contrary herein, any Lender may assign all or any portion of its Term Loans, Specified Refinancing Term Loans and New Term Loans hereunder to any Other Affiliate (including any Debt Fund Affiliate), but only if:~~
(i)    ~~no Default has occurred and is continuing or would result therefrom;~~[Reserved].
~~(ii)    the assigning Lender and Other Affiliate purchasing such Lender’s Term Loans, Specified Refinancing Term Loans or New Term Loans, as applicable, shall execute and deliver to the Administrative Agent an assignment agreement substantially in the form of Exhibit E-2 hereto (an “Affiliate Lender Assignment and Assumption”) in lieu of an Assignment and Assumption;~~
~~(iii)    after giving effect to such assignment, Other Affiliates (other than Debt Fund Affiliates) shall not, in the aggregate, own or hold Term Loans, Specified Refinancing Term Loans and New Term Loans with an aggregate principal amount in excess of 20% of the principal amount of all Term Loans then outstanding (calculated as of the date of such purchase); and~~
~~(iv)    such Other Affiliate (other than Debt Fund Affiliates) shall at all times be subject to the voting restrictions specified in Section 10.01.~~
(j)    Notwithstanding anything to the contrary herein, any Lender may assign all or any portion of its Term Loans, Specified Refinancing Term Loans and New Term Loans hereunder to Holdings or any of its Subsidiaries, but only if:
(i)    (A) such assignment is made pursuant to a Dutch Auction open to all Term Lenders, Specified Refinancing Term Loan lenders or New Term Loan lenders on a pro rata basis or (B) such assignment is made as an open market purchase;
(ii)    no Default has occurred and is continuing or would result therefrom;

(iii)    [Reserved]
(iv)    any such Term Loans shall be automatically and permanently cancelled immediately upon acquisition thereof by Holdings or any of its Subsidiaries;
(v)    Holdings and its Subsidiaries do not use the proceeds of the Revolving Credit Facility (whether or not the Revolving Credit Facility has been increased pursuant to Section 2.14 or refinanced pursuant to Section 2.20) to acquire such Term Loans; and
(vi)    In the case of an open market purchase, the aggregate principal amount of all Term Loans purchased pursuant to open market purchases since the Closing Date shall not, in the aggregate, exceed 20.0% of the principal amount of all Term Loans then outstanding (calculated as of the date of such purchase).
(k)    ~~Notwithstanding anything to the contrary herein, (i) Affiliate Lenders (other than Debt Fund Affiliates) shall not have any right to attend (including by telephone) any meeting or discussions (or portion thereof) among the Administrative Agent or any other Lender to which representatives of the Borrowers are not then present, (ii) Affiliate Lenders (other than Debt Fund Affiliates) shall not have any right to receive any information or material prepared by the Administrative Agent or any other Lender or any communication by or among the Administrative Agent and one or more other Lenders, except to the extent such information or materials have been made available to the Borrowers or their representatives, (iii) no assignments in respect of the Revolving Credit Facility may be made to the Sponsor or any Affiliate of the Sponsor and (iv) neither the Sponsor nor any Affiliate of the Sponsor (other than Debt Fund Affiliates) may be entitled to receive advice of counsel to the Agents or other Lenders and none of them shall challenge any assertion of attorney-client privilege by any Agent or other Lender~~[Reserved].
(l)    Notwithstanding anything to the contrary herein, Barclays may, (i) upon 30 days’ notice to the Borrowers and the Lenders, resign as L/C Issuer and/or (ii) upon 30 days’ notice to the Borrowers, resign as Swing Line Lender; provided that on or prior to the expiration of such 30~~-~~-day period with respect to such resignation, the relevant L/C Issuer shall have identified a successor L/C Issuer willing to accept its appointment as successor L/C Issuer, and the effectiveness of such resignation shall be conditioned upon such successor assuming the rights and duties of the L/C Issuer. In the event of any such resignation as L/C Issuer or Swing Line Lender, the Borrowers shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Borrowers to appoint any such successor shall affect the resignation of Barclays as L/C Issuer or Swing Line Lender, as the case may be. If Barclays resigns as L/C Issuer, it shall retain all the rights and obligations of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(d)). If Barclays resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, (A) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and (B) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Barclays to effectively assume the obligations of Barclays with respect to such Letters of Credit.
(m)    The applicable Lender, acting solely for this purpose as a non~~-~~-fiduciary agent of the Borrowers (solely for tax purposes), shall maintain a register on which it enters the name and address of (i) each SPC (other than any SPC that is treated as a disregarded entity of the Granting

Lender for U.S. federal income tax purposes) that has exercised its option pursuant to Section 10.07(g) and (ii) each Participant, and the amount of each such SPC’s and Participant’s interest in such Lender’s rights and/or obligations under this Agreement (including principal amounts and stated interest) complying with the requirements of Sections 163(f), 871(h) and 881(c)(2) of the Code and the United States Treasury Regulations (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary ~~in connection with a Tax audit or other proceeding to~~ establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.~~103-1(c~~103-1(c) or Proposed Section 1.163-5(b) (or, in each case, any amended or successor sections) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and the Borrower and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of the applicable rights and/or obligations of such Lender under this Agreement, notwithstanding notice to the contrary.
(n)    In the event that a transfer by any of the Secured Parties of its rights and/or obligations under this Agreement (and/or any relevant Loan Document) occurred or was deemed to occur by way of novation, the Borrowers and any other Loan Parties explicitly agree that all securities and guarantees created under any Loan Documents shall be preserved for the benefit of the new Lender and the other Secured Parties.
Section 10.08    Confidentiality. Each of the Agents and the Lenders agrees to maintain the confidentiality of the Information, except that Information may be disclosed (a) to its Affiliates and to its and its Affiliate’s respective partners, directors, officers, employees, trustees, representatives and agents, including accountants, legal counsel and other advisors and numbering administration and settlement service providers on a need to know basis it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential in accordance with customary practices; (b) to the extent requested by any regulatory authority having jurisdiction over such Agent, Lender or its respective Affiliates or in connection with any pledge or assignment permitted under Section 10.07(f); (c) in any legal, judicial, administrative proceeding or other compulsory process or otherwise as required by applicable Laws or regulations or by any subpoena or similar legal process, in each case based upon the reasonable advice of the disclosing Agent’s or Lender’s legal counsel (in which case the disclosing Agent or Lender, as applicable, agrees (except with respect to any audit or examination conducted by bank accountants or any governmental bank regulatory authority exercising examination or regulatory authority), to the extent practicable and not prohibited by applicable Law, to promptly notify the ~~Dutch~~Parent Borrower after disclosure); (d) to any other party to this Agreement; (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; (f) subject to an agreement containing provisions substantially the same (or at least as restrictive) as those of this Section 10.08 (or as may otherwise be reasonably acceptable to the Borrowers), to any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement; provided, that no such disclosure shall be made by such Lender or such Agent or any of their respective Affiliates to any such Person that is a Disqualified Institution; (g) with the written consent of Holdings; (h) to the extent such Information becomes publicly available other than as a result of a breach of this Section 10.08; (i) to any state, federal or foreign authority or examiner (including the National Association of Insurance Commissioners or any other similar organization) regulating any Lender; ~~or~~ (j) to any rating agency when required by it (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Information relating to the Loan Parties received by it from such Lender);

or (k) to the extent that preventing that disclosure would otherwise cause any transaction contemplated by the Loan Documents or any transaction carried out in connection with any transaction contemplated by the Loan Documents to become an arrangement described in Part II A 1 of Annex IV of Directive 2011/16/EU. In addition, the Agents and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the Credit Extensions; provided that such Person is advised and agrees to be bound by the provisions of this Section 10.08.
For the purposes of this Section 10.08, “Information” means all information received from any Loan Party or any Subsidiary thereof relating to any Loan Party or any Subsidiary thereof or their respective businesses, other than any such information that is publicly available to any Agent or any Lender prior to disclosure by any Loan Party other than as a result of a breach of this Section 10.08 by such Lender or Agent. Any Person required to maintain the confidentiality of Information as provided in this Section 10.08 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
Each of the Administrative Agent, the Lenders and each L/C Issuer acknowledges that (i) the Information may include material non~~-~~-public information concerning Holdings or any of its Subsidiaries, (ii) it has developed compliance procedures regarding the use of material non~~-~~-public information and (iii) it will handle such material non~~-~~-public information in accordance with applicable Law, including United States federal and state securities Laws.
Section 10.09    Setoff. In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Secured Party is authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent, without prior notice to the Borrowers or any other Loan Party, any such notice being waived by each Borrower (on its own behalf and on behalf of each Loan Party) to the fullest extent permitted by Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in any currency), other than deposits in fiduciary accounts as to which a Loan Party is acting as fiduciary for another Person who is not a Loan Party, at any time held by, and other Indebtedness (in any currency) at any time owing by, such Lender to or for the credit or the account of the respective Loan Parties against any and all Obligations owing to such Secured Party hereunder or under any other Loan Document (or other Secured Agreement (as defined in the Security Agreement)), now or hereafter existing, irrespective of whether or not such Agent or such Lender shall have made demand under this Agreement or any other Loan Document (or other Secured Agreement (as defined in the Security Agreement)) and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such Indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.19 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. Each Secured Party agrees promptly to notify the Borrowers and the Administrative Agent after any such set~~-~~-off and application made by such Secured Party; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Administrative Agent and each Secured Party under this Section 10.09 are in addition to other rights and remedies (including other rights of setoff) that the Administrative Agent and such Secured Party may have. Notwithstanding anything herein or in any other Loan Document to the contrary, in no event shall the assets of any Controlled Foreign Subsidiary or FSHCO constitute security, or shall the proceeds of such assets be available for, payment of the Obligations of the ~~U.S. Borrower~~Borrowers, it being understood that (a) the Equity Interests of any Controlled Foreign Subsidiary or FSHCO ~~that is directly owned by the U.S. Borrower or a Domestic Subsidiary~~ does constitute such an asset, and may be pledged, to the extent set forth in Section 6.12 and (b) the provisions hereof shall not limit, reduce or otherwise diminish in any respect the Borrowers’ obligations to make any mandatory prepayment pursuant to Section 2.05(b)(ii).
Section 10.10    Interest Rate Limitation. Notwithstanding anything to the contrary in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non~~-~~-usurious interest permitted by applicable Law (the “Maximum Rate”). If any Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to any Borrower. In determining whether the interest contracted for, charged, or received by an Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
Section 10.11    Counterparts. This Agreement and each other Loan Document may be executed in one or more counterparts (and by different parties hereto in different counterparts), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier or other electronic transmission of an executed counterpart of a signature page to this Agreement and each other Loan Document shall be effective as delivery of an original executed counterpart of this Agreement and such other Loan Document. The Agents may also require that any such documents and signatures delivered by telecopier or other electronic transmission be confirmed by a manually~~-~~-signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier or other electronic transmission.
Section 10.12    Integration; Effectiveness. This Agreement and the other Loan Documents~~, and those provisions of the Commitment Letter that, by its terms, survive the termination or expiration of the Commitment Letter and/or the execution and delivery of the Facilities Documentation (as defined in the Commitment Letter),~~ constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. ~~It is expressly agreed and confirmed by the parties hereto that the provisions of the Fee Letter shall survive the execution and delivery of this Agreement, the occurrence of the Closing Date, and shall continue in effect thereafter in accordance with their terms.~~ In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Agents or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof. ~~Except as provided in Section 4.01, this~~This Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.
Section 10.13    Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by each Agent and each Lender, regardless of any investigation made by any Agent or any Lender or on their behalf and notwithstanding that any Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation (other than contingent indemnification or other obligations and obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements) hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding (other than Letters of Credit which have been Cash Collateralized).
Section 10.14    Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.14, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws then such provisions shall be deemed to be in effect only to the extent not so limited.
Section 10.15    Governing Law; Jurisdiction; Etc.
(a)    GOVERNING LAW. THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT (OTHER THAN WITH RESPECT TO ANY COLLATERAL DOCUMENTS TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE THEREIN) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF, BUT INCLUDING SECTION ~~5-1401~~5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.
(b)    SUBMISSION TO JURISDICTION. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY IN THE BOROUGH OF MANHATTAN AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (OTHER THAN WITH RESPECT TO ANY COLLATERAL DOCUMENT TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE THEREIN), OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT, ANY LENDER OR ANY L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE

RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(c)    WAIVER OF VENUE. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
Section 10.16    SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW. WITHOUT LIMITING THE OTHER PROVISIONS OF THIS SECTION 10.16 AND IN ADDITION TO THE SERVICE OF PROCESS PROVIDED FOR HEREIN, THE ~~DUTCH~~PARENT BORROWER HEREBY IRREVOCABLY DESIGNATES, APPOINTS AND EMPOWERS THE U.S. BORROWER (AND THE U.S. BORROWER HEREBY IRREVOCABLY ACCEPTS SUCH APPOINTMENT), AS ITS AUTHORIZED DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, ACCEPT AND ACKNOWLEDGE FOR AND ON ITS BEHALF, AND IN RESPECT OF ITS PROPERTY, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING. IF FOR ANY REASON THE U.S. BORROWER SHALL CEASE TO BE AVAILABLE TO ACT AS SUCH, THE ~~DUTCH~~PARENT BORROWER AGREES TO PROMPTLY DESIGNATE A NEW AUTHORIZED DESIGNEE, APPOINTEE AND AGENT IN NEW YORK CITY ON THE TERMS AND FOR THE PURPOSES OF THIS PROVISION REASONABLY SATISFACTORY TO THE ADMINISTRATIVE AGENT UNDER THIS AGREEMENT.
Section 10.17    WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 10.17 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
Section 10.18    Binding Effect. When this Agreement shall have become effective in accordance with Section 10.12, it shall thereafter shall be binding upon and inure to the benefit of the Borrowers, each Agent and each Lender and their respective successors and permitted assigns, except that the Borrowers shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders except as permitted by Section 7.04.

Section 10.19    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Borrower and Holdings acknowledges and agrees~~, and each of them acknowledges and agrees that it has informed its other Affiliates,~~ that: (i) (A) no fiduciary, advisory or agency relationship between any of Holdings and its Subsidiaries and any Agent or any Arranger is intended to be or has been created in respect of any of the transactions contemplated hereby and by the other Loan Documents, irrespective of whether any Agent or any Arranger has advised or is advising Holdings and its Subsidiaries on other matters, (B) the arranging and other services regarding this Agreement provided by the Agents and the Arrangers are arm’s~~-~~-length commercial transactions between Holdings and its Subsidiaries, on the one hand, and the Agents and the Arrangers, on the other hand, (C) each Borrower and Holdings has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (D) each Borrower and Holdings is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each Agent and Arranger is and has been acting solely as a principal and, except as may otherwise be expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for Holdings or any Borrower or any of their respective Affiliates, or any other Person and (B) neither any Agent nor any Arranger has any obligation to Holdings or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Agents and the Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of Holdings, the Borrowers and their respective Affiliates, and neither any Agent nor any Arranger has any obligation to disclose any of such interests and transactions to Holdings, the Borrowers or their respective Affiliates. To the fullest extent permitted by law, each Borrower and Holdings hereby waives and releases any claims that it may have against the Agents, the Arrangers, and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
Section 10.20    Affiliate Activities. Each Borrower and Holdings acknowledge that each Agent and each Arranger (and their respective Affiliates) is a full service securities firm engaged, either directly or through affiliates, in various activities, including securities trading, investment banking and financial advisory, investment management, principal investment, hedging, financing and brokerage activities and financial planning and benefits counseling for both companies and individuals. In the ordinary course of these activities, any of them may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and/or financial instruments (including bank loans) for their own account and for the accounts of customers and may at any time hold long and short positions in such securities and/or instruments. Such investment and other activities may involve securities and instruments of Holdings and its Affiliates, as well as of other entities and persons and their Affiliates which may (i) be involved in transactions arising from or relating to the engagement contemplated hereby and by the other Loan documents, (ii) be customers or competitors of Holdings and its Affiliates or (iii) have other relationships with Holdings and its Affiliates. In addition, it may provide investment banking, underwriting and financial advisory services to such other entities and persons. It may also co~~-~~-invest with, make direct investments in, and invest or co~~-~~-invest client monies in or with funds or other investment vehicles managed by other parties, and such funds or other investment vehicles may trade or make investments in securities of Holdings and its Affiliates or such other entities. The transactions contemplated hereby and by the other Loan Documents may have a direct or indirect impact on the investments, securities or instruments referred to in this paragraph.
Section 10.21    Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “signed,” “signature,” and words of like import in any Loan Document, any Assignment and Assumption, any Committed Loan Notice or ~~in~~ any amendment or other modification hereof or thereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper~~-~~-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Any signature to any Loan Document, any Assignment and Assumption, any Committed Loan Notice or any amendment or other modification hereof or thereof (including waivers and consents) may be delivered by facsimile, electronic mail (including .pdf) or any electronic signature complying with the U.S. Federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method (including, but not limited to, Uniform Electronic Transactions Act, or other applicable law, e.g., www.docusign.com) and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law.
Section 10.22    USA PATRIOT ACT. Each Lender that is subject to the PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. ~~107-56~~107-56 (signed into law October 26, 2001, as amended from time to time)) (the “PATRIOT Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the PATRIOT Act. The Borrowers shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti~~-~~-money laundering rules and regulations, including the PATRIOT Act.
Section 10.23    Joint and Several Liability of the Borrowers.
(a)    Each Borrower agrees that it is jointly and severally liable for the obligations of the other Borrowers hereunder, including with respect to the payment of principal of and interest on all Loans and the payment of fees and indemnities and reimbursement of costs and expenses. Each Borrower is accepting joint and several liability hereunder in consideration of the financial accommodations to be provided by the Administrative Agent, the Collateral Agent and the Lenders under this Agreement, for the mutual benefit, directly and indirectly, of each of the Borrowers and in consideration of the undertakings of each of the Borrowers to accept joint and several liability for the obligations of each of them. Each Borrower, jointly and severally, hereby irrevocably and unconditionally accepts, as a co~~-~~-debtor, joint and several liability with each other Borrower, with respect to the payment and performance of all of the Obligations, it being the intention of the parties hereto that all Obligations shall be the joint and several obligations of all of the Borrowers without preferences or distinction among them. If and to the extent that any of the Borrowers shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of such Obligations in accordance with the terms thereof, then in each such event each other Borrower will make such payment with respect to, or perform, such Obligations. A breach hereof or Default or Event of Default hereunder as to any single Borrower shall constitute a breach, Default or Event of Default as to all the Borrowers. Each Borrower hereby waives notice of acceptance of its joint and several liability, notice of the Loans made under this Agreement, notice of the occurrence of any Default or Event of Default, or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by the Administrative Agent, the Collateral Agent or the Lenders under or in respect of any of the Obligations, any requirement of diligence or to mitigate damages and, generally, all demands, notices and other formalities of every kind in connection with this Agreement, except for any demands, notices and other formalities expressly required under the terms of this Agreement. Each Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by the Administrative Agent, the Collateral Agent or the Lenders at any time or times in respect of any default (including any Default or Event of Default) by any Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by the Administrative Agent, the Collateral Agent or the Lenders in respect of any of the obligations hereunder, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of such obligations or the addition, substitution or release, in whole or in part, of any Borrower. Without limiting the generality of the foregoing, each Borrower assents to any other action or delay in acting or failure to act on the part of the Administrative Agent, the Collateral Agent or the Lenders, including any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this Section 10.23, afford grounds for terminating, discharging or relieving such Borrower, in whole or in part, from any of its Obligations under this Section 10.23, it being the intention of each Borrower that, so long as any of the Obligations remain unsatisfied, the Obligations of such Borrower under this Section 10.23 shall not be discharged except by performance and then only to the extent of such performance. The joint and several liability of the Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, membership, constitution or place of formation of any Borrower. With respect to any Borrower’s Obligations arising as a result of the joint and several liability of the Borrowers hereunder with respect to Loans or other extensions of credit made to any of the other Borrowers hereunder, such Borrower waives, until the Obligations shall have been paid in full (other than contingent indemnification obligations that are not yet due and payable or as to which no claim has been asserted) and this Agreement shall have been terminated, any right to enforce any right of subrogation or any remedy which an Agent and/or any Lender now has or may hereafter have against any other Borrower, any endorser or any guarantor of all or any part of the Obligations, and any benefit of, and any right to participate in, any security or collateral given to an Agent and/or any Lender to secure payment of the Obligations or any other liability of any Borrower to an Agent and/or any Lender.
(b)    Subject to the immediately preceding sentence, to the extent that any Borrower shall be required to pay a portion of the Obligations which shall exceed the amount of Loans other extensions of credit received by such Borrower and all interest, costs, fees and expenses attributable to such Loans or other extensions of credit, then such Borrower shall be reimbursed by the other Borrowers for the amount of such excess. This paragraph is intended only to define the relative rights of Borrowers, and nothing set forth in this paragraph is intended or shall impair the obligations of each Borrower, jointly and severally, to pay to Administrative Agent and Lenders the Obligations as and when the same shall become due and payable in accordance with the terms hereof. Notwithstanding anything to the contrary set forth in this paragraph or any other provisions of this Agreement, it is the intent of the parties hereto that the liability incurred by each Borrower in respect of the Obligations of the other Borrowers (and any Lien granted by each Borrower to secure such Obligations), not constitute a fraudulent conveyance or fraudulent transfer under the provisions of any applicable law of any state or other governmental unit (“Fraudulent Conveyance”). Consequently, each Borrower, each Agent and each Lender hereby agree that if a court of competent jurisdiction determines that the incurrence of liability by any Borrower in respect of the Obligations of any other Borrower (or any Liens granted by such Borrower to secure such Obligations) would, but for the application of this sentence, constitute a Fraudulent Conveyance, such liability (and such Liens) shall be valid and enforceable only to the maximum extent that would not cause the same to constitute a Fraudulent Conveyance, and this Agreement and the other Loan Documents shall automatically be deemed to have been amended accordingly, nunc pro tunc.

(c)    Each Borrower’s obligation to pay and perform the Obligations shall be absolute, unconditional and irrevocable, and shall be paid and performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of this Agreement, or any term or provision therein, as to any other Borrower, (ii) any amendment or waiver of or any consent to departure from this Agreement or any other Loan Document, in respect of any other Borrower, (iii) the application of any Loan proceeds to, or the extension of any other credit for the benefit of, any other Borrower, any other Loan Party, or any of their Subsidiaries or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 10.23, constitute a legal or equitable discharge of, or provide a right of setoff against, any Borrower’s obligations hereunder, in each case other than any payment in full of the Obligations (other than contingent indemnification obligations not yet due or owing). Each of the Borrowers further agree that (i) its obligations under this Agreement and the other Loan Documents shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any such obligations is rescinded or must otherwise be returned by any Person upon the insolvency, bankruptcy or reorganization of, or the application of any Debtor Relief Laws to, any other Borrower, all as though such payment had not been made and (ii) it hereby unconditionally and irrevocably waives any right to revoke its joint and several liability under the Loan Documents and acknowledges that such liability is continuing in nature and applies to all obligations of the Borrowers under the Loan Documents, whether existing now or in the future.
Section 10.24    Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrowers in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from the Borrowers in the Agreement Currency, the Borrowers agree, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to the Borrowers (or to any other Person who may be entitled thereto under applicable Law).
Section 10.25    Waiver of Sovereign Immunity. Each Loan Party that is incorporated outside the United States, in respect of itself, its Subsidiaries, its process agents, and its properties and revenues, hereby irrevocably agrees that, to the extent that such Loan Party or its respective Subsidiaries or any of its or its respective Subsidiaries’ properties has or may hereafter acquire any right of immunity, whether characterized as sovereign immunity or otherwise, from any legal proceedings, whether in the United States or elsewhere, to enforce or collect upon the Loans or any Loan Document or any other liability or obligation of such Loan Party or any of their respective Subsidiaries related to or arising from the transactions contemplated by any of the Loan Documents, including, without limitation, immunity from suit, immunity from service of process, immunity from jurisdiction or judgment of any court or tribunal, immunity from execution of a judgment, and immunity of any of its property from attachment prior to any entry of judgment, or from attachment in aid of execution upon a judgment, such Loan Party, for itself and on behalf of its Subsidiaries, hereby expressly waives, to the fullest extent permissible under applicable law, any such immunity, and agrees not to assert any such right or claim in any such proceeding, whether in the United States or elsewhere. Without limiting the generality of the foregoing, each Loan Party further agrees that the waivers set forth in this Section 10.25 shall have the fullest extent permitted under the Foreign Sovereign Immunities Act of 1976 of the United States and are intended to be irrevocable for purposes of such Act.
Section 10.26    Acknowledgment and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or any other agreement, arrangement or understanding among any such parties, each party acknowledges that any liability of Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institutions, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other institutions that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.
Section 10.27    Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Contracts or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York or of the United States or any other state of the United States):
(a)    In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States.
(b)    As used in this Section 10.27, the following terms have the following meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means any of the following:
(i)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
Section 10.28    Subordination. Notwithstanding anything to the contrary herein, no amendment or waiver of any provision of this Agreement or any Loan Document and no consent to any departure by any Borrower or any other Loan Party therefrom, may (a) without the written consent of each directly and adversely affected Lender, subordinate (x) the Liens on all or substantially all of the Collateral securing the Term B-4 Dollar Loans (“Existing Liens”) to the Liens securing any other Indebtedness or other obligations or (y) the Term B-4 Dollar Facility in contractual right of payment to any other Indebtedness (any such Indebtedness, “Senior Indebtedness”), or (b) without the written consent of each Term B-4 Dollar Lender, change any provision of this Section 10.28.

ARTICLE XI.~~ARTICLE XI.~~
Lender Loss Sharing Intercreditor Agreement
The provisions of this Article XI sets forth restrictions on transfer of Loans and Commitments hereunder for the purposes of allocating risks between and among Lenders in relation to the Term Loans, Revolving Credit Loans, Swing Line Loans and L/C Obligations and in effecting the allocations and exchanges to give effect to the provisions hereof, the intention is not to increase any obligations of any Borrower or Guarantor. None of Holdings, the Borrower

Parties or any other creditor thereof (other than a Lender in its capacity as such) shall have any rights or obligations under this Article XI. Each Person which becomes a Lender or purchases a participation in a Lender’s interest agrees to be bound by the following terms of this Article XI:
Section 11.01    Defined Terms. As used in this Section 11.01, the following terms shall have the following meanings:
(a)    “Exchange Percentage” means, as to each Lender, a fraction, expressed as a decimal, in each case determined on the date of occurrence of a Re~~-~~-Allocation Event (but before giving effect to any actions to occur on such date pursuant to Section 11.02) of which (a) the numerator shall be the sum of (i) the Pro Rata Share of such Lender of (x) the aggregate outstanding principal amount of all Revolving Credit Loans and Swing Line Loans and (y) the L/C Obligations with respect to Letters of Credit and (ii) the aggregate outstanding principal amount of all Term Loans of such Lender, and (b) the denominator of which shall be the sum of (x) the aggregate outstanding principal amount of all Loans and (y) the L/C Obligations. Amounts not expressed in Dollars shall be determined by taking the Dollar Amount thereof (determined on the date of the occurrence of a Re~~-~~-Allocation Event).
Section 11.02    Special Provisions Applicable to Lenders Upon the Occurrence of a Re~~-~~-Allocation Event.
(a)    On the date of the occurrence of any Re~~-~~-Allocation Event, (i) if any Swing Line Loans are outstanding, the Revolving Credit Lenders shall pay to the Administrative Agent, for the account of the Swing Line Lender, its Pro Rata Share of each Swing Line Loan in accordance with the requirements of Section 2.04(c) (with the notice to be given by the Swing Line Lender to the Administrative Agent (and by the Administrative Agent to the Revolving Credit Lenders) thereunder to be deemed to have been given on the date of the occurrence of any Re~~-~~-Allocation Event) and (ii) if there have been any L/C Borrowings pursuant to Letters of Credit which have not yet been reimbursed to the L/C Issuer pursuant to Section 2.03(d), the Revolving Credit Lenders shall make payments to the Administrative Agent (for the account of the L/C Issuer) therefor in accordance with the requirements of Section 2.03(d) (with the notice to be given by the L/C Issuer to the Administrative Agent (and by the Administrative Agent to the Revolving Credit Lenders) thereunder to be deemed to be given on the date of the occurrence of any Re~~-~~-Allocation Event). For purposes of making calculations pursuant to the following provisions of this Section 11.02, such payments shall be deemed to have been made on the date of the occurrence of the Re~~-~~-Allocation Event, before making such calculations. Notwithstanding anything to the contrary contained in the immediately preceding sentence, any Lender which has failed, or fails, to make any payments required to be made by it as described in this Article XI shall remain obligated to make such payments, together with interest thereon, and shall be obligated to the Swing Line Lender or the L/C Issuer, as the case may be, for any damages caused by its delay or failure in making any payments required to be made by it as described above.
(b)    In the event that upon the occurrence of a Re~~-~~-Allocation Event any Letter of Credit under any Tranche shall be outstanding and undrawn in whole or in part, each Revolving Credit Lender under such Tranche shall on the date of the occurrence of such Re~~-~~-Allocation Event, but before giving effect to the purchases and sales of participations on such date pursuant to Section 11.02(c), promptly pay over to the Administrative Agent, in immediately available funds in the currency in which such Letter of Credit is denominated an amount equal to such Revolving Credit Lender’s Pro Rata Share of such undrawn face amount, together with interest thereon from the date of the Re~~-~~-Allocation Event to the date on which such amount shall be paid to the Administrative Agent at a rate per annum equal to the Overnight Rate. The Administrative Agent shall establish a separate account for each currency in which such funds are paid in an amount equal to the aggregate amount of such currency received from such Revolving Credit

Lenders, along with a record detailing the amount received from each such Revolving Credit Lender pursuant to the preceding sentence. The Administrative Agent shall have sole dominion and control over each such account (each, a “Special Reserve Account”), and the amounts deposited in each Special Reserve Account shall be held in such Special Reserve Account until withdrawn as provided in paragraph (e) or (f) below in this Section 11.02. The Administrative Agent shall maintain records enabling it to determine the amounts paid over to it and deposited in the Special Reserve Accounts. As amounts are drawn under outstanding Letters of Credit in respect of which amounts have been paid into the various Special Reserve Accounts pursuant to this Section 11.02(b), amounts shall be drawn ratably from the Special Reserve Accounts of the various currencies to pay such amounts. The amounts paid to the Administrative Agent pursuant to this Section 11.02(b) shall be held as a reserve against the L/C Borrowings, shall not constitute Loans or extensions of credit to the Borrowers and shall not give rise to any obligation on the part of the Borrowers to pay interest to any Lender (although the Borrowers shall remain obligated to pay Letter of Credit fees and fronting fees in accordance with the requirements of Sections 2.03(i) and (j)), it being agreed that the Borrowers’ reimbursement obligations in respect of Letters of Credit shall arise only at such times as drawings or payments are made thereunder as provided in Section 2.03(d). The Administrative Agent may agree with the respective Revolving Credit Lenders to invest amounts attributable to such Revolving Credit Lender’s Pro Rata Share from time to time deposited in such Special Reserve Accounts in Cash Equivalents or other similar investments reasonably satisfactory to both the Administrative Agent and the applicable Revolving Credit Lender, in which case (x) any returns on such investments shall be deposited in the respective Special Reserve Account (until applied as provided in clauses (e) and (f) below) and (y) any risk of loss on investments in each Special Reserve Account shall be for the sole account of the respective Revolving Credit Lender.
(c)    Upon the occurrence of a Re~~-~~-Allocation Event, but after giving effect to the actions required to be taken pursuant to preceding clauses (a) and (b) (although any failure by any Lender to take the actions required of it pursuant to said clauses shall not prevent the actions required hereby, but the respective Lender shall continue to be obligated to perform its obligations as required above and the Administrative Agent shall be authorized to make any equitable adjustments as may be deemed necessary or, in the reasonable opinion of the Administrative Agent, advisable pursuant to the following Section 11.02(g) of this Section 11.02), the Lenders shall purchase participations from other Lenders in the various Facilities (including participations in (x) each outstanding Letter of Credit, (y) each L/C Borrowing which has not been reimbursed pursuant to Section 2.03(d), and (z) each Special Reserve Account and amounts deposited therein or to be returned to the Lenders in accordance with the provisions of Section 11.02(f)) so that, after giving effect to such purchases, each Lender shall have the same credit exposure in each Facility at such time (including a participation in (x) each outstanding Letter of Credit, (y) each L/C Borrowing which has not been reimbursed pursuant to Section 2.03(d), and (z) each Special Reserve Account and amounts deposited therein or to be returned to the Lenders in accordance with the provisions of Section 11.02(f)), whether or not such Lender shall previously have participated therein, equal to such Lender’s Exchange Percentage thereof. The foregoing actions shall be accomplished pursuant to this Section 11.02(c) through purchases and sales of participations in the various Facilities as required hereby, and at the request of the Administrative Agent each Lender hereby agrees to enter into customary participation agreements approved by the Administrative Agent to evidence same. All purchases and sales of participations pursuant to this Section 11.02(c) shall be made in Dollars. At the request of the Administrative Agent, each Lender which has sold participations in any of the Facilities and/or Special Reserve Accounts as provided above (through the Administrative Agent) will deliver to each Lender (through the Administrative Agent) which has so purchased a participation therein a participation certificate in the appropriate amount as determined in conjunction with the Administrative Agent. It is understood that the amount of funds delivered by each Lender shall be calculated on a net basis, giving effect to both the sales and purchases of participations by the various Lenders as required above.

(d)    Notwithstanding anything to the contrary contained above or elsewhere in this Agreement, in determining the participations to be purchased as described in preceding Section 11.02(c), regularly accruing interest and fees through the date of the respective Re~~-~~-Allocation Event (as well as amounts owing to any Lender pursuant to Sections 3.01, 3.04, 3.05, 10.04 and 10.05 or similar provisions pursuant to the other Loan Documents) shall be ignored, and such amounts shall be retained by the respective Lenders to which such amounts were owing and shall not be subject to the participations purchased as otherwise required hereby. In calculating the amounts of participations, with respect to any amounts expressed in a currency other than Dollars, the Administrative Agent shall use the Dollar Amount thereof as calculated on the date of the occurrence of the respective Re~~-~~-Allocation Event.
(e)    In the event that after the occurrence of a Re~~-~~-Allocation Event any drawing or payment shall be made in respect of a Letter of Credit, the Administrative Agent shall, at the request of the L/C Issuer, withdraw from the Special Reserve Account of the applicable currency any amounts, up to the amount of such drawing or payment, deposited in the respective Special Reserve Account and remaining on deposit and deliver such amounts to the L/C Issuer, in satisfaction of the reimbursement obligations of the Revolving Credit Lenders under Section 2.03(d) (but not of the Borrowers under Section 2.03(d)). In the event that any Revolving Credit Lender shall default on its obligation to pay over any amount to the Administrative Agent in respect of any Letter of Credit as provided in Section 11.02(b), the L/C Issuer shall, in the event of a drawing or payment thereunder, have a claim against such Revolving Credit Lender to the same extent as if such Revolving Credit Lender had defaulted on its obligations under Section 2.03(d), but shall have no claim against any other Lender, notwithstanding the exchange of interests in the Borrowers’ reimbursement obligations pursuant to Section 11.02(c). Each other Lender shall have a claim against such defaulting Revolving Credit Lender for any damages sustained by it as a result of such default.
(f)    In the event that after the occurrence of a Re~~-~~-Allocation Event any Letter of Credit shall terminate or expire undrawn or unpaid upon, then, if and so long as the Administrative Agent determines (in its reasonable discretion) that adequate funds remain on deposit in the Special Reserve Accounts of the applicable currency to fund (without giving effect to the purchases of participation pursuant to Section 11.02(c)) all remaining drawings or payments which could come due in respect of outstanding Letters of Credit, the Administrative Agent shall withdraw from the Special Reserve Account of the applicable currency the amount remaining on deposit therein in respect of such Letter of Credit (or in any case, such lesser amount as the Administrative Agent reasonably determines can be distributed without causing the amount on deposit from the Revolving Credit Lenders to be less than the remaining exposure on outstanding Letters of Credit) and promptly distribute such amount to such Revolving Credit Lender in accordance with each such Revolving Credit Lender’s Pro Rata Share, provided that, if such amount is not denominated in Dollars, the Administrative Agent shall distribute to each such relevant Revolving Credit Lender the Dollar Amount of such amount. All amounts received by any Revolving Credit Lender pursuant to this Section 11.02(f) shall, to the extent it has sold participations therein in accordance with the requirements of Section 11.02(c), be distributed by it to the various participants therein in accordance with their participating interests.
(g)    All determinations by the Administrative Agent pursuant to this Section 11.02 shall be made by it in accordance with the provisions herein and with the intent being to equitably share the credit risk for all Facilities under this Agreement in accordance with the provisions hereof. Absent manifest error, all determinations by the Administrative Agent hereunder shall be binding on each of the Lenders. The Administrative Agent shall have no liability to any Borrower, any Lender or any other Person hereunder for any determinations made by it hereunder except to the extent resulting from the Administrative Agent’s gross negligence or willful misconduct (as determined by a court of competent jurisdiction).

(h)    Notwithstanding anything to the contrary contained above, the failure of any Lender to purchase its participating interests as required above in any extensions of credit upon the occurrence of a Re~~-~~-Allocation Event shall not relieve any other Lender of its obligation hereunder to purchase its participating interests in a timely manner, but no Lender shall be responsible for the failure of any other Lender to purchase the participating interest to be purchased by such other Lender on any date.
(i)    If any amount required to be paid by any Lender pursuant to this Section 11.02 is not paid to the Administrative Agent on the date upon which the Re-Allocation Event occurred (if the event occurred before 1:00 p.m. (New York time), otherwise on the following Business Day), such Lender shall, in addition to such aforementioned amount, also pay to the Administrative Agent on demand an amount equal to the product of (i) the amount so required to be paid by such Lender for the purchase of its participations, (ii) the daily average Overnight Rate during the period from and including the date of request for payment to the date on which such payment is immediately available to the Administrative Agent and (iii) a fraction the numerator of which is the actual number of days that elapsed during such period and the denominator of which is 360. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts payable under this Agreement shall be conclusive in the absence of manifest error. Amounts payable by any Lender pursuant to this Section 11.02 shall be paid to the Administrative Agent for the account of the relevant Lenders, provided that, if the Administrative Agent (in its sole discretion) has elected to fund on behalf of such other Lender the amounts owing to such other Lenders, then the amounts shall be paid to the Administrative Agent for its own account.
(j)    Whenever, at any time after the relevant Lenders have received from any other Lenders purchases of participations pursuant to this Section 11.02, the various Lenders receive any payment on account thereof, such Lenders will distribute to the Administrative Agent, for the account of the various Lenders participating therein, such Lenders’ participating interests in such amounts (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such participations were outstanding) in like funds as received, provided, however, that in the event that such payment received by any Lenders is required to be returned, the Lenders who received previous distributions in respect of their participating interests therein will return to the respective Lenders any portion thereof previously so distributed to them in like funds as such payment is required to be returned by the respective Lenders.
(k)    Each Lender’s obligation to purchase participating interests pursuant to this Section shall be absolute and unconditional and shall not be affected by any circumstance including, without limitation, (i) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against any other Lender, any Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of an Event of Default, (iii) any adverse change in the condition (financial or otherwise) of any Borrower or any other Person, (iv) any breach of this Section 11.02 by any Borrower, any Lender or any other Person, or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.
(l)    Notwithstanding any other provision of this Agreement, each of the Administrative Agent and each Lender agrees that if the Administrative Agent or any Lender is required under applicable law to withhold or deduct any ~~taxes~~Taxes or other amounts from payments made by it hereunder or as a result hereof, such Person shall be entitled to withhold or deduct such amounts and pay over such ~~taxes~~Taxes or other amounts to the applicable Governmental Authority imposing such ~~tax~~Tax without any obligation to indemnify the Administrative Agent or any Lender with respect to such amounts and without any other obligation of gross up or offset with respect thereto and there shall be no recourse whatsoever by the Administrative Agent or any Lender subject to such withholding to the Administrative Agent or Lender making such withholding and paying over such amounts, but without diminution of the rights of the Administrative Agent or any Lender subject to such withholding as against the Borrowers and the other Loan Parties to the extent provided in this Agreement and the other Loan Documents.
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Annex B

[on file with the Administrative Agent]

Annex C

[on file with the Administrative Agent]

Annex D

[on file with the Administrative Agent]